                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration file No. 333-132746

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 8, 2006)

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                   DEPOSITOR

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C4
                                 ISSUING ENTITY

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C4
            CLASS A-1, CLASS A-2, CLASS A-SB, CLASS A-3, CLASS A-1A,
               CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $2,082,453,000

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our base prospectus dated June 8, 2006. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the Citigroup Commercial Mortgage Trust 2006-C4, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The sponsors of the subject securitization transaction are Citigroup
Global Markets Realty Corp., PNC Bank, National Association and Barclays
Capital Real Estate Inc.

     The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in either sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in July 2006. The table on page S-8 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C4 certificates. That same table on page S-8 of this prospectus supplement also contains a list of the non-offered classes of the series 2006-C4 certificates.
                                --------------
     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-40 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 19 IN THE ACCOMPANYING BASE PROSPECTUS PRIOR
TO INVESTING IN THE OFFERED CERTIFICATES.
                                --------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING BASE
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------
     Citigroup Global Markets Inc., Barclays Capital Inc., PNC Capital Markets
LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. are the
underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from the depositor, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates, before deducting expenses payable by us, will equal approximately 99.1563% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from June 1, 2006. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from the depositor. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunner and Barclays Capital Inc. is acting as co-lead manager. PNC Capital Markets LLC, Banc of America Securities LLC and
Deutsche Bank Securities Inc. are co-managers.

[CITIGROUP LOGO]                                         [BARCLAYS CAPITAL LOGO]
[GRAPHIC OMITTED]                                        [GRAPHIC OMITTED]

[PNC LOGO]                 [BANC OF AMERICA LOGO]        [DEUTSCHE BANK LOGO]
[GRAPHIC OMITTED]          [GRAPHIC OMITTED]             [GRAPHIC OMITTED]

            The date of this prospectus supplement is June 20, 2006

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C4
          Commercial Mortgage Pass-Through Certificates, Series 2006-C4

IDAHO                          NEW HAMPSHIRE              LOUISIANA
8 properties                   1 property                 2 properties
$13,116,728                    $6,132,922                 $32,569,087
0.6% of total                  0.3% of total              1.4% of total

MONTANA                        MASSACHUSETTS              TEXAS
4 properties                   5 properties               7 properties
$7,069,314                     $74,610,132                $49,682,651
0.3% of total                  3.3% of total              2.2% of total

NEBRASKA                       CONNECTICUT                OKLAHOMA
8 properties                   5 properties               10 properties
$17,708,283                    $35,602,000                $52,350,000
0.8% of total                  1.6% of total              2.3% of total

SOUTH DAKOTA                   NEW JERSEY                 KANSAS
5 properties                   5 properties               1 property
$9,365,092                     $69,809,099                $14,800,000
0.4% of total                  3.1% of total              0.7% of total

MISSOURI                       MARYLAND                   COLORADO
2 properties                   3 properties               2 properties
$10,728,000                    $38,350,000                $9,749,074
0.5% of total                  1.7% of total              0.4% of total

IOWA                           DELAWARE                   ARIZONA
2 properties                   1 property                 5 properties
$2,041,002                     $8,800,000                 $53,897,357
0.1% of total                  0.4% of total              2.4% of total

MINNESOTA                      VIRGINIA                   UTAH
14 properties                  8 properties               11 properties
$29,550,910                    $165,832,836               $15,384,508
1.3% of total                  7.3% of total              0.7% of total

WISCONSIN                      NORTH CAROLINA             SOUTHERN CALIFORNIA
50 properties                  5 properties               10 properties
$158,437,830                   $45,102,278                $300,967,183
7.0% of total                  2.0% of total              13.3% of total

ILLINOIS                       SOUTH CAROLINA             CALIFORNIA
9 properties                   4 properties               17 properties
$35,932,582                    $51,797,978                $354,756,324
1.6% of total                  2.3% of total              15.7% of total

INDIANA                        GEORGIA                    NORTHERN CALIFORNIA
1 property                     12 properties              7 properties
$5,500,000                     $92,130,874                $53,789,141
0.2% of total                  4.1% of total              2.4% of total

MICHIGAN                       FLORIDA                    NEVADA
12 properties                  11 properties              5 properties
$71,317,264                    $153,191,482               $38,790,000
3.2% of total                  6.8% of total              1.7% of total

OHIO                           KENTUCKY                   OREGON
5 properties                   2 properties               1 property
$62,050,323                    $14,074,906                $5,865,000
2.7% of total                  0.6% of total              0.3% of total

PENNSYLVANIA                   TENNESSEE                  WASHINGTON
12 properties                  4 properties               17 properties
$154,616,061                   $72,585,000                $111,675,920
6.8% of total                  3.2% of total              4.9% of total

NEW YORK                       MISSISSIPPI
10 properties                  3 properties
$96,730,000                    $21,833,222
4.3% of total                  1.0% of total

                                 -----------------------------------------------
                                 > $150 MM of Initial Mortgage Pool Balance
                                 $100 - $150 MM of Initial Mortgage Pool Balance
                                 $50 - $100 MM of Initial Mortgage Pool Balance
                                 $0 - $50 MM of Initial Mortgage Pool Balance
                                 -----------------------------------------------

  [PIE CHART -- GRAPHIC OMITTED]

% OF INITIAL MORTGAGE POOL BALANCE

Land                           0.7%
Manufactured Housing           0.3%
Office                        32.7%
Anchored Retail               24.9%
Unanchored Retail              4.9%
Multifamily                   17.0%
Hospitality                   10.7%
Industrial                     6.5%
Mixed Use                      2.4%

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

   The Class A-M, A-J, B, C and D Certificates Are Subordinate to, and
      Are Therefore Riskier than, the Class A-1, A-2, A-SB, A-3 and A-1A
      Certificates......................................................    S-40
   The Offered Certificates Have Uncertain Yields to Maturity...........    S-40
   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on
      the Underlying Mortgage Loans Is Faster or Slower than You
      Anticipated.......................................................    S-41
   The Interests of the Series 2006-C4 Controlling Class
      Certificateholders May Be in Conflict with the Interests of the
      Offered Certificateholders........................................    S-42
   Repayment of the Underlying Mortgage Loans Depends on the Operation
      of the Mortgaged Real Properties..................................    S-43
   Risks Associated with Condominium Ownership..........................    S-43
   The Mortgaged Real Property Will Be the Sole Asset Available to
      Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
      Event of Default..................................................    S-44
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
      on a Single Tenant or on One or a Few Major Tenants at the Related
      Mortgaged Real Property...........................................    S-44
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on the Respective Borrower's Interests
      in Each of the Following Property Types--Retail, Office,
      Multifamily and Hospitality.......................................    S-44
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in the State
      of California and Five Percent or More of the Initial Mortgage
      Pool Balance Will Be Secured by Mortgage Liens on Real Properties
      Located in Each of the Following States--Virginia, Wisconsin,
      Pennsylvania and Florida..........................................    S-45
   The Mortgage Pool Will Include Material Concentrations of Balloon
      Loans and Loans with Anticipated Repayment Dates..................    S-46
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
      Loans.............................................................    S-46
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending
      on a Leasehold Interest in Real Property is Riskier Than Lending
      on the Fee Interest in That Property..............................    S-47
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
      Legal Nonconforming Structures....................................    S-47
   Some of the Mortgaged Real Properties May Not Comply with All
      Applicable Zoning Laws and/or Local Building Codes or with the
      Americans with Disabilities Act of 1990...........................    S-47
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
      Affiliated Borrowers or Borrowers with Related Principals or Are
      Occupied, in Whole or in Part, by the Same Tenant or

                                       S-3

      Affiliated Tenants, Which Presents a Greater Risk to Investors in
      the Event of the Bankruptcy or Insolvency of Any Such Borrower or
      Tenant............................................................    S-48
   Some of the Mortgaged Real Properties Are or May Be Encumbered by
      Additional Debt and the Ownership Interests in Some Borrowers Have
      Been or May Be Pledged to Secure Debt Which, in Either Case, May
      Reduce the Cash Flow Available to the Subject Mortgaged Real
      Property..........................................................    S-49
   Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
      Property..........................................................    S-50
   Certain Borrower Covenants May Affect That Borrower's Available Cash
      Flow..............................................................    S-51
   Some Borrowers Under the Underlying Mortgage Loans Will Not Be
      Special Purpose Entities..........................................    S-51
   Tenancies in Common May Hinder Recovery..............................    S-51
   Changes in Mortgage Pool Composition Can Change the Nature of Your
      Investment........................................................    S-52
   Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties........................................................    S-52
   Decisions Made By The Trustee, the Master Servicer or the Special
      Servicer May Negatively Affect Your Interests.....................    S-52
   Sponsors May Not Be Able to Make a Required Repurchase or
      Substitution of a Defective Mortgage Loan.........................    S-52
   The Mortgage Loans Have Not Been Reunderwritten by Us................    S-53
   Mortgage Loans Secured by Mortgaged Real Properties Subject to
      Assistance and Affordable Housing Programs are Subject to the Risk
      That Those Programs May Terminate or Be Altered...................    S-53
   Lending on Income-Producing Real Properties Entails Environmental
      Risks.............................................................    S-53
   Lending on Income-Producing Properties Entails Risks Related to
      Property Condition................................................    S-55
   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real Properties..    S-56
   Terrorism Insurance Coverage on the Mortgaged Properties May Be
      Expensive and/or Difficult to Obtain..............................    S-56
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged
      Properties May Adversely Affect Payments on the Offered
      Certificates......................................................    S-57
   Impact of Recent Hurricane Activity May Adversely Affect the
      Performance of Underlying Mortgage Loans..........................    S-58
   There May be Restrictions on the Ability of a Borrower, a Lender or
      Any Transferee Thereof to Terminate or Renegotiate Property
      Management Agreements That are in Existence With Respect to Some
      of the Mortgaged Real Properties..................................    S-58
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the
      Series 2006-C4 Securitization Transaction Also Secure One or More
      Related Mortgage Loans That Will Not Be Transferred to the Issuing
      Entity; The Interests of the Holders of Those Related Mortgage
      Loans May Conflict with Your Interests............................    S-59
   Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Sponsor for the Series 2006-C4
      Securitization Transaction or an Affiliate Thereof to Certain of
      the Underlying Mortgage Loans, Related Borrowers or Related
      Mortgaged Real Properties.........................................    S-60
   Limitations on Enforceability of Cross-Collateralization May Reduce

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
      Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
      Have Been Adjusted in Consideration of a Cash Holdback or a Letter

   Cross-Collateralized Mortgage Loans and Multiple Property Mortgage
      Loans.............................................................    S-65
   Cross-Collateralized Mortgage Loan Groups and Multiple Property
      Mortgage Loans....................................................    S-66

                                      S-4

   The Series 2006-C4 Controlling Class Representative and the Non-Trust
      Loan Noteholders..................................................   S-133
   Replacement of the Special Servicer..................................   S-138
   Beneficial Owners of the Controlling Class of Series 2006-C4

                                       S-5

   Reductions of Certificate Principal Balances in Connection with

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties............................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties........................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties...........   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties...........   A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured Housing
   Mortgaged Real Properties............................................   A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of

ANNEX F--Global Clearance, Settlement And Tax Documentation Procedures..     F-1

                                      S-6

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

     The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C4 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-7

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-C4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

     SERIES 2006-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

         APPROX. TOTAL                     APPROX. %
       PRINCIPAL BALANCE   APPROX. % OF  TOTAL CREDIT                                   WEIGHTED
          OR NOTIONAL        INITIAL      SUPPORT AT    PASS-THROUGH      INITIAL       AVERAGE
       AMOUNT AT INITIAL  MORTGAGE POOL     INITIAL         RATE       PASS-THROUGH       LIFE        PRINCIPAL     RATINGS(11)
CLASS       ISSUANCE        BALANCE(3)    ISSUANCE(4)  DESCRIPTION(6)      RATE      (YEARS)(8)(9)  WINDOW(9)(10)  MOODY'S/FITCH
-----  -----------------  -------------  ------------  --------------  ------------  -------------  -------------  -------------

Offered Certificates
A-1    $   79,951,000          3.53%      30.000%(5)      WAC Cap       5.7206%(7)        3.24       07/06-04/11      Aaa/AAA
A-2    $  152,713,000          6.75%      30.000%(5)         WAC        5.7206%(7)        6.61       01/13-03/13      Aaa/AAA
A-SB   $  135,184,000          5.97%      30.000%(5)         WAC        5.7206%(7)        7.15       04/11-08/15      Aaa/AAA
A-3    $  831,310,000         36.73%      30.000%(5)         WAC        5.7206%(7)        9.62       08/15-04/16      Aaa/AAA
A-1A   $  385,317,000         17.02%      30.000%(5)         WAC        5.7206%(7)        8.78       07/06-04/16      Aaa/AAA
A-M    $  226,353,000         10.00%      20.000%            WAC        5.7206%(7)        9.84       04/16-05/16      Aaa/AAA
A-J    $  164,107,000          7.25%      12.750%            WAC        5.7206%(7)        9.92       05/16-06/16      Aaa/AAA
B      $   50,929,000          2.25%      10.500%            WAC        5.7206%(7)        9.96       06/16-06/16       Aa2/AA
C      $   25,465,000          1.13%       9.375%            WAC        5.7206%(7)        9.96       06/16-06/16      Aa3/AA-
D      $   31,124,000          1.38%       8.000%            WAC        5.7206%(7)        9.96       06/16-06/16        A2/A

Non-Offered Certificates(1)
X      $2,263,536,038(2)        NAP          NAP         Variable IO    0.0026%(7)         NAP           NAP          Aaa/AAA
E      $   22,635,000          1.00%       7.000%            WAC        5.7206%(7)         NAP           NAP           A3/A-
F      $   28,294,000          1.25%       5.750%            WAC        5.7206%(7)         NAP           NAP         Baa1/BBB+
G      $   28,294,000          1.25%       4.500%            WAC        5.7206%(7)         NAP           NAP          Baa2/BBB
H      $   25,465,000          1.13%       3.375%            WAC        5.7206%(7)         NAP           NAP         Baa3/BBB-
J      $   11,318,000          0.50%       2.875%          WAC Cap      5.6430%            NAP           NAP          Ba1/BB+
K      $    8,488,000          0.38%       2.500%          WAC Cap      5.6430%            NAP           NAP           Ba2/BB
L      $    8,488,000          0.38%       2.125%          WAC Cap      5.6430%            NAP           NAP          Ba3/BB-
M      $    5,659,000          0.25%       1.875%          WAC Cap      5.6430%            NAP           NAP           B1/B+
N      $    5,659,000          0.25%       1.625%          WAC Cap      5.6430%            NAP           NAP            B2/B
O      $    5,659,000          0.25%       1.375%          WAC Cap      5.6430%            NAP           NAP           B3/B-
P      $   31,124,038          1.38%         NAP           WAC Cap      5.6430%            NAP           NAP           NR/NR

----------
(1)  The non-offered classes of the series 2006-C4 certificates will also include the class Y and R certificates. Those classes of series 2006-C4 certificates will not have principal balances, notional amounts or pass-through rates.

(2)  Notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A,
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The class X certificates do not have principal balances and do not entitle holders to distributions of principal.

(3)  The initial mortgage pool balance will equal $2,263,536,038, subject to a variance of plus or minus 5%.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

(4)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series 2006-C4 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 2006-C4 certificates.

(5)  Presented on an aggregate basis for the class A-1, A-2, A-SB, A-3 and A-1A certificates.

(6)  In the case of any particular class of series 2006-C4 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of the initial pass-through rate for the subject class and the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans, minus (ii) x%;

     (e)  "Floating" refers to a variable pass-through rate calculated based on an independent interest rate index; and

     (f)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

(7)  Approximate.

(8)  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(9)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

(10) The principal window for any class of offered certificates is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

(11) The ratings shown in the foregoing table for the offered certificates are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this prospectus supplement for a discussion of those ratings and the limitations thereof.

     The governing document for purposes of issuing the series 2006-C4 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2006. The series 2006-C4 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C4 certificates. The parties to the series 2006-C4 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. See "The Series 2006-C4
Pooling and Servicing Agreement" in this prospectus supplement. A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the

--------------------------------------------------------------------------------

                                       S-9

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Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series
2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The Citigroup Commercial Mortgage Trust 2006-C4
                                 will be the issuing entity for the series
                                 2006-C4 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this prospectus supplement and the
                                 accompanying base prospectus.

DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series 2006-C4
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 prospectus supplement and the accompanying base
                                 prospectus.

SPONSORS......................   Citigroup Global Markets Realty Corp., PNC
                                 Bank, National Association and Barclays Capital
                                 Real Estate Inc. will be the sponsors for the
                                 series 2006-C4 securitization transaction.
                                 Citigroup Global Markets Realty Corp. is our
                                 affiliate and an affiliate of Citigroup Global
                                 Markets Inc., one of the underwriters. PNC
                                 Bank, National Association is an affiliate of
                                 (a) PNC Capital Markets LLC, one of the
                                 underwriters, and (b) Midland Loan Services,
                                 Inc., the master servicer. Barclays Capital
                                 Real Estate Inc. is an affiliate of Barclays
                                 Capital Inc., one of the underwriters. See
                                 "Transaction Participants--The Sponsors" in
                                 this prospectus supplement and "Transaction
                                 Participants--The Sponsor" in the accompanying
                                 base prospectus.

                                 We will acquire the underlying mortgage loans
                                 from the sponsors. Accordingly, they are from
                                 time to time referred to in this prospectus
                                 supplement as mortgage loan sellers.

INITIAL TRUSTEE...............   LaSalle Bank National Association, a national
                                 banking association, will act as the initial
                                 trustee on behalf of the series 2006-C4
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this prospectus
                                 supplement. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the

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                                      S-10

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                                 trustee, on behalf of the series 2006-C4
                                 certificateholders, will become the mortgagee
                                 of record under each underlying mortgage loan.
                                 The trustee will further be responsible for
                                 calculating the amount of principal and
                                 interest to be paid to, and making
                                 distributions to, the series 2006-C4
                                 certificateholders, as described under
                                 "Transaction Participants--The Trustee" and
                                 "Description of the Offered Certificates" in
                                 this prospectus supplement. The trustee will
                                 also have, or be responsible for appointing an
                                 agent to perform, additional duties with
                                 respect to tax administration.

INITIAL MASTER SERVICER.......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the underlying
                                 mortgage loans. Midland Loan Services, Inc. is
                                 an affiliate of PNC Bank, National Association,
                                 one of the sponsors, and PNC Capital Markets
                                 LLC, one of the underwriters. See "Transaction
                                 Participants--The Servicers--The Initial Master
                                 Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER......   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as the initial special
                                 servicer with respect to the underlying
                                 mortgage loans. See "Transaction
                                 Participants--The Servicers--The Initial
                                 Special Servicer" in this prospectus
                                 supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: with
                                 respect to the 148 underlying mortgage loans
                                 having their first due dates in or prior to
                                 June 2006, the related due date of each such
                                 underlying mortgage loan in June 2006; and with
                                 respect to the 18 underlying mortgage loans
                                 having their first due dates in July 2006, June
                                 1, 2006.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about June 29, 2006.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in July
                                 2006. During any given month, the distribution
                                 date will be the fourth business day following
                                 the related determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in July 2006.

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                                      S-11

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                                 Notwithstanding the foregoing, the master
                                 servicer may make its determination as to the
                                 collections received in respect of certain
                                 mortgage loans as of an earlier date during
                                 each month.

                                 With respect to any calendar month, references
                                 in this prospectus supplement to "determination
                                 date" mean, as to each mortgage loan, the
                                 applicable determination date occurring in such
                                 month.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date, will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2006-C4 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The

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                                      S-12

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                                 interest accrual period for the offered
                                 certificates for any distribution date will be
                                 the calendar month immediately preceding the
                                 month in which that distribution date occurs.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in March 2049.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess thereof and
                                 in any greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

PAYMENTS

A. GENERAL....................   The trustee will make payments of interest and,
                                 except in the case of the class X certificates,
                                 principal to the following classes of series
                                 2006-C4 certificateholders, sequentially as
                                 follows:

                                         1st...............   A-1, A-2, A-SB,
                                                              A-3, A-1A and X
                                         2nd...............         A-M
                                         3rd...............         A-J
                                         4th...............          B
                                         5th...............          C
                                         6th...............          D
                                         7th...............          E
                                         8th...............          F
                                         9th...............          G
                                         10th..............          H
                                         11th..............          J
                                         12th..............          K
                                         13th..............          L
                                         14th..............          M
                                         15th..............          N
                                         16th..............          O
                                         17th..............          P

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                                      S-13

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                                 For purposes of allocating payments on the most
                                 senior classes of the series 2006-C4
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    a loan group no. 1 consisting of 134
                                      underlying mortgage loans that are secured
                                      by property types other than multifamily;
                                      and

                                 o    a loan group no. 2 consisting of 32
                                      underlying mortgage loans that are secured
                                      by multifamily properties.

                                 Loan group no. 1 will contain a total of 134
                                 underlying mortgage loans that represent 83.0%
                                 of the initial mortgage pool balance, and loan
                                 group no. 2 will contain a total of 32
                                 underlying mortgage loans that represent 17.0%
                                 of the initial mortgage pool balance.

                                 Interest payments with respect to the class
                                 A-1, A-2, A-SB, A-3, A-1A and X certificates
                                 are to be made concurrently:

                                 o    in the case of the class A-1, A-2, A-SB
                                      and A-3 certificates, on a pro rata basis
                                      in accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series 2006-C4 certificates, from funds
                                      attributable to loan group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from funds attributable to
                                      loan group no. 2; and

                                 o    in the case of the class X certificates,
                                      from funds attributable to loan group no.
                                      1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2, A-SB, A-3, A-1A and/or X
                                 certificates, then payments of interest will be
                                 made on those classes of series 2006-C4
                                 certificates, on a pro rata basis in accordance
                                 with the respective interest entitlements
                                 evidenced thereby, from available funds
                                 attributable to the entire mortgage pool; and
                                 provided, further, that the "available funds"
                                 referred to above in this sentence do not
                                 include amounts attributable to any mortgage
                                 loan not held by the issuing entity.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

                                 Allocation of principal payments among the A-1,
                                 A-2, A-SB, A-3 and A-1A classes also takes into
                                 account loan groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X, Y and R certificates do not have
                                 principal balances

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                                      S-14

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                                 and do not entitle their respective holders to
                                 payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of series 2006-C4 certificates
                                 (other than the class Y and R certificates)
                                 will bear interest. In each case, that interest
                                 will accrue during each interest accrual period
                                 based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of series 2006-C4
                                      certificates for that interest accrual
                                      period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2006-C4
                                      certificates outstanding immediately prior
                                      to the related distribution date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 On each distribution date, subject to available
                                 funds from collections and advances on the
                                 underlying mortgage loans, the payment
                                 priorities described under
                                 "--Payments--General" above, the holders of
                                 each class of offered certificates will
                                 generally be entitled to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that such class of offered
                                      certificateholders was entitled to receive
                                      on all prior distribution dates, to the
                                      extent not previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicer;
                                      minus

                                 o    such class' allocable share of any
                                      reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

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                                      S-15

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                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.....   Subject to available funds and the payment
                                 priority described under "-- Payments--General"
                                 above, the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of that particular
                                 class.

                                 The total payments of principal to be made with
                                 respect to the series 2006-C4 certificates on
                                 any distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of
                                      the end of that collection period or
                                      advanced by the master servicer or the
                                      trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 If the master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the series 2006-C4
                                 certificates, prior to being deemed reimbursed
                                 out of payments and other collections of
                                 interest otherwise distributable on the series
                                 2006-C4 certificates. In addition, if payments
                                 and other collections of principal on the
                                 mortgage pool are applied to reimburse, or pay
                                 interest on, any advance that is determined to
                                 be nonrecoverable from collections on the
                                 related underlying mortgage loan, as described
                                 in the prior sentence, then that advance will
                                 be reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group.

                                 The trustee is required to make payments of
                                 principal to the holders of the various classes
                                 of the series 2006-C4 certificates with
                                 principal balances in a specified sequential
                                 order, taking

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                                      S-16

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                                 account of whether the payments (or advances in
                                 lieu thereof) and other collections of
                                 principal that are to be distributed were
                                 received and/or made with respect to underlying
                                 mortgage loans in loan group no. 1 or
                                 underlying mortgage loans in loan group no. 2.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 1 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-SB certificates, until the total
                                 principal balance of that class is paid down to
                                 the applicable scheduled principal balance
                                 thereof set forth on Annex E to this prospectus
                                 supplement, and thereafter with respect to the
                                 following classes of series 2006-C4
                                 certificates in the following order (in each
                                 case until the related total principal balance
                                 is reduced to zero):

                                 1.   class A-1,

                                 2.   class A-2,

                                 3.   class A-SB,

                                 4.   class A-3,

                                 5.   class A-1A,

                                 6.   class A-M,

                                 7.   class A-J,

                                 8.   class B,

                                 9.   class C,

                                 10.  class D, and

                                 11.  classes E, F, G, H, J, K, L, M, N, O and
                                      P, in that order.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 2 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-1A certificates, until the total
                                 principal balance of that class is reduced to
                                 zero, second, with respect to the class A-SB
                                 certificates, until the total principal balance
                                 of that class is paid down to the applicable
                                 scheduled principal balance thereof set forth
                                 on Annex E to this prospectus supplement, and
                                 thereafter with respect to the following
                                 classes of series 2006-C4 certificates in the
                                 following order (in each case until the related
                                 total principal balance is reduced to zero):

                                 1.   class A-1,

                                 2.   class A-2,

                                 3.   class A-SB,

                                 4.   class A-3,

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                                      S-17

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                                 5.   class A-M,

                                 6.   class A-J,

                                 7.   class B,

                                 8.   class C,

                                 9.   class D, and

                                 10.  classes E, F, G, H, J, K, L, M, N, O and
                                      P, in that order.

                                 The class X, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this prospectus supplement.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 the total principal balance of the class A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates could be reduced to zero at a
                                 time when the class A-1, A-2, A-SB, A-3 and
                                 A-1A certificates, or any two or more classes
                                 of those certificates, remain outstanding.
                                 Under those circumstances, any payments of
                                 principal on the outstanding class A-1, A-2,
                                 A-SB, A-3 and A-1A certificates will be made
                                 among those classes of certificates on a pro
                                 rata basis, rather than sequentially, in
                                 accordance with their respective total
                                 principal balances.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series 2006-C4 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans, then the trustee will pay that
                                 amount, net of any liquidation fee payable in
                                 connection with the receipt thereof, in the
                                 proportions described under "Description of the
                                 Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of the class X certificates;
                                      and/or

                                 o    the holders of any of the class A-1, A-2,
                                      A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F,
                                      G and/or H certificates that are then
                                      entitled to receive any principal payments
                                      with respect to the loan group that
                                      includes the prepaid mortgage loan.

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                                      S-18

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F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 series 2006-C4 certificates on any distribution
                                 date will generally be net of the following
                                 fees and expenses:

  TYPE / RECIPIENT                      AMOUNT/SOURCE                  FREQUENCY
---------------------   --------------------------------------------   ---------
FEES

Master Servicing Fee    Payable with respect to each and every         Monthly
/ Master Servicer       mortgage loan held by the issuing entity,
                        including each specially serviced mortgage
                        loan, if any, and each mortgage loan, if
                        any, as to which the corresponding mortgaged
                        real property has been acquired as
                        foreclosure property on behalf of the
                        issuing entity. With respect to each such
                        mortgage loan, the master servicing fee
                        will: (a) generally be calculated on the
                        same interest accrual basis as is applicable
                        to the accrual of interest with respect to
                        that mortgage loan; (b) accrue on the same
                        principal amount as interest accrues or is
                        deemed to accrue on that mortgage loan; (c)
                        accrue at an annual rate that ranges, on a
                        loan-by-loan basis, from 0.0300% to 0.1100%
                        per annum; and (d) be payable (i) monthly
                        from amounts allocable as interest with
                        respect to that mortgage loan and/or (ii) if
                        the subject mortgage loan and any related
                        foreclosure property has been liquidated on
                        behalf of the issuing entity, out of general
                        collections on the mortgage pool. Master
                        servicing fees with respect to any
                        underlying mortgage loan will include the
                        primary servicing fees payable by the master
                        servicer to any sub-servicer with respect to
                        that mortgage loan.

Special Servicing       Payable with respect to each mortgage loan      Monthly
Fee / Special           held by the issuing entity that is being
Servicer                specially serviced or as to which the
                        corresponding mortgaged real property has
                        been acquired as foreclosure property on
                        behalf of the issuing entity. With respect
                        to each such mortgage loan, the special
                        servicing fee will: (a) generally be
                        calculated on the same interest accrual
                        basis as is applicable to the accrual of
                        interest with respect to that mortgage loan;
                        (b) accrue on the same principal amount as
                        interest accrues or is deemed to accrue from
                        time to time on that mortgage loan; (c)
                        accrue at a special servicing fee rate of
                        0.25% per annum; and (d) be payable monthly
                        from general collections on the mortgage
                        pool. Special servicing fees incurred by the
                        issuing entity may be offset by default
                        interest and/or late payment charges
                        received with respect to the related
                        underlying mortgage loan.

Workout Fee /           Payable with respect to each specially          Time to
Special Servicer        serviced mortgage loan that the special          time
                        servicer successfully works out. The workout
                        fee will be payable out of, and will be
                        calculated by application of a workout fee
                        rate of 1.0% to, each collection of
                        principal and interest, other than default
                        interest and post-ARD additional interest,
                        received on the subject mortgage loan for so
                        long as it is not returned to special
                        servicing by reason of an actual or
                        reasonably foreseeable default. Workout fees
                        incurred by the issuing entity may be offset
                        by default interest and/or late payment
                        charges received with respect to the related
                        underlying mortgage loan.

Liquidation Fee /       Subject to the exceptions described under       Time to
Special Servicer        "The Series 2006-C4 Pooling and Servicing        time
                        Agreement--Servicing and Other Compensation
                        and Payment of Expenses--Principal Special
                        Servicing Compensation--The Liquidation Fee"
                        in this prospectus supplement, payable with
                        respect to: (a) each specially serviced
                        mortgage loan--or any replacement

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   TYPE / RECIPIENT                   AMOUNT/SOURCE                    FREQUENCY
---------------------   --------------------------------------------   ---------
                        mortgage loan substituted for it--as to
                        which the special servicer obtains a full or
                        discounted payoff from the related borrower;
                        and (b) any specially serviced mortgage loan
                        or foreclosure property as to which the
                        special servicer receives any liquidation
                        proceeds, sale proceeds, insurance proceeds
                        or condemnation proceeds. As to each such
                        specially serviced mortgage loan or
                        foreclosure property, the liquidation fee
                        will be payable from, and will be calculated
                        by application of a liquidation fee rate of
                        1.0% to, the related payment or proceeds.
                        Liquidation fees incurred by the issuing
                        entity may be offset by default interest
                        and/or late payment charges received with
                        respect to the related underlying mortgage
                        loan.

Trustee Fee / Trustee   Payable out of general collections on the      Monthly
                        mortgage pool and, for any distribution
                        date, will equal one month's interest at
                        0.0009% per annum with respect to each and
                        every mortgage loan held by the issuing
                        entity, including each specially serviced
                        mortgage loan, if any, and each mortgage
                        loan, if any, as to which the corresponding
                        mortgaged real property has been acquired as
                        foreclosure property on behalf of the
                        issuing entity.

EXPENSES

Servicing Advances /    To the extent of funds available, the amount   Time to
Trustee, Master         of any servicing advances.(1)                  time
Servicer or Special
Servicer

Interest on Servicing   At a rate per annum equal to a published       Time to
Advances / Master       prime rate, accrued on the amount of each      time
Servicer, Special       outstanding servicing advance.(2)
Servicer or Trustee

P&I Advances / Master   To the extent of funds available, the amount   Time to
Servicer and Trustee    of any P&I advances.(1)                        Time

Interest on P&I         At a rate per annum equal to a published       Time to
Advances / Master       prime rate, accrued on the amount of each      Time
Servicer and Trustee    outstanding P&I advance.(2)

Indemnification         Amount to which such party is entitled to      Time to
Expenses / Depositor,   indemnification under the series 2006-C4       time
Trustee, Master         pooling and servicing agreement.(3)
Servicer or Special
Servicer and any
director, officer,
employee or agent of
the Depositor,
Trustee, Master
Servicer or Special
Servicer

--------
(1)  Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general collections of principal on the mortgage pool.

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                                      S-20

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(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (2)
     any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C4 pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, as well as
                                 information regarding other fees and expenses,
                                 is set forth under "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity will be allocated to reduce the
                                 respective total principal balances of the
                                 following classes of series 2006-C4 principal
                                 balance certificates, sequentially in the
                                 following order:

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                                      S-21

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                                 REDUCTION ORDER              CLASS
                                 ---------------   --------------------------
                                 1st............                P
                                 2nd............                O
                                 3rd............                N
                                 4th............                M
                                 5th............                L
                                 6th............                K
                                 7th............                J
                                 8th............                H
                                 9th............                G
                                 10th...........                F
                                 11th...........                E
                                 12th...........                D
                                 13th...........                C
                                 14th...........                B
                                 15th...........               A-J
                                 16th...........               A-M
                                 17th...........         A-1, A-2, A-SB,
                                                     A-3 and A-1A, pro rata
                                                   by total principal balance

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   As and to the extent, and subject to the
                                 limitations, described under "The Series
                                 2006-C4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, the master servicer will
                                 be required to make, for each distribution
                                 date, a total amount of advances of principal
                                 and/or interest generally equal to all monthly
                                 debt service payments -- other than balloon
                                 payments -- and assumed monthly debt service
                                 payments, in each case net of related master
                                 servicing fees, that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans during the related
                                      collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that the master servicer is required,
                                 but fails, to make. As described under "The
                                 Series 2006-C4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, any party that makes

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                                      S-22

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                                 an advance will be entitled to be reimbursed
                                 for the advance, together with interest at a
                                 published prime rate.

                                 Notwithstanding the foregoing, neither the
                                 master servicer nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

                                 See "The Series 2006-C4 Pooling and Servicing
                                 Agreement--Advances" in this prospectus
                                 supplement and "Description of the Governing
                                 Documents--Advances" in the accompanying base
                                 prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the trustee will
                                 provide or make available to the registered
                                 holders of the series 2006-C4 certificates a
                                 monthly report substantially in the form of
                                 Annex D to this prospectus supplement. The
                                 trustee's report will detail, among other
                                 things, the payments made to the series 2006-C4
                                 certificateholders on that distribution date
                                 and the performance of the underlying mortgage
                                 loans and the mortgaged real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the trustee's offices during normal
                                 business hours a variety of information and
                                 documents that pertain to the underlying
                                 mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series 2006-C4 certificates with principal
                                 balances is less than 1.0% of the initial total
                                 principal balance of the series 2006-C4
                                 certificates with principal balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2,
                                 A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and
                                 H certificates are reduced to zero, the issuing
                                 entity may also be terminated, with the consent
                                 of 100 percent of the remaining series 2006-C4
                                 certificateholders (other than the class R
                                 certificateholders) and subject to such
                                 additional conditions as may be set forth in
                                 the series 2006-C4 pooling and servicing
                                 agreement, in connection with the exchange of
                                 all the remaining series 2006-C4 certificates
                                 for all the mortgage loans

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                                      S-23

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                                 and foreclosure properties held by the issuing
                                 entity at the time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 prospectus supplement:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Mortgaged Real Properties; and

                                 o    Annex B--Description of Ten Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 the most senior classes of the series 2006-C4
                                 certificates, the pool of mortgage loans
                                 backing the series 2006-C4 certificates will be
                                 divided into a loan group no. 1 and a loan
                                 group no. 2.

                                 Loan group no. 1 will consist of 134 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $1,878,218,471 and representing
                                 approximately 83.0% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

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                                      S-24

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                                 Loan group no. 2 will consist of 32 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $385,317,567 and representing approximately
                                 17.0% of the initial mortgage pool balance,
                                 that are secured by multifamily properties.

                                 When reviewing the information that we have
                                 included in this prospectus supplement,
                                 including the Annexes hereto, with respect to
                                 the mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2. We will transfer each of the
                                      underlying mortgage loans, at its
                                      respective cut-off date principal balance,
                                      to the issuing entity. We show the cut-off
                                      date principal balance for each of the
                                      underlying mortgage loans on Annex A-1 to
                                      this prospectus supplement.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal
                                      balances.

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      prospectus supplement.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either

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                                      S-25

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                                      loan group no. 1 or loan group no. 2. The
                                      yield and risk of loss on any class of
                                      offered certificates may depend on, among
                                      other things, the composition of each of
                                      loan group no. 1 and loan group no. 2. The
                                      general characteristics of each such loan
                                      group should also be analyzed when making
                                      an investment decision.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this prospectus
                                      supplement. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      prospectus supplement.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

LOAN COMBINATIONS.............   The largest mortgage loan that we intend to
                                 transfer to the issuing entity has a cut-off
                                 date principal balance of $200,000,000,
                                 representing 8.8% of the initial mortgage pool
                                 balance and 10.6% of the initial loan group no.
                                 1 balance, and is part of an aggregate debt in
                                 the amount of $545,655,010, that is evidenced
                                 by six (6) promissory notes and secured by
                                 liens on the portfolio of mortgaged real
                                 properties identified on Annex A-1 to this
                                 prospectus supplement as ShopKo Portfolio.
                                 Those six (6) promissory notes are pari passu
                                 in the right of payment to each other. The
                                 ShopKo Portfolio underlying mortgage loan is
                                 evidenced by two (2) of those promissory notes,
                                 one in the unpaid principal amount of
                                 $100,000,000 currently held by Citigroup Global
                                 Markets Realty Corp. and one in the unpaid
                                 principal amount of $100,000,000 currently held
                                 by Barclays Capital Real Estate Inc. None of
                                 the other four (4) promissory notes will be
                                 transferred to the issuing entity. Each of
                                 those other four (4) promissory notes
                                 represents a debt obligation of the related
                                 borrowers and is treated as a separate mortgage
                                 loan. The total ShopKo Portfolio debt is
                                 presented in this prospectus supplement as a
                                 loan combination consisting of multiple loans
                                 (including the ShopKo Portfolio underlying
                                 mortgage loan and the four (4) ShopKo Portfolio
                                 mortgage loans not transferred to the issuing
                                 entity). The entire ShopKo Portfolio loan
                                 combination will be serviced and administered
                                 pursuant to the series 2006-C4 pooling and
                                 servicing agreement.

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                                      S-26

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                                 In addition, the mortgage loan secured by the
                                 mortgaged real property identified on Annex A-1
                                 to this prospectus supplement as Wimbledon
                                 Place Apartments, which has a cut-off date
                                 principal balance of $7,750,000, representing
                                 0.3% of the initial mortgage pool balance and
                                 2.0% of the initial loan group no. 2 balance,
                                 is part of a loan combination that also
                                 includes a $250,000 B-note loan that will not
                                 be transferred to the issuing entity. That
                                 B-note loan is an obligation of the same
                                 borrower, and is secured by the same mortgage
                                 instrument encumbering the Wimbledon Place
                                 Apartments mortgaged real property, as is the
                                 Wimbledon Place Apartments underlying mortgage
                                 loan. The Wimbledon Place Apartments underlying
                                 mortgage loan is generally senior in right of
                                 payment to the corresponding B-note loan.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a description of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series 2006-C4 Pooling and Servicing
                                 Agreement--The Series 2006-C4 Controlling Class
                                 Representative and the Non-Trust Loan
                                 Noteholders" in this prospectus supplement for
                                 a description of certain rights of the holders
                                 of the respective mortgage loans in those loan
                                 combinations that will not be included in the
                                 series 2006-C4 securitization transaction. See
                                 also the description of the ShopKo Portfolio
                                 underlying mortgage loan on Annex B to this
                                 prospectus supplement and "Risk Factors--The
                                 Mortgaged Real Properties that Secure Some
                                 Mortgage Loans in the Series 2006-C4
                                 Securitization Transaction Also Secure One or
                                 More Related Mortgage Loans That Will Not Be
                                 Transferred to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this prospectus supplement.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 subject mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity. Each of Citigroup Global
                                 Markets Realty Corp. and Barclays Capital Real
                                 Estate Inc. holds one of the two promissory
                                 notes that together evidence the ShopKo
                                 Portfolio underlying mortgage loan.
                                 Accordingly, we will acquire one-half of that
                                 mortgage loan from each of those sponsors.

                                 Following the date of initial issuance of the
                                 series 2006-C4 certificates, no party will have
                                 the ability to add mortgage loans to the assets
                                 of the issuing entity. However, substitutions
                                 of underlying mortgage loans as to which there
                                 exists a material uncured breach of certain
                                 representations and warranties or a material
                                 uncured document defect or omission may occur
                                 under

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                                      S-27

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                                 the circumstances described under "Description
                                 of the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Repurchase or Substitution of
                                 Cross-Collateralized Mortgage Loans" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or another party in one or more
                                 commercial or multifamily real properties.
                                 Except for limited permitted encumbrances,
                                 which we identify in the glossary to this
                                 prospectus supplement, that mortgage lien will
                                 be a first priority lien.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate specified
                                 with respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to each mortgage
                                 loan that has an anticipated repayment date,
                                 and further except as described in the next
                                 paragraph, the mortgage rate for each mortgage
                                 loan that we intend to transfer to the issuing
                                 entity is, in the absence of default, fixed for
                                 the entire term of the loan.

                                 With respect to two (2) mortgage loans secured
                                 by mortgaged real properties identified on
                                 Annex A-1 to this prospectus supplement as
                                 Mallard Crossing Apartments and Four Winds
                                 Apartments, respectively, representing 1.6% of
                                 the initial mortgage pool balance and 9.6% of
                                 the initial loan group no. 2 balance, the
                                 respective mortgage rates step up annually from
                                 the initial mortgage rate through the first
                                 seven (7) years of the loan term.

C. Balloon Loans..............   One hundred fifty (150) of the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 95.7% of the initial
                                 mortgage pool balance, of which 118 mortgage
                                 loans are in loan group no. 1, representing
                                 94.8% of the initial loan group no. 1 balance,
                                 and 32 mortgage loans are in loan group no. 2,

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                                      S-28

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                                 representing 100.0% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 Eighty-one (81) of the 150 balloon mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 54.9% of the initial
                                 mortgage pool balance, of which 63 mortgage
                                 loans are in loan group no. 1, representing
                                 51.5% of the initial mortgage pool balance, and
                                 18 mortgage loans are in loan group no. 2,
                                 representing 71.1% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ranging from the first 12 to
                                 the first 84 payments following origination.
                                 Nine (9) of the 150 balloon mortgage loans that
                                 we intend to transfer to the issuing entity,
                                 representing 10.5% of the initial mortgage pool
                                 balance, of which seven (7) mortgage loans are
                                 in loan group no. 1, representing 11.0% of the
                                 initial loan group no. 1 balance, and two (2)
                                 mortgage loans are in loan group no. 2,
                                 representing 7.8% of the initial loan group no.
                                 2 balance, provide for payments of interest
                                 only until maturity.

D. ARD Loans..................   Sixteen (16) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 4.3% of the initial mortgage pool
                                 balance and 5.2% of the initial loan group no.
                                 1 balance, each provides incentives to the
                                 related borrower to pay the subject mortgage
                                 loan in full by a specified date prior to
                                 maturity. We consider that date to be the
                                 anticipated repayment date for each of those
                                 mortgage loans. There can be no assurance,
                                 however, that these incentives will result in
                                 any of those mortgage loans being paid in full
                                 on or before its anticipated repayment date.
                                 The incentives, which in each case will become
                                 effective as of the related anticipated
                                 repayment date, may (but need not) include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the

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                                      S-29

                                      mortgage loan, which payment of principal
                                      will be in addition to the principal
                                      portion of the normal monthly debt service
                                      payment.

                                 Eleven (11) of the 16 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 3.0% of the initial mortgage pool balance and
                                 3.6% of the initial loan group no. 1 balance,
                                 provide for payments of interest only for the
                                 periods ranging from the first 36 payments to
                                 the first 60 payments following origination.

DELINQUENCY STATUS/LOSS
INFORMATION ..................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since
                                 origination of the subject underlying mortgage
                                 loan. Further, none of the mortgage loans that
                                 we intend to transfer to the issuing entity
                                 have experienced any losses of principal or
                                 interest (through forgiveness of debt or
                                 restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   As described more fully on Annex A-1 to this
                                 prospectus supplement, as of the cut-off date,
                                 all of the mortgage loans that we intend to
                                 transfer to the issuing entity provide for one
                                 or more of the following:

                                 o    a prepayment lock-out period, during which
                                      the principal balance of the mortgage loan
                                      may not be voluntarily prepaid in whole or
                                      in part;

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a full or partial release of the
                                      related mortgaged real property through
                                      defeasance; and/or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Furthermore, prepayment premiums and/or yield
                                 maintenance charges may not be payable in
                                 connection with prepayments of this type.

                                 The prepayment terms of each of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity are set forth in Annex A-1

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                                      S-30

                                 to this prospectus supplement. See also
                                 "Description of the Mortgage Pool--Terms and
                                 Conditions of the Underlying Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

DEFEASANCE....................   One hundred fifty-two (152) of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 92.1% of the initial
                                 mortgage pool balance, of which 123 mortgage
                                 loans are in loan group no. 1, representing
                                 93.9% of the initial loan group no. 1 balance,
                                 and 29 mortgage loans are in loan group no. 2,
                                 representing 83.0% of the initial loan group
                                 no. 2 balance, permit the related borrower to
                                 defease the mortgage loan and obtain a release
                                 of the mortgaged real property from the related
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other government securities as
                                 substitute collateral, but continue to prohibit
                                 voluntary prepayments during the defeasance
                                 period. None of those 152 mortgage loans
                                 permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the series 2006-C4 certificates.

ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A.  GENERAL CHARACTERISTICS...   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                  MORTGAGE        LOAN GROUP      LOAN GROUP
                                                    POOL             NO. 1           NO. 2
                                               --------------   --------------   ------------

Initial mortgage pool/loan group balance....   $2,263,536,038   $1,878,218,471   $385,317,567
Number of mortgage loans....................   166              134              32
Number of mortgaged real properties.........   289              256              33

Highest cut-off date principal balance......   $200,000,000     $200,000,000     $55,000,000
Lowest cut-off date principal balance.......   $721,000         $721,000         $865,000
Average cut-off date principal balance......   $13,635,759      $14,016,556      $12,041,174

Highest mortgage rate.......................   7.5600%          6.6500%          7.5600%
Lowest mortgage rate........................   4.3750%          5.2300%          4.3750%
Weighted average mortgage rate..............   5.7620%          5.8120%          5.5181%

Longest original loan term to maturity or
   anticipated repayment date...............   180 months       180 months       180 months
Shortest original loan term to maturity or
   anticipated repayment date...............   60 months        60 months        60 months
Weighted average original loan term to
   maturity or anticipated repayment date...   117 months       117 months       115 months

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                                      S-31

                                                  MORTGAGE        LOAN GROUP      LOAN GROUP
                                                    POOL             NO. 1           NO. 2
                                               --------------   --------------   ------------

Longest remaining loan term to maturity or
   anticipated repayment date...............   179 months       176 months       179 months
Shortest remaining loan term to maturity or
   anticipated repayment date...............   55 months        58 months        55 months
Weighted average remaining loan term to
   maturity or anticipated repayment date...   114 months       114 months       111 months

Highest underwritten net cash flow debt
   service coverage ratio...................   2.52x            2.52x            1.94x
Lowest underwritten net cash flow debt
   service coverage ratio...................   1.15x            1.15x            1.15x
Weighted average underwritten net cash flow
   debt service coverage ratio..............   1.34x            1.35x            1.27x

Highest cut-off date loan-to-value ratio....   80.08%           80.08%           79.17%
Lowest cut-off date loan-to-value ratio.....   39.05%           39.05%           48.15%
Weighted average cut-off date loan-to-value
   ratio ...................................   71.69%           71.81%           71.15%
Highest maturity date/ARD loan-to-value
   ratio....................................   74.37%           74.37%           72.28%
Lowest maturity date/ARD loan-to-value
   ratio....................................   38.07%           38.07%           40.98%
Weighted average maturity date/ARD
   loan-to-value ratio......................   64.03%           63.99%           64.24%

                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    In the case of many of the mortgage loans
                                      that we intend to transfer to the issuing
                                      entity, the calculation of underwritten
                                      annual net cash flow for the related
                                      mortgaged real property or properties --
                                      which is, in turn, used in the calculation
                                      of underwritten net cash flow debt service
                                      coverage ratios -- was based on various
                                      assumptions regarding projected rental
                                      income and/or occupancy. Furthermore, in
                                      the case of several mortgage loans that we
                                      intend to transfer to the issuing entity,
                                      the loan-to-value and/or debt service
                                      coverage information presented in the
                                      foregoing table (a) takes into account
                                      various assumptions regarding the
                                      financial performance of the related
                                      mortgaged real property that are
                                      consistent with the respective performance
                                      related criteria required to obtain the
                                      release of a cash holdback or letter of
                                      credit that serves as additional
                                      collateral or otherwise covers losses to a
                                      limited extent and/or (b) reflects an
                                      application of that

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                                      S-32

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                                      cash holdback or letter of credit to pay
                                      down the subject mortgage loan, with (if
                                      applicable) a corresponding reamortization
                                      of the monthly debt service payment. In
                                      addition, in some cases, the
                                      "as-stabilized" appraised value was used
                                      to calculate the loan-to-value ratios.

                                 o    In the case of some mortgage loans that we
                                      intend to transfer to the issuing entity,
                                      the respective mortgage rates step up
                                      annually during a portion of the loan
                                      term. With respect to information related
                                      to mortgage rates for these underlying
                                      mortgage loans, including the weighted
                                      average mortgage rate, the mortgage rates
                                      in effect as of the cut-off date were
                                      used. With respect to information related
                                      to the calculation of debt service
                                      coverage ratios for these underlying
                                      mortgage loans, the maximum mortgage rates
                                      were used.

                                 o    In the case of the ShopKo Portfolio
                                      underlying mortgage loan, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each other
                                      mortgage loan that is part of the ShopKo
                                      Portfolio loan combination. In the case of
                                      the Wimbledon Place Apartments underlying
                                      mortgage loan, the loan-to-value and debt
                                      service coverage information presented in
                                      the foregoing table does not reflect the
                                      related Wimbledon Place Apartments B-note
                                      loan.

B.  GEOGRAPHIC CONCENTRATION..   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties located
                                 in the indicated states or regions:

                              NUMBER OF   % OF INITIAL   % OF INITIAL     % OF INITIAL
                              MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
       STATE/REGION          PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
--------------------------   ----------   ------------   -------------   -------------

 California...............        17          15.7%          15.7%           15.7%
     Southern California..        10          13.3           13.1            14.3
     Northern California..         7           2.4            2.6             1.4
 Virginia.................         8           7.3            8.1             3.5
 Wisconsin................        50           7.0            7.2             6.1
 Pennsylvania.............        12           6.8            6.5             8.6
 Florida..................        11           6.8            8.2              --
 Washington...............        17           4.9            5.2             3.8
 New York.................        10           4.3            5.2              --
 Georgia..................        12           4.1            3.5             6.6
 Massachusetts............         5           3.3            4.0              --
 Tennessee................         4           3.2            3.1             3.5
 Other....................       143          36.6           33.4            52.2

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                                      S-33

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                                 The refere nce to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 29 other states. No
                                 more than 3.2% of the initial mortgage pool
                                 balance is secured by mortgaged real properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes of 93906 and above, and Southern
                                 California includes areas with zip codes of
                                 92870 and below.

C.  PROPERTY TYPES............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                          NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                                          MORTGAGED     MORTGAGE       LOAN GROUP       LOAN GROUP
            PROPERTY TYPES               PROPERTIES   POOL BALANCE   NO. 1 BALANCE    NO. 2 BALANCE
--------------------------------------   ----------   ------------   --------------   -------------

Retail................................      158           29.8%          35.9%                 --
      Anchored, Single Tenant.........      122           11.6           13.9                  --
      Anchored........................       17           10.7           12.9                  --
      Unanchored......................       11            4.8            5.8                  --
      Shadow Anchored.................        4            2.0            2.4                  --
      Unanchored, Single Tenant.......        2            0.1            0.1                  --
      Regional Mall...................        1            0.4            0.5                  --
      Shadow Anchored, Single Tenant..        1            0.2            0.2                  --
Office................................       48           32.7           39.4                  --
      Suburban........................       35           24.4           29.4                  --
      Flex............................        2            0.4            0.4                  --
      Medical Office..................        8            3.2            3.8                  --
      CBD.............................        3            4.8            5.7                  --
Multifamily...........................       33           17.0             --               100.0
      Conventional....................       27           14.4             --                84.8
      Student Housing.................        5            2.2             --                12.9
      Section 8.......................        1            0.4             --                 2.2
Hospitality...........................       25           10.7           12.9                  --
Industrial............................       18            6.5            7.8                  --
Mixed Use.............................        5            2.4            2.9                  --
Land..................................        1            0.7            0.8                  --
Manufactured Housing..................        1            0.3            0.3                  --

                                 With respect to each of the four (4) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored" none of the relevant
                                 anchor tenants is on any portion of the
                                 particular property that is subject to the lien
                                 of the related mortgage instrument.

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                                      S-34

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D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties for which
                                 the whole or predominant encumbered interest is
                                 as indicated:

                                                NUMBER OF   % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
                                                MORTGAGED     MORTGAGE        GROUP NO. 1         GROUP NO. 2
            ENCUMBERED INTERESTS               PROPERTIES   POOL BALANCE        BALANCE             BALANCE
            --------------------               ----------   ------------   -----------------   -----------------

Fee Simple..................................     276(1)         96.1%            96.4%                94.8%
Leasehold...................................       9(2)          2.1              1.5                  5.2
Fee Simple in part and Leasehold in part....       4(3)          1.8              2.1                   --

----------
(1)  Two hundred forty-four (244) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 32 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  Eight (8) of these mortgaged real properties secure mortgage loans in loan group no. 1 and one (1) of these mortgaged real properties secures a mortgage loan in loan group no. 2.

(3)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this prospectus
                                 supplement and is therefore included within the
                                 category referred to as "Fee Simple" in the
                                 chart above.

REMOVAL OF UNDERLYING MORTGAGE LOANS

A.   REPURCHASE OR
     SUBSTITUTION DUE TO
     BREACH OF REPRESENTATION
     OR WARRANTY OR A DOCUMENT
     DEFICIENCY...............   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan (or, in the
                                 case of the ShopKo Portfolio underlying
                                 mortgage loan, the applicable portion thereof)
                                 contributed by it, the representations and
                                 warranties generally described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement. If there exists a
                                 material uncured breach of any of those
                                 representations and warranties, or if there
                                 exists a material uncured document defect or
                                 omission with respect to any underlying
                                 mortgage loan (as discussed under "Description
                                 of the Mortgage Pool--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions"
                                 in this prospectus supplement), then the
                                 sponsor that contributed the affected mortgage
                                 loan will be required, under certain
                                 circumstances, to (1) repurchase the affected
                                 mortgage loan at a price generally equal to the
                                 sum of (a) the unpaid principal balance of that
                                 mortgage loan at the time of

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                                      S-35

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                                 purchase, (b) all unpaid interest, other than
                                 post-ARD additional interest and default
                                 interest, due with respect to that mortgage
                                 loan through the due date in the collection
                                 period of purchase, (c) all unreimbursed
                                 servicing advances with respect to that
                                 mortgage loan, (d) all unpaid interest accrued
                                 on advances made with respect to that mortgage
                                 loan, and (e) certain other amounts payable
                                 under the series 2006-C4 pooling and servicing
                                 agreement or (2) substitute a qualified
                                 substitute mortgage loan and pay the shortfall
                                 amount equal to the difference between the
                                 amounts set forth in clause (1) above and the
                                 stated principal balance of such qualified
                                 substitute mortgage loan as of the date of
                                 substitution; provided that each sponsor that
                                 contributed a portion of the ShopKo Portfolio
                                 underlying mortgage loan will only be
                                 responsible for repurchasing or replacing that
                                 portion. See "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions," "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this prospectus supplement.

B.   FAIR VALUE OPTION........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series
                                 2006-C4 controlling class (which is described
                                 under "The Series 2006-C4 Pooling and Servicing
                                 Agreement--The Series 2006-C4 Controlling Class
                                 Representative and the Non-Trust Loan
                                 Noteholders--Series 2006-C4 Controlling Class"
                                 in this prospectus supplement) and the special
                                 servicer will each have an assignable option to
                                 purchase any mortgage loan held by the issuing
                                 entity that meets the requisite default
                                 criteria, at a price generally equal to either:
                                 (1) the sum of (a) the outstanding principal
                                 balance of that mortgage loan, (b) all accrued
                                 and unpaid interest on that mortgage loan,
                                 other than default interest, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made by the master
                                 servicer, the special servicer and/or the
                                 trustee with respect to that mortgage loan, and
                                 (e) any other amounts payable under the series
                                 2006-C4 pooling and servicing agreement; or (2)
                                 following the determination thereof, the fair
                                 value of that mortgage loan. In addition, each
                                 holder of a ShopKo Portfolio mortgage loan that
                                 is not transferred to the issuing entity will
                                 have a fair value purchase option solely as to
                                 the ShopKo Portfolio underlying mortgage loan.
                                 See "The Series 2006-C4 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" and
                                 "Description of the Mortgage Pool--The Loan
                                 Combinations--The ShopKo Portfolio Loan
                                 Combination" in this prospectus supplement.

C.   OTHER PURCHASE OPTIONS...   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal

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                                      S-36

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                                 balance thereof plus accrued interest,
                                 generally after such mortgage loan has become a
                                 specially serviced mortgage loan or otherwise
                                 under various default scenarios:

                                 o    pursuant to a related co-lender agreement,
                                      each holder of a ShopKo Portfolio mortgage
                                      loan that is not transferred to the
                                      issuing entity will have the option to
                                      purchase the ShopKo Portfolio underlying
                                      mortgage loan from the issuing entity
                                      under the default scenarios described
                                      under "Description of the Mortgage
                                      Pool--The Loan Combinations--The ShopKo
                                      Portfolio Loan Combination" in this
                                      prospectus supplement;

                                 o    pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of the Wimbledon Place Apartments
                                      B-note loan has been granted the right to
                                      purchase the Wimbledon Place Apartments
                                      underlying mortgage loan from the issuing
                                      entity under the default scenarios
                                      described under "Description of the
                                      Mortgage Pool--The Loan Combinations--The
                                      Wimbledon Place Apartments Loan
                                      Combination" in this prospectus
                                      supplement; and

                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this prospectus supplement).

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 issuing entity as two (2) real estate mortgage
                                 investment conduits, or REMICs, under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended, designated as REMIC I and
                                 REMIC II. Any assets not included in a REMIC
                                 will constitute one or more grantor trusts for
                                 U.S. federal income tax purposes.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

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                                      S-37

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                                 The class A-1 certificates will be issued
                                 without any original issue discount. The
                                 remaining offered certificates will be issued
                                 with a de minimis amount of original issue
                                 discount. If you own an offered certificate
                                 issued with original issue discount, you may
                                 have to report original issue discount income
                                 and be subject to a tax on this income before
                                 you receive a corresponding cash payment. When
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, with respect to the series 2006-C4
                                 certificates for federal income tax purposes,
                                 the prepayment assumption used will be that
                                 following any date of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 Some of the offered certificates may be treated
                                 as having been issued at a premium.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could

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                                      S-38

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                                 give rise to a transaction that is prohibited
                                 under ERISA or section 4975 of the Internal
                                 Revenue Code of 1986, as amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this prospectus supplement and
                                 in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 The yield on the other offered certificates
                                 with variable or capped pass-through rates,
                                 could also be adversely affected if the
                                 underlying mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the underlying mortgage
                                 loans with relatively lower net mortgage
                                 interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

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                                      S-39

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M, A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-SB, A-3 AND A-1A CERTIFICATES.

     If you purchase class A-M, A-J, B, C and D certificates, then your offered certificates will provide credit support to other classes of series 2006-C4 certificates, including the A-1, A-2, A-SB, A-3, A-1A and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C4 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2006-C4 certificates,

     o    the order in which the principal balances of the respective classes of the series 2006-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-40

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-SB and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1.
Until the class A-1, A-2, A-SB and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through
(f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series 2006-C4 Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

                                      S-41

     Holders of the class A-1, A-2, A-SB and A-3 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-SB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

     The yield on the offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

THE INTERESTS OF THE SERIES 2006-C4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series 2006-C4 certificates representing a majority interest in the controlling class of series 2006-C4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2006-C4 Pooling and
Servicing Agreement--The Series 2006-C4 Controlling Class Representative and the
Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 2006-C4 pooling and servicing agreement, subject to satisfaction of the conditions described under "The Series 2006-C4
Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2006-C4 controlling class representative may direct the special servicer under the series 2006-C4 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity that the series 2006-C4 controlling class representative may consider advisable, except to the extent that: (x) a holder or group of holders of ShopKo Portfolio mortgage loans that have not been included in the series 2006-C4 securitization transaction, or a designee or representative thereof, may otherwise do so with respect to the ShopKo Portfolio loan combination; and/or (y) the consent of the holder of the Wimbledon Place Apartments B-note loan and/or the consent of a mezzanine lender may be required with respect to certain modifications of the related underlying mortgage loan.

     In the absence of significant losses on the underlying mortgage loans, the series 2006-C4 controlling class will be a non-offered class of series 2006-C4 certificates. The series 2006-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C4 controlling class representative will exercise its rights and powers on behalf of the series
2006-C4 controlling class certificateholders, and it will not be liable to any other class of series 2006-C4 certificateholders for so doing.

                                      S-42

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES.

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    retail;

     o    office;

     o    multifamily;

     o    hospitality;

     o    industrial;

     o    mixed use;

     o    land; and

     o    manufactured housing.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Three (3) mortgage loans that we intend to transfer to the issuing entity, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Wolf Resorts Portfolio, Mill & Main and Hayden
Park Office, respectively, representing 2.8%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance and 3.4%, 0.2% and 0.2%, respectively, of the initial loan group no. 1 balance, are each secured in whole or, in the case of the Great Wolf Resorts Portfolio underlying mortgage loan, in part by the related borrower's interest in a commercial condominium unit. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

                                      S-43

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 188 mortgaged real properties, securing 40.4% of the initial mortgage pool balance and 48.7% of the initial loan group no. 1 balance, the related borrower has leased the property to at least one tenant that occupies
25% or more of the particular property. In the case of 149 of those properties, securing 20.4% of the initial mortgage pool balance and 24.6% of the initial loan group no. 1 balance, and including each of the ShopKo Portfolio underlying mortgaged properties, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--The Successful Operation of a Multifamily or Commercial
Property Depends on Tenants," "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Dependence on a Single
Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying base prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--RETAIL, OFFICE, MULTIFAMILY AND HOSPITALITY

     One hundred fifty-eight (158) of the mortgaged real properties, securing
29.8% of the initial mortgage pool balance and 35.9% of the initial loan group
no. 1 balance, are primarily used for retail purposes. We consider 145 of the subject retail properties (which include regional malls), securing 24.9% of the initial mortgage pool balance and 30.0% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 13 of the subject retail properties, securing 4.9% of the initial mortgage pool balance and 5.9%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

                                      S-44

     Forty-eight (48) of the mortgaged real properties, securing 32.7% of the initial mortgage pool balance and 39.4% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Office Properties" in the accompanying base prospectus.

     Thirty-three (33) of the mortgaged real properties, securing 17.0% of the initial mortgage pool balance and 100.0% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks
--Multifamily Rental Properties" in the accompanying base prospectus.

     Twenty-five (25) of the mortgaged real properties, collectively securing
10.7% of the initial mortgage pool balance and 12.9% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF CALIFORNIA AND FIVE
PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE
LIENS ON REAL PROPERTIES LOCATED IN EACH OF THE FOLLOWING STATES--VIRGINIA,
WISCONSIN, PENNSYLVANIA AND FLORIDA

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                            % OF INITIAL   % OF INITIAL   % OF INITIAL
                                NUMBER OF     MORTGAGE      LOAN GROUP     LOAN GROUP
          STATE                PROPERTIES   POOL BALANCE   NO.1 BALANCE   NO.2 BALANCE
-------------------------      ----------   ------------   ------------   ------------

California .................       17           15.7%          15.7%          15.7%
   Southern California(1) ..       10           13.3           13.1           14.3
   Northern California(1) ..        7            2.4            2.6            1.4
Virginia ...................        8            7.3            8.1            3.5
Wisconsin ..................       50            7.0            7.2            6.1
Pennsylvania ...............       12            6.8            6.5            8.6
Florida ....................       11            6.8            8.2           --

----------

                                      S-45

     (1)  Northern California includes areas with zip codes of 93906 and above, and Southern California includes areas with zip codes of 92870 and below.

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this prospectus supplement contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     One hundred fifty (150) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.7% of the initial mortgage pool balance, of which 118 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, 16 mortgage loans that we intend to transfer to the issuing entity, representing 4.3% of the initial mortgage pool balance and 5.2%
of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Nine (9) of those balloon loans, representing 10.5% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no.
1, representing 11.0% of the initial loan group no. 1 balance, and two (2)
mortgage loans are in loan group no. 2, representing 7.8% of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 34.1% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 40.0% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 60.7% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in,
and Annex B to, this prospectus supplement and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

                                      S-46

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY.

     Three (3) mortgage loans, representing 1.3% of the initial mortgage pool balance, of which two (2) mortgaged loans are in loan group no. 1, representing
0.5% of the loan group no. 1 balance, and one (1) of the mortgage loans is in loan group no. 2, representing 5.2% of the initial loan group no. 2 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In addition, six (6) mortgage loans, representing 13.8%
of the initial mortgage pool balance and 16.6% of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of two (2) of these six (6) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement and "Risk Factors--Lending on Ground Leases Creates Risks
for Lenders That Are Not Present When Lending on an Actual Ownership Interest in
a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be

                                      S-47

Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities
Act" in the accompanying base prospectus.

     For example, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Woodstream Apartments, which secures a mortgage loan representing 1.5% of the initial mortgage pool balance and 8.6%
of the initial loan group 2 balance, the related mortgaged real property is currently in violation of building codes with respect to the ventilation of each of the individual apartment units. $400,000 of loan proceeds were escrowed to pay for the cost of remedying such violation and the borrower is required to complete such repairs within 270 days from March 31, 2006 (the closing date of the loan), however, so long as the borrower is diligently pursuing completion, the borrower may obtain a 60 day extension period to complete such repairs. The lender is not required to release the escrowed funds until the borrower provides evidence to lender of satisfactory completion of such repairs, including, a building code compliance letter from the municipality.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Twenty-three (23) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent 9.0%, 2.3%, 2.2% and 2.2%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

                                      S-48

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     The ShopKo Portfolio underlying mortgage loan, which is the largest mortgage loan that we intend to transfer to the issuing entity and represents
8.8% of the initial mortgage pool balance, and 10.6% of the initial loan group
no. 1 balance, is part of a loan combination that includes multiple additional mortgage loans (not included in the series 2006-C4 securitization transaction)
that are: (a) pari passu and pro rata in right of payment with, and cross-defaulted with, the subject underlying mortgage loan; and (b) secured by the same mortgage instrument(s) encumbering the same portfolio of mortgaged real properties as is the subject underlying mortgage loan. The entire ShopKo
Portfolio loan combination has an unpaid principal balance as of the cut-off date of $545,655,010. See "Description of the Mortgage Pool--The Loan
Combinations--The ShopKo Portfolio Loan Combination" in, and the discussion of the ShopKo Portfolio underlying mortgage loan on Annex B to, this prospectus supplement.

     The Wimbledon Place Apartments underlying mortgage loan, which represents
0.3% of the initial mortgage pool balance and 2.0% of the initial loan group no.
2 balance, is part of a loan combination that includes an additional mortgage loan (not included in the Series 2006-C4 securitization transaction) that is:
(a) subordinate in right of payment with, and cross-defaulted with, the subject underlying mortgage loan and (b) secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. The entire Wimbledon Place Apartments loan combination has an unpaid principal balance as of the cut-off date of $8,000,000. See "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this prospectus supplement.

     In the case of one (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance and 0.4%
of the initial loan group no. 1 balance, there is existing subordinate debt in the original principal amount of $4,612,339.33, which is secured by a junior mortgage on the related mortgaged real property. The related borrower incurred the subordinate debt in connection with the purchase of the related mortgaged real property to effectuate a reverse 1031 exchange. The junior mortgagee is JLC
Suncoast, LLC, an entity owned by the guarantor under the subject underlying mortgage loan. The loan documents require the borrower to fully pay off the subordinate debt upon completion of the 1031 exchange which shall not be later than August 15, 2006. The subordinate debt documents do not provide for foreclosure rights and the junior loan has been fully subordinated to the subject underlying mortgage loan pursuant to a subordination agreement delivered by the junior mortgagee.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

                                      S-49

     In addition, with respect to each of 10 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 4.8%
of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 4.1% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 8.4% of the initial loan group no. 2 balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

     Further, with respect to each of 14 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
13.0% of the initial mortgage pool balance, of which 13 mortgage loans are in loan group no. 1, representing 12.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 14.3% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

                                      S-50

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 20 North Orange, DuBois
Mall, Bristol Pointe Apartment Homes, Mallard Crossing Apartments, AmeriCold
Warehouse, Desert Inn Office Center, Four Winds Apartments, 60 Frontage Road,
Marriott Fairfield Inn & Suites Alpharetta Portfolio, Marriott Fairfield Inn &
Suites Buckhead Portfolio, Marriott Fairfield Inn & Suites Atlanta Portfolio,
The Minolta Building, Alfa Laval Building, 50 Division Street, Riverfront
Business Park, Village Square Retail Center, Spalding Triangle, La Quinta Inn
Winter Park, Bassett Creek Medical Building, Northbelt Office Center II, Pac
Bell Directory Office Building, McCarran Landing Shopping Center, Sherman

                                      S-51

Oaks Apartments & Apple Creek Mini Storage and Gateway Plaza N. Las Vegas,
respectively, which secure mortgage loans that collectively represent 14.3% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group
no. 1, representing 13.7% of the initial loan group no. 1 balance, and four (4)
mortgage loans are in loan group no. 2, representing 17.6% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The
Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the
accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will Change the
Nature of Your Investment" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
See "Risk Factors--Redevelopment and Renovation of the Mortgaged Properties May
Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICER OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series 2006-C4 pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

SPONSORS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A
DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp., PNC Bank, National Association and
Barclays Capital Real Estate Inc. will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions", respectively. A breach by a sponsor with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series 2006-C4 certificateholders therein, may result in an obligation on the part of that sponsor to repurchase or replace the underlying mortgage loan that is the subject of such breach; provided that each sponsor that contributed a portion of the ShopKo Portfolio underlying mortgage loan to the series 2006-C4 securitization transaction will only be obligated to repurchase or replace that portion and not the entire ShopKo Portfolio underlying mortgage loan. Neither we nor any of our affiliates (except for
Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller)
are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect such

                                      S-52

repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See "Description of the Mortgage Pool--Assignment of the
Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement and
"Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series 2006-C4 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-53

     A third-party environmental consultant conducted a Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 284 mortgaged real properties, securing 96.5% of the initial mortgage pool balance (of which 253 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.8% of the initial loan group no. 1 balance, and 31 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.1% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of four (4) mortgaged real properties, securing 3.4% of the initial mortgage pool balance, of which three (3) mortgaged real properties secure mortgage loans in loan group no. 1, representing
          1.2% of the loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing
          14.3% of the initial loan group no. 2 balance, respectively, prior to the 12-month period preceding the cut-off date.

     In the case of the one (1) mortgaged real property referred to above (loan number 162), representing 0.1% of the initial mortgage pool balance and 0.7% of the initial loan group no. 2 balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1150 West Washington Street (which is part of the
Shopko Portfolio), the Phase I consultant recommended a file review be conducted to determine the impact, if any, of a historical on-site leaking underground storage tank (LUST) incident. That review indicated that the LUST incident stemmed from USTs that have since been removed from the subject property. The property owner enrolled in the Michigan's Underground Storage Tank Financial
Assurance Fund, and received reimbursement for site activities relating to cleanup of the LUST incident until 1995. Since that time, the owner has continued to address the LUST incident by operating a groundwater treatment system and conducting quarterly groundwater monitoring. Results from the quarterly monitoring indicate that concentrations of contaminants in off-site monitoring wells remain below statutory limits. In addition, the environmental consultant conducting the activities has indicated that if the on-site concentrations continue to decrease or remain stable, closure with a deed restriction will likely be obtained from the State in the near future.

     For a further discussion regarding the findings of the above-referenced environmental assessments and the responses to those findings, see "Description of the Mortgage Pool--Additional Loan and Property Information--Environmental
Reports" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this

                                      S-54

"--Lending on Income-Producing Real Properties Entails Environmental Risks"
subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all except for one (1) of the mortgaged real properties for the underlying mortgage loans. Two hundred eighty-six (286) of the mortgaged real properties, securing 96.7% of the initial mortgage pool balance, of which 254 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.0% of the initial loan group no. 1 balance, and 32 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 85.7% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and two (2) of the mortgaged real properties, securing 2.6% of the initial mortgage pool balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the initial loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the initial loan group no. 2 balance, respectively, were inspected prior to the 12-month period preceding the cut-off date. One (1)
mortgaged real property, securing 0.7% of the initial mortgage pool balance and
0.8% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

                                      S-55

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance
Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism
Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and copayment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. With respect to those

                                      S-56

mortgage loans included in the series 2006-C4 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable.
However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series
2006-C4 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C4 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Thirty-eight (38) mortgaged real properties, securing 20.7% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Thirty-four (34) of those 38 mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.7% of the initial loan group no. 1 balance, and four (4) of those 38 mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.7% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

                                      S-57

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. See "--Impact of Recent Hurricane Activity May
Adversely Affect the Performance of Mortgage Loans" below. Seventeen (17)
mortgaged real properties, securing 8.8% of the initial mortgage pool balance, are located in high windstorm risk areas. Sixteen (16) of those 17 mortgaged real properties secure mortgage loans in loan group no. 1, representing 10.4% of the initial loan group no. 1 balance, and one (1) of those 17 mortgaged real properties secures a mortgage loan in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana as a result of Hurricane Katrina.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
UNDERLYING MORTGAGE LOANS

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas and
Florida in August, September and October 2005 may adversely affect certain of the mortgaged real properties. Twenty-three (23) of the mortgaged real properties, which secure mortgage loans that represent 11.4% of the initial mortgage pool balance (of which 19 mortgaged real properties secure mortgage loans that represent 12.5% of the initial loan group no. 1 balance and four (4)
mortgaged real properties secure mortgage loans that represent 5.7% of the initial loan group no. 2 balance), are located in Louisiana, Mississippi, Texas and Florida. Although it is too soon to assess the full impact of Hurricanes
Katrina, Rita and Wilma on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas.
Areas affected by Hurricanes Katrina, Rita and Wilma have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage, including mold damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-hurricane levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because of the difficulty in obtaining information about the affected areas, it is not possible at this time to make a complete assessment of the extent and expected duration of the economic effects of Hurricanes Katrina, Rita and Wilma on the subject mortgaged real properties, the Southeast states and the United States as a whole.

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property

                                      S-58

including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements
(including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES
2006-C4 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     The ShopKo Portfolio underlying mortgage loan, which represents 8.8% of the initial mortgage pool balance and 10.6% of the initial loan group no. 1 balance, is part of an aggregate debt in the amount of $545,655,010, evidenced by six (6)
promissory notes and secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the ShopKo Portfolio.
The ShopKo Portfolio underlying mortgage loan is evidenced by two (2) of those promissory notes. The other four (4) promissory notes will not be included in the series 2006-C4 securitization transaction. Each of those four (4) other promissory notes represents a separate debt obligation of the related borrowers and is treated as a separate mortgage loan. The ShopKo Portfolio underlying mortgage loan and the debt obligations evidenced by the four (4) promissory notes that will not be included in the series 2006-C4 securitization transaction constitute a loan combination. Pursuant to a co-lender agreement, (a) the holders of mortgage loans representing more than 50% of the total principal balance of the entire ShopKo Portfolio loan combination, acting together, will be entitled to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting the ShopKo Portfolio loan combination; and (b) the holders of mortgage loans representing more than 50% of the total principal balance of the ShopKo
Portfolio mortgage loans not included in the series 2006-C4 securitization transaction will be entitled to replace the applicable special servicer (without cause) with respect to the ShopKo Portfolio loan combination. In addition, any holder of a ShopKo Portfolio mortgage loan that has not been transferred to the issuing entity will have an option to purchase the ShopKo Portfolio underlying mortgage loan from the issuing entity (provided that holder purchase all of the
ShopKo Portfolio mortgage loans) under various default scenarios. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee, which representative will, in the case of the ShopKo
Portfolio underlying mortgage loan, in connection with exercising the right described in clause (1) of the second preceding sentence, be the series 2006-C4 controlling class representative pursuant to the series 2006-C4 pooling and servicing agreement.

     The Wimbledon Place Apartments underlying mortgage loan, which represents
0.3% of the initial mortgage pool balance and 2.0% of the loan group no. 2 balance, is part of a loan combination that includes one other mortgage loan
(not included in the series 2006-C4 securitization transaction) that is secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. Pursuant to a co-lender, intercreditor or similar agreement, the holder of the Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction will be entitled to purchase the

                                      S-59

Wimbledon Place Apartments underlying mortgage loan under various default scenarios and, during the purchase option period, to prevent (by withholding its consent to) various waivers, amendments and modifications of the Wimbledon Place
Apartments loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or a designee.

     In connection with exercising any of the foregoing rights afforded to it, the holder of a ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C4 securitization transaction, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C4 certificateholders and may have interests that conflict with your interests. If any ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that other mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other securitization. You should expect that the holder or beneficial owner of a ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction will exercise its rights and powers to protect its own economic interests, and it will not be liable to the series 2006-C4 certificateholders for so doing. See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each of the ShopKo Portfolio loan combination and the Wimbledon Place Apartments loan combination. Also, see
"The Series 2006-C4 Pooling and Servicing Agreement--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" and
"--Replacement of the Special Servicer" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective holders of the mortgage loans comprising each of the ShopKo Portfolio loan combination and the Wimbledon Place Apartments loan combination. See also "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests" in the accompanying base prospectus.

     Some provisions contained in the ShopKo Portfolio or Wimbledon Place
Apartments co-lender, intercreditor or similar agreement restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain
Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in
Connection with Mortgage Loans Underlying Your Offered Certificates May be
Unenforceable" in the accompanying base prospectus.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES 2006-C4 SECURITIZATION TRANSACTION OR
AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series 2006-C4 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series 2006-C4

                                      S-60

securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series 2006-C4 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series 2006-C4 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this prospectus supplement.

     In addition, in the case of the underlying mortgage loan identified on
Annex A-1 to this prospectus supplement as Shopko Portfolio, representing 8.8%
of the initial mortgage pool balance and 10.6% of the initial loan group no. 1 balance, and the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Reckon II Office Portfolio, representing 3.2% of the initial mortgage pool balance and 3.8% of the initial loan group no. 1 balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage
Pool--Substitution and Release of Real Property Collateral" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to

                                      S-61

offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

INVESTORS MAY WANT TO CONSIDER PRIOR BANKRUPTCIES

     We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of borrowers have not been a party to bankruptcy proceedings. See
"Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on
a Mortgage Loan Underlying Your Offered Certificates" in the accompanying base prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF A CASH HOLDBACK OR A LETTER OF CREDIT OR BASED ON A STABILIZED
APPRAISED VALUE

     With respect to 11 mortgage loans that we intend to transfer to the issuing entity (loan numbers 8, 9, 10, 11, 23, 26, 28, 37, 38, 72 and 120), which collectively represent 7.8% of the initial mortgage pool balance and 9.4% of the initial loan group no. 1 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to one (1) of those 11 mortgage loans
(loan number 26), representing 1.2% of the initial mortgage pool balance and
1.4% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have, been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b)
reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. With respect to two (2) mortgage loans that we intend to transfer to the issuing entity (loan numbers 37 and 76), representing 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized"
appraised value rather than the "as-is" appraised value. IF THE RELATED CASH
HOLDBACKS, LETTERS OF CREDIT, FINANCIAL PERFORMANCE ASSUMPTIONS OR STABILIZED
APPRAISED VALUES WERE NOT TAKEN INTO ACCOUNT IN CALCULATING DEBT SERVICE
COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS FOR ANY OF THESE 12 UNDERLYING
MORTGAGE LOANS REFERRED TO ABOVE IN THIS PARAGRAPH THEN: (A) THE UNDERWRITTEN
NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL WOULD RANGE
FROM 0.85X TO 2.52X, WITH A WEIGHTED AVERAGE OF 1.33X; (B) THE CUT-OFF DATE
LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 39.05% TO 105.35%,
WITH A WEIGHTED AVERAGE OF 72.21%; (C) THE MATURITY DATE/ARD LOAN-TO-VALUE
RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 38.07% TO 92.34%, WITH A WEIGHTED
AVERAGE OF 64.46%; (D) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE
RATIOS FOR LOAN GROUP

                                      S-62

NO. 1 WOULD RANGE FROM 0.85X TO 2.52X, WITH A WEIGHTED AVERAGE OF 1.34X; (E) THE
CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 39.05% TO
105.35%, WITH A WEIGHTED AVERAGE OF 72.43%; (F) THE MATURITY DATE/ARD
LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 38.07% TO 92.34%, WITH
A WEIGHTED AVERAGE OF 64.51%; (G) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE
COVERAGE RATIOS FOR LOAN GROUP NO. 2 WOULD RANGE FROM 1.15X TO 1.94X WITH A
WEIGHTED AVERAGE OF 1.27X; (H) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN
GROUP NO. 2 WOULD RANGE FROM 48.15% TO 79.17%, WITH A WEIGHTED AVERAGE OF
71.15%; AND (I) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP 2 WOULD
RANGE FROM 40.98% TO 72.28%, WITH A WEIGHTED AVERAGE OF 64.24%. WEIGHTED AVERAGE
UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO, CUT-OFF DATE
LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO INFORMATION FOR
THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE 12 UNDERLYING
MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE
ADJUSTMENTS REFERENCED ABOVE.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to in this prospectus supplement as the "trust fund", will primarily consist of a pool of multifamily and commercial mortgage loans. Upon initial issuance of the series
2006-C4 certificates, we intend to include the 166 mortgage loans identified on
Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an Initial Mortgage Pool Balance of
$2,263,536,038. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into a loan group no. 1 and a loan group no. 2.

                                      S-63

     Loan group no. 1 will consist of 134 mortgage loans, with an Initial Loan
Group No. 1 Balance of $1,878,218,471 and representing approximately 83.0% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 32 mortgage loans, with an Initial Loan
Group No. 2 Balance of $385,317,567 and representing approximately 17.0% of the
Initial Mortgage Pool Balance, that are secured by multifamily properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity. The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $721,000 to $200,000,000, and the average of those cut-off date principal balances is $13,635,759.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

                                      S-64

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, each
          ShopKo Portfolio Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect the
          ShopKo Portfolio Mortgage Loan excludes the ShopKo Portfolio Non-Trust
          Loans.

     o    Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the Wimbledon
          Place Apartments Mortgage Loan excludes the Wimbledon Place Apartments
          Non-Trust Loan.

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this prospectus supplement.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include 19 mortgage loans, representing 4.9% of the
Initial Mortgage Pool Balance, of which 15 of the mortgage loans are in loan group no. 1, representing 4.4% of the Initial Loan Group No. 1 Balance and four
(4) mortgage loans are in loan group no. 2, representing 7.5% of the Initial
Loan Group No. 2 Balance, respectively, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include seven (7) mortgage loans, representing
17.0% of the Initial Mortgage Pool Balance, of which six (6) of the mortgage loans are in loan group no. 1, representing 19.8% of the Initial Loan Group No.
1 Balance and one (1) of the mortgage loans in loan group no. 2, representing
3.2% of the Initial Loan Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

                                      S-65

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                                                                               % OF INITIAL
                                                   MULTIPLE PROPERTY             CUT-OFF DATE   % OF INITIAL    LOAN GROUP
                                                 MORTGAGE LOAN/CROSSED    LOAN     PRINCIPAL      MORTGAGE        NO. 1/2
LOAN/PROPERTY NAME(S)                                    GROUP           GROUP      BALANCE     POOL BALANCE      BALANCE
---------------------                            ---------------------   -----   ------------   ------------   ------------

 1. ShopKo Portfolio                               Multiple Property       1     $200,000,000      8.8%          10.6%
 2. Reckson II Office Portfolio                    Multiple Property       1       72,000,000      3.2            3.8
 3. Great Wolf Resorts Portfolio                   Multiple Property       1       63,000,000      2.8            3.4
 4. SpringHill Suites - North Shore                  Crossed Group         1       19,762,500      0.9            1.1
    Holiday Inn Express - South Side                 Crossed Group         1        9,487,500      0.4            0.5
    Holiday Inn Express - Bridgeville                Crossed Group         1        4,670,000      0.2            0.2
    Comfort Inn - Meadowlands                        Crossed Group         1        4,350,000      0.2            0.2
 5. Sara Road 300                                    Crossed Group         1        9,615,000      0.4            0.5
    JCG III                                          Crossed Group         1        7,623,000      0.3            0.4
    Liberty Business Park                            Crossed Group         1        6,763,000      0.3            0.4
    Sara Road 80                                     Crossed Group         1        6,340,000      0.3            0.3
    JCG V                                            Crossed Group         1        4,131,000      0.2            0.2
    6100 Center                                      Crossed Group         1        1,510,000      0.1            0.1
    Beverly Terrace                                  Crossed Group         1        1,297,000      0.1            0.1
    JCG IV                                           Crossed Group         1          721,000      0.0(1)         0.0(1)
 6. Beau Rivage Apartments 192                       Crossed Group         2        8,879,000      0.4            2.3
    Beau Rivage Apartments 132                       Crossed Group         2        5,846,000      0.3            1.5
 7. Autumnwood Apartments                            Crossed Group         2        7,063,125      0.3            1.8
    Silvercreek Apartments                           Crossed Group         2        7,063,125      0.3            1.8
 8. Marriott Fairfield Inn & Suites Alpharetta
    Portfolio                                      Multiple Property       1       13,257,089      0.6            0.7
 9. Stonehenge Apartments                          Multiple Property       2       12,305,040      0.5            3.2
10. Marriott Fairfield Inn & Suites Buckhead
    Portfolio                                      Multiple Property       1       11,679,815      0.5            0.6
11. Marriott Fairfield Inn & Suites Atlanta
    Portfolio                                      Multiple Property       1       11,589,970      0.5            0.6
12. United Supermarket - Lubbock, TX                 Crossed Group         1        3,583,130      0.2            0.2
    Advance Auto Parts - Cleveland, OH               Crossed Group         1        1,120,980      0.0(1)         0.1
    Advance Auto Parts - Denton Township, MI         Crossed Group         1        1,015,890      0.0(1)         0.1

----------
(1)  Represents less than 0.1% of the Initial Mortgage Pool Balance or Initial
     Loan Group No. 1/2 Balance.

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

                                      S-66

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Certain of the Multiple Property Mortgage Loans and Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The loan documents for one (1) group of cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust fund, which is comprised of four (4) mortgage loans in loan group no. 1 that collectively represent 1.7% of the initial mortgage pool balance and 2.0% of the
Initial Loan Group No. 1 Balance, respectively, entitle the related borrower(s)
to obtain a corresponding termination of the subject cross-collateralization, subject to certain conditions, including, without limitation, (a) no event of default has occurred and is continuing and (b) the 12 month trailing debt service coverage ratio with respect to each related mortgaged real property is not less than 1.35x (except that the mortgaged real property identified in Annex
A-1 of the prospectus supplement as Holiday Inn Express--Bridgeville mortgaged real property must maintain a debt service coverage ratio of 1.40x) at actual loan constant of 7.64%, as reasonably determined by lender.

     In the case of the ShopKo Portfolio Mortgage Loan, the related borrower may obtain a release of any of the related mortgaged real properties by substituting another retail property of like kind and quality, subject to satisfaction of the following conditions, among others: (a) the aggregate combined amount (by square foot) of rentable space (expressed as a percentage of the total rentable space)
that can be substituted may not exceed 20% in any one calendar year and 30% over the term of the related operating leases at the ShopKo Portfolio mortgaged real properties; (b) based on a current appraisal of the replaced property and the substitute property, the appraised value of the substitute property must be equal to or greater than the appraised value of the replaced property as of origination and immediately prior to the date of proposed substitution; (c)
based on a certificate of the related borrower, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender, after the substitution of a substitute property and the release of the replaced property, the debt service coverage ratio for the 12 full calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the related mortgage instrument after the substitution will be equal to or greater than the (i) debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (ii) debt service coverage ratio for the 12 full calendar months immediately preceding the substitution (including the replaced property and excluding the substitute property); (d) after individual properties with an aggregate square footage of at least ten percent (10%) of the original square footage demised under the related operating leases have been released, if the
ShopKo Portfolio Mortgage Loan is part of a securitization, the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the securities issued in connection with the securitization that are then outstanding; (e) the lender has received evidence that the store-level profitability as set forth in the P&L report of the substitute property is equal to or greater than the store-level profitability of the replaced

                                      S-67

property as set forth in the P&L report for the immediately preceding 12-month period; and (f) no event of default shall have occurred and be continuing and borrower shall be in compliance in all material respects with all terms and conditions set forth in the loan documents.

     In the case of the Reckson II Office Portfolio underlying mortgage loan, which represents 3.2% of the Initial Mortgage Pool Balance and 3.8% of the
Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of an individual property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that:
(i) no substitution will be permitted until the date after which defeasance is permitted has passed or if any event of default has occurred; (ii) confirmation must be obtained from the applicable rating agencies that the then current ratings of the offered certificates will not be downgraded, withdrawn or qualified as a result of the substitution; (iii) the related borrower must deliver to the lender a current appraisal for the substitute property and a current appraisal for the released property; (iv) the debt service coverage ratio must be equal to or greater than the greater of (A) 95% of the debt-service-coverage ratio for the properties immediately prior to the substitution and (B) 1.50x; (v) the loan-to-value ratio may not be in excess of the lesser of (X) 105% of the loan-to-value ratio for the properties immediately prior to the substitution and (Y) 55%; and (vi) after giving effect to the substitution, the geographic concentrations and general use of the properties may not have materially changed. The borrower is not permitted more than three
(3) substitutions during the entire term of the Reckson II Office Portfolio underlying mortgage loan, and the aggregate allocated loan amounts of the released properties for all substitutions during the entire term of the Reckson
II Office Portfolio underlying mortgage loan may not exceed 35% of the original principal balance of the Reckson II Office Portfolio underlying mortgage loan.

     Also in the case of the Reckson II Office Portfolio underlying mortgage loan, the loan documents provide for the release of any one or more properties upon a sale of such property to a bona fide third-party purchaser, subject to the satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the debt-service-coverage ratio of the remaining properties is equal to or greater than the greater of (A)
95% of the properties calculated immediately prior to the partial release and
(B) 1.50x, and (iii) the loan must be partially defeased in the amount of 110%
of the allocated loan amount for the released property as a condition to such release. In addition to the foregoing, with respect to the mortgaged real property identified as the 55 Charles Lindberg property, a portion of such property consisting of approximately 6.555 acres may be released without the payment of any release price or defeasance upon satisfaction of certain conditions, including, among others, that (a) the release partial is legally subdivided, (b) the release parcel may not be owned by any borrower of the
Reckson II Office Portfolio underlying mortgage loan, and (c) the existing ground lease with respect to the 55 Charles Lindberg mortgaged real property must be amended to remove the released portion and there shall be a pro rata reduction in the ground lease rent.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 5.9% of the Initial Mortgage Pool Balance and 7.1% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of a portion of the related mortgaged property consisting of a surface parking lot containing 317 parking spaces in connection with the development of a parking garage and other improvements on the released parcel upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) the to be built parking garage shall contain no less than 317 parking spaces or a greater number of spaces in order to comply with applicable parking requirements which are dedicated for the exclusive use of the remaining mortgaged property; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining property; and (iii) the remaining property shall not be in violation of any zoning, land use, subdivision, or other law, statute, ordinance, rule, regulation, or requirement of any governmental authority having jurisdiction, including, but not limited to, any applicable setback or parking requirement or render all or any part of the remainder of the property a nonconforming use thereunder.

                                      S-68

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.8% of the Initial Mortgage Pool Balance and 3.4% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of the Sandusky, Ohio mortgaged property upon satisfaction of certain conditions contained in the related loan documents, including, without limitation, that (i)
no event of default has occurred and is continuing, (ii) the loan-to-value ratio of the remaining property shall not exceed 55%, (iii) the debt-service coverage ratio following the release shall be equal to or greater than (A) the debt service coverage ratio immediately prior to the release date, or (B) 1.65x, and
(iv) the partial defeasance of the Great Wolf Resorts Loan in the amount of 115%
of the allocated loan amount for the Sandusky, Ohio mortgaged real property.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.5% of the Initial Mortgage Pool Balance and 3.2% of the
Initial Loan Group No. 2 Balance, the loan documents provide for the release of any one mortgaged property, subject to satisfaction of certain conditions in loan documents, including, among other things, that (i) the debt service coverage ratio following the release may not be less than the debt service coverage ratio immediately prior to the release date, (ii) the loan-to-value ratio of the remaining property may not exceed 80%, and (iii) the delivery of a rating agency confirmation providing that the then current ratings of the offered certificates will not be downgraded, withdrawn or qualified as a result of the release.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of the Taco Bell Parcel upon satisfaction of certain conditions set forth in the loan documents, including among other things, that (a) the related borrower must either fund a reserve in the sum of $1,500,000, or must effect a partial defeasance per the loan documents by, among other things, paying to the lender the sum of $638,216, (b) the remaining mortgaged real property must support a loan-to-value ratio of no greater than 75% and a debt service coverage ratio of
1.31x, and (c) the related borrower must deliver to the lender all due diligence items necessary to evidence perfection and priority of the mortgage lien on the remaining mortgaged real property. Additionally, the loan documents permit the release of the Wendy's Parcel upon satisfaction of certain conditions set forth in the loan documents, including, that (a) the related borrower must either fund a reserve in the sum of the greater of $605,631 or the consideration paid by
Wendy's for the exercise of its right of first refusal, or must effect a Wendy's
Defeasance per the loan documents by, among other things, paying to the lender the sum of $605,631, (b) the remaining mortgaged real property must support a loan-to-value ratio of no greater than 75% and a debt service coverage ratio of at least 1.31x, and (c) and the related borrower must deliver to the lender all due diligence items necessary to evidence perfection and priority of the remaining mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Twenty-three (23) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 66 mortgage loans, and representing a total of 34.8% of the Initial Mortgage Pool Balance, of which 58 mortgage loans are in loan group no. 1, representing 37.5% of the Initial Loan
Group No. 1 Balance, and eight (8) mortgage loans are in loan group no. 2, representing 21.9% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

                                      S-69

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1
for identification of additional affiliated borrower groupings.

                    MORTGAGE LOANS WITH AFFILIATED BORROWERS

                                                                                       % OF INITIAL      % OF INITIAL
                                                             CUT-OFF DATE       LOAN     MORTGAGE     LOAN GROUP NO. 1/2
PROPERTY/PORTFOLIO NAME(S)                                 PRINCIPAL BALANCE   GROUP   POOL BALANCE         BALANCE
--------------------------                                 -----------------   -----   ------------   ------------------

 1. ShopKo Portfolio                                          $200,000,000       1        8.8%              10.6%
    United Supermarket - Plainview, TX                           4,753,132       1        0.2                0.3
 2. Marriott Fairfield Inn & Suites Alpharetta Portfolio        13,257,089       1        0.6                0.7
    Marriott Fairfield Inn & Suites Buckhead Portfolio          11,679,815       1        0.5                0.6
    Marriott Fairfield Inn & Suites Atlanta Portfolio           11,589,970       1        0.5                0.6
    Northbelt Office Center II                                  14,500,000       1        0.6                0.8
 3. Milestone                                                   19,900,000       1        0.9                1.1
    Virginia Gateway                                            19,815,000       1        0.9                1.1
    Washingtonian Center                                        11,150,000       1        0.5                0.6
 4. Locke Drive                                                 19,900,000       1        0.9                1.1
    Collier Health Park                                         17,120,000       1        0.8                0.9
    1210-1230 Washington Street                                 12,300,000       1        0.5                0.7
 5. DuBois Mall                                                 32,812,500       1        1.4                1.7
    La Quinta Inn Winter Park                                    6,892,202       1        0.3                0.4
 6. SpringHill Suites - North Shore                             19,762,500       1        0.9                1.1
    Holiday Inn Express - South Side                             9,487,500       1        0.4                0.5
    Holiday Inn Express - Bridgeville                            4,670,000       1        0.2                0.2
    Comfort Inn - Meadowlands                                    4,350,000       1        0.2                0.2
 7. Sara Road 300                                                9,615,000       1        0.4                0.5
    JCG III                                                      7,623,000       1        0.3                0.4
    Liberty Business Park                                        6,763,000       1        0.3                0.4
    Sara Road 80                                                 6,340,000       1        0.3                0.3
    JCG V                                                        4,131,000       1        0.2                0.2
    6100 Center                                                  1,510,000       1        0.1                0.1
    Beverly Terrace                                              1,297,000       1        0.1                0.1
    JCG IV                                                         721,000       1        0.0(1)             0.0(1)
 8. Mallard Crossing Apartments                                 22,167,000       2        1.0                5.8
    Four Winds Apartments                                       14,800,000       2        0.7                3.8
 9. Bossier Corners                                             22,500,000       1        1.0                1.2
    State & Perryville Shopping Center                          12,850,000       1        0.6                0.7
10. 60 Frontage Road                                            14,500,000       1        0.6                0.8
    The Minolta Building                                         9,300,000       1        0.4                0.5
    Alfa Laval Building                                          9,100,000       1        0.4                0.5
11. Hilton Garden Inn - Glen Allen, VA                          15,558,230       1        0.7                0.8
    Courtyard by Marriott - Huntersville, NC                     9,429,934       1        0.4                0.5
    Holiday Inn - Lumberton, NC                                  5,964,650       1        0.3                0.3
12. Aurora - Wilkinson Medical Clinic (Hartland)                 8,200,000       1        0.4                0.4
    Aurora - Edgerton Health Center                              7,240,000       1        0.3                0.4
    Aurora - Bluemond Health Center                              5,840,000       1        0.3                0.3
    Aurora - Airport Health Center                               5,120,000       1        0.2                0.3
13. Desert Inn Office Center                                    15,540,000       1        0.7                0.8
    Riverfront Business Park                                     8,400,000       1        0.4                0.4

----------
(1)  Represents less than 0.1% of the Initial Mortgage Pool Balance or Initial
     Loan Group No. 1/2 Balance.

                                      S-70

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this prospectus supplement are summary descriptions
(including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                                                                              CUT-OFF                     % OF
                                                                                DATE                    INITIAL        CUT-OFF
                                                                             PRINCIPAL        % OF        LOAN           DATE
                        MORTGAGE                               CUT-OFF DATE   BALANCE        INITIAL     GROUP    U/W  LOAN-TO
                          LOAN      PROPERTY    LOAN             PRINCIPAL      PER         MORTGAGE    NO. 1/2   NCF   VALUE
  MORTGAGE LOAN NAME     SELLER       TYPE     GROUP   STATE      BALANCE     SF/UNIT     POOL BALANCE  BALANCE  DSCR   RATIO
----------------------  --------  -----------  -----  -------  ------------  ---------    ------------  -------  ----  -------

                                    Retail,
                         CGM and  Industrial,
1. ShopKo Portfolio       BCRE       Office      1    Various  $200,000,000  $     50(1)       8.8%      10.6%   1.51x  76.39%
2. Olen Pointe Brea
   Office Park             CGM       Office      1       CA     133,000,000       209          5.9        7.1    1.20   70.74
3. Reston Executive
   Center                  CGM       Office      1       VA      93,000,000       191          4.1        5.0    1.22   72.66
4. Reckson II Office
   Portfolio               CGM       Office      1     NY, NJ    72,000,000        79          3.2        3.8    2.26   49.52
5. Great Wolf Resorts
   Portfolio               CGM    Hospitality    1     OH, WI    63,000,000   108,621          2.8        3.4    1.74   52.28
6. Emerald Isle Senior
   Apartments              PNC    Multifamily    2       CA      55,000,000   130,332          2.4       14.3    1.23   69.18
7. 20 North Orange         CGM       Office      1       FL      42,695,000       158          1.9        2.3    1.20   74.64
8. Kratsa Portfolio        CGM    Hospitality    1       PA      38,270,000    82,657          1.7        2.0    1.31   74.53
9. GT Portfolio            CGM      Office,      1       OK      38,000,000        44          1.7        2.0    1.21   79.90
                                   Industrial
10. Flower Hill            PNC       Retail      1       CA      36,500,000       346          1.6        1.9    1.24   75.09
   Promenade
                                                               ------------                   ----
TOTAL/WTD. AVG.                                                $771,465,000                   34.1%              1.44X  69.90%
                                                               ------------                   ----

----------
(1)  Calculated based on the unpaid principal balance as of the cut-off date for the entire ShopKo Portfolio Loan Combination.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    One hundred thirty-four (134) of the mortgage loans that we intend to include in the trust fund, representing 66.6% of the Initial Mortgage
          Pool Balance, of which 111 mortgage loans are in loan group no. 1, representing 65.2% of the Initial Loan Group No. 1 Balance, and 23
          mortgage loans are in loan group no. 2, representing 73.1% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

     o    Twenty-nine (29) of the mortgage loans that we intend to include in the trust fund, representing 17.3% of the Initial Mortgage Pool
          Balance, of which 20 mortgage loans are in loan group no. 1, representing 15.3% of the Initial Loan Group No. 1 Balance, and nine
          (9) mortgage loans are in loan group no. 2, representing 26.9% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

                                      S-71

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 8.8% of the Initial Mortgage Pool Balance and 10.6%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month; and

     o    Two (2) of the mortgage loans that we intend to include in the trust fund, representing 7.3% of the Initial Mortgage Pool Balance and 8.8%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the ninth day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date. With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as Mallard
Crossing Apartments and Four Winds Apartments, representing 1.6% of the Initial
Mortgage Pool Balance and 9.6% of the Initial Loan Group No. 2 Balance, the
respective mortgage rates step up annually from the initial mortgage rate during the first seven (7) years of the loan term. With respect to the Mallard Crossing
Apartments Loan, the initial mortgage rate is 4.4350% per annum through the
December 2006 payment date; 4.6850% per annum from the January 2007 through the
December 2007 payment date; 4.8100% per annum from the January 2008 through the
December 2008 payment date; 4.9350% per annum from the January 2009 through the
December 2009 payment date; 5.1850% per annum from the January 2010 through the
December 2010 payment date; 5.3100% per annum from the January 2011 through the
December 2011 payment date; 5.4350% per annum from the January 2012 through the
December 2012 payment date; and 5.6850% per annum for all payment dates thereafter. With respect to the Four Winds Apartments Loan, the initial mortgage rate is 4.3750% per annum through the January 2007 payment date; 4.6250% per annum from the February 2007 through the January 2008 payment date; 4.7500% per annum from the February 2008 through the January 2009 payment date; 4.8750% per annum from the February 2009 through the January 2010 payment date; 5.1250% per annum from the February 2010 through the January 2011 payment date; 5.2500% per annum from the February 2011 through the January 2012 payment date; 5.3750% per annum from the February 2012 through the January 2013 payment date; and 5.6250%
per annum for all payment dates thereafter.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.
As of the cut-off date, those mortgage rates ranged from 4.3750% per annum to
7.5600% per annum, and the weighted average of those mortgage rates was 5.7620%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.2300% per annum to 6.6500% per annum, and the weighted average of those mortgage rates was 5.8120% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 4.3750% per annum to 7.5600% per annum, and the weighted average of those mortgage rates was 5.5181% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     All of the underlying mortgage loans will accrue interest on an Actual/360
Basis.

     Balloon Loans. One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 95.7% of the Initial Mortgage Pool
Balance, of which 118 mortgage loans are in loan group no. 1, representing 94.8%
of the Initial Loan Group No. 1 Balance, and 32 mortgage loans are in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, are in each case characterized by:

                                      S-72

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Nine (9) of the balloon mortgage loans that we intend to include in the trust fund, representing 10.5% of the Initial Mortgage Pool Balance, of which seven (7) mortgage loans are in loan group no. 1, representing 11.0% of the
Initial Loan Group No. 1 Balance, and two (2) mortgage loans are in loan group
no. 2, representing 7.8% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 81 of the balloon mortgage loans that we intend to include in the trust fund, representing 54.9% of the
Initial Mortgage Pool Balance, of which 63 mortgage loans are in loan group no.
1, representing 51.5% of the Initial Loan Group No. 1 Balance, and 18 mortgage loans are in loan group no. 2, representing 71.1% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ranging from the first 12 to the first 84 payments following origination and prior to amortization.

     ARD Loans. Sixteen (16) mortgage loans that we intend to include in the trust fund, representing 4.3% of the Initial Mortgage Pool Balance and 5.2% of
the Initial Loan Group No. 1 Balance, respectively, are each characterized by the following features:

     o    A maturity date that is generally 25 to 30 years following origination.

     o    The designation of an anticipated repayment date that is generally 10 to 15 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally no earlier than two (2) to four (4)
          months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated

                                      S-73

          amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Eleven (11) of the ARD Loans that we intend to include in the trust fund, representing 3.0% of the Initial Mortgage Pool Balance and 3.6% of the Initial
Loan Group No. 1 Balance, respectively, provide for payments of interest only for the periods ranging from the first 36 to the first 60 payments following origination.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Prepayment Provisions.

     General. All of the mortgage loans that we intend to include in the trust fund provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

                                      S-74

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust fund. With respect to 152 of the underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 92.1% of the Initial
Mortgage Pool Balance, of which 123 mortgage loans are in loan group no. 1, representing 93.9% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 83.0% of the Initial Loan Group No.
2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 152 mortgage loans begin earlier than the second anniversary of the Issue Date.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 175 months with respect to the entire mortgage pool, 173 months with respect to loan group no. 1 and 175 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 24 months with respect to the entire mortgage pool, 24 months with respect to loan group no. 1 and 48 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 104 months with respect to the entire mortgage pool, 106 months with respect to loan group no. 1 and 98 months with respect to loan group no. 2.

     Notwithstanding the foregoing, a purchase option exists with respect to the
ShopKo Portfolio Mortgaged Property located at 7401 Mineral Point Road, Madison,
Wisconsin. If that option is exercised before the permitted defeasance date, the
ShopKo Portfolio Loan Combination will be subject to prepayment (together with a yield maintenance payment) in an amount equal to the greater of (i) 100% of the allocated loan amount and (ii) the price received by the related borrower in connection with the exercise of the purchase option.

     Prepayment Consideration. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 7.9% of the Initial Mortgage
Pool Balance, of which 11 mortgage loans are in loan group no. 1, representing
6.1% of the Initial Loan Group No. 1 Balance, and three (3) mortgage loans are in loan group no. 2, representing 17.0% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

                                      S-75

     One (1) of those 14 mortgage loans referred to above, representing 0.3% of the initial mortgage pool balance and 0.3% of the Initial Loan Group No. 1
Balance, provides that during its prepayment consideration period, the borrower may elect to defease the mortgage loan.

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2006-C4 certificateholders in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans.
See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the accompanying base prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than seven
(7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Defeasance Loans. One hundred fifty-two (152) of the mortgage loans that we intend to include in the trust fund, representing 92.1% of the Initial Mortgage
Pool Balance, of which 123 mortgage loans are in loan group no. 1, representing
93.9% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 83.0% of the Initial Loan Group No. 2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

                                      S-76

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage

                                      S-77

loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    One hundred eighty-eight (188) of the mortgaged real properties, securing 40.4% of the Initial Mortgage Pool Balance and 48.7% of the
          Initial Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    One hundred forty-nine (149) of the mortgaged real properties, securing 20.4% of the Initial Mortgage Pool Balance and 24.6% of the
          Initial Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 90% or more of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Five (5) mortgaged real properties, securing 2.2% of the Initial
          Mortgage Pool Balance and 12.9% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants or other third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated.
          This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.
          For example, with respect to 15 mortgage loans secured by mortgaged properties identified on Annex A-1 to this prospectus supplement as
          Wolf Creek Apartments, Walgreen's Henderson, NV, Wal-Mart--Fremont,
          CA, Rite Aid, Louisville, KY, Pacso Rite Aid, Best Buy--Fond Du Lac,
          Mill & Main Building, Walgreen's Orange, CT, Sweet Bay Shopping
          Center, Doubletree Suites--Tukwila, WA, Northeast Florida Industrial
          Center, Aurora--Hartland, Aurora--Airport, Aurora--Edgerton and
          Aurora--Bluemond, representing 6.6% of the Initial Mortgage Pool
          Balance, of which 14 mortgaged real properties secure mortgage loans in loan group no. 1, representing 7.0% of the Initial Loan Group No. 1
          Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 4.5% of the Initial Loan Group No. 2
          Balance, certain tenants or others have a right of first refusal to purchase the related mortgaged real property (or a portion thereof) in the event the related borrower elects to sell the related mortgaged real property. While such right of first refusal would not apply to a foreclosure acquisition of the mortgaged real property by the mortgage lender, such right of first refusal would apply to subsequent sales of the mortgaged real property. In addition, with respect to two (2)
          mortgage loans secured by mortgaged real properties identified on
          Annex A-1 to this prospectus supplement as Sara Road 300 and Sara Road
          80, representing 0.7% of the Initial Mortgage Pool Balance and 0.8% of
          the Initial Loan

                                      S-78

          Group No. 1 Balance, certain tenants or others have an option to purchase the related mortgaged real property (or a portion thereof).
          However, such option is subordinated to the lien of the mortgage, provided that such option will survive following a foreclosure sale by lender. Finally, with respect to one (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilltop Square Shopping Center, representing 0.5% of the
          Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1
          Balance, Taco Bell has an option to purchase the portion of the related mortgaged real property that it currently occupies as tenant, and Wendy's has a right of first refusal with respect to the portion of the related mortgaged real property it currently occupies as tenant. Such option to purchase and the right of first refusal are not subordinated to the lien of the mortgage. In the event Taco Bell exercises its purchase option, borrower may either (i) fund a reserve with lender in an amount equal to $1,500,000, which reserve shall be applied to that portion of the loan outstanding on the maturity date of the loan or (ii) effect a partial defeasance of the Taco Bell parcel subject to the terms of the related loan documents by, among other things, paying to the lender the sum of $638,216. In the event
          Wendy's exercises its right of refusal, borrower may either (i) fund a reserve with lender in an amount equal to $605,631, which reserve shall be applied to that portion of the loan outstanding on the maturity date of the loan or (ii) effect a partial defeasance of the
          Wendy's parcel subject to the terms of the related loan documents by, among other things, paying to the lender the sum of $605,631.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust fund (loan numbers 10, 32 and 131), collectively representing 1.3% of the Initial Mortgage Pool Balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.5% of the Initial Loan Group No. 1 Balance and one
(1) mortgage loan is in loan group no. 2, representing 5.2% of the Initial Loan
Group No. 2 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Six (6) of the mortgage loans that we intend to include in the trust fund, collectively representing 13.8% of the
Initial Mortgage Pool Balance and 16.6% of the Initial Loan Group No. 1 Balance,
respectively, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the

                                      S-79

mortgaged real property (or, in the case of two (2) of these six (6) mortgage loans, involving portfolios of mortgaged real properties, on the borrower's leasehold interest in some of those properties and the borrower's fee interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, except as described in the next sentence, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 20 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to cure, any default or breach by the ground lessee. In the case of two (2) mortgage loans that we intend to include in the trust fund, representing 9.6% of the Initial Mortgage Pool Balance and 11.5% of the Initial
Loan Group No. 1 Balance, which are secured in part by the related borrower's ground leasehold interest covering a small portion of the related mortgaged real property (or, in the case of the ShopKo Portfolio Mortgage Loan, covering two
(2) of the related mortgaged real properties), the term of such ground lease does not extend beyond 20 years following the stated maturity date of the related mortgage loan.

     The mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

     In the case of one (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance and 0.4%
of the initial loan group no. 1 balance, there is existing subordinate debt in the original principal amount of $4,612,339.33, which is secured by a junior mortgage on the related mortgaged real property. The related borrower incurred the subordinate debt in connection with the purchase of the related mortgaged real property to effectuate a reverse 1031 exchange. The junior mortgagee is JLC
Suncoast, LLC, an entity owned by the guarantor under the subject underlying mortgage loan. The loan documents require the borrower to fully pay off the subordinate debt upon completion of the 1031 exchange which shall not be later than August 15, 2006. The subordinate debt documents do not provide for foreclosure rights and the junior loan has been fully subordinated to the subject underlying mortgage loan pursuant to a subordination agreement delivered by the junior mortgagee.

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this prospectus supplement, in the case of 24 mortgage loans that we intend to include in the trust fund, representing 17.8% of the Initial
Mortgage Pool Balance, of which 21 mortgage loans are in loan group no. 1, representing 16.8% of the Initial Loan Group No. 1 Balance, and three (3)
mortgage loans are in loan group no. 2, representing 22.7% of the Initial Loan
Group No. 2 Balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 3.2% of the Initial Loan Group No. 2 Balance, the
equity owner and sole member of the borrower, obtained a $820,000 mezzanine loan, secured by a pledge of its equity interests in the borrower. The mezzanine lender has signed a subordination and standstill agreement providing for the subordination of the related mezzanine loan.

                                      S-80

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan (90-day term, one (1) 90-day extension option) in the original principal amount of $2,950,000. The mezzanine lender executed a subordination and standstill agreement pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan (90-day term, one (1) 90-day extension option) in the original principal amount of $3,000,000. The mezzanine lender executed a subordination and standstill agreement pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.9% of the Initial
Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 2 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,100,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt shall be subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.8% of the Initial
Mortgage Pool Balance and 1.0% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,000,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed to subordinate the mezzanine loan to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.4% of the Initial
Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $600,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.3% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,381,807. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.3% of the Initial
Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,649,444. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.2% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,205,651. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.4% of the Initial
Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a

                                      S-81

mezzanine loan in the original principal amount of $1,866,037. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed to subordinate the mezzanine loan to the mortgage loan.

     The table below identifies, by mortgage loan name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing
13.0% of the Initial Mortgage Pool Balance, of which 13 mortgage loans are in loan group no. 1, representing 12.7% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no. 2, representing 14.3% of the
Initial Loan Group No. 2 Balance, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                     MORTGAGE LOAN       MAXIMUM           MINIMUM
                                      CUT-OFF DATE     COMBINED LTV       COMBINED
       MORTGAGE LOAN NAME               BALANCE      RATIO PERMITTED   DSCR PERMITTED
----------------------------------   -------------   ---------------   --------------

   Reckson II Office Portfolio        $72,000,000           NAP*             NAP*
 Emerald Isle Senior Apartments       $55,000,000         95.00%            1.10x
         Riverview Tower              $30,250,000         80.00%            1.10x
            Milestone                 $19,900,000         90.00%            1.10x
        Virginia Gateway              $19,815,000         90.00%            1.10x
  Beverly Garland's Holiday Inn       $16,659,061         70.00%            1.30x
  Doubletree Suites--Tukwila, WA      $15,881,825         80.00%            1.25x
      Mendocino Marketplace           $14,600,000         85.00%            1.20x
         One Theall Road              $11,400,000         80.00%            1.20x
      Washingtonian Center            $11,150,000         90.00%            1.10x
 Hilltop Square Shopping Center       $10,953,251         85.00%            1.20x
   Holiday Inn Express--Turlock       $ 7,600,000           NAP              NAP
Comfort Inn & Suites--College Park    $ 4,500,000           NAP              NAP
          Bird in Hand                $ 4,100,000         85.00%            1.15x

----------
*    Subject to receipt of rating confirmation.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

                                      S-82

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt. In the case of the ShopKo Portfolio Mortgage Loan, sponsors of the related borrower are permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all of such sponsor's assets.

     Additional Unsecured Debt. The borrower with respect to one (1) mortgage loan (loan number 99) that we intend to include in the trust fund, representing
0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No.
1 Balance, is permitted to incur additional unsecured debt.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 284 mortgaged real properties, securing 96.5% of the
          Initial Mortgage Pool Balance (of which 253 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.8% of the
          Initial Loan Group No. 1 Balance, and 31 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.1% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date, and

     o    in the case of four (4) mortgaged real properties, securing 3.4% of the Initial Mortgage Pool Balance, of which three (3) mortgaged real properties secure mortgage loans in loan group no. 1, representing
          1.2% of the Initial Loan Group No. 1 Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, respectively, prior to the 12-month period preceding the cut-off date.

                                      S-83

     In the case of one (1) mortgaged real property referred to above as an exception (loan number 162), representing 0.1% of the Initial Mortgage Pool
Balance and 0.7% of the Initial Loan Group No. 2 Balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study.
See "--Environmental Insurance" below.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

          1.   to carry out the specific remedial measures prior to closing; or

          2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

          3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

          4.   to obtain environmental insurance (in the form of a lender's environmental insurance policy or other form of environmental insurance); or

          5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

          6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

                                      S-84

          7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified
               environmental consultant recommended no further investigation or remediation; or

          8.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 5% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

                                      S-85

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this prospectus supplement for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2006-C4 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2006-C4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

                                      S-86

     Environmental Insurance. In the case of one (1) mortgage loan (loan number
21) that we intend to include in the trust fund, representing 1.5% of the
Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group No. 1 Balance,
the related mortgaged real property is covered by an environmental insurance policy obtained by or through the originator of the related mortgage loan, which was obtained in lieu of further testing related to prior dry cleaning operations at the property from approximately 1940 to 1965. With respect to this environmental insurance policy, the policy period continues at least two (2)
years beyond the maturity date. Subject to certain conditions and exclusions, this policy provides coverage of $3,000,000.00 against (i) losses which the insured has or will become legally obligated to pay as a result of claims first made against the insured during the policy period from pollution conditions on, at, under or emanating from the mortgaged real property, (ii) the lesser of either the remediation costs or the outstanding balance of the related loan, which shall include the principal and accrued interest from the date the default is reported until the date the outstanding balance is paid, as a result of pollution conditions on, at, under or emanating from the mortgaged real property.

     In the case of one (1) mortgage loan (loan number 162) that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool
Balance and 0.7% of the Initial Loan Group No. 2 Balance, the related mortgaged real property is covered by an individual or blanket environmental insurance policy obtained by or through the originator of the related mortgage loan, which was obtained in lieu of a Phase I environmental study. In general, such policy insures the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy period, which period continues at least five (5) years beyond the maturity date of the mortgage loan to which it relates. Subject to certain conditions and exclusions, such insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loan to which it relates if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real property during the policy period and no foreclosures of the mortgaged real property have taken place, (ii) losses from third-party claims against the issuing entity during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All but one (1) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Two hundred eighty-six
(286) of those mortgaged real properties, securing 96.7% of the Initial Mortgage
Pool Balance, of which 254 mortgaged real properties secure mortgage loans in loans group no. 1, representing 99.0% of the Initial Loan Group No. 1 Balance, and 32 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.7% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and two (2) of those mortgaged real properties securing mortgage loans, representing 2.6% of the
Initial Mortgage Pool Balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the Initial Loan Group
No. 1 Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12-month period preceding the cut-off date. One (1)
mortgaged real property, securing 0.7% of the Initial Mortgage Pool Balance and
0.8% of the Initial Loan Group No. 1 Balance, respectively, is secured by land, therefore no property condition assessment was required. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

                                      S-87

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in an amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 178 mortgaged real properties, securing 88.0% of the Initial
Mortgage Pool Balance, of which 146 mortgaged real properties secure mortgage loans in loan group no. 1, representing 88.4% of the Initial Loan Group No. 1
Balance, and 32 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 85.7% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For 111 mortgaged real properties, securing 12.0% of the Initial Mortgage Pool Balance, of which
110 mortgaged real properties secure mortgage loans in loan group no. 1, representing 11.6% of the Initial Loan Group No. 1 Balance, and one (1)
mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date during the 12- to 15-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the analysis of the related appraiser, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

                                      S-88

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

                                      S-89

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Thirty-eight (38) mortgaged real properties, securing 20.7% of the Initial
Mortgage Pool Balance, of which 34 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.7% of the Initial Loan Group
No. 1 Balance, and four (4) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.7% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any

                                      S-90

such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                                                                              UNDERWRITTEN NCF DEBT
                                                                                                              SERVICE COVERAGE RATIO
                                                                                                                 AND CUT-OFF DATE
                     MORTGAGE LOANS THAT ARE                                                  RELATED         LOAN-TO-VALUE RATIO OF
                   PART OF A LOAN COMBINATION                      RELATED PARI PASSU       SUBORDINATE      ENTIRE LOAN COMBINATION
----------------------------------------------------------------     NON-TRUST LOANS      NON-TRUST LOANS           CUT-OFF DATE
    MORTGAGED REAL PROPERTY NAME        ORIGINAL    CUT-OFF DATE   ------------------   ------------------   -----------------------
(AS IDENTIFIED ON ANNEX A-1 TO THIS    PRINCIPAL      PRINCIPAL    AGGREGATE ORIGINAL   AGGREGATE ORIGINAL   U/W NCF   LOAN-TO-VALUE
       PROSPECTUS SUPPLEMENT)           BALANCE        BALANCE      PRINCIPAL BALANCE    PRINCIPAL BALANCE     DSCR        RATIO
-----------------------------------   -----------   ------------   ------------------   ------------------   -------   -------------

1. ShopKo Portfolio                   $200,000,00   $200,000,000      $345,655,010              NAP           1.51x        76.39%
2. Wimbledon Place Apartments         $ 7,750,000   $  7,750,000           NAP               $250,000         1.16x        80.00%

     The ShopKo Portfolio Loan Combination.

     General. The ShopKo Portfolio Mortgage Loan has a cut-off date principal balance of $200,000,000, which represents 8.8% of the Initial Mortgage Pool
Balance and 10.6% of the Initial Loan Group No. 1 Balance. The ShopKo Portfolio
Mortgage Loan is evidenced by two promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets Realty Corp.
and one in the unpaid principal amount of $100,000,000 currently held by
Barclays Capital Real Estate Inc. The ShopKo Portfolio Mortgage Loan is one of
multiple mortgage loans, together referred to as the ShopKo Portfolio Loan
Combination, that are all: (a) obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the ShopKo Portfolio Mortgaged
Properties; (c) cross-defaulted with each other; and (d) entitled to payments of interest and principal on a pro rata and pari passu basis. The entire ShopKo
Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $545,655,010.

     Each ShopKo Portfolio Non-Trust Loan is evidenced by a separate promissory note held by either Citigroup Global Markets Realty Corp. or Barclays Capital
Real Estate Inc. None of the ShopKo Portfolio Non-Trust Loans will be transferred to the issuing entity. It is expected that the ShopKo Portfolio
Non-Trust Loans

                                      S-91

will be transferred to third-party institutional investors or included in separate commercial mortgage securitization transactions or disposed of through a combination of these exit strategies. However, the ShopKo Portfolio Non-Trust
Loans will be serviced, along with the ShopKo Portfolio Mortgage Loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo Portfolio Non-Trust Loan was a mortgage loan in the trust fund.

     ShopKo Portfolio Co-Lender Agreement. The respective rights of the ShopKo
Portfolio Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage Loan, will be governed by a co-lender agreement (the "ShopKo Portfolio Co-Lender Agreement"), which generally provides that:

     o    the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan Combination will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the ShopKo Portfolio Loan Combination, including (but not limited to) those involving foreclosure or material modification of the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio Non-Trust
          Loans, as described under "The Series 2006-C4 Pooling and Servicing
          Agreement--The Series 2006-C4 Controlling Class Representative and the
          Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
          Controlling Class Representative and the ShopKo Portfolio Non-Trust
          Loan Noteholders" in this prospectus supplement;

     o    the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans will be entitled to replace the special servicer with respect to the ShopKo
          Portfolio Loan Combination, as described under "The Series 2006-C4
          Pooling and Servicing Agreement--Replacement of the Special Servicer"
          in this prospectus supplement;

     o    if and for so long as the ShopKo Portfolio Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage
          Loan, and the ShopKo Portfolio Non-Trust Loan Noteholders will each have the option to purchase the entire remaining portion of the ShopKo
          Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the unpaid principal balance of the ShopKo Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes
          (other than Default Interest) to but not including the date of such purchase; and

     o    any holder of a promissory note evidencing a mortgage loan that is part of the ShopKo Portfolio Loan Combination will be entitled to appoint a representative to exercise any of its rights set forth in the preceding three bullets, which representative will, in the case of the issuing entity, for purposes of the third preceding bullet and the immediately preceding bullet, be the series 2006-C4 controlling class representative pursuant to the series 2006-C4 pooling and servicing agreement.

     Payments. Pursuant to the ShopKo Portfolio Co-Lender Agreement, following the allocation of payments to each mortgage loan in the ShopKo Portfolio Loan
Combination in accordance with the related loan documents, collections on the
ShopKo Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

                                      S-92

     o    first, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any payments and other collections of principal with respect to the ShopKo Portfolio Loan Combination;

     o    third, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any prepayment consideration on the
          ShopKo Portfolio Loan Combination, to the extent actually paid by the borrower;

     o    fourth, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, their respective pro rata portions (based on balance)
          of any late payment charges and Default Interest (after application as provided in the series 2006-C4 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the ShopKo Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the ShopKo
          Portfolio Non-Trust Loans; and

     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (by balance) to the ShopKo Portfolio
          Mortgage Loan and the ShopKo Portfolio Non-Trust Loans.

     The Wimbledon Place Apartments Loan Combination.

     General. The Wimbledon Place Apartments Mortgage Loan, which represents
0.3% of the Initial Mortgage Pool Balance and 2.0% of the Initial Loan Group No.
2 Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wimbledon Place Apartments. The related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related subordinate non-trust mortgage loan. The aggregate debt consisting of the Wimbledon Place Apartments Mortgage Loan and the related subordinate non-trust mortgage loan, which two mortgage loans constitute the
Wimbledon Place Apartments Loan Combination, is secured by a single mortgage instrument on the subject mortgaged real property. We intend to include the
Wimbledon Place Apartments Mortgage Loan in the trust fund. The related subordinate non-trust mortgage loan was sold to an unaffiliated third party and will not be included in the trust fund.

     The Wimbledon Place Apartments Mortgage Loan and related subordinate non-trust mortgage loan comprising the Wimbledon Place Apartments Loan
Combination are cross-defaulted. The outstanding principal balance of the related subordinate non-trust mortgage loan does not exceed 2.50% of the underwritten appraised value of the related mortgaged real property that secures the Wimbledon Place Apartments Loan Combination. The related subordinate non-trust mortgage loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the
Wimbledon Place Apartments Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Wimbledon Place
Apartments Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only

                                      S-93

the Wimbledon Place Apartments Mortgage Loan and does not take into account the related subordinate non-trust mortgage loan. The Cut-off Date Loan-to-Value
Ratio and the Underwritten Net Cash Flow Debt Service Coverage Ratio for the
entire Wimbledon Place Apartments Loan Combination (calculated as if it was a single underlying mortgage loan) are 80.00% and 1.16x, respectively.

     The trust, as the holder of the Wimbledon Place Apartments Mortgage Loan, and the holder of the related subordinate non-trust mortgage loan will be successor parties to a separate intercreditor agreement, which we refer to as the Wimbledon Place Apartments Intercreditor Agreement, with respect to the
Wimbledon Place Apartments Loan Combination. The holder of the Wimbledon Place
Apartments Mortgage Loan must cause its servicer to provide certain information and reports related to the Wimbledon Place Apartments Loan Combination to the
holder of the related subordinate non-trust mortgage loan. The master servicer will collect payments with respect to the related subordinate non-trust mortgage loan prior to the inclusion of such subordinate non-trust mortgage loan in a securitization and also after the occurrence of certain events of default as described under "Servicing of the Wimbledon Place Apartments Loan Combination"
below. The following describes certain provisions of the Wimbledon Place
Apartments Intercreditor Agreement. The following does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the Wimbledon Place Apartments Intercreditor Agreement.

     Allocation of Payments Between the Wimbledon Place Apartments Mortgage Loan
and the Wimbledon Place Apartments Non-Trust Loan. The rights of the holder of the related subordinate non-trust mortgage loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the
Wimbledon Place Apartments Mortgage Loan to receive such amounts. So long as a
Wimbledon Place Apartments Material Default has not occurred or, if a Wimbledon
Place Apartments Material Default has occurred, that Wimbledon Place Apartments
Material Default is no longer continuing with respect to the Wimbledon Place
Apartments Loan Combination, the related borrower under the Wimbledon Place
Apartments Loan Combination will make separate payments of principal and interest to the respective holders of the Wimbledon Place Apartments Mortgage
Loan and related subordinate non-trust mortgage loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the Wimbledon Place Apartments Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Wimbledon Place Apartments Loan
Combination (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Wimbledon Place
Apartments Mortgage Loan and then to the principal balance of the related subordinate non-trust mortgage loan. If a Wimbledon Place Apartments Material
Default occurs and is continuing with respect to the Wimbledon Place Apartments
Loan Combination, then all payments and proceeds (of whatever nature) on the related subordinate non-trust mortgage loan will be subordinated to all payments due on the Wimbledon Place Apartments Mortgage Loan and the amounts with respect to such loan combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the trust, in an amount equal to interest (other than
          Default Interest) due with respect to the Wimbledon Place Apartments
          Mortgage Loan;

                                      S-94

     o    fourth, to the trust, in an amount equal to the principal balance of the Wimbledon Place Apartments Mortgage Loan until paid in full;

     o    fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Wimbledon Place Apartments
          Mortgage Loan;

     o    sixth, to the holder of the related subordinate non-trust mortgage loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related subordinate non-trust mortgage loan or paid or advanced by a servicer or a trustee on its behalf;

     o    seventh, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to interest (other than Default Interest) due with respect to the related subordinate non-trust mortgage loan;

     o    eighth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to the principal balance of the related subordinate non-trust mortgage loan until paid in full;

     o    ninth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related subordinate non-trust mortgage loan;

     o    tenth, to the trust and the holder of the related subordinate non-trust mortgage loan, in that order, in an amount equal to any unpaid Default Interest accrued on the Wimbledon Place Apartments
          Mortgage Loan and the related subordinate non-trust mortgage loan, respectively;

     o    eleventh, any amounts actually collected on the Wimbledon Place
          Apartments Loan Combination or recovered from the mortgaged property that represent late payment charges (other than a prepayment premium or Default Interest), to the extent not payable to any servicer or trustee, to the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon original principal balances as of the date of origination; and

     o    twelfth, any excess, to the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon original principal balances as of the date of origination.

     If, after the expiration of the right of the holder of the related subordinate non-trust mortgage loan to purchase the Wimbledon Place Apartments
Mortgage Loan (as described below), the Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan is modified in connection with a work-out so that, with respect to either the Wimbledon Place Apartments
Mortgage Loan or the related subordinate non-trust mortgage loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then, solely to the extent the effect of the foregoing can be absorbed by the related subordinate non-trust mortgage loan
(without any out-of-pocket payments from the holder of the related subordinate non-trust mortgage loan or its servicers), the related subordinate non-trust mortgage loan will bear the full economic effect thereof attributable to such work-out (up to the outstanding principal balance of the related subordinate non-trust mortgage loan, together with accrued interest thereon and any other amounts due to the holder thereof).

     On or before each payment date, amounts payable to the trust as holder of the Wimbledon Place Apartments Mortgage Loan pursuant to the Wimbledon Place
Apartments Intercreditor Agreement will be included in the Total Available P&I
Funds for that payment date to the extent described in this prospectus

                                      S-95

supplement and amounts payable to the holder of the related subordinate non-trust mortgage loan will be distributed to the holder thereof net of fees and expenses to the extent provided in the Wimbledon Place Apartments
Intercreditor Agreement.

     Any losses and expenses that are associated with the Wimbledon Place
Apartments Mortgage Loan and the related subordinate non-trust mortgage loan will be allocated in accordance with the terms of the Wimbledon Place Apartments
Intercreditor Agreement, first, to the related subordinate non-trust mortgage loan and, second, to the Wimbledon Place Apartments Mortgage Loan. The portion of those losses and expenses allocated to the Wimbledon Place Apartments
Mortgage Loan will be allocated among the series 2006-C4 certificates in the manner described under "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement.

     Servicing of the Wimbledon Place Apartments Loan Combination. The Wimbledon
Place Apartments Mortgage Loan and the mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2006-C4 pooling and servicing agreement. The master servicer and/or special servicer will service and administer the related subordinate non-trust mortgage loan to the extent described below. The Servicing Standard set forth in the series 2006-C4 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the series 2006-C4 certificateholders and the holder of the related subordinate non-trust mortgage loan when servicing the Wimbledon Place Apartments Loan Combination, with a view to maximizing the realization for both as a collective whole. Any reference in this prospectus supplement to the interests of the series 2006-C4 certificateholders will mean, with respect to the servicing and administration of the Wimbledon Place Apartments Loan Combination, the series 2006-C4 certificateholders and the holder of the related subordinate non-trust mortgage loan, as a collective whole.

     The master servicer and the special servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the Wimbledon Place Apartments Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of the related subordinate non-trust mortgage loan to purchase the Wimbledon Place Apartments
Mortgage Loan, the holder of the related subordinate non-trust mortgage loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the Wimbledon Place Apartments Loan
Combination.

     Prior to a securitization of the related subordinate non-trust mortgage loan, the holder of the Wimbledon Place Apartments Mortgage Loan will service or cause to be serviced the related subordinate non-trust mortgage loan. When the related subordinate non-trust mortgage loan is included within a securitization, primary and master servicers of the related subordinate non-trust mortgage loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related subordinate non-trust mortgage loan pursuant to a separate servicing agreement that governs the securitization for such subordinate non-trust mortgage loan.
The master servicer under the series 2006-C4 pooling and servicing agreement will otherwise administer the Wimbledon Place Apartments Mortgage Loan and the
related subordinate non-trust mortgage loan unless: (i) there shall occur and be continuing a Wimbledon Place Apartments Material Default, in which case the master servicer and the special servicer shall collect and distribute such payments with respect to the Wimbledon Place Apartments Loan Combination, subject to the terms of the Wimbledon Place Apartments Intercreditor Agreement
during which time the master servicer and the special servicer shall be entitled to servicing compensation in accordance with the series 2006-C4 pooling and servicing agreement, or (ii) the holder of the related subordinate non-trust mortgage loan purchases the Wimbledon Place Apartments Mortgage Loan pursuant to the terms of the Wimbledon Place Apartments Intercreditor Agreement, in which case the servicers designated to service the related subordinate non-trust mortgage loan shall assume all responsibility with respect to the servicing of the Wimbledon Place Apartments Loan Combination.

                                      S-96

     Modifications. The holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments Mortgage Loan or the
related subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan prior to the expiration of the repurchase period described in the following paragraph.

     Purchase of the Wimbledon Place Apartments Mortgage Loan by the Wimbledon
Place Apartments Non-Trust Loan Noteholder. In the event that (i) any payment of principal or interest on the Wimbledon Place Apartments Mortgage Loan or the
related subordinate non-trust mortgage loan becomes 90 or more days delinquent,
(ii) the principal balance of such Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan has been accelerated, (iii) the principal balance of such Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan is not paid at maturity, (iv) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related subordinate non-trust mortgage loan has been interrupted and payments are made pursuant to the Wimbledon Place Apartments Material Default waterfall, the holder of the related subordinate non-trust mortgage loan will be entitled to purchase the Wimbledon Place Apartments Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the trust, subject to certain conditions set forth in the Wimbledon Place Apartments
Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Wimbledon Place Apartments Mortgage Loan, together with all unpaid interest on the Wimbledon Place Apartments Mortgage Loan (other than default interest and other late payment charges) at the related mortgage rate and any outstanding servicing expenses, servicing advances and interest on advances for which the borrower under the Wimbledon Place Apartments Mortgage
Loan is responsible. The purchase price will not include any liquidation fee, success fee or termination compensation, and unless the borrower or an affiliate is purchasing the Wimbledon Place Apartments Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Wimbledon
Place Apartments Mortgage Loan.

     The holder of the related subordinate non-trust mortgage loan does not have any rights to cure any defaults with respect to the Wimbledon Place Apartments
Loan Combination.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series 2006-C4 certificateholders. In connection with such transfer, the applicable mortgage loan seller, which in each case is one of the sponsors, is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

                                      S-97

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case
          (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;
          and

     (m)  environmental insurance policy or guaranty relating to such mortgage loan;

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series 2006-C4 securitization transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C4 certificateholders and,

                                      S-98

in the case of each of the ShopKo Portfolio Loan Combination and the Wimbledon
Place Apartments Loan Combination, also for the benefit of the related Non-Trust
Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C4 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i)
is consistent with the series 2006-C4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C4 pooling and servicing agreement;
(ii) provides that if the trustee no longer acts in the capacity of trustee under the series 2006-C4 pooling and servicing agreement, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series 2006-C4 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. See "Transaction Participants--The Trustee" in this prospectus supplement.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2006-C4 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above or clause (e) below), and
(e) any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject

                                      S-99

underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute
Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series
2006-C4 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

     The series 2006-C4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the fourth preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller, which in each case is one of the sponsors, will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)  the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

     (ii) as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

     (iii) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements regarding servicing of the mortgage loans as provided in the series 2006-C4 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the master servicer and the applicable mortgage loan seller;

                                     S-100

     (iv) the proceeds of the subject mortgage loan have been fully disbursed
          (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

     (v)  each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby, and
          (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees,
          Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii) each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions
          (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under

                                      101

          the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan;

     (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with future escrow payments required under the related mortgage instrument) to cover such payments has been established; provided that for purposes of this
          representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

     (x)  to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi) as of the date of its origination, all insurance coverage required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

     (xii) as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment;
          and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and

                                     S-102

          adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
2006-C4 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including: (a)
the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the absence of material damage (other than deferred maintenance) at any related mortgaged real property that would materially and adversely affect the value of that property as security for the subject mortgage loan; (d) the absence of any pending proceeding for the total or partial condemnation of any related mortgaged real property; (e) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (f) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (g) the type of permitted real property collateral releases; (h) compliance with zoning ordinances, building codes and land laws; (i) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (j) REMIC eligibility of the subject underlying mortgage loan.

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2006-C4 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2006-C4 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the

                                     S-103

applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other Crossed Loans in the subject Crossed
Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties; Repurchases
and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related
Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and
(iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series 2006-C4 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the master servicer, the special servicer, the trustee or the issuing entity in connection with such release,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in

                                     S-104

          the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue
          Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

REPURCHASE AND SUBSTITUTION OF THE SHOPKO PORTFOLIO MORTGAGE LOAN

     The ShopKo Portfolio Mortgage Loan is evidenced by two promissory notes with equal principal amounts, one of which is currently held by Citigroup Global
Markets Realty Corp. and one of which is currently held by Barclays Capital Real
Estate Inc. We will acquire those promissory notes from those respective sponsors. If the ShopKo Portfolio Mortgage Loan must be repurchased or replaced as described under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and/or "--Representations and Warranties; Repurchases and
Substitutions", then each such sponsor will be required to repurchase or replace solely the portion of that underlying mortgage loan that it transferred to us, and neither such sponsor shall be responsible for the performance of the other sponsor of its duty to effect such repurchase or substitution. If only one such promissory note is removed from the trust fund, then the portion of the related debt evidenced by that promissory note will be treated as a separate ShopKo
Portfolio Non-Trust Loan, and the portion of the related debt evidenced by the promissory note that remains in the trust fund will continue to be treated as an underlying mortgage loan.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series 2006-C4 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series 2006-C4 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

     A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on
Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                                     S-105

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series 2006-C4 certificates will be the Citigroup Commercial Mortgage Trust 2006-C4, a common law trust created under the laws of the State of New York pursuant to the series 2006-C4 pooling and servicing agreement. The Citigroup Commercial Mortgage Trust 2006-C4 is
sometimes referred to in this prospectus supplement as the "trust" and its assets are sometimes collectively referred to in this prospectus supplement as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C4 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity will be created pursuant to the series
2006-C4 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series 2006-C4 pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series 2006-C4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series 2006-C4 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC"), PNC Bank,
National Association ("PNC Bank") and Barclays Capital Real Estate Inc. ("BCRE")
will act as co-sponsors with respect to the series 2006-C4 securitization transaction.

                                     S-106

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                                             % OF INITIAL LOAN   % OF INITIAL LOAN
           NUMBER OF MORTGAGE   TOTAL CUT-OFF DATE   % OF INITIAL MORTGAGE      GROUP NO. 1         GROUP NO. 2
 SPONSOR          LOANS          PRINCIPAL BALANCE        POOL BALANCE            BALANCE             BALANCE
--------   ------------------   ------------------   ---------------------   -----------------   -----------------

 CGMRC            138(1)          $1,834,444,046              81.0%                 82.7%                 73.1%
PNC Bank           28                329,091,992              14.5                  12.0                  26.9
  BCRE              1(1)              100,000,00               4.4                   5.3                    --
           ------------------   ------------------   ---------------------   -----------------   -----------------
 TOTAL            166(1)          $2,263,536,038             100.0%                100.0%                100.0%

----------
(1)  CGMRC and BCRE co-originated the ShopKo Portfolio Mortgage Loan which has a cut-off date principal balance of $200,000,000. The ShopKo Portfolio Loan is evidenced by two (2) promissory notes, one (1) in the unpaid principal amount of $100,000,000 currently held by CGMRC and one (1) in the unpaid principal amount of $100,000,000 currently held by BCRE.

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

     PNC Bank, National Association. PNC Bank, a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of
Midland Loan Services, Inc., the master servicer, and of PNC Capital Markets
LLC, one of the underwriters.

                                     S-107

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $10.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $10.2 billion in approximately 35 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $230 million of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended
December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

                                     S-108

     Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan
Services, Inc. will act as the master servicer in this transaction. See
"Transaction Participants--The Master Servicers and the Special Servicer" in
this prospectus supplement for more information.

     PNC Bank's Underwriting Standards. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     1. LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     (a)  Property Analysis. PNC B ank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     (b)  Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     (c)  Appraisal and LTV Ratio. For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
          Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an "as stabilized" basis. PNC Bank then determines the LTV Ratio of

                                     S-109

          the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

     (d)  Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     (e)  Environmental Site Assessment. Prior to origination, PNC Bank either
          (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii)
          obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount,
          PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

     (f)  Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC
          Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

     (g)  Title Insurance Policy. The borrower is required to provide, and PNC
          Bank reviews, a title insurance policy for each mortgaged property.
          The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal

                                      S-110

          to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     (h)  Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1)
          commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC
          Bank may require based on the specific characteristics of the mortgaged property.

     2. LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     3. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     4. ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

                                      S-111

     Barclays Capital Real Estate Inc.

     Overview. Barclays Capital Real Estate Inc. ("BCRE"), a Delaware
corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays
Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New
York, New York 10166. BCRE's telephone number is (212) 412-4000.

     BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties.
BCRE began originating and securitizing commercial mortgage loans in 2004. As of
December 31, 2005, the total aggregate principal amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

     The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self-storage properties, but also originates loans secured by manufactured housing, movie theatres, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

     As a sponsor, BCRE originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital
Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates in which J.P. Morgan Chase Commercial Mortgage Securities Corp. was
the depositor and certain 2005 and 2006 series of certificates issued under the
Banc of America Commercial Mortgage Inc. and Credit Suisse First Boston Mortgage
Securities Corp. programs.

     The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

YEAR(1)   TOTAL BCRE LOANS(2)   TOTAL BCRE SECURITIZED LOANS(2)
-------   -------------------   -------------------------------
  2004           $ 3.0                        $0.4
  2005           $ 7.0                        $2.6
                 -----                        ----
 TOTAL           $10.0                        $3.0

----------
(1)  Approximate amounts in billions-$.

(2)  BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.
     Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

     BCRE's Underwriting Standards. Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE's general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate

                                      S-112

collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

     1. MORTGAGE LOAN ANALYSIS. The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan.
This analysis generally includes a review of historical financial statements
(which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

     2. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. BCRE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum
LTV ratio of 80%. However, these requirements solely constitute guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE's underwriting standards generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

     3. ESCROW REQUIREMENTS. BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BRCE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

     4. EARNOUTS AND ADDITIONAL COLLATERAL LOANS. Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

     5. ADDITIONAL DEBT. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt.
The combined debt service coverage and loan to value ratios may be below 1.20x and above

                                      S-113

80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

     6. LOAN APPROVAL. Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more
(depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank's credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

     Servicing. BCRE currently contracts with third-party servicers for servicing the mortgage loans that it originates or acquires. Third-party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C4 pooling and servicing agreement, and are described under "The
Series 2006-C4 Pooling and Servicing Agreement" below in this prospectus supplement. In addition, as permitted under the series 2006-C4 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case aggregating less than 10% of the Initial Mortgage Pool Balance, for which the master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool.
See "The Series 2006-C4 Pooling and Servicing Agreement--Sub-Servicers" in this prospectus supplement.

     The Initial Master Servicer. Midland Loan Services, Inc. ("Midland") will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association, one of the mortgage loan sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite
300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

                                      S-114

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary
Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for servicing of particular underlying mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing
Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.
Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2006-C4 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2006-C4 certificateholders, prospective transferees of the series 2006-C4 certificates and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor
Insight(R).

     As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                      S-115

PORTFOLIO GROWTH -           CALENDAR YEAR END
MASTER/PRIMARY       (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                             2003   2004   2005
                             ----   ----   ----
CMBS                          $60    $70   $104
Other                          23     28     32
                              ---    ---   ----
TOTAL                         $83    $98   $136

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

     The Initial Special Servicer. J.E. Robert Company, Inc. ("J.E. Robert"), a
Virginia corporation, will be appointed as the special servicer of all of the underlying mortgage loans, and as such, will be responsible for servicing the specially serviced mortgage loans and REO Properties in the trust fund. JER
Investors Trust Inc., an affiliate of J.E. Robert, is anticipated to be the series 2006-C4 controlling class representative and the purchaser of certain of the non-offered classes of the series 2006-C4 certificates. The principal offices of J.E. Robert are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia, and its telephone number is (703) 714-8000. J.E. Robert, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     o    equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

     o    investing in high-yielding real estate loans; and

     o    investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

     In the ordinary course of business for J.E. Robert and its affiliates, the assets of J.E. Robert and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

     J.E. Robert has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since
1981 and servicing commercial mortgage loan securitization assets since 1992.
J.E. Robert has a special servicer rating of "CSS1" from Fitch. J.E. Robert is also on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "STRONG" by S&P. The ratings of J.E. Robert as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

     The number of commercial mortgage loan securitizations serviced by J.E.
Robert has increased from 10 as of December 31, 2003 to 17 as of December 31,
2005. J.E. Robert acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December
31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over

                                      S-116

1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

     Since its inception in 1981 and through December 31, 2005, J.E. Robert as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, J.E. Robert in its capacity as special servicer has resolved over
$475 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2005, J.E. Robert was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million.
Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the mortgage loans backing the Certificates.

     All of the specially serviced mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement. Certain of the duties of the special servicer and the provisions of the series 2006-C4 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the underlying mortgage loans are set forth in this prospectus supplement under "The Series 2006-C4 Pooling and Servicing
Agreement--General", "--Overview of Servicing", "--Modifications, Waivers,
Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans."
Certain terms of the series 2006-C4 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer and certain limitations on the special servicer's liability are set forth in the accompanying base prospectus under "Description of the Governing
Documents--Certain Matters Regarding the Master Servicer, the Special Servicer,
the Manager and Us" and in this prospectus supplement under "The Series 2006-C4
Pooling and Servicing Agreement--Replacement of the Special Servicer" and
"--Rights Upon Event of Default." J.E. Robert, in its capacity as special servicer, will service the specially serviced mortgage loans in the series
2006-C4 securitization transaction in accordance with the procedures set forth in the series 2006-C4 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. J.E. Robert is not aware of any unique factors involved in servicing the mortgage loans in the series 2006-C4 securitization transaction.

     J.E. Robert has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by J.E. Robert as special servicer comply with the requirements of the applicable pooling and servicing agreements.
During the past three years, there have been no material changes to J.E.
Robert's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related B note if in connection with an AB mortgage loan). In accordance with the terms of the Pooling and Servicing Agreement this account or accounts shall be an eligible account. The funds in this account or accounts will not be commingled with the funds of J.E. Robert, or the funds of any of
J.E. Robert's other serviced assets that are not serviced pursuant to the applicable pooling and servicing agreement.

     J.E. Robert occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the series 2006-C4 securitization transaction.

     J.E. Robert does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C4 pooling and servicing agreement and, accordingly, will not have any material

                                      S-117

impact on the mortgage pool performance or the performance of the offered certificates. J.E. Robert does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. J.E. Robert is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. J.E. Robert has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

     J.E. Robert will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series 2006-C4 pooling and servicing agreement,
J.E. Robert may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO Property. To the extent that J.E. Robert has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and J.E. Robert's policies, procedures and processes.

     From time-to-time, J.E. Robert may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. J.E. Robert does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against J.E. Robert, or of which any of its property is the subject, that is material to the series 2006-C4 certificateholders.

     J.E. Robert is not an affiliate of us, the sponsors, the issuing entity, the master servicer, the trustee or any originator or mortgage loan seller identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between J.E. Robert, on the one hand, and us, the sponsors or the issuing entity, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's-length transaction with an unrelated third party, apart from this transaction, between J.E. Robert, on the one hand, and us, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years.

     No securitization transaction involving commercial or multifamily mortgage loans in which J.E. Robert was acting as special servicer has experienced an event of default as a result of any action or inaction performed by J.E. Robert as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by J.E. Robert with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which J.E. Robert was acting as special servicer.

     The information set forth in this free writing prospectus concerning J.E.
Robert has been provided by J.E. Robert.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association
("LaSalle"), will act as trustee under the series 2006-C4 pooling and servicing agreement, on behalf of the series 2006-C4 certificateholders. In addition,
LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois, 60603, Attention: Global Securities and Trust Services--Citigroup
Commercial Mortgage Trust 2006-C4 or at such other address as the trustee may designate from time to time.

                                      S-118

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of April 30, 2006,
LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 425 with an outstanding certificate balance of approximately $271.5 billion.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C4 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and
Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process.
LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and CGMRC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2006-C4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C4 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C4 certificateholders and prepare a monthly statement to series 2006-C4 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C4 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                      S-119

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series
2006-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     In addition to having express duties under the series 2006-C4 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C4 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C4 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C4 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We (the depositor), Citigroup Global Markets Realty Corp. (one of the
sponsors) and Citigroup Global Markets Inc. (one of the underwriters) are affiliated with one another.

     Barclays Capital Real Estate Inc. (one of the sponsors) and Barclays
Capital Inc. (one of the underwriters) are affiliated with one another.

     PNC Bank, National Association (one of the sponsors), PNC Capital Markets
LLC (one of the underwriters) and Midland Loan Services, Inc. (the master servicer) are affiliated with one another.

     We, the sponsors, the master servicer, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. See also "Transaction Participants--The Trustee" in this prospectus supplement.

     LaSalle and CGMRC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2006-C4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                                      S-120

               THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series 2006-C4 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C4 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series 2006-C4 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series 2006-C4 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C4 certificateholders and, if and when applicable, the Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     The following summaries describe some of the material provisions of the series 2006-C4 pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions", "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this prospectus supplement and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series 2006-C4 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2006-C4 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

                                      S-121

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan as to which a
Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity.

     Despite the foregoing, the series 2006-C4 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans in the trust fund. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C4 pooling and servicing agreement.

     The master servicer will transfer servicing of an underlying mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to the discussion under "--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" below, the master servicer and/or, if a Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Loan
Combination under the series 2006-C4 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Non-Trust Loan
Noteholders generally as if the entire Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer Event with respect to any mortgage loan that is part of a Loan Combination will generally result in a transfer of servicing of the entire such Loan Combination to the special servicer.

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series 2006-C4 pooling and servicing agreement, the master servicer and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 2006-C4 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
2006-C4 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C4 pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause);
(iii) provides that the trustee, for the benefit of the series 2006-C4 certificateholders and, in the case of a sub-servicing agreement relating to a
Loan Combination, the related Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary

                                      S-122

under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the master servicer or the special servicer without the consent of the master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C4 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series 2006-C4 pooling and servicing agreement, and under this "The Series 2006-C4 Pooling and Servicing Agreement" section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the master servicer or the special servicer, as the case may
be. The series 2006-C4 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C4 pooling and servicing agreement, such interest to be allocable between the master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series 2006-C4 pooling and servicing agreement, the master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

     The series 2006-C4 pooling and servicing agreement requires the master servicer and the special servicer, for the benefit of the trustee, of the series
2006-C4 certificateholders and, in the case of a Loan Combination, of the related Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C4 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer remain obligated and liable to the trustee, the series 2006-C4 certificateholders and the Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series 2006-C4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicer and the special servicer will be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each specially serviced mortgage loan, if any;

                                      S-123

     o    each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     o    each mortgage loan, if any, that has been defeased.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0300% per annum to 0.1100% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     Subject to certain conditions, Midland is entitled, under the series
2006-C4 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If Midland resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland as master servicer under the series 2006-C4 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of Midland as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Master servicing fees payable with respect to the ShopKo Portfolio Loan
Combination will be payable out of collections on the entire such loan combination. After the occurrence, and during the continuance, of a Wimbledon
Place Apartments Material Default, master servicing fees are payable with respect to the Wimbledon Place Apartments Loan Combination out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series 2006-C4 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

                                      S-124

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the master servicer during such collection period on the underlying mortgage loans, and

          2.   all Prepayment Interest Excesses received by the master servicer during such collection period on the underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series 2006-C4 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to the master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer's collection account. Any Prepayment Interest Excesses not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment Interest Shortfall not otherwise offset by the payments described in the prior sentence.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate
Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C4 certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     The master servicer will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans will be:

     o    the special servicing fee;

     o    the workout fee; and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan:

                                      S-125

     o    that is being specially serviced; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.25% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan as to which, following a period of special servicing and resolution of all applicable
Servicing Transfer Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and
Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new
Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any
Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under "Description of the Mortgage Pool--

                                      S-126

Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under "Description of the
          Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" and "--Representations and Warranties; Repurchases and
          Substitutions" in this prospectus supplement;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of the ShopKo Portfolio Mortgage Loan by any of the
          ShopKo Portfolio Non-Trust Loan Noteholders, pursuant to the purchase option in the ShopKo Portfolio Co-Lender Agreement described under
          "Description of the Mortgage Pool--The Loan Combinations--The ShopKo
          Portfolio Loan Combination" in this prospectus supplement, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of the Wimbledon Place Apartments Mortgage Loan by the
          Wimbledon Place Apartments Non-Trust Loan Noteholder, pursuant to the purchase option in the Wimbledon Place Apartments Intercreditor
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations--The Wimbledon Place Apartments Loan Combination" in this prospectus supplement;

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Any special servicing fees, workout fees and liquidation fees earned with respect to the ShopKo Portfolio Loan Combination may be paid out of collections on the entire such loan combination. After the occurrence, and during the continuance, of a Wimbledon Place Apartments Material Default, special servicing fees and, except in connection with a purchase of the Wimbledon Place Apartments
Mortgage Loan by the Wimbledon Place

                                      S-127

Apartments Non-Trust Loan Noteholder, pursuant to the purchase option in the
Wimbledon Place Apartments Intercreditor Agreement, as described under
"Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place
Apartments Loan Combination" in this prospectus supplement, workout fees and liquidation fees, earned with respect to the Wimbledon Place Apartments Loan
Combination may be paid out of collections on the entire such loan combination.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans.

     In addition, the following items collected on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2006-C4 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2006-C4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances, special servicing fees, liquidation fees and workout fees), each as provided in the series 2006-C4 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, in the ShopKo Portfolio custodial account, in the Wimbledon Place Apartments custodial agreement or in any escrow and/or reserve account maintained by it, in Permitted Investments. See
"--Accounts" below and "Description of the Offered Certificates" in this prospectus supplement. The master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series
2006-C4 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or

                                      S-128

trust company meets certain eligibility requirements set forth in the series
2006-C4 pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C4 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2006-C4 pooling and servicing agreement.

     The series 2006-C4 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2006-C4 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account some servicing expenses that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C4 certificateholders (and, in the case of a Loan
Combination, the related Non-Trust Loan Noteholders), as a collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE COMPENSATION

     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its distribution account, the trustee fee. With respect to each distribute date, the trustee fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.0009% per annum on the Stated Principal
Balance of the subject mortgage loan outstanding immediately prior to that distribution date (calculated on the same interest accrual basis--i.e., an
Actual/360 Basis or a 30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD Additional
Interest account, its floating rating account and its interest reserve account in Permitted Investments. See "--Accounts" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account, Post-ARD Additional
Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series
2006-C4 pooling and servicing agreement at the time of the deposit.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan in the trust fund or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

                                      S-129

     The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund, before the date on which the master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to special serviced mortgage loans and REO Properties.

     If the master servicer is required under the series 2006-C4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the master servicer, and the master servicer and the trustee, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, that any servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer or the trustee), is not recoverable
(together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO
Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this prospectus supplement. See
"--Advances--Special Considerations Regarding Nonrecoverable Advances" below.

     Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service

                                      S-130

advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series 2006-C4 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.

     Appraisal Reduction Amounts will be allocated to the respective classes of the series 2006-C4 certificates with principal balances, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the P, O, N, M, L, K, J, H, G, F, E,
D, C, B, A-J and A-M classes, in that order, and then to the A-1, A-2, A-SB,
A-3, and A-1A classes, on a pro rata basis by balance.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2006-C4 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2006-C4 certificates.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer and the trustee, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "--Advances--Special
Considerations Regarding Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

                                     S-131

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     Neither the master servicer nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. Neither the master servicer nor the trustee will be required to advance
Post-ARD Additional Interest, Default Interest.

     Interest on Advances. The master servicer, the special servicer and the trustee will be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2006-C4 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series 2006-C4 pooling and servicing agreement, the master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid)
interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

                                     S-132

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it
(or, if applicable, in the case of the master servicer and the trustee, that the special servicer) has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates on the related distribution date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates), thereby reducing the payments of principal on the series 2006-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance
(together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 2006-C4 controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described under "--Advances--Interest on
Advances" above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series 2006-C4 certificateholders to the detriment of other classes of series 2006-C4 certificateholders will not, with respect to the master servicer or special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2006-C4 certificateholders and/or contractual duty under the series 2006-C4 pooling and servicing agreement. In the event that the master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer or the trustee, as applicable, will be required to give Fitch and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2006-C4 pooling and servicing agreement.

THE SERIES 2006-C4 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

     Series 2006-C4 Controlling Class. As of any date of determination, the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance.
However, if no class of series 2006-C4 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2006-C4 controlling class, the class A-1, A-2, A-SB,
A-3 and A-1A certificates will represent a single class.

                                     S-133

     Selection of the Series 2006-C4 Controlling Class Representative. The
series 2006-C4 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2006-C4 Controlling Class Representative and the
          Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
          Controlling Class Representative and the Non-Trust Loan Noteholders"
          below and elsewhere in this prospectus supplement; or

     o    replace an existing series 2006-C4 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2006-C4 controlling class that they may select a series 2006-C4 controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a successor series 2006-C4 controlling class representative from series
          2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class;

     o    the resignation or removal of the person acting as series 2006-C4 controlling class representative; or

     o    a determination by the trustee that the series 2006-C4 controlling class has changed.

The notice will explain the process for selecting a series 2006-C4 controlling class representative. The appointment of any person (other than the initial series 2006-C4 controlling class representative) as a series 2006-C4 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2006-C4 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2006-C4 Controlling Class
Representative. The series 2006-C4 controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2006-C4 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class, will be entitled to remove any existing series 2006-C4 controlling class representative by giving written notice to the trustee and to the existing series 2006-C4 controlling class representative.

     Rights and Powers of the Series 2006-C4 Controlling Class Representative
and the Non-Trust Loan Noteholders. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status
Report will

                                     S-134

be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series 2006-C4 controlling class representative, the ShopKo Portfolio Non-Trust
Loan Noteholders (but only if the ShopKo Portfolio Loan Combination is involved)
and the Wimbledon Place Apartments Non-Trust Noteholder (but only if the
Wimbledon Place Apartments Loan Combination is involved), among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2006-C4 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status
Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2006-C4 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 2006-C4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC provisions of the Internal Revenue
Code, or (c) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the series 2006-C4 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the
ShopKo Portfolio Loan Combination, the holders (or representatives of holders)
of promissory notes representing more than 50% of total principal balance of the entire ShopKo Portfolio Loan Combination; and (b) in the case of all other underlying mortgage loans, the series 2006-C4 controlling class representative.
For the purposes of clause (a) of the preceding sentence, the series 2006-C4 pooling and servicing agreement will designate the series 2006-C4 controlling class representative as the representative of the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage Loan.

     In addition, except in the case of the ShopKo Portfolio Loan Combination, the series 2006-C4 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the master servicer's taking) any of the following actions as to which the series 2006-C4 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

                                     S-135

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;
          and

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders (as a collective whole), then the special servicer may take (or consent to the master servicer's taking) any such action without waiting for the instruction of the series 2006-C4 controlling class representative.

     With respect to the ShopKo Portfolio Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series 2006-C4 pooling and servicing agreement with respect to the ShopKo Portfolio Loan
Combination, as to which the applicable Loan-Specific Controlling Party has objected within 30 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in
          ShopKo Portfolio Loan Combination,

     o    any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the ShopKo
          Portfolio Loan Combination,

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan,

     o    any determination to bring a ShopKo Portfolio Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio
          Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a ShopKo Portfolio Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan
          Combination or a related REO Property,

     o    any release of collateral for a mortgage loan in the ShopKo Portfolio
          Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

                                     S-136

     o    any acceptance of substitute or additional collateral for the mortgage loans in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the ShopKo Portfolio Loan Combination,

     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the ShopKo Portfolio Loan
          Combination,

     o    any adoption or approval of a plan in bankruptcy of a related borrower,

     o    any replacement of the property manager or, if applicable, the franchise in respect of a ShopKo Portfolio Mortgaged Property, if lender approval is required by the loan documents,

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the ShopKo Portfolio
          Loan Combination not expressly required by the terms of the loan documents or under applicable law,

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders and the ShopKo Portfolio Non-Trust Loan Noteholders, as a collective whole, then the special servicer may take any such action without waiting for the response of the applicable Loan-Specific Controlling Party.

     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan as the applicable Loan-Specific
Controlling Party may deem advisable or as to which provision is otherwise made in the series 2006-C4 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the master servicer must disregard any such direction or objection that would) require or cause the special servicer or the master servicer to violate any applicable law, any provision of the series 2006-C4 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2006-C4 pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer, as the case may be, is not in the best interests of the series 2006-C4 certificateholders and, if applicable, the related Non-Trust Loan
Noteholders.

     When reviewing the rest of this "The Series 2006-C4 Pooling and Servicing
Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

                                     S-137

     Certain Liability Matters. In general, any and all expenses of the series
2006-C4 controlling class representative are to be borne by the holders of the series 2006-C4 controlling class in proportion to their respective percentage interests in the series 2006-C4 controlling class, and not by the issuing entity. However, if a claim is made against the series 2006-C4 controlling class representative by a borrower with respect to the series 2006-C4 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series 2006-C4 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series 2006-C4 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series 2006-C4 controlling class representative.

     The series 2006-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2006-C4 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C4 certificates other than the series
2006-C4 controlling class. It may act solely in the interests of the certificateholders of the series 2006-C4 controlling class and will have no liability to any other series 2006-C4 certificateholders for having done so. No series 2006-C4 certificateholder may take any action against the series 2006-C4 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2006-C4 controlling class.

     The Wimbledon Place Apartments Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments Mortgage Loan or the Wimbledon Place
Apartments Non-Trust Loan that materially and adversely affects the Wimbledon
Place Apartments Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the Mortgage Pool--The Loan
Combinations--The Wimbledon Place Apartments Loan Combination" in this prospectus supplement.

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase. For
a discussion of the right of any related Non-Trust Loan Noteholder to purchase the ShopKo Portfolio Mortgage Loan or the Wimbledon Place Apartments Mortgage
Loan, as applicable, see "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2006-C4 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

                                     S-138

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C4 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2006-C4 certificateholder or any affiliate of a series 2006-C4 certificateholder may be appointed as special servicer.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2006-C4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an
REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C4 pooling and servicing agreement and the series 2006-C4 certificateholders of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the
terminated special servicer will be entitled to all amounts due and payable to it under the series 2006-C4 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     Notwithstanding the foregoing, the holders (or representatives of holders)
of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans may terminate an existing special servicer with respect to, but solely with respect to, the ShopKo Portfolio Loan
Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the ShopKo Portfolio Loan
Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this "--Replacement of Special Servicer" section, and the majority holders of the series 2006-C4 controlling class certificates cannot terminate without a special servicer appointed by the holders (or representatives of holders) of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans with respect to the ShopKo Portfolio Loan
Combination.

     If the special servicer for the ShopKo Portfolio Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

                                     S-139

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2006-C4 CERTIFICATES

     If the certificates of the series 2006-C4 controlling class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

     o    receive all notices described under "--The Series 2006-C4 Controlling
          Class Representative and the Non-Trust Loan Noteholders" and/or
          "--Replacement of the Special Servicer" above; and

     o    exercise directly all rights described under "--The Series 2006-C4
          Controlling Class Representative and the Non-Trust Loan Noteholders"
          and/or "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2006-C4 controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans or a request by a borrower for a determination with respect to an underlying mortgage loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer or, in the case of specially serviced mortgage loans, the special servicer, as applicable, must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement; provided that the master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer. With respect to all mortgage loans in the trust fund, the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the master servicer (with the consent of the special servicer) or the special servicer, as the case may be, has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. Neither the master servicer nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated
Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then

                                     S-140

assigned by that rating agency to the series 2006-C4 certificates. In addition, neither the master servicer (in the circumstances specified in the series
2006-C4 pooling and servicing agreement) nor the special servicer may exercise any waiver in respect of a due-on-sale provision of any of the underlying mortgage loans with respect to which (a) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or
$20,000,000 with respect to Moody's), (b) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate
Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2006-C4 certificates; provided that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the master servicer (in the circumstances specified in the series 2006-C4 pooling and servicing agreement and with the consent of the special servicer) or the special servicer, as the case may be, may waive such requirement without approval by Fitch or Moody's in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional
Trust Fund Expenses. If the special servicer, in accordance with the Servicing
Standard, determines with respect to any underlying mortgage loan that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and
"encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     Notwithstanding the foregoing, if the master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a mortgage loan as to which it is reviewing such request in the circumstances specified in the series 2006-C4 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the preceding paragraph regarding "due-on-sale" and "due-on-encumbrance"
clauses, determine to approve such borrower's request.

     In addition, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO
Properties) (without the special servicer's consent) or the special servicer
(with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO
Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

                                     S-141

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series 2006-C4 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2006-C4 pooling and servicing agreement.
In connection with handling such matters, the master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific
Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above, the master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this
"--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2006-C4 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2006-C4 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2006-C4 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

                                     S-142

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
          Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series
          2006-C4 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2006-C4 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
2006-C4 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, the special servicer may (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3)
forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2006-C4 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2006-C4 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the startup day under the
REMIC provisions of the Internal Revenue Code.

                                     S-143

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series 2006-C4 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or
(2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. The Wimbledon Place Apartments Non-Trust Loan
Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments Mortgage
Loan or the Wimbledon Place Apartments Non-Trust Loan that materially and adversely affects the Wimbledon Place Apartments Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the
Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this prospectus supplement. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Loan Combination, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

     The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2006-C4 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the master servicer, any related sub-servicers, the trustee, the series 2006-C4 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer)
for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered Certificates--Reports to
Certificateholders; Available Information."

     For any non-specially serviced mortgage loan in the trust fund, subject to the discussion under "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders" above, the master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

                                     S-144

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2006-C4 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2006-C4 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the
          REMIC provisions of the Internal Revenue Code; and

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements.

     Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan, to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series 2006-C4 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

                                     S-145

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "--Advances--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement above.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable.
Based thereon, the appropriate party under the series 2006-C4 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal
Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event."

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

     The master servicer (with respect to mortgage loans in the trust fund) and the special servicer (with respect to REO Properties in the trust fund) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

     The special servicer must also cause to be maintained for each REO Property in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

                                     S-146

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2006-C4 controlling class representative and, in the case of the ShopKo
Portfolio Loan Combination, subject to the discussion under "--The Series
2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2006-C4 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2006-C4 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series 2006-C4 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2006-C4 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2006-C4 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2006-C4 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans becomes a
Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2006-C4 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in

                                     S-147

accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal.
Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the Majority Controlling Class Certificateholder and the
special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2006-C4 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the
Purchase Option by any other holder of a Purchase Option, except that, if the
Purchase Option is not exercised by the Majority Controlling Class
Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the
Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, subject to the discussion in the next paragraph, the Majority Controlling Class Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase
Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a)
once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage
Loan in connection with a workout or (d) removal of such Defaulted Mortgage Loan from the trust fund.

     Notwithstanding the foregoing, if the ShopKo Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase

                                     S-148

Option with respect to the ShopKo Portfolio Mortgage Loan, but prior to the
Majority Controlling Class Certificateholder again being able to exercise that
Purchase Option, any ShopKo Portfolio Non-Trust Loan Noteholder will be entitled to exercise the Purchase Option as to the ShopKo Portfolio Mortgage Loan.

     The series 2006-C4 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 2006-C4 pooling and servicing agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2006-C4 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     Notwithstanding the foregoing, any ShopKo Portfolio Non-Trust Loan
Noteholder will have the right to purchase the ShopKo Portfolio Mortgage Loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan
Combinations--The ShopKo Portfolio Loan Combination"; and the Wimbledon Place
Apartments Non-Trust Loan Noteholder will have the right to purchase the
Wimbledon Place Apartments Mortgage Loan from the issuing entity at a par purchase price in certain default situations, as described under "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this prospectus supplement. In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan has occurred, then, subject to the discussion under "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

                                     S-149

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2006-C4 certificateholders and, in the case of the ShopKo
Portfolio Mortgaged Properties or the Wimbledon Place Apartments Mortgaged
Property, the related Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2006-C4 certificateholders and, in the case of the ShopKo Portfolio Mortgaged Properties or the
               Wimbledon Place Apartments Mortgaged Property, the related
               Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan, then the special servicer may, subject to the discussion under "--

                                     S-150

The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above, take those actions as are in accordance with the Servicing
Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series
2006-C4 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2006-C4 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2006-C4 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series
          2006-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

                                     S-151

     Sales of REO Properties by the trust will be subject to the approval of the applicable Loan-Specific Controlling Party, as and to the extent described under
"--The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the
Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

                                     S-152

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series
2006-C4 pooling and servicing agreement will consist of:

     o    the master servicer's collection account;

     o    the custodial account maintained by the master servicer specifically with respect to each Loan Combination;

     o    the special servicer's REO account;

     o    the trustee's distribution account;

     o    the trustee's interest reserve account; and

     o    the trustee's Post-ARD Additional Interest account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series 2006-C4 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C4 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series 2006-C4 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicer, the special servicer or the trustee will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series 2006-C4 pooling and servicing agreement at the time of the deposit.

     The master servicer may maintain the collection account and each Loan
Combination-specific custodial account as sub-accounts of a single account, and the trustee may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as sub-accounts of a single account. However, this prospectus supplement discusses the primary transaction accounts as separate accounts.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable

                                     S-153

series 2006-C4 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Loan Combination-Specific Custodial Accounts. The
master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series 2006-C4 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer or from a Loan Combination-specific custodial account;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment

                                     S-154

          of the Mortgage Loans; Repurchases and Substitutions" and
          "--Representations and Warranties; Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o    any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2006-C4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances, special servicing fees, workout fees and liquidation fees), each as provided in the series 2006-C4 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Loan
Combination are generally required to be deposited into a separate custodial account maintained by the master servicer before being transferred to the master servicer's collection account. The deposits to each Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related Loan Combination.

     The master servicer may make withdrawals from its collection account and each Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this prospectus supplement that are not payable out of any other primary transaction account maintained under the series
2006-C4 pooling and servicing agreement; provided that no payments or other collections on any Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Loan Combination that includes such Non-Trust Loan.

     No later than the business day prior to each distribution date, the master servicer will withdraw from each Loan Combination-specific custodial account and deposit in the collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Loan
Combination that are then on deposit in such Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection account or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

     The master servicer will make monthly withdrawals from its collection account to remit to the trustee for deposit in the trustee's distribution account (or, in the case of Post-ARD Additional Interest, the trustee's Post-ARD
Additional Interest account), on the business day preceding each distribution date, an amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO

                                     S-155

Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period; and

          3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

     Only the master servicer and its sub-servicers will have access to funds in the collection account and the Loan Combination-specific custodial accounts.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account (or, if the subject REO Property relates to a Loan
Combination, into the related Loan Combination-specific custodial account) the total of all amounts received with respect to each REO Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2006-C4 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The trustee must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD Additional Interests) pending their payment on the series 2006-C4 certificates (exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it

                                     S-156

will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional Interest (which will be remitted to the trustee for deposit in the Post-ARD Additional
          Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that distribution date;
          and

     o    the aggregate amount deposited by the master servicer in the collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself the monthly trustee fee, as described under "--Trustee
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights, Protections,
          Indemnities and Immunities of the Trustee" in the accompanying base prospectus;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2006-C4 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "--REO Properties" above;

                                     S-157

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series 2006-C4 pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the trustee will apply the Total Available
Funds to make payments on the series 2006-C4 certificates.

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-SB,
          A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and/or X certificates, as described under "Description of the Offered
          Certificates--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" in this prospectus supplement;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "Description of the Offered
          Certificates--Payments--Payments of Post-ARD Additional Interest"
          below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds", and which will be paid to the holders of all the series 2006-C4 certificates, other than the class Y certificates, as and to the extent described under "Description of the Offered
          Certificates--Payments--Priority of Payments" in this prospectus supplement.

     Only the trustee will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The trustee must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

     During March of each calendar year, beginning in 2007, the trustee will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest

                                     S-158

reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

     Only the trustee will have access to funds in the interest reserve account.

                                     S-159

                                  FLOW OF FUNDS

      ________________________________________________
     |                                                |  ______________________
     | Payments and Collections on the Mortgage Loans | |     Income from      |
     |          and the Loan Combinations             | |   REO Properties     |
     |________________________________________________| |______________________|
                   \                      |         \                 |
                    \                     |          \               \|/
                     \                   \|/          \      __________________
                      \         _____________________  \    | SPECIAL SERVICER |
 _____________________ \       |                     |  \   |                  |
|                     | \      |    MASTER SERVICER  |   \  |   REO Accounts   |
|    MASTER SERVICER  |  \     |                     |    \ |__________________|
|                     |   \    |   Escrow Accounts   |     \/         |
|  Payments to Cover  |    \   |  Reserve Accounts   |     /\         |
| Prepayment Interest |\    \  |  Servicing Accounts |    /  \        |
|      Shortfalls     | \    \ |_____________________|   /    \       |
|_____________________|  \    \                         /     _\|    \|/
 _____________________    \   _\|____________________  / ______________________
|                     |    \   |                     |/ |                      |
|       Class Y       |     \  |    MASTER SERVICER  |  |    MASTER SERVICER   |
|  Certificateholders |     _\||                     |  |                      |
|_____________________|        |  Collection Account |/ |         Loan         |
       /|\                     |                     |--| Combination-Specific |
 _______|_____________ /       |                     |\ |  Custodial Account:  |
|                     |--------|_____________________|  |      Collections     |
|       TRUSTEE       |\                  |             |      on Related      |
|                     |                   |             | Loan Combination and |
| Post-ARD Additional |                   |             |  REO Properties Only |
|   Interest Account  |                   |             |______________________|
|_____________________|                   |                           |
                                          |                           |
                                          |                          \|/
                                          |              ______________________
                                         \|/            |                      |
                                _____________________   |    Non-Trust Loan    |
                               |                     |  |      Noteholders     |
                               |       TRUSTEE       |  |______________________|
                               |                     | \ ______________________
                               |     Distribution    |--|                      |
                               |       Account       | /|        TRUSTEE       |
                               |                     |/ |                      |
                               |_____________________|--|       Interest       |
                                          |       |\  \ |    Reserve Account   |
                                          |         \   |______________________|
                                          |          \
                                         \|/          \  ______________________
                                _____________________  \|                      |
                               |                     |  |     P&I Advances     |
                               |  Certificateholders |  |  by Master Servicer  |
                               |    (other than Y    |  |______________________|
                               |        Classes)     |
                               |_____________________|

                                      S-160

SECURITIES BACKED BY A SHOPKO PORTFOLIO NON-TRUST LOAN

     One or more of the ShopKo Portfolio Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to the ShopKo Portfolio Loan Combination may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include
S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that ShopKo Portfolio Non-Trust Loan.
As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to the ShopKo Portfolio Loan Combination that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans becomes specially serviced; and the expense of that inspection will be payable first out of
Default Interest and late payment charges received with respect to the subject underlying mortgage loan in the collection period during which such inspection related expenses were incurred, and then as an Additional Trust Fund Expense.

     In addition, beginning in 2007, with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of the master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan and to cause annual operating statements to be prepared for each REO Property in the trust fund. Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2006-C4 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.

                                     S-161

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2007, each of the master servicer, the special servicer and the trustee must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in
          Item 1122(d) of Regulation AB of the Securities Act to assess compliance with the applicable servicing criteria, (c) the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
          Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2006, inclusive--and of its performance under the series 2006-C4 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series
          2006-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee will be made available to series
2006-C4 certificateholders, at their expense, upon written request to the trustee.

                                     S-162

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series
2006-C4 pooling and servicing agreement:

     o    the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount (other than P&I advances)
          required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the series 2006-C4 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

     o    any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C4 pooling and servicing agreement, which failure continues unremedied for 30 days (or such shorter period as is provided for in the series 2006-C4 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be
          (with a copy to each other party to the series 2006-C4 pooling and servicing agreement), by the series 2006-C4 certificateholders entitled to at least 25% of the series 2006-C4 voting rights;
          provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 2006-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C4 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2006-C4 pooling and servicing agreement), by the series 2006-C4
          certificateholders entitled to at least 25% of the series 2006-C4 voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the

                                     S-163

          master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
          qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2006-C4 certificates or (b) placed one or more classes of series 2006-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
          "watch status" placement shall not have been withdrawn by Fitch or
          Moody's, as the case may be, within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    the master servicer fails to remit to the trustee for deposit into the trustee's distribution account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m.
          New York City time on the next business day; or

     o    the master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch.

     The series 2006-C4 pooling and servicing agreement may provide that a
Non-Trust Loan Noteholder may have the right, similar to those of series 2006-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C4 certificates, to notify the master servicer or the special servicer of the defaults and breaches described in the fifth and sixth bullets above, to the extent those defaults or breaches relate to the Non-Trust Loan held by such Non-Trust Loan Noteholder. Additionally, the series 2006-C4 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Non-Trust Loan.

                                     S-164

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5) days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2006-C4 certificateholders,
Fitch and Moody's notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2006-C4 certificateholders entitled to not less than 25% of the series 2006-C4 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2006-C4 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series 2006-C4 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2006-C4 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series 2006-C4 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C4 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series
2006-C4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series
2006-C4 pooling and servicing agreement in connection with an Event of Default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund;
provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement.

     The holders of series 2006-C4 certificates entitled to at least 51% of the series 2006-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement, rather than have the trustee act as that successor.

     In general, the series 2006-C4 certificateholders entitled to at least 66
2/3% of the series 2006-C4 voting rights allocated to the classes of series
2006-C4 certificates affected by any Event of Default may waive the Event of
Default. However, some events of default may only be waived by all of the holders of the series 2006-C4 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C4 pooling and servicing agreement.

                                     S-165

     The series 2006-C4 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to the ShopKo Portfolio Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of the master servicer or the special servicer affects the ShopKo Portfolio Non-Trust
Loans. If the special servicer for the ShopKo Portfolio Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series 2006-C4 certificateholder will have the right under the series
2006-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2006-C4 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series 2006-C4 certificateholders entitled to not less than 25% of the series 2006-C4 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2006-C4 pooling and servicing agreement.
Accordingly, the series 2006-C4 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C4 certificates will be issued, on or about June 29, 2006, under the series 2006-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this prospectus supplement from time to time as the "trust fund", will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

                                     S-166

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series
          2006-C4 Pooling and Servicing Agreement--Accounts" in this prospectus supplement, except for any such funds or assets held on behalf of a borrower.

     The series 2006-C4 certificates will include the following classes:

     o    the A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C and D classes, which are the classes of series 2006-C4 certificates that are offered by this prospectus supplement, and

     o    the X, E, F, G, H, J, K, L, M, N, O, P, R and Y classes, which are the classes of series 2006-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O and P certificates are the series 2006-C4 certificates that will have principal balances and are sometimes referred to as the "series 2006-C4 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity.
Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series 2006-C4 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

     The class X certificates will not have principal balances and are sometimes referred to as the series 2006-C4 interest-only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A,
A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates,

                                     S-167

as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

                                     S-168

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 134 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $1,878,218,471, representing approximately 83.0% of the Initial Mortgage Pool Balance.

     2.   Loan group no. 2, which will consist of 32 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $385,317,567, representing approximately 17.0% of the Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2006-C4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2006-C4 certificates
(other than the R and Y classes) will bear interest.

     With respect to each interest-bearing class of the series 2006-C4 certificates, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2006-C4 certificates for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C4 certificates outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

                                     S-169

     On each distribution date, subject to the Total Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C4 certificates will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C4 certificates, reduced (to not less than zero) by

     o    that class's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

          2.   except in the case of the class X certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C4 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Total Available P&I Funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2006-C4 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C4 certificates for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series 2006-C4 certificates for that distribution date).

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan during the related collection period will be allocated among the respective classes of series
2006-C4 principal balance certificates in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments"
below and, in the case of the class A-1, A-2, A-SB, A-3 and A-1A certificates on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series 2006-C4 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). No portion of any Mortgage
Deferred Interest will be allocated to the class X certificates.

     Calculation of Pass-Through Rates. The table under "Summary of Prospectus supplement--Introduction to the Transaction" in this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2006-C4 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2006-C4 certificates.

     The pass-through rates for the class A-1, J, K, L, M, N, O and P certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series 2006-C4 certificates set forth in the table under "Summary of Prospectus supplement--Introduction to the Transaction" in this prospectus supplement, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

                                     S-170

     The pass-through rates for the class A-2, A-SB, A-3, A-1A, A-M, A-J, B, C,
D, E, F, G and H certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest on the class X certificates during each interest accrual period, the total principal balance of each class of series
2006-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C4 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C4 principal balance certificates on any distribution date will generally equal the Total Principal
Distribution Amount for that distribution date.

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

          1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date; plus

          2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period;
               plus

          3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related
               borrower during the related collection period (including any balloon payment), net of any portion of such payment that
               represents a recovery of the principal portion of any monthly debt service

                                     S-171

               payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such
               distribution date or any prior distribution date pursuant to clause 1. above; plus

          4.   the aggregate of the principal portion of all liquidation
               proceeds, sale proceeds, insurance proceeds, condemnation
               proceeds and, to the extent not otherwise included in clause 1.,
               2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a
               recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such
               distribution date or any prior distribution date pursuant to clause 1. above; plus

          5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Total Principal
               Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series 2006-C4 principal balance certificates on the immediately preceding distribution date; plus

          6.   any amounts that were used to reimburse Nonrecoverable Advances
               (including interest on such Nonrecoverable Advances) from
               principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

          7.   the amount of any reimbursements of Nonrecoverable Advances
               (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the
               Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class X, A-1, A-2, A-SB, A-3 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Total
Available P&I Funds to make payments of principal with respect to the class A-1,
A-2, A-SB, A-3 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-SB and A-3 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-SB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

                                     S-172

     o    on any given distribution date, beginning with the distribution date in April 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the class A-SB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, and/or A-3 certificates;
          and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class
          A-1, A-2 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates
          (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2, A-SB, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-SB, A-3 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C4 certificates then outstanding.

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this prospectus supplement. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1 and A-2 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this prospectus supplement.

     Following the retirement of the class A-1, A-2, A-SB, A-3 and A-1A certificates, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L,
M, N, O and P certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under
"--Payments--Priority of Payments" below, be entitled to payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series 2006-C4 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Total Principal Distribution Amount for
          the subject distribution date, over (b) the total principal balance of all other classes of series 2006-C4 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2006-C4 principal balance certificates, outstanding immediately prior to the subject distribution date.

                                     S-173

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-SB, A-3 AND
A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS
OF ANY CLASS OF SERIES 2006-C4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE
CLASS A-1, A-2, A-SB, A-3 AND A-1A CERTIFICATES) BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR
CLASSES OF SERIES 2006-C4 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Total Available P&I
Funds, for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C4 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i)
first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates, thereby reducing the payments of principal on the series 2006-C4 principal balance certificates. As a result, the Total Principal Distribution
Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C4 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                     S-174

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-C4 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C4 principal balance certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below and elsewhere in this prospectus supplement, in the case of any class of series 2006-C4 principal balance certificates, for any distribution date, mean the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the
Total Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total
Available P&I Funds:

ORDER OF       RECIPIENT
 PAYMENT   CLASS OR CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------------------------------------------------

   1st            X*          From the entire Total Available P&I Funds, interest up to the total interest payable on that class

               A-1, A-2,      From the portion of the Total Available P&I Funds attributable to the mortgage loans in loan
             A-SB and A-3*    group no. 1, interest up to the total interest payable on those classes, pro rata based on entitlement

                 A-1A*        From the portion of the Total Available P&I Funds attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on that class

   2nd         A-1, A-2,      Principal up to the Loan Group No. 1 Principal Distribution Amount (and, if the class A-1A
            A-SB and A-3**    certificates are retired, any remaining portion of the Loan Group No. 2 Principal
                              Distribution Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2 certificates, (c) the class A-SB certificates and (d) the class A-3 certificates, in that order, in each case until retired

                A-1A**        Principal up to the Loan Group No. 2 Principal Distribution Amount (and, if the class A-3 certificates are retired, any remaining portion of the Loan Group No. 1 Principal
                              Distribution Amount), to class A-1A until it is retired

   3rd      A-1, A-2, A-SB,   Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on
             A-3 and A-1A     entitlement, without regard to loan groups

                                     S-175

ORDER OF       RECIPIENT
 PAYMENT   CLASS OR CLASSES                                          TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------------------------------------------------

   4th            A-M         Interest up to the total interest payable on that class
   5th            A-M         Principal up to the total principal payable on that class
   6th            A-M         Reimbursement up to the loss reimbursement amounts for that class

   7th            A-J         Interest up to the total interest payable on that class
   8th            A-J         Principal up to the total principal payable on that class
   9th            A-J         Reimbursement up to the loss reimbursement amount for that class

  10th             B          Interest up to the total interest payable on that class
  11th             B          Principal up to the total principal payable on that class
  12th             B          Reimbursement up to the loss reimbursement amount for that class

  13th             C          Interest up to the total interest payable on that class
  14th             C          Principal up to the total principal payable on that class
  15th             C          Reimbursement up to the loss reimbursement amount for that class

  16th             D          Interest up to the total interest payable on that class
  17th             D          Principal up to the total principal payable on that class
  18th             D          Reimbursement up to the loss reimbursement amount for that class

  19th             E          Interest up to the total interest payable on that class
  20th             E          Principal up to the total principal payable on that class
  21st             E          Reimbursement up to the loss reimbursement amount for that class

  22nd             F          Interest up to the total interest payable on that class
  23rd             F          Principal up to the total principal payable on that class
  24th             F          Reimbursement up to the loss reimbursement amount for that class

  25th             G          Interest up to the total interest payable on that class
  26th             G          Principal up to the total principal payable on that class
  27th             G          Reimbursement up to the loss reimbursement amount for that class

  28th             H          Interest up to the total interest payable on that class
  29th             H          Principal up to the total principal payable on that class
  30th             H          Reimbursement up to the loss reimbursement amount for that class

  31st             J          Interest up to the total interest payable on that class
  32nd             J          Principal up to the total principal payable on that class
  33rd             J          Reimbursement up to the loss reimbursement amount for that class

                                     S-176

ORDER OF       RECIPIENT
 PAYMENT   CLASS OR CLASSES                                          TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------------------------------------------------

  34th             K          Interest up to the total interest payable on that class
  35th             K          Principal up to the total principal payable on that class
  36th             K          Reimbursement up to the loss reimbursement amount for that class

  37th             L          Interest up to the total interest payable on that class
  38th             L          Principal up to the total principal payable on that class
  39th             L          Reimbursement up to the loss reimbursement amount for that class

  40th             M          Interest up to the total interest payable on that class
  41st             M          Principal up to the total principal payable on that class
  42nd             M          Reimbursement up to the loss reimbursement amount for that class

  43rd             N          Interest up to the total interest payable on that class
  44th             N          Principal up to the total principal payable on that class
  45th             N          Reimbursement up to the loss reimbursement amount for that class

  46th             O          Interest up to the total interest payable on that class
  47th             O          Principal up to the total principal payable on that class
  48th             O          Reimbursement up to the loss reimbursement amount for that class

  49th             P          Interest up to the total interest payable on that class
  50th             P          Principal up to the total principal payable on that class
  51st             P          Reimbursement up to the loss reimbursement amount for that class

  52nd             R          Any remaining Total Available P&I Funds

----------
*    If the portion of the Total Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-SB, A-3, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Total
     Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2 and/or A-3 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1, A-2 and
     A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal
     Distribution Amount, the holders of the class A-1, A-2, A-SB and A-3 certificates will have a prior right, relative to the holders of the class
     A-1A certificates, to any available funds attributable to loan group no. 1;
     and, for purposes of receiving distributions of principal from the Loan
     Group No. 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class
     A-1, A-2, A-SB and A-3 certificates, to any available funds attributable to loan group no. 2. However, if any two or more of the A-1, A-2, A-SB, A-3 and A-1A classes are outstanding as of the Senior Principal Distribution
     Cross-Over Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series 2006-C4 certificates, then payments of principal on the outstanding class A-1, A-2,
     A-SB, A-3 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

                                     S-177

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-SB, A-3, A-1A,
A-M, A-J, B, C, D, E, F, G or H certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2)
that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of liquidation fees payable in connection with the receipt of that prepayment
          consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C4 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal
          Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2006-C4 certificates,

                                     S-178

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-C4 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C4 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "The Series 2006-C4 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C4 principal balance certificates.

     On each distribution date, following the payments to be made to the series
2006-C4 certificateholders on that distribution date, the trustee will allocate to the respective classes of the series 2006-C4 principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es), the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2006-C4 principal balance certificates following all payments made to series 2006-C4 certificateholders on that distribution date.

                                     S-179

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          P
        2nd                          O
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
        10th                         F
        11th                         E
        12th                         D
        13th                         C
        14th                         B
        15th                        A-J
        16th                        A-M
        17th                     A-1, A-2,
                            A-SB, A-3 and A-1A,
                          pro rata based on total
                      outstanding principal balances

     In no event will the total principal balance of any class of series 2006-C4 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2006-C4 principal balance certificates listed above it in the table has been reduced to zero.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2006-C4 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

          1.   all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the final recovery determination was made, exclusive, however, of any portion of that interest that represents Default Interest,
               Post-ARD Additional Interest, prepayment premiums and yield maintenance charges; and

          2.   all (or, if the subject underlying mortgage loan is part of a
               Loan Combination, the appropriate allocable share) of the related unreimbursed servicing advances, together with interest accrued thereon; over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made (and, in the case of an underlying mortgage loan that is part of a Loan Combination, without regard to any payments and proceeds allocable to any related
          Non-Trust Loan).

                                     S-180

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer, to the extent not offset by late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity, which cost is not covered out of late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          2006-C4 pooling and servicing agreement and (d) the recording of the series 2006-C4 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2006-C4 pooling and servicing agreement;

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements and indemnifications to the trustee and various related persons and entities described under "Description of the Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus,

          2.   any reimbursements and indemnifications to the master servicer, the special servicer, us and various related persons and entities described under "Description of the Governing Documents--Matters
               Regarding the Master Servicer, the Special Servicer, the Manager
               and Us" in the accompanying base prospectus,

          3.   the cost of recording the series 2006-C4 pooling and servicing agreement; and

                                     S-181

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon
          Defaulted Mortgage Loans" in this prospectus supplement.

                                     S-182

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

FEES(2)

Master Servicing      With respect to each and every         Compensation        First, out of recoveries of             Monthly
Fee / Master          underlying mortgage loan, including                        interest with respect to the
Servicer(3)           each specially serviced mortgage loan                      subject mortgage loan and then, if
                      and each mortgage loan, if any, as to                      the subject mortgage loan and any
                      which the corresponding mortgaged                          related REO Property has been
                      real property has become an REO                            liquidated, out of general
                      Property, the master servicing fee                         collections on the mortgage pool.
                      will: (a) generally be calculated on
                      the same interest accrual basis
                      (i.e., an Actual/360 Basis or a
                      30/360 Basis) as is applicable to the
                      accrual of interest on the subject
                      mortgage loan; and (b) accrue (at an
                      annual rate that ranges, on a
                      loan-by-loan basis, from 0.0300% to
                      0.1100% per annum) on the same
                      principal amount on which interest
                      accrues or is deemed to accrue from
                      time to time with respect to the
                      subject mortgage loan. Master
                      servicing fees with respect to any
                      underlying mortgage loan will include
                      the primary servicing fees payable by
                      the master servicer to any
                      sub-servicer with respect to the
                      subject mortgage loan.

Additional Master     o    Prepayment Interest Excesses on   Compensation        Interest payments made by the         Time to time
Servicing                  underlying mortgage loans that                        related mortgagor intended to cover
Compensation /             are the subject of a principal                        interest accrued on the subject
Master Servicer            prepayment in full or in part                         principal prepayment with respect
                           after their due date in any                           to the subject mortgage loan during
                           collection period.(13)                                the period from and after the
                                                                                 related due

                                      S-183

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

                      o    All interest and investment       Compensation        Interest and investment income           Monthly
                           income earned on amounts on                           related to the subject accounts
                           deposit in the master servicer's                      (net of investment losses).
                           collection account and the Loan
                           Combination-specific custodial
                           accounts maintained by the
                           master servicer.

                      o    All interest and investment       Compensation        Interest and investment income           Monthly
                           income earned on amounts on                           related to the subject accounts
                           deposit in the servicing                              (net of investment losses).
                           accounts, reserve accounts and
                           the defeasance account
                           maintained by the master
                           servicer, to the extent not
                           otherwise payable to the
                           borrowers.

Special Servicing     With respect to each underlying        Compensation        General collections on the mortgage      Monthly
Fee / Special         mortgage loan that is being specially                      pool.(12)
Servicer              serviced or as to which the related
                      mortgaged real property has become an
                      REO Property, the special servicing
                      fee will: (a) generally be calculated
                      on the same interest accrual basis
                      (i.e., an Actual/360 Basis or a
                      30/360 Basis) as is applicable to the
                      accrual of interest on the subject
                      mortgage loan; and (b) accrue at
                      0.25% per annum on the same principal
                      amount on which interest accrues or
                      is deemed to accrue from time to time
                      with respect to the subject mortgage
                      loan.

                                      S-184

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

Workout Fee /         With respect to each underlying        Compensation        Collections of interest (other than   Time to time
Special Servicer      mortgage loan that has been                                Default Interest and Post-ARD
                      worked-out following a Servicing                           Additional Interest) and principal
                      Transfer Event and has not been                            received on the subject mortgage
                      returned to special servicing as a                         loan.(4)(12)
                      result of a new Servicing Transfer
                      Event, the workout fee will equal
                      1.0% of each collection of interest
                      (other than Default Interest and
                      Post-ARD Additional Interest) and
                      principal received on the subject
                      mortgage loan for so long as it
                      remains a worked-out mortgage
                      loan.(4)

Liquidation Fee /     With respect to any specially          Compensation        Out of the full, partial or           Time to time
Special Servicer      serviced mortgage loan in the trust                        discounted payoff obtained from the
                      fund for which the special servicer                        related borrower and/or liquidation
                      obtains a full, partial or discounted                      proceeds in respect of the related
                      payoff and with respect to any                             specially serviced mortgage loan or
                      specially serviced mortgage loan or                        related REO Property, as the case
                      REO Property in the trust fund for                         may be.(4)(12)
                      which the special servicer receives
                      any liquidation proceeds, the
                      liquidation fee will equal 1.0% of
                      the related payment or
                      proceeds.(4)(5)

Additional Special    All interest and investment income     Compensation        Interest and investment income           Monthly
Servicing             earned on amounts on deposit in the                        related to the subject accounts
Compensation /        special servicer's REO Account.                            (net of investment losses).
Special Servicer

Additional Servicing  o    Late payment charges and Default  Compensation        Late payment charges and Default      Time to time
Compensation /             Interest actually collected with                      Interest actually collected in
Master Servicer            respect to any mortgage loan in                       respect of the underlying mortgage
and/or Special             the trust fund, but only to the                       loans.
Servicer(6)                extent such late payment charges
                           and Default Interest are not
                           otherwise allocable to reimburse
                           the parties to the series
                           2006-C4 pooling and servicing
                           agreement for, or to offset,
                           certain expenses of the issuing
                           entity (including interest on
                           advances, special servicing
                           fees, liquidation fees and

                                      S-185

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

                           workout fees), each as provided
                           in the series 2006-C4 pooling
                           and servicing agreement.

                      o    All assumption fees, assumption   Compensation        Related payments made by mortgagors   Time to Time
                           application fees, modification                        with respect to the subject
                           fees, consent fees, extension                         mortgage loans.
                           fees and similar fees actually
                           collected on the underlying
                           mortgage loans and Serviced
                           Non-Trust Loans.

Trustee Fee /         With respect to each distribution      Compensation        General collections on the mortgage      Monthly
Trustee               date, an amount equal to the                               pool.
                      aggregate of, with respect to each
                      and every mortgage loan in the trust
                      fund, one month's interest accrued at
                      0.0009% per annum on the Stated
                      Principal Balance of the subject
                      mortgage loan outstanding immediately
                      prior to such distribution date
                      (calculated on the same interest
                      accrual basis--i.e., an Actual/360
                      Basis or a 30/360 Basis--as is
                      applicable to the accrual of interest
                      with respect to the subject mortgage
                      loan).

Additional Trustee    All interest and investment income     Compensation        Interest and investment income           Monthly
Compensation /        earned on amounts on deposit in the                        related to the subject accounts
Trustee               trustee's distribution account and                         (net of investment losses).
                      interest reserve account.

EXPENSES

Servicing Advances /  To the extent of funds available, the  Reimbursement of    Amounts that represent (a) payments   Time to time
Master Servicer,      amount of any servicing advances.      expenses            made by the related borrower to
Special Servicer or                                                              cover the item for which such
Trustee                                                                          servicing advance was made or (b)
                                                                                 liquidation proceeds, condemnation
                                                                                 proceeds, insurance proceeds and,
                                                                                 if applicable, REO revenues (in
                                                                                 each case, if applicable, net of
                                                                                 any liquidation fee or workout fee
                                                                                 payable therefrom) received in

                                      S-186

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

                                                                                 respect of the particular mortgage
                                                                                 loan or related REO Property,
                                                                                 provided that if the master
                                                                                 servicer, special servicer or
                                                                                 trustee determines that a servicing
                                                                                 advance is not recoverable out of
                                                                                 collections on the related
                                                                                 underlying mortgage, then such
                                                                                 reimbursement will be paid out of
                                                                                 general collections on the mortgage
                                                                                 pool.(7)(8)

Interest on           The amount of interest calculated at   Payment of          First, out of Default Interest and       Monthly
Servicing Advances /  a rate per annum equal to the prime    interest on         late payment charges on the related
Master Servicer,      rate as published in the "Money        servicing advances  mortgage loan, and then, after or
Special Servicer      Rates" section of The Wall Street                          at the same time that advance is
or Trustee            Journal, accrued on the amount of                          reimbursed, out of general
                      each outstanding servicing advance.                        collections on the mortgage
                                                                                 pool.(8)(9)

P&I Advances /        To the extent of funds available, the  Reimbursement of    Amounts that represent late           Time to Time
Master Servicer and   amount of any P&I advances.            P&I advances made   collections of interest and
Trustee                                                      with respect to     principal (net of related master
                                                             the mortgage pool   servicing fees) received in respect
                                                                                 of the related underlying mortgage
                                                                                 loan or REO Property as to which
                                                                                 such P&I advance was made, provided
                                                                                 that if the master servicer or
                                                                                 trustee determines that a P&I
                                                                                 advance is not recoverable out of
                                                                                 collections on the related
                                                                                 underlying mortgage, then out of
                                                                                 general collections on the mortgage
                                                                                 pool.(8)

Interest on P&I       The amount of interest calculated at   Payment of          First, out of Default Interest and       Monthly
Advances / Master     a rate per annum equal to the prime    interest on P&I     late payment charges on the related
Servicer and Trustee  rate as published in the "Money        advances            mortgage loan and then, after or at
                      Rates" section of The Wall Street                          the same time that advance is
                      Journal, accrued on the amount of                          reimbursed, out of general
                      each outstanding P&I advance.                              collections on the mortgage
                                                                                 pool.(8)

Cost of property      To the extent of funds available, the  Payment of          First, out of Default Interest and    Time to Time
inspections incurred  amount of the outstanding expenses.    expenses            late payment charges on the related
by special servicer                                                              mortgage loan, and then, out of
(other than interest                                                             general collections on the mortgage
on servicing                                                                     pool.(10)
advances or P&I
advances, special
servicing fees,

                                     S-187

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

workout fees and
liquidation fees)

Reimbursement of      To the extent of funds available, the  Reimbursement of    General collections on deposit in     Time to time
costs and expenses    costs and expenses in connection with  expenses            the master servicer's collection
for environmental     environmental testing and the                              account.(10)
testing and the       remediation of adverse environmental
remediation of        condition at any mortgaged real
adverse               property that secures a defaulted
environmental         mortgage loan in the trust fund (such
conditions at any     costs and expenses will be incurred
mortgaged real        only if the Special Servicer has
property / Special    determined to acquire title or
Servicer              possession of the related mortgaged
                      real property).

Cost of an            To the extent of funds available, the  Payment of          General collections on the mortgage   Time to time
independent           cost of such independent appraiser or  expenses             pool.(10)
appraiser or other    other expert in real estate matters.
expert in real
estate matters

Fees of an            To the extent of funds available, the  Payment of          General collections on the mortgage   Time to time
independent           amount of the fees of such             expenses             pool.(10)
contractor retained   independent contractor.
to manage an REO
Property

Servicing expenses,   To the extent of funds available, the  Payment of          General collections on the mortgage   Time to time
that would, if        amount of such servicing expense.      servicing expenses   pool.(10)
advanced by the
master servicer or
special servicer,
constitute
nonrecoverable
servicing advances

Amounts payable or    Amounts (other than normal monthly     Payment or          General collections on the mortgage   Time to time
reimbursable to a     payments) specifically payable or      reimbursement or    pool.
Non-Trust Noteholder  reimbursable to such party by the      amounts payable by
                      issuing entity in its capacity as      the issuing entity
                      holder of the ShopKo Portfolio
                      Mortgage Loan or the Wimbledon
                      Place Apartments Mortgage Loan,
                      as applicable, pursuant to the
                      terms of the related co-lender or
                      intercreditor agreement.

                                     S-188

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

Indemnification of    Any cost or expenses in connection     Indemnification     General collections on the mortgage   Time to time
expenses in           with any actions taken by any party                        pool.(10)
connection with the   to the series 2006-C4 pooling and
termination and       servicing agreement with respect to
removal of the        the termination and removal of the
master servicer or    master servicer or special servicer
the special servicer  following an Event of Default (if not
as a result of an     paid by the defaulting party within
Event of Default /    90 days after notice of such costs
the applicable party  and expenses).
to the series
2006-C4 pooling and
servicing agreement

Cost of transferring  The cost of transferring mortgage      Payment of          General collections on the            Time to Time
mortgage files and    files and related documents to a       expenses            mortgage pool.
related documents to  successor trustee.
a successor
trustee/Trustee

Cost of opinions or   To the extent of funds available, the  Payment of          General collections on the            Time to time
advice of counsel /   cost of such opinions of counsel or    expenses            mortgage pool.(10)
Party incurring such  advice of counsel.
expense

Payment of any        The amount of any federal, state and   Payment of taxes    General collections on the            Time to time
federal, state and    local taxes imposed on the issuing     and related         mortgage pool.
local taxes imposed   entity, its assets and/or              expenses
on the issuing        transactions, together with all
entity, its assets    incidental costs and expenses.
and/or transactions,
together with all
incidental costs and
expenses, that are
required to be borne
by the trust / Party
incurring such
expense

Tax-Related Expenses  The amount of any professional fees    Payment of          General collections on the            Time to time
/ Tax Administrator   or expenses related to audits or any   expenses            mortgage pool.
                      administrative or judicial
                      proceedings with respect to the
                      issuing entity that involve the IRS
                      or state tax authorities.

Funds necessary for   To the extent of funds available, the  Payment of          Amounts on deposit in the account     Time to time
the proper            amount of the expenses for the proper  expenses            established by the special servicer
operation,            operation, management, leasing,                            for the retention of revenues and
management, leasing,  maintenance and disposition of such                        other proceeds derived from such
maintenance and       REO Property.                                              REO Property.(10)
disposition of any
administered REO
Property/Special
Servicer

                                      S-189

  TYPE / RECIPIENT                    AMOUNT                   GENERAL PURPOSE                SOURCE(1)                  FREQUENCY
--------------------  -------------------------------------  ------------------  -----------------------------------  --------------

The cost or expenses  The amount of such cost or expenses.   Indemnification     General collections on the mortgage   Time to time
incurred in                                                  of expenses         pool, to the extent of
connection with                                                                  amounts otherwise payable with
determining the                                                                  respect to the series 2006-C4
identity of the                                                                  controlling class.
series 2006-C4
controlling class
representative

The cost of           The amount of recording costs.         Payment of          General collections on the            Time to time
recording the series                                         expenses            mortgage pool.(10)
2006-C4 pooling and
servicing agreement

Cost of obtaining     The amount of rating agency fees and   Payment of          General collections on the            Time to time
rating confirmations  expenses.                              expenses            mortgage pool.(10)
from the rating
agencies, to the
extent not otherwise
payable by a
borrower or a party
to the series
2006-C4 pooling and
servicing agreement

Indemnification       Any loss, liability or reasonable      Indemnification     General collections on the            Time to time
Expenses/ Trustee     "out-of-pocket" expense arising out                        mortgage pool.(10)(11)
and any affiliate,    of, or incurred in connection with
director, officer,    the series 2006-C4 pooling and
employee or agent of  servicing agreement, the underlying
the Trustee           mortgage loans or the series 2006-C4
                      certificates (provided that such
                      loss, liability or expense
                      constitutes an "unanticipated
                      expense" within the meaning of
                      Treasury regulations section
                      1.860G-1(b)(3)(ii).

Indemnification       Any loss, liability or reasonable      Indemnification     General collections on the            Time to time
Expenses/ the         expense incurred in connection with                        mortgage pool.(10)(11)
Depositor, the        the series 2006-C4 pooling and
Master Servicer or    servicing agreement or the series
the Special Servicer  2006-C4 certificates.
and any affiliate,
director, officer,
employee or agent of
the Depositor,
Master Servicer or
Special Servicer

                                      S-190

----------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer, the special servicer or trustee in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expenses of the master servicer or special servicer, as the case may be, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C4 pooling and servicing agreement. See "Description of the Governing
     Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series 2006-C4 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of Expenses--The
     Master Servicing Fee" in this prospectus supplement.

(4)  In the case of the ShopKo Portfolio Loan Combination, calculated based on and payable out of collections on the entire such loan combination. In the case of the Wimbledon Place Apartments Loan Combination, after the occurrence, and during the continuance, of a Wimbledon Place Apartments
     Material Default, calculated based on and payable out of collections on the entire such loan combination, but not payable in connection with a purchase of the Wimbledon Place Apartments Mortgage Loan by the Wimbledon Place
     Apartments Non-Trust Loan Noteholder as described under "Description of the
     Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
     Combination" in this prospectus supplement.

(5)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and
     Other Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--The Liquidation Fee" in this prospectus supplement.

(6)  Allocable between the master servicer and the special servicer as provided in the series 2006-C4 pooling and servicing agreement.

(7)  In the case of the ShopKo Portfolio Loan Combination, a servicing advance will generally be paid out of (a) payments made by the related borrower to cover the item for which such servicing advance was made and/or (b)
     liquidation proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues received in respect of the Shopko Portfolio Loan
     Combination or any related REO Property; provided that if the party entitled to the reimbursement of such servicing advance (or, in the case of an advance by the master servicer or the trustee, the special servicer) has made a determination that such servicing advance is not recoverable from those sources, then such servicing advance shall generally be paid out of general collections on the mortgage pool.

(8)  See "The Series 2006-C4 Pooling and Servicing Agreement--Advances" in this prospectus supplement for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(9)  In the case of the ShopKo Portfolio Loan Combination, interest on servicing advances will generally be paid: first, to the maximum extent permitted under the ShopKo Portfolio Co-Lender Agreement, out of any amounts received on the ShopKo Portfolio Loan Combination as Default Interest and late payment charges; second, to the maximum extent permitted under the ShopKo
     Portfolio Co-Lender Agreement, out of any other amounts collected on the
     ShopKo Portfolio Loan Combination; and, third, out of general collections on the mortgage pool.

(10) If and to the extent related or allocable to the ShopKo Portfolio Loan
     Combination, the subject amount will be payable out of collections on that loan combination and, if and to the extent not solely attributable to one or more ShopKo Portfolio Non-Trust Loans, will also be payable out of general collections on the mortgage pool if collections on that loan combination are insufficient therefor.

                                     S-191

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
     2006-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 2006-C4 pooling and servicing agreement, or (d) allocable overhead. For further information, see
     "Description of the Governing Documents--Rights, Protections, Indemnities
     and Immunities of the Trustee" and "--Matters Regarding the Master
     Servicer, the Special Servicer, the Manager and Us" in the accompanying base prospectus.

(12) Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

(13) Subject to application to offset Prepayment Interest Shortfalls as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls" above.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under
"--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a distribution date statement substantially in the form of Annex D to this prospectus supplement.

     Monthly, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA historical liquidation report; (v) a CMSA historical loan modification and corrected mortgage loan report; (vi) a CMSA REO status report;
(vii) a CMSA loan level reserve/LOC report; and (viii) a CMSA delinquent loan status report.

     Monthly, the master servicer will be required to furnish to the trustee the
CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in August 2006), the master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) the following reports with respect to the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a
CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer); and (D) a CMSA servicer watch list with the required information as of such determination date.

     The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and

                                     S-192

delivered by the special servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series
2006-C4 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated;
provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), the master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies.
See "The Series 2006-C4 Pooling and Servicing Agreement--Inspections; Collection
of Operating Information" in this prospectus supplement.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2006-C4 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series
2006-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file, CMSA loan setup file,
CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer
Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying base prospectus and the series 2006-C4 pooling and servicing agreement, and (v) any other items at the request of the Depositor. In addition, on or prior to each distribution date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports,
(ii) the CMSA property file and (iii) any other items at the request of the
Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged Person.

     The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume

                                     S-193

no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the
Exchange Act (to the extent filed by or furnished to the trustee) will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See
"Description of the Certificates--Incorporation of Certain Documents by
Reference; Reports Filed with the SEC" in the accompanying base prospectus.

     The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the trustee) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the trustee. Requests for this information should be made to the trustee at its corporate trust office at LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services--Citigroup Commercial Mortgage Trust 2006-C4.

     In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2006-C4 pooling and servicing agreement.

     The master servicer and the special servicer may each, but neither is required to, make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series
2006-C4 pooling and servicing agreement, the accompanying base prospectus and this prospectus supplement and (iii) any other items at our request. In addition, the master servicer and the special servicer may each, but neither is required to, make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer
Reports, the CMSA financial file and the CMSA property file. Any Restricted
Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

     In connection with providing access to the master servicer's or the special servicer's internet website, the master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

                                     S-194

     Other Information. The series 2006-C4 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2
(other than monthly distribution date statements, this prospectus supplement and the accompanying base prospectus), 3, 5, 6, 8, 9 and 10), the special servicer
(with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2006-C4 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C4 pooling and servicing agreement;

     2.   this prospectus supplement and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series 2006-C4 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders; Available
          Information--Certificateholder Reports" above, by the master servicer since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the trustee by the master servicer and/or the special servicer (in the case of the master servicer and the special servicer, only with respect to statements of compliance delivered by that party) since the Issue Date, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Evidence as
          to Compliance" in this prospectus supplement;

     4.   all assessment of compliance reports and attestation reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C4 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan prepared by the master servicer or received by the master servicer from the special servicer and any environmental assessments prepared, in each case as described under "The Series 2006-C4 Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as described under "The
          Series 2006-C4 Pooling and Servicing Agreement--Inspections;
          Collection of Operating Information" in this prospectus supplement;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2006-C4 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

                                     S-195

     9.   any and all officers' certificates and other evidence delivered by the master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer
          (and only with respect to those items maintained by that party).

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request.
However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the trustee, the master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2006-C4 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series 2006-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class X certificates; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

                                     S-196

provided that, solely for the purpose of determining the voting rights of the classes of series 2006-C4 certificates specified in the first bullet, Appraisal
Reduction Amounts (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series 2006-C4 controlling class, the series 2006-C4 controlling class representative or the
Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series 2006-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2006-C4 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling
          Class Certificateholder or the master servicer, in that order of preference.

     Written notice of termination of the series 2006-C4 pooling and servicing agreement will be given to each series 2006-C4 certificateholder. The final payment with respect to each series 2006-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2006-C4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or the master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus

     o    if the purchaser is the master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 2006-C4 pooling

                                     S-197

          and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series 2006-C4 certificates. However, the right of the special servicer, the
Majority Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series 2006-C4 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C4 certificateholders, will constitute part of the Total
Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series 2006-C4 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series 2006-C4 pooling and servicing agreement, in connection with the exchange of all the remaining series 2006-C4 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

                                     S-198

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

                                     S-199

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-SB and
A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in

                                     S-200

the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-SB and
A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool" and "The Series
2006-C4 Pooling and Servicing Agreement" in this prospectus supplement and
"Description of the Governing Documents" and "Yield and Maturity Considerations"
in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date,

                                     S-201

the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any
ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Total Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of

                                     S-202

prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal
Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-SB, A-3 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal
Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C4 certificates with principal balances.

     The tables set forth in Annex C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

                                     S-203

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
          or

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the issuing entity, the master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-C4 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series
          2006-C4 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2006-C4 certificateholders,

     o    the master servicer's collection account and (exclusive of amounts on deposit therein allocable to the related Non-Trust Loan(s)) Loan
          Combination-specific custodial accounts,

                                     S-204

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class A-1, A-2, A-SB, A-3, A-1A, X, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
          REMIC II;

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I and REMIC II; and

     o    the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

     For federal income tax purposes, each of the class X certificates will evidence multiple regular interests in REMIC II.

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, the class A-1 certificates will be issued without any original issue discount and the remaining offered certificates will be issued with a de minimis amount of original issue discount.
If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

                                     S-205

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C4 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The

                                     S-206

offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing

                                     S-207

entity's income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders.

     See "The Series 2006-C4 Pooling and Servicing Agreement--REO Properties" in
this prospectus supplement and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series 2006-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2006-C4 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2006-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the issuing entity's underlying assets.
However, if the issuing entity or any of the Exemption-Favored Parties is a
Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

                                     S-208

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2006-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

                                     S-209

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

                                      S-210

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                     S-211

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, as specified in the table below, of the offered certificates. As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 29, 2006, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 99.1563% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from June 1,
2006.

                                      S-212

             CITIGROUP GLOBAL   BARCLAYS CAPITAL   PNC CAPITAL   BANC OF AMERICA    DEUTSCHE BANK
   CLASS       MARKETS INC.           INC.         MARKETS LLC    SECURITIES LLC   SECURITIES INC.
----------   ----------------   ----------------   -----------   ---------------   ---------------

Class A-1      $ 79,951,000            $0          $         0      $        0        $        0
Class A-2      $141,213,000            $0          $11,500,000      $        0        $        0
Class A-SB     $135,184,000            $0          $         0      $        0        $        0
Class A-3      $829,310,000            $0          $         0      $1,000,000        $1,000,000
Class A-1A     $385,317,000            $0          $         0      $        0        $        0
Class A-M      $226,353,000            $0          $         0      $        0        $        0
Class A-J      $164,107,000            $0          $         0      $        0        $        0
Class B        $ 50,929,000            $0          $         0      $        0        $        0
Class C        $ 25,465,000            $0          $         0      $        0        $        0
Class D        $ 31,124,000            $0          $         0      $        0        $        0

     With respect to this offering--

     o    Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunning manager; and

     o    Barclays Capital Inc. is acting as co-lead manager;

     o    PNC Capital Markets LLC, Banc of America Securities LLC and Deutsche
          Bank Securities Inc. will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

                                      S-213

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2006-C4 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C4 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series
2006-C4 certificates to the public" in relation to any series 2006-C4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about June 29, 2006, which is more than three business days following the date of pricing of the offered certificates. Under Rule
15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                      S-214

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin LLP, New York, New
York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch and Moody's:

CLASS   FITCH   MOODY'S
-----   -----   -------
 A-1     AAA      Aaa
 A-2     AAA      Aaa
 A-SB    AAA      Aaa
 A-3     AAA      Aaa
 A-1A    AAA      Aaa
 A-M     AAA      Aaa
 A-J     AAA      Aaa
  B       AA      Aa2
  C      AA-      Aa3
  D       A       A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in March 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

                                      S-215

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

     See "Rating" in the accompanying base prospectus.

                                      S-216

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2006-C4 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trustee fee rate plus the applicable master servicing fee rate. The master servicing fee rate will include any applicable primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or ShopKo
Portfolio Non-Trust Loan, subject to the discussion in the next paragraph, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date, the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

                                      S-217

     With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as Mallard Crossing
Apartments and Four Winds Apartments, respectively, representing in total 1.6%
of the Initial Mortgage Pool Balance, the respective interest rates step up annually as described under "Description of the Mortgage Pool--Terms and
Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculation of
Interest" in this prospectus supplement. Annual Debt Service for each of these underlying mortgage loans was calculated using the maximum mortgage rate.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series 2006-C4
               Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, or

          B.   if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant
               Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the mortgage loan;

               2.   to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest accrued on the mortgage loan through the most recent due date prior to the date of determination at a per annum rate equal to
                    the related Net Mortgage Rate (exclusive of any portion
                    thereof that constitutes Post-ARD Additional Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the master servicer, the special servicer or the trustee
                    with respect to the mortgage loan, together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

                                      S-218

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, the ShopKo Portfolio Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal
Reduction Amount and will take into account unpaid interest on any P&I advances made with respect to any ShopKo Portfolio Non-Trust Loan under any separate securitization agreement. Any Appraisal Reduction Amount with respect to the
ShopKo Portfolio Loan Combination will be allocated to the ShopKo Portfolio
Mortgage Loan and the ShopKo Portfolio Non-Trust Loans, on a pro rata and pari passu basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
          (acceptable to the special servicer and the series 2006-C4 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger
          Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund:

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

                                      S-219

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and

     o    with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this prospectus supplement.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series 2006-C4 Pooling And Servicing Agreement--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and
Powers of the Series 2006-C4 Controlling Class Representative and the Non-Trust
Loan Noteholders" in this prospectus supplement.

     "BCRE" means Barclays Capital Real Estate Inc.

     "BCRE MORTGAGE LOAN" means any of the underlying loans transferred to us by
BCRE for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by BCRE in replacement of a BCRE Mortgage Loan.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the
Maturity Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB

                                      S-220

certificates on any payment date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
a Cash Holdback or a Letter of Credit or Based on a Stabilized Appraised Value"
in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the ShopKo Portfolio Non-Trust Loans, to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     "CY ENDED" means calendar year ended.

                                      S-221

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this prospectus supplement and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series 2006-C4 controlling class representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
April 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

                                      S-222

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the April 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
2006-C4 Pooling and Servicing Agreement--Events of Default" in this prospectus supplement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

                                      S-223

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

                 (-n)
          1-(1+r)
          ----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

                                      S-224

     3.   the present value factor using the following formula:

                    (-n)
          1-(1+r/12)
          -----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2006-C4 certificates, which will be on or about June 29, 2006.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan and any ShopKo Portfolio Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or ShopKo
Portfolio Non-Trust Loan or, in the case of an ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means the ShopKo Portfolio Loan Combination or the
Wimbledon Place Apartments Loan Combination.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series 2006-C4 Pooling and Servicing Agreement--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2006-C4 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2006-C4 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2006-C4 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2006-C4 certificates with the largest percentage of voting rights allocated to the series 2006-C4 controlling class. With respect to determining the Majority Controlling

                                      S-225

Class Certificateholder, the class A-1, A-2, A-SB, A-3 and A-1A certificates will be treated as a single class of series 2006-C4 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2006-C4 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series 2006-C4 Pooling and Servicing Agreement--Accounts" in this prospectus supplement.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C4 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is approximately $2,263,536,038, the Initial Loan Group No. 1 Balance is
          approximately $1,878,218,471 and the Initial Loan Group No. 2 Balance
          is approximately $385,317,567;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C4 certificates, exclusive of the class R and Y certificates, is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2006-C4 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the first, fifth, ninth or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

                                      S-226

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in July 2006; and

     o    the offered certificates are settled on June 29, 2006.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of a Cash Holdback or a Letter of Credit or Based on a Stabilized
Appraised Value" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the Shopko Portfolio Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the ShopKo Portfolio Non-Trust Loans, to

          2.   the Appraised Value of the related mortgaged real property or properties.

     "MOODY'S" means Moody's Investors Service, Inc.

                                      S-227

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "N/A" and "NAP" each means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the
          Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates (but taking into account the rate increases described in the second following paragraph), and the denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to its distribution account during that month.

                                      S-228

     With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as Mallard Crossing
Apartments and Four Winds Apartments, respectively, representing in total 1.6%
of the Initial Mortgage Pool Balance, the respective interest rates step up annually as described under "Description of the Mortgage Pool--Terms and
Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculation of
Interest" in this prospectus supplement. The "Net Mortgage Rates" for these underlying mortgage loans will reflect these rate increases.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Shopko Portfolio Mortgage Loan), for any specified
          12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, for any specified
          12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

                                     S-229

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the ShopKo
               Portfolio Non-Trust Loans.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2006-C4 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that loan combination).

     "NON-TRUST LOAN" means a ShopKo Portfolio Non-Trust Loan or the Wimbledon
Place Apartments Non-Trust Loan.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "OPTION PRICE" has the meaning given to that term under "The Series 2006-C4
Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

                                     S-230

     "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads."

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are rated in one of the four highest rating categories of each of
          Fitch and Moody's;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in one of the four highest rating categories of each of Fitch and Moody's;

                                     S-231

     o    commercial paper (having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof (or, if not so organized, commercial paper that is U.S. dollar denominated) which commercial paper is rated in one of the four highest rating categories of each of
          Fitch and Moody's;

     o    money market funds which are rated in one of the four highest applicable rating categories of each of Fitch and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the series 2006-C4 certificates; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

     "PNC BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by PNC Bank, National Association to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by PNC Bank, National
Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower

                                     S-232

(without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional
Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "X%UPB+YM" means that the relevant prepayment premium will equal x% of the principal amount prepaid plus the applicable yield maintenance charge;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2006-C4 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any Non-Trust Loan Noteholder, any underwriter, any of our designees or a designee of any party to the series 2006-C4 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the

                                     S-233

trustee or the master servicer, as applicable, a certification in the form required by the series 2006-C4 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series
2006-C4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

          over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

                                     S-234

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2006-C4 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2006-C4 controlling class representative (or, if there is no series 2006-C4 controlling class representative then serving, by the series 2006-C4 certificateholders representing a majority of the series 2006-C4 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2006-C4 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2006-C4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C4 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2006-C4 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

                                     S-235

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Loan Combination).

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the Exemption-Favored Parties;

     o    us;

     o    the master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2006-C4 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

                                     S-236

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2, A-SB, A-3 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans
(including any Non-Trust Loans) and any REO Properties for which that party is responsible under the series 2006-C4 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other

                                     S-237

          third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2006-C4 certificateholders and the trust fund and, in the case of a Loan Combination, the related
          Non-Trust Loan Noteholder(s), but taking into account the subordinate nature of the Wimbledon Place Apartments Non-Trust Loan; and

     o    without regard to:

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2006-C4 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2006-C4 certificate (or other
               interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2006-C4 pooling and servicing agreement;

          4.   the obligation of the master servicer to make advances;

          5.   the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a
               mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the master servicer has, on or prior to the due date of that balloon
               payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage

                                     S-238

               loan (acceptable to the special servicer and the controlling class representative) within 60 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing
               Transfer Event" will occur immediately), or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment) and such failure
               continues unremedied for 60 days;

     2.   the master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific Controlling
          Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2006-C4 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1. above)
          that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing
          Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series
          2006-C4 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
          provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2006-C4 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a

                                     S-239

          modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     "SHOPKO PORTFOLIO CO-LENDER AGREEMENT" means the co-lender, intercreditor or similar agreement for the ShopKo Portfolio Loan Combination.

     "SHOPKO PORTFOLIO LOAN COMBINATION" means, together, the ShopKo Portfolio
Mortgage Loan and the ShopKo Portfolio Non-Trust Loan.

     "SHOPKO PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the ShopKo
Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $200,000,000.

     "SHOPKO PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio.

     "SHOPKO PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a ShopKo Portfolio Non-Trust Loan.

     "SHOPKO PORTFOLIO NON-TRUST LOANS" means the various mortgage loans secured by the ShopKo Portfolio Mortgaged Properties that are not included in the trust fund and that are, as and to the extent described under "Description of the
Mortgage Pool--The ShopKo Portfolio Loan Combination" in this prospectus supplement, pari passu in right of payment to the ShopKo Portfolio Mortgage
Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

                                     S-240

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

     Z.   "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer or the trustee and distributed to series 2006-C4 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2006-C4
          certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

                                      S-241

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2006-C4 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2006-C4 certificateholders as of the first distribution date that those payments are included in the Total Principal Distribution
Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2006-C4 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the series 2006-C4 certificates on that date as described under "The Series 2006-C4 Pooling and
Servicing Agreement--Accounts" in this prospectus supplement.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this prospectus supplement, all funds in the trustee's distribution account that are available to make payments of interest and principal on the series 2006-C4 certificates on that distribution date. The
Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total
Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2006-C4 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this prospectus supplement.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

                                      S-242

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

                                      S-243

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback
or a Letter of Credit or Based on a Stabilized Appraised Value" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan and the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the ShopKo
               Portfolio Non-Trust Loans.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the

                                      S-244

properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

                                      S-245

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units."

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

                                      S-246

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that distribution date, weighted on the basis of the respective Stated Principal
Balances of those mortgage loans immediately prior to that distribution date.

     "WIMBLEDON PLACE APARTMENTS INTERCREDITOR AGREEMENT" means, with respect to the Wimbledon Place Apartments Loan Combination, the related intercreditor agreement among noteholders.

     "WIMBLEDON PLACE APARTMENTS LOAN COMBINATION" means, collectively, the
Wimbledon Place Apartments Mortgage Loan and the Wimbledon Place Apartments
Non-Trust Loan.

     "WIMBLEDON PLACE APARTMENTS MATERIAL DEFAULT" means, with respect to the
Wimbledon Place Apartments Loan Combination, any of the following events: (a)
the acceleration of the Wimbledon Place Apartments Mortgage Loan or the
Wimbledon Place Apartments Non-Trust Loan; (b) the existence of a continuing monetary event of default; and/or (c) an event of default caused by a bankruptcy or insolvency action filed by or against the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding.

     "WIMBLEDON PLACE APARTMENTS MORTGAGE LOAN" means, the underlying mortgage loan secured by the Wimbledon Place Apartments Mortgaged Property.

     "WIMBLEDON PLACE APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wimbledon
Place Apartments.

                                      S-247

     "WIMBLEDON PLACE APARTMENTS NON-TRUST LOAN" means the B-note loan that (a)
is secured by the same mortgage instrument encumbering the same mortgaged real property as the Wimbledon Place Apartments Mortgage Loan and (b) is not being transferred to the issuing entity.

     "WIMBLEDON PLACE APARTMENTS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Wimbledon Place Apartments Non-Trust Loan.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Maturity", an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "WAL", the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Specified", the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "T+x", or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes."

                                      S-248

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                       LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER   NUMBER                LOAN / PROPERTY NAME                                   PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1    CGM and BCRE     1    ShopKo Portfolio                                    Various
  1.1                         10808 South 132nd Street                            10808 South 132nd Street
  1.2                         700 Pilgrim Way                                     700 Pilgrim Way
  1.3                         1717 Lawrence Drive                                 1717 Lawrence Drive
  1.4                         301 Bay Park Square                                 301 Bay Park Square
  1.5                         55 Lake Boulevard                                   55 Lake Boulevard
  1.6                         217 West Ironwood Drive                             217 West Ironwood Drive
  1.7                         1001 East Gowen Road                                1001 East Gowen Road
  1.8                         801 West Central Entrance (Highway 53)              801 West Central Entrance (Highway 53)
  1.9                         4161 Second Street South (Highway 23)               4161 Second Street South (Highway 23)
 1.10                         7401 Mineral Point Road                             7401 Mineral Point Road
 1.11                         1000 West Northland Avenue                          1000 West Northland Avenue
 1.12                         2201 Zeier Road                                     2201 Zeier Road
 1.13                         1850 Madison Avenue                                 1850 Madison Avenue
 1.14                         2820 Highway 63 South                               2820 Highway 63 South
 1.15                         3708 Highway 63 North                               3708 Highway 63 North
 1.16                         3200 Broadway Street                                3200 Broadway Street
 1.17                         2430 East Mason Street                              2430 East Mason Street
 1.18                         867 North Columbia Center Boulevard                 867 North Columbia Center Boulevard
 1.19                         14445 West Center Road                              14445 West Center Road
 1.20                         5646 North 90th Street                              5646 North 90th Street
 1.21                         616 West Johnson Street                             616 West Johnson Street
 1.22                         1150 West Washington Street                         1150 West Washington Street
 1.23                         1601 West 41st Street                               1601 West 41st Street
 1.24                         1845 Haines Avenue                                  1845 Haines Avenue
 1.25                         699 Green Bay Road                                  699 Green Bay Road
 1.26                         955 West Clairemont Avenue                          955 West Clairemont Avenue
 1.27                         1100 East Riverview Expressway                      1100 East Riverview Expressway
 1.28                         2510 South Reserve Street                           2510 South Reserve Street
 1.29                         1300 Koeller Street                                 1300 Koeller Street
 1.30                         800 East Maes Street                                800 East Maes Street
 1.31                         North 9520 Newport Highway                          North 9520 Newport Highway
 1.32                         4801 Washington Avenue                              4801 Washington Avenue
 1.33                         4515 South Regal Street                             4515 South Regal Street
 1.34                         1306 North Central Avenue                           1306 North Central Avenue
 1.35                         2500 US Highway 14                                  2500 US Highway 14
 1.36                         1209 18th Avenue Northwest                          1209 18th Avenue Northwest
 1.37                         501 Highway 10 Southeast                            501 Highway 10 Southeast
 1.38                         1400 Big Thunder Boulevard                          1400 Big Thunder Boulevard
 1.39                         2101 West Broadway                                  2101 West Broadway
 1.40                         2208 North Webb Road                                2208 North Webb Road
 1.41                         5300 52nd Street                                    5300 52nd Street
 1.42                         905 South 24th Street West                          905 South 24th Street West
 1.43                         701 South Church Street                             701 South Church Street
 1.44                         1964 West Morton Avenue                             1964 West Morton Avenue
 1.45                         4200 South 27th Street                              4200 South 27th Street
 1.46                         1710 South Main Street                              1710 South Main Street
 1.47                         1578 Appleton Road                                  1578 Appleton Road
 1.48                         2761 Prairie Avenue                                 2761 Prairie Avenue
 1.49                         9366 State Highway 16                               9366 State Highway 16
 1.50                         2602 Shopko Drive                                   2602 Shopko Drive
 1.51                         518 South Taylor Drive                              518 South Taylor Drive
 1.52                         1553 West 9000 South                                1553 West 9000 South
 1.53                         2290 South 1300 East                                2290 South 1300 East
 1.54                         405 Cottonwood Drive                                405 Cottonwood Drive
 1.55                         5801 Summit View Avenue                             5801 Summit View Avenue
 1.56                         1900 North Main Street                              1900 North Main Street
 1.57                         1771 Wisconsin Avenue                               1771 Wisconsin Avenue
 1.58                         4344 Mormon Coulee Road (State Highway 14)          4344 Mormon Coulee Road (State Highway 14)
 1.59                         1200 Susan Drive                                    1200 Susan Drive
 1.60                         2677 South Prairie View Road                        2677 South Prairie View Road
 1.61                         230 North Wisconsin Street                          230 North Wisconsin Street
 1.62                         3415 Calumet Avenue                                 3415 Calumet Avenue
 1.63                         700 9th Avenue Southeast                            700 9th Avenue Southeast
 1.64                         1105 East Grand Avenue                              1105 East Grand Avenue
 1.65                         1200 Main Street (State Highway 10)                 1200 Main Street (State Highway 10)
 1.66                         125 Main Street                                     125 Main Street
 1.67                         190 South 500 West                                  190 South 500 West
 1.68                         500 North Highway 281                               500 North Highway 281
 1.69                         301 Northwest Bypass                                301 Northwest Bypass
 1.70                         3101 North Montana Avenue                           3101 North Montana Avenue
 1.71                         South 1450 Grand Avenue                             South 1450 Grand Avenue
 1.72                         500 South Carpenter Avenue                          500 South Carpenter Avenue
 1.73                         4060 Riverdale Road                                 4060 Riverdale Road
 1.74                         615 South Monroe                                    615 South Monroe
 1.75                         1150 North Main Street                              1150 North Main Street
 1.76                         2655 Broadway Avenue                                2655 Broadway Avenue
 1.77                         4850 West 3500 South                                4850 West 3500 South
 1.78                         1001 South Highway 15 (State Street)                1001 South Highway 15 (State Street)
 1.79                         1450 East Geneva Street                             1450 East Geneva Street
 1.80                         601 Galvin Road South                               601 Galvin Road South
 1.81                         1018 Washington Boulevard                           1018 Washington Boulevard
 1.82                         1777 Paulson Road                                   1777 Paulson Road
 1.83                         405 West 8th Street                                 405 West 8th Street
 1.84                         2610 North Bridge Avenue                            2610 North Bridge Avenue
 1.85                         2005 Krenzien Drive                                 2005 Krenzien Drive
 1.86                         510 East Philip Avenue                              510 East Philip Avenue
 1.87                         2530 First Avenue North                             2530 First Avenue North
 1.88                         1755 North Humiston Avenue                          1755 North Humiston Avenue
 1.89                         2100 Caldwell Boulevard                             2100 Caldwell Boulevard
 1.90                         900 West Memorial Drive                             900 West Memorial Drive
 1.91                         2741 Roosevelt Street                               2741 Roosevelt Street
 1.92                         2266 North University Parkway                       2266 North University Parkway
 1.93                         1649 Pole Line Road East                            1649 Pole Line Road East
 1.94                         320 County Road O                                   320 County Road O
 1.95                         4215 Yellowstone Highway                            4215 Yellowstone Highway
 1.96                         800 East 17th Street                                800 East 17th Street
 1.97                         1350 North Galena Avenue                            1350 North Galena Avenue
 1.98                         1600 Rose Street                                    1600 Rose Street
 1.99                         2530 Rudkin Road                                    2530 Rudkin Road
 1.100                        555 West South Street                               555 West South Street
 1.101                        955 North Main Street                               955 North Main Street
 1.102                        1341 North Main Street                              1341 North Main Street
 1.103                        747 South Main Street                               747 South Main Street
 1.104                        1425 Janesville Avenue                              1425 Janesville Avenue
 1.105                        2120 Thain Grade                                    2120 Thain Grade
 1.106                        3705 Monroe Road                                    3705 Monroe Road
 1.107                        2585 Lineville Road                                 2585 Lineville Road
 1.108                        1190 North 6th Street                               1190 North 6th Street
 1.109                        1450 West Main Avenue                               1450 West Main Avenue
 1.110                        East 13414 Sprague Avenue                           East 13414 Sprague Avenue
 1.111                        313 North Roosevelt Avenue                          313 North Roosevelt Avenue
 1.112                        1011 North Wisconsin Street                         1011 North Wisconsin Street
------------------------------------------------------------------------------------------------------------------------------------
   2         CGM         1    Olen Pointe Brea Office Park                        1, 2, 3, 4, 6, 20, 30, 40, 50, 60 Pointe Drive
   3         CGM         1    Reston Executive Center                             12100-12120 Sunset Hills Road
------------------------------------------------------------------------------------------------------------------------------------
   4         CGM         1    Reckson II Office Portfolio                         Various
  4.1                         6800 Jericho                                        6800 Jericho Turnpike
  4.2                         55 Charles Lindbergh Boulevard                      55 Charles Lindbergh Boulevard
  4.3                         555 White Plains Road                               555 White Plains Road
  4.4                         560 White Plains Road                               560 White Plains Road
  4.5                         200 Broadhollow Road                                200 Broadhollow Road
  4.6                         10 Rooney Circle                                    10 Rooney Circle
  4.7                         North Atrium II                                     6900 Jericho Turnpike
------------------------------------------------------------------------------------------------------------------------------------
   5         CGM         1    Great Wolf Resorts Portfolio                        Various
  5.1                         Great Wolf Resort - Sandusky, OH                    4600 Milan Road
  5.2                         Great Wolf Resort - Wisconsin Dells                 1440 Great Wolf Drive
------------------------------------------------------------------------------------------------------------------------------------
   6         PNC         2    Emerald Isle Senior Apartments                      661 North Rose Drive
   7         CGM         1    20 North Orange                                     20 North Orange Avenue
------------------------------------------------------------------------------------------------------------------------------------
                              Kratsa Portfolio
   8         CGM         1    SpringHill Suites - North Shore                     233 Federal Street
   9         CGM         1    Holiday Inn Express - South Side                    20 South 10th Street
  10         CGM         1    Holiday Inn Express - Bridgeville                   3053 Washington Pike Road
  11         CGM         1    Comfort Inn - Meadowlands                           237 Meadowlands Boulevard
------------------------------------------------------------------------------------------------------------------------------------
                              GT Portfolio
  12         CGM         1    Sara Road 300                                       524 North Sara Road
  13         CGM         1    JCG III                                             314, 315, 400, 417 Hudiburg Circle
  14         CGM         1    Liberty Business Park                               6401 & 6421 South Air Depot Boulevard
  15         CGM         1    Sara Road 80                                        600 North Sara Road
  16         CGM         1    JCG V                                               11301 Partnership Drive
  17         CGM         1    6100 Center                                         2205 North Willow Avenue
  18         CGM         1    Beverly Terrace                                     5301 Beverly Drive
  19         CGM         1    JCG IV                                              6919 West Reno Avenue
------------------------------------------------------------------------------------------------------------------------------------
  20         PNC         1    Flower Hill Promenade                               2610-2750 Via de la Valle
  21         PNC         1    Bank of America Plaza                               1901 Main Street
  22         CGM         2    Woodstream Apartments                               675 East Street Road
  23         CGM         1    DuBois Mall                                         690 Shaffer Road
  24         CGM         1    Riverview Tower                                     900 South Gay Street
  25         CGM         1    Lakeland Town Center                                1402-1416 Lake Tapps Parkway East
  26         CGM         1    Northeast Florida Industrial                        4627 J.P.Hall Boulevard
  27         CGM         2    Bristol Pointe Apartment Homes                      3500 Peachtree Corners Circle
  28         CGM         1    Sweet Bay Shopping Center                           13002 Race Track Road
  29         CGM         1    Bossier Corners                                     2001 Airline Drive
  30         CGM         2    Mallard Crossing Apartments                         9980 Hanover Way
  31         CGM         1    Plaza at the Pointe                                 162 Quinn Drive
  32         CGM         2    Treetops Apartments                                 250 Treetops Drive
  33         CGM         1    Locke Drive                                         111, 140 & 150 Locke Drive
  34         CGM         1    Milestone                                           21030, 21040, 20900 & 20906 Frederick Road
  35         CGM         1    290 Concord Road                                    290 Concord Road
  36         CGM         1    Virginia Gateway                                    7453-7501 Linton Hall Road
  37         PNC         1    Logistics Insight Corporation                       4405 Continental Drive
  38         CGM         1    The Sterling and Joseph Vance Building              1402 & 1418 Third Avenue
  39         CGM         2    Wolf Creek Apartments                               403 Wolf Creek Circle
  40         CGM         1    Party City                                          25 Green Pond Road
  41         CGM         1    Collier Health Park                                 11121-11181 Health Park Boulevard
  42         CGM         1    Beverly Garland's Holiday Inn                       4222 Vineland Avenue
  43         CGM         1    Acme Plaza Shopping Center I (Shelvin)              11 Dennis Road
  44         CGM         1    AmeriCold Warehouse                                 700 South Raymond Avenue
  45         CGM         2    Promontory Apartments                               60 West Stone Loop
  46         CGM         1    Doubletree Suites - Tukwila, WA                     16500 Southcenter Parkway
  47         CGM         1    Hilton Garden Inn - Glen Allen, VA                  4050 Cox Road
  48         CGM         1    Desert Inn Office Center                            2725, 2755, 2785, 2795 East Desert Inn Road
  49         CGM         2    Hidden Valley Club Apartments                       600 Hidden Valley Club Drive
  50         CGM         1    Wal-Mart Fremont                                    40600 Albrae Street
  51         CGM         2    Four Winds Apartments                               8000 Perry Street
------------------------------------------------------------------------------------------------------------------------------------
                              Beau Rivage Portfolio
  52         CGM         2    Beau Rivage Apartments 192                          4707 East Upriver Drive
  53         CGM         2    Beau Rivage Apartments 132                          4707 East Upriver Drive
------------------------------------------------------------------------------------------------------------------------------------
  54         CGM         1    Mendocino Marketplace                               2240, 2280, 2360 Mendocino Avenue
  55         CGM         1    60 Frontage Road                                    60 Frontage Road
  56         PNC         1    Northbelt Office Center II                          785 Greens Parkway
  57         CGM         1    1723 Walnut Street                                  1723-29 Walnut Street
  58         PNC         1    Cingular Wireless Building                          7000 Goodlett Farms Parkway
  59         CGM         1    Demonbreun Center                                   1512-1530 Demonbreun, 112-118 16th Avenue,
                                                                                  1529-1533 McGavock Street
------------------------------------------------------------------------------------------------------------------------------------
                              Curat Multifamily Portfolio
  60         CGM         2    Autumnwood Apartments                               717 Irving Avenue
  61         CGM         2    Silvercreek Apartments                              1526 North Seminary Avenue
------------------------------------------------------------------------------------------------------------------------------------
  62         CGM         2    Hilands II Apartments                               5755 East River Road
  63         PNC         2    Houston Levee Apartments (Note 10)                  2801 Houston Levee Road
  64         CGM         2    Meadows Apartments                                  2400 Springdale Road
------------------------------------------------------------------------------------------------------------------------------------
  65         CGM         1    Marriott Fairfield Inn & Suites Alpharetta PortfolioVarious
 65.1                         Marriot TownePlace Suites                           1074 Cobb Place Boulevard
 65.2                         Fairfield Inn & Suites - Alpharetta, GA             11385 Haynes Bridge Road
 65.3                         Marriott Fairfield Inn & Suites - Macon, GA         4035 Sheraton Drive
------------------------------------------------------------------------------------------------------------------------------------
  66         PNC         1    Pac Bell Directory Office Building                  5460 East La Palma Avenue
  67         PNC         1    Rancho Santa Fe                                     13055, 13065, 13075 West Rancho Sante Fe Boulevard
  68         CGM         1    Whole Foods                                         28 & 50 Raymond Road
  69         CGM         1    State & Perryville Shopping Center                  7143 East State Street
------------------------------------------------------------------------------------------------------------------------------------
  70         CGM         2    Stonehenge Apartments                               Various
 70.1                         Starkville Crossing                                 107-125 John Calvin Street, 301-509 Mallory Lane,
                                                                                  101-123 Rutledge Street, 100-218 John Wesley Road
                                                                                  and 300-307 Abernathy Drive
 70.2                         Stonehenge Apts                                     625 South Montgomery
------------------------------------------------------------------------------------------------------------------------------------
  71         CGM         1    1210-1230 Washington Street                         1210-1230 Washington Street
  72         CGM         1    Melrose Place                                       8436 Melrose Place
  73         CGM         1    Blankenbaker Parkway Office                         2700 Blankenbaker Parkway
------------------------------------------------------------------------------------------------------------------------------------
  74         CGM         1    Marriott Fairfield Inn & Suites Buckhead Portfolio  Various
 74.1                         Fairfield Inn & Suites - Atlanta (Buckhead), GA     3092 Piedmont Road
 74.2                         SpringHill Suites Atlanta/ Alpharetta               12730 Deerfield Parkway
------------------------------------------------------------------------------------------------------------------------------------
  75         CGM         1    Marriott Fairfield Inn & Suites Atlanta Portfolio   Various
 75.1                         Marriott Fairfield Inn & Suites - Atlanta/Perimeter 1145 Hammond Drive
 75.2                         Marriott TownePlace Suites                          7925 Westside Parkway
------------------------------------------------------------------------------------------------------------------------------------
  76         CGM         1    One Theall Road                                     One Theall Road
  77         CGM         1    Washingtonian Center                                9821 Washingtonian Boulevard
  78         CGM         1    WalMart Supercenter - Dahlonega, GA                 270 Wal-Mart Way
  79         CGM         1    Hilltop Square Shopping Center                      550 First Colonial Road
  80         CGM         1    Prestige Portfolio I                                88 and 91 Prestige Park Circle, 101, 130 and 311
                                                                                  Prestige Park Road and 672 Tolland Street
  81         CGM         1    Sav-A-Center - Metairie, LA                         717 Clearview Parkway
  82         CGM         1    Natchez Mall                                        350 John R. Junkin Drive
  83         CGM         1    Courtyard by Marriott - Huntersville, NC            16700 Northcross Drive
  84         CGM         1    The Minolta Building                                615 Route 303
  85         PNC         1    Itronix Building                                    12825 East Mirabeau Parkway
  86         CGM         1    Alfa Laval Building                                 5400 International Trade Drive
  87         PNC         1    Miami Lakes Commons                                 6625 Miami Lakes Drive
  88         PNC         1    Gateway West Shopping Center                        Route 8 @ Saulsbury Road
  89         CGM         1    KingsPark                                           5700 West Plano Parkway
  90         PNC         2    Berkley Village - Newport News                      900 Daphia Circle
  91         CGM         1    50 Division Street                                  50 Division Street
  92         CGM         1    Northwood Village                                   351-403 Greens Road
  93         CGM         1    Riverfront Business Park                            16110-16140 Woodinville-Redmond Road Northeast
  94         CGM         1    Franklin Center Office Building                     29100 Northwestern Highway
  95         CGM         1    Aurora - Wilkinson Medical Clinic(Hartland)         600 Walnut Ridge Drive
  96         CGM         1    5 & 105 Shawmut Road                                5 & 105 Shawmut Road
  97         CGM         1    Walgreen's- Henderson, NV                           101 East Lake Mead Parkway
  98         PNC         2    Wimbledon Place Apartments                          7605 East 49th Street
  99         PNC         1    Holiday Inn Express - Turlock                       3001 Hotel Drive
  100        CGM         1    Oglethorpe Crossing                                 3435 Ashford Dunwoody Road
  101        CGM         2    Spring Meadow Apartments                            10030 North 43rd Avenue
  102        CGM         1    Tustin Square                                       1888-1944 North Tustin Street
  103        CGM         1    Village Square Retail Center                        2245 Village Square Parkway
  104        CGM         1    Niagara County Office Buildings                     20-40 East Avenue, 111 and 50 Main Street
  105        PNC         1    80 West Street                                      80 West Street
  106        CGM         2    Regency at Chandler Park                            101 Chandler Park
  107        CGM         1    Aurora - Edgerton Health Center                     6901 West Edgerton Avenue
  108        CGM         1    Spalding Triangle                                   5255,5275 & 5295 Triangle Parkway
  109        PNC         1    Hotel Bethlehem                                     437 Main Street
  110        CGM         1    6201 Fairview Road                                  6201 Fairview Road
  111        PNC         2    Chaparral Townhomes                                 351 Chaparral Road
  112        CGM         1    La Quinta Inn Winter Park                           626 Lee Road
  113        PNC         1    Bolsa Magnolia Center                               9039 Bolsa Avenue
  114        CGM         2    Apple Creek Apartments                              3001 Pheasant Run Road
  115        CGM         2    Millport Apartments                                 1001 Islington Street
  116        CGM         1    Parker Marketplace                                  11001-11061 South Parker Road
  117        CGM         1    Village Green MHP                                   1700 Robbins Road
  118        CGM         1    Winter Park Plaza                                   330 West Fairbanks Avenue
  119        CGM         1    Holiday Inn - Lumberton, NC                         101 Wintergreen Drive
  120        CGM         1    Andover Business Center                             46979 and 47075 Five Mile Road
  121        CGM         2    Crystal Lake Apartments                             10500 South East 26th Avenue
  122        CGM         1    Aurora - Bluemond Health Center                     12500 West Bluemond Road
  123        CGM         1    Office Depot Plaza                                  4550 Lake Worth Road
------------------------------------------------------------------------------------------------------------------------------------
                G4 Portfo     G4 Portfolio
  124        CGM         1    United Supermarket - Lubbock, TX                    2703 82nd Street
  125        CGM         1    Advance Auto Parts - Cleveland, OH                  7440 Broadway Avenue
  126        CGM         1    Advance Auto Parts - Denton Township, MI            1200 West Houghton Lake Drive
------------------------------------------------------------------------------------------------------------------------------------
  127        PNC         1    Douglas Station                                     1160-1198 Douglas Road and 20-58 Sycamore
  128        CGM         1    Highland Plaza                                      8341 Indianapolis Boulevard
  129        CGM         2    Kipling Manor Apartments                            82-90 Kip Drive
  130        PNC         1    McCarran Landing Shopping Center                    4991-4999 Longley Lane
  131        CGM         1    Barcelone Building                                  8751 West Charleston Boulevard
  132        CGM         1    Cypress Grove Plaza                                 5622-5692 Cypress Gardens Boulevard
  133        CGM         1    Holiday Inn Express - Mooresville                   130 Norman Station Boulevard
  134        PNC         2    Sherman Oaks Apartments & Apple Mini Storage        5301 Sherman Street
  135        CGM         1    Aurora - Airport Health Center                      180 West Grange Avenue
  136        CGM         1    MLK Plaza                                           3645 Page Boulevard
  137        CGM         1    Fairfield Inn - Myrtle Beach, SC                    1350 Paradise Circle
  138        CGM         2    Willow Creek                                        2420 Parklawn Drive
  139        CGM         1    Barclay Square                                      2601 South Rochester Road
  140        CGM         1    Prestige Portfolio II                               226-262 Prestige Park Road, 284-310 Prestige
                                                                                  Park Road
  141        CGM         1    Circuit City - Redding, CA                          1175 Dana Drive
  142        CGM         1    United Supermarket - Plainview, TX                  2401-2403 North Columbia Street
  143        CGM         2    Grace Street Apartments                             401-411 West Grace Street
  144        CGM         1    Holiday Inn Express - Myrtle Beach, SC              1290 Paradise Circle
  145        PNC         1    Comfort Inn & Suites - College Park                 2450 Old National Parkway
  146        PNC         1    Gateway Plaza - N. Las Vegas                        1306 & 1318 West Craig Road
  147        CGM         1    Walgreen's - Orange, CT                             54 Boston Post Road
  148        CGM         1    Bird in Hand                                        2175-2185 South Road
  149        CGM         1    GSA - Mission Viejo, CA                             26051 Acero Road
  150        CGM         1    Barnes and Noble                                    12170 Jefferson Avenue
  151        CGM         1    Best Buy-Portage                                    6900 South Westnedge Avenue
  152        CGM         1    Bassett Creek Medical Building                      5851 Duluth Street
  153        CGM         1    Pasco Rite Aid                                      410 West Bonneville Street
  154        CGM         1    Mill & Main                                         400 East Main Street
  155        CGM         1    CVS - Port Richey, FL                               11938 US Highway 19 North
  156        CGM         1    Shoppes at Cranberry Commons                        1694 Route 228
  157        CGM         1    Rafael North (Marin) Office                         165,175 and 185 North Redwood Drive
  158        PNC         1    Hayden Park Office                                  10613 & 10617 North Hayden Road
  159        PNC         2    Crawford Mayfair Apartments                         3350-3364 Broadmoor Avenue, 65-71 S. Hampton Road,
                                                                                  223-291 Mayfair Boulevard
  160        CGM         1    155 Founders Plaza                                  155 Pitkin Street
  161        CGM         1    Best Buy - Fond du Lac, WI                          335 North Pioneer Road
  162        PNC         2    Park Westwood Apartments                            9501 West Sam Houston Parkway
  163        CGM         1    Rite Aid - Louisville, KY                           7118 Southside Drive
  164        CGM         1    Rite Aid - Manchester, PA                           4150 North George Street Ext
  165        CGM         1    Rite Aid - Lancaster, PA                            1550 Columbia Avenue
  166        PNC         2    Mayfair Village Apartments                          412-440 & 57-73 Mayfair Boulevard

 LOAN
NUMBER          CITY           STATE   ZIP CODE        COUNTY            PROPERTY TYPE          DETAILED PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------

   1    Various               Various  Various   Various              Various               Various
  1.1   Omaha                   NE      68138    Sarpy                Industrial            Warehouse
  1.2   Green Bay               WI      54304    Brown                Office                Suburban
  1.3   De Pere                 WI      54115    Brown                Industrial            Warehouse
  1.4   Ashwaubenon             WI      54304    Brown                Retail                Anchored, Single Tenant
  1.5   Redding                 CA      96003    Shasta               Retail                Anchored, Single Tenant
  1.6   Coeur D'Alene           ID      83814    Kootenai             Retail                Anchored, Single Tenant
  1.7   Boise                   ID      83716    Ada                  Industrial            Warehouse
  1.8   Duluth                  MN      55811    Saint Louis          Retail                Anchored, Single Tenant
  1.9   Saint Cloud             MN      56301    Stearns              Retail                Anchored, Single Tenant
 1.10   Madison                 WI      53717    Dane                 Retail                Anchored, Single Tenant
 1.11   Appleton                WI      54914    Outagamie            Retail                Anchored, Single Tenant
 1.12   Madison                 WI      53704    Dane                 Retail                Anchored, Single Tenant
 1.13   Mankato                 MN      56001    Blue Earth           Retail                Anchored, Single Tenant
 1.14   Rochester               MN      55904    Olmsted              Retail                Anchored, Single Tenant
 1.15   Rochester               MN      55906    Olmsted              Retail                Anchored, Single Tenant
 1.16   Quincy                  IL      62301    Adams                Retail                Anchored, Single Tenant
 1.17   Green Bay               WI      54302    Brown                Retail                Anchored, Single Tenant
 1.18   Kennewick               WA      99336    Benton               Retail                Anchored, Single Tenant
 1.19   Omaha                   NE      68144    Douglas              Retail                Anchored, Single Tenant
 1.20   Omaha                   NE      68134    Douglas              Retail                Anchored, Single Tenant
 1.21   Fond du Lac             WI      54935    Fond du Lac          Retail                Anchored, Single Tenant
 1.22   Marquette               MI      49855    Marquette            Retail                Anchored, Single Tenant
 1.23   Sioux Falls             SD      57105    Minnehaha            Retail                Anchored, Single Tenant
 1.24   Rapid City              SD      57701    Pennington           Retail                Anchored, Single Tenant
 1.25   Neenah                  WI      54956    Winnebago            Retail                Anchored, Single Tenant
 1.26   Eau Claire              WI      54701    Eau Claire           Retail                Anchored, Single Tenant
 1.27   Wisconsin Rapids        WI      54494    Wood                 Retail                Anchored, Single Tenant
 1.28   Missoula                MT      59801    Missoula             Retail                Anchored, Single Tenant
 1.29   Oshkosh                 WI      54902    Winnebago            Retail                Anchored, Single Tenant
 1.30   Kimberly                WI      54136    Outagamie            Retail                Anchored, Single Tenant
 1.31   Spokane                 WA      99218    Spokane              Retail                Anchored, Single Tenant
 1.32   Racine                  WI      53406    Racine               Retail                Anchored, Single Tenant
 1.33   Spokane                 WA      99223    Spokane              Retail                Anchored, Single Tenant
 1.34   Marshfield              WI      54449    Wood                 Retail                Anchored, Single Tenant
 1.35   Janesville              WI      53545    Rock                 Retail                Anchored, Single Tenant
 1.36   Austin                  MN      55912    Mower                Retail                Anchored, Single Tenant
 1.37   Saint Cloud             MN      56304    Benton               Retail                Anchored, Single Tenant
 1.38   Belvidere               IL      61008    Boone                Retail                Anchored, Single Tenant
 1.39   Monona                  WI      53713    Dane                 Retail                Anchored, Single Tenant
 1.40   Grand Island            NE      68803    Hall                 Retail                Anchored, Single Tenant
 1.41   Kenosha                 WA      53144    Kenosha              Retail                Anchored, Single Tenant
 1.42   Billings                MT      59102    Yellowstone          Retail                Anchored, Single Tenant
 1.43   Watertown               WI      53094    Jefferson            Retail                Anchored, Single Tenant
 1.44   Jacksonville            IL      62650    Morgan               Retail                Anchored, Single Tenant
 1.45   Lincoln                 NE      68502    Lancaster            Retail                Anchored, Single Tenant
 1.46   West Bend               WI      53095    Washington           Retail                Anchored, Single Tenant
 1.47   Menasha                 WI      54952    Winnebago            Retail                Anchored, Single Tenant
 1.48   Beloit                  WI      53511    Rock                 Retail                Anchored, Single Tenant
 1.49   Onalaska                WI      54650    La Crosse            Retail                Anchored, Single Tenant
 1.50   Madison                 WI      53704    Dane                 Retail                Anchored, Single Tenant
 1.51   Sheboygan               WI      53081    Sheboygan            Retail                Anchored, Single Tenant
 1.52   West Jordan             UT      84088    Salt Lake            Retail                Anchored, Single Tenant
 1.53   Salt Lake City          UT      84106    Salt Lake            Retail                Anchored, Single Tenant
 1.54   Winona                  MN      55987    Winona               Retail                Anchored, Single Tenant
 1.55   Yakima                  WA      98908    Yakima               Retail                Anchored, Single Tenant
 1.56   Mitchell                SD      57301    Davison              Retail                Anchored, Single Tenant
 1.57   Grafton                 WI      53024    Ozaukee              Retail                Anchored, Single Tenant
 1.58   La Crosse               WI      54601    La Crosse            Retail                Anchored, Single Tenant
 1.59   Marshall                MN      56258    Lyon                 Retail                Anchored, Single Tenant
 1.60   Chippewa Falls          WI      54729    Chippewa             Retail                Anchored, Single Tenant
 1.61   De Pere                 WI      54115    Brown                Retail                Anchored, Single Tenant
 1.62   Manitowoc               WI      54220    Manitowoc            Retail                Anchored, Single Tenant
 1.63   Watertown               SD      57201    Codington            Retail                Anchored, Single Tenant
 1.64   Rothschild              WI      54474    Marathon             Retail                Anchored, Single Tenant
 1.65   Stevens Point           WI      54481    Portage              Retail                Anchored, Single Tenant
 1.66   Hutchinson              MN      55350    McLeod               Retail                Anchored, Single Tenant
 1.67   West Bountiful          UT      84010    Davis                Retail                Anchored, Single Tenant
 1.68   Aberdeen                SD      57401    Brown                Retail                Anchored, Single Tenant
 1.69   Great Falls             MT      59404    Cascade              Retail                Anchored, Single Tenant
 1.70   Helena                  MT      59602    Lewis and Clark      Retail                Anchored, Single Tenant
 1.71   Pullman                 WA      99163    Whitman              Retail                Anchored, Single Tenant
 1.72   Kingsford               MI      49802    Dickinson            Retail                Anchored, Single Tenant
 1.73   Riverdale               UT      84405    Weber                Retail                Anchored, Single Tenant
 1.74   Mason City              IA      50401    Cerro Gordo          Retail                Anchored, Single Tenant
 1.75   Layton                  UT      84041    Davis                Retail                Anchored, Single Tenant
 1.76   Boise                   ID      83706    Ada                  Retail                Anchored, Single Tenant
 1.77   West Valley City        UT      84120    Salt Lake            Retail                Anchored, Single Tenant
 1.78   Fairmont                MN      56031    Martin               Retail                Anchored, Single Tenant
 1.79   Delavan                 WI      53115    Walworth             Retail                Anchored, Single Tenant
 1.80   Bellevue                NE      68005    Sarpy                Retail                Anchored, Single Tenant
 1.81   Ogden                   UT      84404    Weber                Retail                Anchored, Single Tenant
 1.82   River Falls             WI      54022    Saint Croix          Retail                Anchored, Single Tenant
 1.83   Monroe                  WI      53566    Green                Retail                Anchored, Single Tenant
 1.84   Albert Lea              MN      56007    Freeborn             Retail                Anchored, Single Tenant
 1.85   Norfolk                 NE      68701    Madison              Retail                Anchored, Single Tenant
 1.86   North Platte            NE      69101    Lincoln              Retail                Anchored, Single Tenant
 1.87   Escanaba                MI      49829    Delta                Retail                Anchored, Single Tenant
 1.88   Worthington             MN      56187    Nobles               Retail                Anchored, Single Tenant
 1.89   Nampa                   ID      83651    Canyon               Retail                Anchored, Single Tenant
 1.90   Houghton                MI      49931    Houghton             Retail                Anchored, Single Tenant
 1.91   Marinette               WI      54143    Marinette            Retail                Anchored, Single Tenant
 1.92   Provo                   UT      84604    Utah                 Retail                Anchored, Single Tenant
 1.93   Twin Falls              ID      83301    Twin Falls           Retail                Anchored, Single Tenant
 1.94   Rice Lake               WI      54868    Rusk                 Retail                Anchored, Single Tenant
 1.95   Chubbuck                ID      83202    Bannock              Retail                Anchored, Single Tenant
 1.96   Idaho Falls             ID      83404    Bonneville           Retail                Anchored, Single Tenant
 1.97   Dixon                   IL      61021    Lee                  Retail                Anchored, Single Tenant
 1.98   Walla Walla             WA      99362    Walla Walla          Retail                Anchored, Single Tenant
 1.99   Union Gap               WA      98903    Yakima               Retail                Anchored, Single Tenant
 1.100  Freeport                IL      61032    Stephenson           Retail                Anchored, Single Tenant
 1.101  Spanish Fork            UT      84660    Utah                 Retail                Anchored, Single Tenant
 1.102  Logan                   UT      84341    Cache                Retail                Anchored, Single Tenant
 1.103  Brigham City            UT      84302    Box Elder            Retail                Anchored, Single Tenant
 1.104  Fort Atkinson           WI      53538    Jefferson            Retail                Anchored, Single Tenant
 1.105  Lewiston                ID      83501    Nez Perce            Retail                Anchored, Single Tenant
 1.106  Ledgeview               WI      54115    Brown                Retail                Anchored, Single Tenant
 1.107  Howard                  WI      54313    Brown                Retail                Anchored, Single Tenant
 1.108  Monmouth                IL      61462    Warren               Retail                Anchored, Single Tenant
 1.109  De Pere                 WI      54115    Brown                Industrial            Optical Lab
 1.110  Spokane Valley          WA      99216    Spokane              Retail                Anchored, Single Tenant
 1.111  Burlington              IA      52601    Des Moines           Retail                Anchored, Single Tenant
 1.112  Port Washington         WI      53074    Ozaukee              Retail                Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------
   2    Brea                    CA      92821    Orange               Office                Suburban
   3    Reston                  VA      20190    Fairfax              Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
   4    Various               Various  Various   Various              Office                Suburban
  4.1   Syosset                 NY      11791    Nassau               Office                Suburban
  4.2   Uniondale               NY      11553    Nassau               Office                Suburban
  4.3   Tarrytown               NY      10591    Westchester          Office                Suburban
  4.4   Tarrytown               NY      10591    Westchester          Office                Suburban
  4.5   Melville                NY      11747    Suffolk              Office                Suburban
  4.6   West Orange             NJ      07052    Essex                Office                Suburban
  4.7   Syosset                 NY      11791    Nassau               Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
   5    Various               Various  Various   Various              Hospitality           Full Service
  5.1   Sandusky                OH      44870    Erie                 Hospitality           Full Service
  5.2   Lake Delton             WI      53965    Sauk                 Hospitality           Full Service
--------------------------------------------------------------------------------------------------------------------------
   6    Placentia               CA      92870    Orange               Multifamily           Conventional
   7    Orlando                 FL      32801    Orange               Office                CBD
--------------------------------------------------------------------------------------------------------------------------
   8    Pittsburgh              PA      15212    Allegheny            Hospitality           Full Service
   9    Pittsburgh              PA      15203    Allegheny            Hospitality           Full Service
  10    Bridgeville             PA      15017    Allegheny            Hospitality           Limited Service
  11    Washington              PA      15301    Washington           Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
  12    Yukon                   OK      73099    Canadian             Industrial            Warehouse
  13    Oklahoma City           OK      73108    Oklahoma             Industrial            Warehouse
  14    Oklahoma City           OK      73135    Oklahoma             Office                Flex
  15    Yukon                   OK      73099    Canadian             Industrial            Warehouse
  16    Oklahoma City           OK      73131    Oklahoma             Industrial            Warehouse
  17    Broken Arrow            OK      74012    Tulsa                Industrial            Flex
  18    Oklahoma City           OK      73105    Oklahoma             Office                Flex
  19    Oklahoma City           OK      73127    Oklahoma             Industrial            Warehouse
--------------------------------------------------------------------------------------------------------------------------
  20    Del Mar                 CA      92014    San Diego            Retail                Unanchored
  21    Columbia                SC      29201    Richland             Office                CBD
  22    Warminster              PA      18974    Bucks                Multifamily           Conventional
  23    DuBois                  PA      15801    Clearfield           Retail                Anchored
  24    Knoxville               TN      37902    Knox                 Office                CBD
  25    Auburn                  WA      98092    Pierce               Retail                Anchored
  26    Green Cove Springs      FL      32043    Clay                 Industrial            Warehouse
  27    Norcross                GA      30092    Gwinnett             Multifamily           Conventional
  28    Tampa                   FL      33626    Hillsborough         Retail                Anchored
  29    Bossier City            LA      71111    Bossier              Retail                Anchored
  30    Loveland                OH      45140    Warren               Multifamily           Conventional
  31    Pittsburgh              PA      15275    Allegheny            Retail                Anchored
  32    Highland Park           NJ      08904    Middlesex            Multifamily           Conventional
  33    Marlborough             MA      01752    Middlesex            Office                Suburban
  34    Germantown              MD      20876    Montgomery           Retail                Anchored
  35    Billerica               MA      01821    Middlesex            Office                Suburban
  36    Gainesville             VA      20155    Prince William       Retail                Anchored
  37    Flint                   MI      48507    Genesee              Industrial            Warehouse
  38    Seattle                 WA      98101    King                 Mixed Use             Office(75%)/Retail(25%)
  39    Raleigh                 NC      27606    Wake                 Multifamily           Student Housing
  40    Rockaway                NJ      07866    Morris               Office                Suburban
  41    Naples                  FL      34110    Collier              Office                Medical Office
  42    North Hollywood         CA      91602    Los Angeles          Hospitality           Full Service
  43    Cape May Court House    NJ      08210    Cape May             Retail                Anchored
  44    Fullerton               CA      92831    Orange               Industrial            Warehouse
  45    Tucson                  AZ      85704    Pima                 Multifamily           Conventional
  46    Tukwila                 WA      98188    King                 Hospitality           Full Service
  47    Glen Allen              VA      23060    Henrico              Hospitality           Full Service
  48    Las Vegas               NV      89121    Clark                Office                Suburban
  49    Ann Arbor               MI      48104    Washtenaw            Multifamily           Student Housing
  50    Fremont                 CA      94538    Alameda              Land                  Retail
  51    Overland Park           KS      66204    Johnson              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
  52    Spokane                 WA      99217    Spokane              Multifamily           Conventional
  53    Spokane                 WA      99217    Spokane              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
  54    Santa Rosa              CA      95403    Sonoma               Retail                Shadow Anchored
  55    Andover                 MA      01810    Essex                Office                Suburban
  56    Houston                 TX      77067    Harris               Office                Suburban
  57    Philadelphia            PA      19103    Philadelphia         Retail                Unanchored
  58    Memphis                 TN      38016    Shelby               Office                Suburban
  59    Nashville               TN      37203    Davidson             Mixed Use             Retail(80%)/Office(20%)
--------------------------------------------------------------------------------------------------------------------------
  60    Woodstock               IL      60098    McHenry              Multifamily           Conventional
  61    Woodstock               IL      60098    McHenry              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
  62    Tucson                  AZ      85750    Pima                 Multifamily           Conventional
  63    Memphis                 TN      38016    Shelby               Multifamily           Conventional
  64    Waukesha                WI      53186    Waukesha             Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
  65    Various                 GA     Various   Various              Hospitality           Limited Service
 65.1   Kennesaw                GA      30144    Cobb                 Hospitality           Limited Service
 65.2   Alpharetta              GA      30004    Fulton               Hospitality           Limited Service
 65.3   Macon                   GA      31210    Bibb                 Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
  66    Anaheim                 CA      92807    Orange               Office                Suburban
  67    Avondale                AZ      85323    Maricopa             Office                Medical Office
  68    West Hartford           CT      06107    Hartford             Retail                Anchored, Single Tenant
  69    Rockford                IL      61108    Winnebago            Retail                Shadow Anchored
--------------------------------------------------------------------------------------------------------------------------
  70    Starkville              MS      39759    Oktibbeha            Multifamily           Student Housing
 70.1   Starkville              MS      39759    Oktibbeha            Multifamily           Student Housing
 70.2   Starkville              MS      39759    Oktibbeha            Multifamily           Student Housing
--------------------------------------------------------------------------------------------------------------------------
  71    Newton                  MA      02465    Middlesex            Office                Suburban
  72    Los Angeles             CA      90069    Los Angeles          Retail                Unanchored
  73    Louisville              KY      40299    Jefferson            Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
  74    Various                 GA     Various   Fulton               Hospitality           Limited Service
 74.1   Atlanta                 GA      30305    Fulton               Hospitality           Limited Service
 74.2   Alpharetta              GA      30004    Fulton               Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
  75    Various                 GA     Various   Fulton               Hospitality           Limited Service
 75.1   Atlanta                 GA      30328    Fulton               Hospitality           Limited Service
 75.2   Alpharetta              GA      30004    Fulton               Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
  76    Rye                     NY      10580    Westchester          Office                Medical Office
  77    Gaithersburg            MD      20878    Montgomery           Retail                Shadow Anchored
  78    Dahlonega               GA      30533    Lumpkin              Retail                Anchored, Single Tenant
  79    Virginia Beach          VA      23451    Virginia Beach City  Retail                Anchored
  80    East Hartford           CT      06108    Hartford             Industrial            Flex
  81    Metairie                LA      70001    Jefferson            Retail                Anchored, Single Tenant
  82    Natchez                 MS      39120    Adams                Retail                Regional Mall
  83    Huntersville            NC      28078    Mecklenburg          Hospitality           Limited Service
  84    Blauvelt                NY      10913    Rockland             Industrial            Warehouse
  85    Spokane Valley          WA      99216    Spokane              Office                Suburban
  86    Richmond                VA      23231    Henrico              Industrial            Warehouse
  87    Miami Lakes             FL      33014    Miami-Dade           Office                Suburban
  88    Dover                   DE      19977    Kent                 Retail                Anchored
  89    Plano                   TX      75093    Collin               Office                Suburban
  90    Newport News            VA      23601    Newport News City    Multifamily           Section 8
  91    Somerville              NJ      08876    Somerset             Office                Suburban
  92    Houston                 TX      77060    Harris               Retail                Unanchored
  93    Woodinville             WA      98072    King                 Industrial            Warehouse
  94    Southfield              MI      48034    Oakland              Office                Suburban
  95    Hartland                WI      53029    Waukesha             Office                Medical Office
  96    Canton                  MA      02021    Norfolk              Mixed Use             Warehouse(64%)/Office(36%)
  97    Henderson               NV      89015    Clark                Retail                Anchored, Single Tenant
  98    Tulsa                   OK      74145    Tulsa                Multifamily           Conventional
  99    Turlock                 CA      95380    Stanislaus           Hospitality           Limited Service
  100   Atlanta                 GA      30319    Dekalb               Retail                Anchored
  101   Glendale                AZ      85302    Maricopa             Multifamily           Conventional
  102   Orange                  CA      92865    Orange               Mixed Use             Retail(73%)/Office(28%)
  103   Orange Park             FL      32003    Clay                 Retail                Unanchored
  104   Lockport                NY      14094    Niagara              Office                Suburban
  105   Annapolis               MD      21401    Anne Arundel         Office                Suburban
  106   Greer                   SC      29651    Greenville           Multifamily           Conventional
  107   Greenfield              WI      53220    Milwaukee            Office                Medical Office
  108   Norcross                GA      30092    Gwinnett             Office                Suburban
  109   Bethlehem               PA      18018    Northhampton         Hospitality           Full Service
  110   Charlotte               NC      28210    Mecklenburg          Office                Suburban
  111   Allen                   TX      75002    Colin                Multifamily           Conventional
  112   Orlando                 FL      32810    Orange               Hospitality           Full Service
  113   Westminster             CA      92683    Orange               Retail                Anchored
  114   Norman                  OK      73072    Cleveland            Multifamily           Conventional
  115   Portsmouth              NH      03801    Rockingham           Multifamily           Conventional
  116   Parker                  CO      80134    Douglas              Retail                Shadow Anchored
  117   Grand Haven             MI      49417    Ottawa               Manufactured Housing  Manufactured Housing
  118   Winter Park             FL      32789    Orange               Retail                Unanchored
  119   Lumberton               NC      28358    Robeson              Hospitality           Full Service
  120   Plymouth Township       MI      48170    Wayne                Office                Suburban
  121   Milwaukie               OR      97222    Clackamas            Multifamily           Conventional
  122   Elm Grove               WI      53122    Waukesha             Office                Medical Office
  123   Greenacres              FL      33463    Palm Beach           Retail                Anchored
--------------------------------------------------------------------------------------------------------------------------
  124   Lubbock                 TX      79423    Lubbock              Retail                Anchored, Single Tenant
  125   Cleveland               OH      44105    Cuyahoga             Retail                Unanchored, Single Tenant
  126   Denton Township         MI      48651    Roscommon            Retail                Unanchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------
  127   Lee's Summit            MO      64086    Jackson              Retail                Unanchored
  128   Highland                IN      46322    Lake                 Retail                Anchored
  129   Salinas                 CA      93906    Monterey             Multifamily           Conventional
  130   Reno                    NV      89502    Washoe               Retail                Unanchored
  131   Las Vegas               NV      89117    Clark                Mixed Use             Retail(63%)/Office(37%)
  132   Winter Haven            FL      33884    Polk                 Retail                Anchored
  133   Mooresville             NC      28117    Iredell              Hospitality           Limited Service
  134   Wausau                  WI      54401    Marathon             Multifamily           Conventional
  135   Milwaukee               WI      53207    Milwaukee            Office                Medical Office
  136   St. Louis               MO      63113    Saint Louis City     Retail                Anchored
  137   Myrtle Beach            SC      29577    Horry                Hospitality           Limited Service
  138   Waukesha                WI      53186    Waukesha             Multifamily           Conventional
  139   Rochester Hills         MI      48307    Oakland              Retail                Unanchored
  140   East Hartford           CT      06108    Hartford             Industrial            Flex
  141   Redding                 CA      96003    Shasta               Retail                Anchored, Single Tenant
  142   Plainview               TX      79072    Hale                 Retail                Anchored, Single Tenant
  143   Richmond                VA      23220    Richmond City        Multifamily           Student Housing
  144   Myrtle Beach            SC      29577    Horry                Hospitality           Limited Service
  145   College Park            GA      30349    Fulton               Hospitality           Limited Service
  146   North Las Vegas         NV      89032    Clark                Retail                Anchored
  147   Orange                  CT      06477    New Haven            Retail                Anchored, Single Tenant
  148   Poughkeepsie            NY      12601    Dutchess             Retail                Unanchored
  149   Mission Viejo           CA      92691    Orange               Office                Suburban
  150   Newport News            VA      23602    Newport News         Retail                Shadow Anchored, Single Tenant
  151   Portage                 MI      49002    Kalamazoo            Retail                Anchored, Single Tenant
  152   Golden Valley           MN      55422    Hennepin             Office                Medical Office
  153   Pasco                   WA      99301    Franklin             Retail                Anchored, Single Tenant
  154   Aspen                   CO      81611    Pitkin               Office                Suburban
  155   Port Richey             FL      34668    Pasco                Retail                Anchored, Single Tenant
  156   Cranberry Township      PA      16066    Butler               Retail                Unanchored
  157   San Rafael              CA      94903    Marin                Office                Suburban
  158   Scottsdale              AZ      85260    Maricopa             Office                Suburban
  159   Columbus                OH      43213    Franklin             Multifamily           Conventional
  160   East Hartford           CT      06108    East Hartford        Office                Suburban
  161   Fond du Lac             WI      54935    Fond du Lac          Retail                Anchored, Single Tenant
  162   Houston                 TX      77099    Harris               Multifamily           Conventional
  163   Louisville              KY      40214    Jefferson            Retail                Anchored, Single Tenant
  164   Manchester              PA      17345    York                 Retail                Anchored, Single Tenant
  165   Lancaster               PA      17603    Lancaster            Retail                Anchored, Single Tenant
  166   Columbus                OH      43213    Franklin             Multifamily           Conventional

                                    % OF
                                  AGGREGATE    % OF    % OF       CUT-OFF DATE
                                   INITIAL   INITIAL  INITIAL       PRINCIPAL
                                   MORTGAGE    LOAN    LOAN          BALANCE            LOAN
 LOAN      CUT-OFF DATE             POOL     GROUP 1  GROUP 2     PER SF/UNIT/       BALANCE AT
NUMBER  PRINCIPAL BALANCE          BALANCE   BALANCE  BALANCE       ROOM/PAD       MATURITY / ARD
-------------------------------------------------------------------------------------------------

   1    200,000,000.00 (Note 11)     8.8%      10.6%              $49.72 (Note 5)  172,516,167.42
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
-------------------------------------------------------------------------------------------------
   2              133,000,000.00     5.9%      7.1%                        208.82  116,507,430.99
   3               93,000,000.00     4.1%      5.0%                        191.33   93,000,000.00
-------------------------------------------------------------------------------------------------
   4               72,000,000.00     3.2%      3.8%                         78.64   72,000,000.00
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
-------------------------------------------------------------------------------------------------
   5               63,000,000.00     2.8%      3.4%                    108,620.69   59,902,702.15
  5.1
  5.2
-------------------------------------------------------------------------------------------------
   6               55,000,000.00     2.4%              14.3%           130,331.75   48,884,559.54
   7               42,695,000.00     1.9%      2.3%                        158.07   38,819,666.89
-------------------------------------------------------------------------------------------------
   8               19,762,500.00     0.9%      1.1%                     99,810.61   15,244,278.83
   9                9,487,500.00     0.4%      0.5%                     75,900.00    7,318,410.90
  10                4,670,000.00     0.2%      0.2%                     66,714.29    3,602,316.62
  11                4,350,000.00     0.2%      0.2%                     62,142.86    3,355,476.93
-------------------------------------------------------------------------------------------------
  12                9,615,000.00     0.4%      0.5%                         31.02    8,924,607.67
  13                7,623,000.00     0.3%      0.4%                         52.57    7,075,640.59
  14                6,763,000.00     0.3%      0.4%                         73.80    6,277,391.75
  15                6,340,000.00     0.3%      0.3%                         52.07    5,884,764.70
  16                4,131,000.00     0.2%      0.2%                         29.85    3,834,379.02
  17                1,510,000.00     0.1%      0.1%                         46.46    1,401,576.45
  18                1,297,000.00     0.1%      0.1%                         92.64    1,203,870.63
  19                  721,000.00     0.0%      0.0%                         96.26      669,229.55
-------------------------------------------------------------------------------------------------
  20               36,500,000.00     1.6%      1.9%                        346.06   32,869,294.21
  21               34,800,000.00     1.5%      1.9%                        114.91   31,400,282.58
  22               33,000,000.00     1.5%               8.6%            84,615.38   30,851,576.75
  23               32,812,500.00     1.4%      1.7%                         74.67   30,392,588.29
  24               30,250,000.00     1.3%      1.6%                         90.52   28,094,941.16
  25               26,700,000.00     1.2%      1.4%                        220.12   24,792,557.92
  26               26,500,000.00     1.2%      1.4%                         33.39   23,760,324.66
  27               25,600,000.00     1.1%               6.6%            50,393.70   22,900,357.29
  28               22,955,854.73     1.0%      1.2%                        198.98   19,383,730.66
  29               22,500,000.00     1.0%      1.2%                        152.14   20,887,403.02
  30               22,167,000.00     1.0%               5.8%            63,334.29   21,305,578.27
  31               21,900,000.00     1.0%      1.2%                        146.64   19,707,077.80
  32               20,000,000.00     0.9%               5.2%            92,592.59   17,530,641.10
  33               19,900,000.00     0.9%      1.1%                         67.30   18,528,586.25
  34               19,900,000.00     0.9%      1.1%                        213.19   18,933,413.92
  35               19,895,714.89     0.9%      1.1%                        138.99   16,780,694.50
  36               19,815,000.00     0.9%      1.1%                        190.39   18,852,542.55
  37               19,500,000.00     0.9%      1.0%                         48.75   15,103,165.95
  38               18,800,000.00     0.8%      1.0%                        151.45   16,679,574.86
  39               17,500,000.00     0.8%               4.5%            81,018.52   15,674,746.81
  40               17,480,000.00     0.8%      0.9%                        144.42   15,377,904.25
  41               17,120,000.00     0.8%      0.9%                        224.56   15,367,896.65
  42               16,659,061.47     0.7%      0.9%                     65,329.65   13,021,073.05
  43               16,250,000.00     0.7%      0.9%                        107.85   15,155,867.58
  44               16,200,000.00     0.7%      0.9%                         77.42   13,977,140.20
  45               16,000,000.00     0.7%               4.2%            34,482.76   16,000,000.00
  46               15,881,825.18     0.7%      0.8%                     72,519.75   12,290,902.67
  47               15,558,229.72     0.7%      0.8%                    100,375.68   14,127,974.99
  48               15,540,000.00     0.7%      0.8%                        133.91   13,922,028.24
  49               15,190,000.00     0.7%               3.9%            46,882.72   14,166,262.08
  50               14,904,880.26     0.7%      0.8%                        117.04   12,526,878.54
  51               14,800,000.00     0.7%               3.8%            42,285.71   14,217,690.20
-------------------------------------------------------------------------------------------------
  52                8,879,000.00     0.4%               2.3%            46,244.79    7,809,033.83
  53                5,846,000.00     0.3%               1.5%            44,287.88    5,141,526.27
-------------------------------------------------------------------------------------------------
  54               14,600,000.00     0.6%      0.8%                        452.88   13,510,025.30
  55               14,500,000.00     0.6%      0.8%                        110.94   12,991,163.15
  56               14,500,000.00     0.6%      0.8%                        116.94   13,519,541.90
  57               14,487,323.99     0.6%      0.8%                        623.97   12,225,365.32
  58               14,475,000.00     0.6%      0.8%                        114.80   12,263,337.67
  59               14,360,000.00     0.6%      0.8%                        165.30   14,360,000.00
-------------------------------------------------------------------------------------------------
  60                7,063,125.43     0.3%               1.8%            69,246.33    6,611,505.05
  61                7,063,125.43     0.3%               1.8%            70,631.25    6,611,505.05
-------------------------------------------------------------------------------------------------
  62               14,000,000.00     0.6%               3.6%            35,000.00   14,000,000.00
  63               13,500,000.00     0.6%               3.5%            46,712.80   12,381,783.27
  64               13,472,999.49     0.6%               3.5%            28,364.21   11,312,223.99
-------------------------------------------------------------------------------------------------
  65               13,257,088.85     0.6%      0.7%                     53,456.00   11,350,011.53
 65.1
 65.2
 65.3
-------------------------------------------------------------------------------------------------
  66               13,200,000.00     0.6%      0.7%                        162.97   11,915,871.90
  67               13,000,000.00     0.6%      0.7%                        174.38   11,726,117.28
  68               13,000,000.00     0.6%      0.7%                        275.58   12,180,049.76
  69               12,850,000.00     0.6%      0.7%                        116.05   12,048,077.42
-------------------------------------------------------------------------------------------------
  70               12,305,040.06     0.5%               3.2%            58,875.79   10,387,124.80
 70.1
 70.2
-------------------------------------------------------------------------------------------------
  71               12,300,000.00     0.5%      0.7%                        136.77   11,433,054.90
  72               12,000,000.00     0.5%      0.6%                        800.00   11,232,678.56
  73               11,717,659.97     0.5%      0.6%                        108.90    9,927,826.41
-------------------------------------------------------------------------------------------------
  74               11,679,814.72     0.5%      0.6%                     59,288.40    9,999,633.66
 74.1
 74.2
-------------------------------------------------------------------------------------------------
  75               11,589,970.00     0.5%      0.6%                     57,376.09    9,922,713.40
 75.1
 75.2
-------------------------------------------------------------------------------------------------
  76               11,400,000.00     0.5%      0.6%                        175.38   10,157,596.08
  77               11,150,000.00     0.5%      0.6%                        376.43   10,616,964.61
  78               11,004,000.00     0.5%      0.6%                         76.26    9,842,273.06
  79               10,953,250.82     0.5%      0.6%                         45.85    9,242,493.45
  80               10,405,000.00     0.5%      0.6%                         33.93    9,315,984.41
  81               10,069,086.88     0.4%      0.5%                        167.66    8,529,054.20
  82                9,528,182.19     0.4%      0.5%                         44.20    7,354,027.37
  83                9,429,933.55     0.4%      0.5%                    104,777.04    7,299,974.59
  84                9,300,000.00     0.4%      0.5%                         42.41    7,992,437.40
  85                9,200,000.00     0.4%      0.5%                         76.03    8,595,173.15
  86                9,100,000.00     0.4%      0.5%                         50.48    8,142,255.91
  87                8,993,688.75     0.4%      0.5%                        179.19    7,769,063.79
  88                8,800,000.00     0.4%      0.5%                         90.66    7,832,157.59
  89                8,800,000.00     0.4%      0.5%                        172.70    8,180,901.36
  90                8,659,854.23     0.4%               2.2%            43,736.64    7,356,565.00
  91                8,579,099.25     0.4%      0.5%                        118.80    7,279,753.16
  92                8,550,000.00     0.4%      0.5%                        121.19    7,650,925.76
  93                8,400,000.00     0.4%      0.4%                         67.36    7,516,266.75
  94                8,250,000.00     0.4%      0.4%                         83.36    7,390,621.85
  95                8,200,000.00     0.4%      0.4%                        205.00    7,336,406.28
  96                8,014,417.28     0.4%      0.4%                         74.10    6,720,448.07
  97                7,900,000.00     0.3%      0.4%                        545.20    6,308,208.56
  98                7,750,000.00     0.3%               2.0%   26,541.10 (Note 6)    6,627,331.73
  99                7,600,000.00     0.3%      0.4%                     97,435.90    6,566,945.65
  100               7,500,000.00     0.3%      0.4%                        128.40    7,500,000.00
  101               7,500,000.00     0.3%               1.9%            27,675.28    6,724,620.19
  102               7,500,000.00     0.3%      0.4%                        128.50    7,500,000.00
  103               7,455,000.00     0.3%      0.4%                        125.70    6,552,771.41
  104               7,430,000.00     0.3%      0.4%                         85.96    6,667,646.36
  105               7,300,000.00     0.3%      0.4%                        119.07    6,567,714.21
  106               7,275,000.00     0.3%               1.9%            52,717.39    6,366,518.83
  107               7,240,000.00     0.3%      0.4%                        193.07    6,477,509.94
  108               7,000,000.00     0.3%      0.4%                         84.52    6,401,778.90
  109               6,991,360.08     0.3%      0.4%                     54,620.00    5,453,383.76
  110               6,940,000.00     0.3%      0.4%                        120.87    6,940,000.00
  111               6,896,389.40     0.3%               1.8%            54,733.25    5,415,871.00
  112               6,892,201.69     0.3%      0.4%                     34,461.01    5,452,728.39
  113               6,863,000.00     0.3%      0.4%                        195.25    5,989,554.82
  114               6,600,000.00     0.3%               1.7%            26,612.90    5,775,842.80
  115               6,132,921.72     0.3%               1.6%            91,536.15    5,161,792.57
  116               6,059,995.36     0.3%      0.3%                        204.37    4,392,992.97
  117               6,000,000.00     0.3%      0.3%                     15,625.00    5,067,316.31
  118               6,000,000.00     0.3%      0.3%                        272.29    5,378,067.80
  119               5,964,649.56     0.3%      0.3%                     55,744.39    4,574,459.06
  120               5,868,991.07     0.3%      0.3%                         96.95    4,944,258.37
  121               5,865,000.00     0.3%               1.5%            39,100.00    5,219,116.76
  122               5,840,000.00     0.3%      0.3%                        146.84    5,225,380.95
  123               5,720,136.79     0.3%      0.3%                        104.93    4,827,389.51
-------------------------------------------------------------------------------------------------
  124               3,583,130.00     0.2%      0.2%                         67.73    2,850,005.78
  125               1,120,980.00     0.0%      0.1%                        165.26      891,622.54
  126               1,015,890.00     0.0%      0.1%                        150.06      808,034.42
-------------------------------------------------------------------------------------------------
  127               5,648,000.00     0.2%      0.3%                        136.57    4,832,592.66
  128               5,500,000.00     0.2%      0.3%                         51.39    4,924,832.51
  129               5,500,000.00     0.2%               1.4%            59,782.61    4,930,885.32
  130               5,500,000.00     0.2%      0.3%                        131.06    5,132,817.45
  131               5,350,000.00     0.2%      0.3%                        104.80    5,350,000.00
  132               5,318,235.01     0.2%      0.3%                         63.20    4,488,212.92
  133               5,267,694.39     0.2%      0.3%                     71,185.06    4,060,252.12
  134               5,155,000.00     0.2%               1.3%            37,904.41    4,652,597.35
  135               5,120,000.00     0.2%      0.3%                        149.43    4,581,062.07
  136               5,080,000.00     0.2%      0.3%                        108.90    4,716,506.09
  137               5,036,062.11     0.2%      0.3%                     45,369.93    3,902,169.59
  138               4,984,768.43     0.2%               1.3%            29,671.24    4,167,386.90
  139               4,989,402.83     0.2%      0.3%                        271.19    4,154,568.09
  140               4,805,000.00     0.2%      0.3%                         38.75    4,302,095.64
  141               4,767,517.24     0.2%      0.3%                        167.13    4,005,113.10
  142               4,753,131.80     0.2%      0.3%                        110.28    3,996,556.86
  143               4,750,000.00     0.2%               1.2%            83,333.33    4,242,200.25
  144               4,686,916.00     0.2%      0.2%                     41,113.30    3,625,547.72
  145               4,500,000.00     0.2%      0.2%                     60,000.00    3,558,456.65
  146               4,500,000.00     0.2%      0.2%                        278.91    4,223,361.90
  147               4,500,000.00     0.2%      0.2%                        303.64    3,593,283.36
  148               4,100,000.00     0.2%      0.2%                        147.35    3,540,894.39
  149               4,045,121.50     0.2%      0.2%                        349.02    3,167,979.28
  150               3,996,501.37     0.2%      0.2%                        159.55    3,372,311.16
  151               3,996,410.95     0.2%      0.2%                         88.70    3,362,102.08
  152               3,890,000.00     0.2%      0.2%                        107.95    3,488,753.09
  153               3,838,865.54     0.2%      0.2%                        222.26    3,231,838.85
  154               3,689,078.23     0.2%      0.2%                        418.50    3,097,335.90
  155               3,541,365.12     0.2%      0.2%                        316.19    3,195,760.06
  156               3,520,000.00     0.2%      0.2%                        234.20    3,084,128.80
  157               3,435,032.39     0.2%      0.2%                        111.44    2,889,080.58
  158               3,397,357.05     0.2%      0.2%                        161.44    2,904,474.97
  159               3,397,342.69     0.2%               0.9%            27,397.92    2,902,801.40
  160               2,892,000.00     0.1%      0.2%                         53.49    2,533,986.23
  161               2,845,738.79     0.1%      0.2%                        142.29    2,392,025.29
  162               2,600,000.00     0.1%               0.7%            20,634.92    2,213,114.46
  163               2,357,246.41     0.1%      0.1%                        210.84    1,982,973.02
  164               1,892,135.07     0.1%      0.1%                        169.24    1,603,167.29
  165               1,742,742.31     0.1%      0.1%                        155.88    1,476,160.42
  166                 865,000.00     0.0%               0.2%            27,031.25      743,273.01

                             CROSS                      RELATED
                        COLLATERALIZED                  MORTGAGE
                         MORTGAGE LOAN                 LOAN GROUP
                        GROUP AGGREGATE                AGGREGATE
             CROSS       CUT-OFF DATE                 CUT-OFF DATE
        COLLATERALIZED    PRINCIPAL       RELATED      PRINCIPAL
 LOAN   (MORTGAGE LOAN     BALANCE       (MORTGAGE      BALANCE                                       APPRAISED   APPRAISAL
NUMBER      GROUP)        (NOTE 4)      LOAN GROUP)     (NOTE 4)          BORROWER'S INTEREST           VALUE       DATE
---------------------------------------------------------------------------------------------------------------------------

   1          No        200,000,000.00   Yes (R1)    204,753,131.80     Fee Simple and Leasehold     714,325,000  Various
  1.1                                                                          Fee Simple             18,700,000  05/13/05
  1.2                                                                          Fee Simple             18,500,000  05/13/05
  1.3                                                                          Fee Simple             13,800,000  05/13/05
  1.4                                                                          Fee Simple             11,540,000  05/13/05
  1.5                                                                          Fee Simple             10,650,000  05/24/05
  1.6                                                                          Fee Simple             10,500,000  04/29/05
  1.7                                                                          Fee Simple             10,450,000  04/26/05
  1.8                                                                          Fee Simple             10,000,000  05/06/05
  1.9                                                                          Fee Simple              9,600,000  05/05/05
  1.10                                                                         Fee Simple              9,030,000  05/09/05
  1.11                                                                         Fee Simple              8,940,000  05/13/05
  1.12                                                                         Fee Simple              8,600,000  05/09/05
  1.13                                                                         Fee Simple              8,450,000  05/05/05
  1.14                                                                         Fee Simple              8,450,000  05/02/05
  1.15                                                                         Fee Simple              8,450,000  05/02/05
  1.16                                                                         Fee Simple              8,420,000  05/09/05
  1.17                                                                         Fee Simple              8,400,000  05/13/05
  1.18                                                                         Fee Simple              8,300,000  05/09/05
  1.19                                                                         Fee Simple              8,100,000  05/12/05
  1.20                                                                         Fee Simple              8,100,000  05/12/05
  1.21                                                                         Fee Simple              8,100,000  05/09/05
  1.22                                                                         Fee Simple              8,090,000  05/14/05
  1.23                                                                         Fee Simple              8,000,000  05/03/05
  1.24                                                                         Fee Simple              7,650,000  04/27/05
  1.25                                                                         Fee Simple              7,500,000  05/09/05
  1.26                                                                         Fee Simple              7,500,000  05/14/05
  1.27                                                                         Fee Simple              7,400,000  05/13/05
  1.28                                                                         Fee Simple              7,250,000  05/16/05
  1.29                                                                         Fee Simple              7,170,000  05/09/05
  1.30                                                                         Fee Simple              7,140,000  05/13/05
  1.31                                                                         Fee Simple              7,000,000  04/30/05
  1.32                                                                         Fee Simple              6,940,000  05/09/05
  1.33                                                                         Fee Simple              6,920,000  04/30/05
  1.34                                                                         Fee Simple              6,800,000  05/14/05
  1.35                                                                         Fee Simple              6,800,000  05/09/05
  1.36                                                                         Fee Simple              6,750,000  05/03/05
  1.37                                                                         Fee Simple              6,725,000  05/05/05
  1.38                                                                         Fee Simple              6,700,000  05/08/05
  1.39                                                                         Fee Simple              6,700,000  05/09/05
  1.40                                                                         Fee Simple              6,700,000  05/12/05
  1.41                                                                         Fee Simple              6,700,000  05/09/05
  1.42                                                                         Fee Simple              6,700,000  05/09/05
  1.43                                                                         Fee Simple              6,680,000  05/09/05
  1.44                                                                         Fee Simple              6,630,000  05/09/05
  1.45                                                                         Fee Simple              6,580,000  05/12/05
  1.46                                                                         Fee Simple              6,530,000  05/09/06
  1.47                                                                         Fee Simple              6,500,000  05/09/05
  1.48                                                                         Fee Simple              6,500,000  05/09/05
  1.49                                                                         Fee Simple              6,450,000  05/10/05
  1.50                                                                         Fee Simple              6,350,000  05/09/05
  1.51                                                                         Fee Simple              6,350,000  05/12/05
  1.52                                                                         Fee Simple              6,300,000  04/25/05
  1.53                                                                         Fee Simple              6,300,000  04/25/05
  1.54                                                                         Fee Simple              6,300,000  05/03/05
  1.55                                                                         Fee Simple              6,250,000  05/09/05
  1.56                                                                         Fee Simple              6,200,000  05/03/05
  1.57                                                                         Fee Simple              6,150,000  05/12/05
  1.58                                                                         Fee Simple              6,100,000  05/10/05
  1.59                                                                         Fee Simple              6,000,000  05/02/05
  1.60                                                                         Fee Simple              6,000,000  05/14/05
  1.61                                                                         Fee Simple              5,960,000  05/13/05
  1.62                                                                         Fee Simple              5,920,000  05/12/05
  1.63                                                                         Fee Simple              5,900,000  05/04/05
  1.64                                                                         Fee Simple              5,850,000  05/13/05
  1.65                                                                         Fee Simple              5,850,000  05/13/05
  1.66                                                                         Fee Simple              5,850,000  05/05/05
  1.67                                                                         Fee Simple              5,850,000  04/25/05
  1.68                                                                         Fee Simple              5,700,000  05/04/05
  1.69                                                                         Fee Simple              5,650,000  05/16/05
  1.70                                                                         Fee Simple              5,650,000  05/16/05
  1.71                                                                         Fee Simple              5,650,000  07/06/05
  1.72                                                                         Fee Simple              5,620,000  05/14/05
  1.73                                                                         Fee Simple              5,520,000  04/26/05
  1.74                                                                         Fee Simple              5,500,000  05/06/05
  1.75                                                                         Fee Simple              5,460,000  04/26/05
  1.76                                                                         Fee Simple              5,300,000  04/25/05
  1.77                                                                         Fee Simple              5,280,000  04/25/05
  1.78                                                                         Fee Simple              5,200,000  05/04/05
  1.79                                                                         Fee Simple              5,200,000  05/10/05
  1.80                                                                         Fee Simple              5,200,000  05/12/05
  1.81                                                                         Fee Simple              5,120,000  04/26/05
  1.82                                                                         Fee Simple              5,100,000  05/14/05
  1.83                                                                         Fee Simple              5,050,000  05/10/05
  1.84                                                                         Fee Simple              5,000,000  05/03/05
  1.85                                                                         Fee Simple              4,950,000  05/12/05
  1.86                                                                         Fee Simple              4,920,000  05/12/05
  1.87                                                                         Fee Simple              4,880,000  05/14/05
  1.88                                                                         Fee Simple              4,850,000  05/04/05
  1.89                                                                         Fee Simple              4,840,000  04/25/05
  1.90                                                                         Fee Simple              4,650,000  05/14/05
  1.91                                                                         Fee Simple              4,520,000  05/12/05
  1.92                                                                         Fee Simple              4,510,000  04/23/05
  1.93                                                                         Fee Simple              4,500,000  04/26/05
  1.94                                                                         Fee Simple              4,180,000  05/14/05
  1.95                                                                         Fee Simple              4,090,000  04/26/05
  1.96                                                                         Fee Simple              4,070,000  04/26/05
  1.97                                                                         Fee Simple              3,900,000  05/08/05
  1.98                                                                         Fee Simple              3,800,000  05/09/05
  1.99                                                                          Leasehold              3,650,000  05/09/05
 1.100                                                                         Fee Simple              3,650,000  05/08/05
 1.101                                                                         Fee Simple              3,610,000  04/23/05
 1.102                                                                          Leasehold              3,500,000  04/26/05
 1.103                                                                         Fee Simple              3,500,000  04/26/05
 1.104                                                                         Fee Simple              3,390,000  05/09/05
 1.105                                                                          Leasehold              3,100,000  05/09/05
 1.106                                                                         Fee Simple              3,000,000  11/30/05
 1.107                                                                         Fee Simple              2,900,000  11/30/05
 1.108                                                                         Fee Simple              2,690,000  05/10/05
 1.109                                                                         Fee Simple              2,320,000  05/13/05
 1.110                                                                          Leasehold              2,200,000  05/01/05
 1.111                                                                          Leasehold              1,790,000  05/07/05
 1.112                                                                         Fee Simple              1,600,000  11/30/05
---------------------------------------------------------------------------------------------------------------------------
   2          No        133,000,000.00      No       133,000,000.00            Fee Simple            188,000,000  01/25/06
   3          No         93,000,000.00      No        93,000,000.00            Fee Simple            128,000,000  11/21/05
---------------------------------------------------------------------------------------------------------------------------
   4          No         72,000,000.00      No        72,000,000.00     Fee Simple and Leasehold     145,400,000  07/01/05
  4.1                                                                          Fee Simple             34,300,000  07/01/05
  4.2                                                                           Leasehold             31,800,000  07/01/05
  4.3                                                                          Fee Simple             18,900,000  07/01/05
  4.4                                                                          Fee Simple             20,200,000  07/01/05
  4.5                                                                          Fee Simple             12,500,000  07/01/05
  4.6                                                                          Fee Simple             12,000,000  07/01/05
  4.7                                                                          Fee Simple             15,700,000  07/01/05
---------------------------------------------------------------------------------------------------------------------------
   5          No         63,000,000.00      No        63,000,000.00            Fee Simple            120,500,000  Various
  5.1                                                                          Fee Simple             56,200,000  09/01/05
  5.2                                                                          Fee Simple             64,300,000  08/29/05
---------------------------------------------------------------------------------------------------------------------------
   6          No         55,000,000.00      No        55,000,000.00            Fee Simple             79,500,000  05/05/05
   7          No         42,695,000.00      No        42,695,000.00            Fee Simple             57,200,000  01/01/06
---------------------------------------------------------------------------------------------------------------------------
   8       Yes (C1)      38,270,000.00   Yes (R6)     38,270,000.00            Fee Simple             26,350,000  04/05/06
   9       Yes (C1)      38,270,000.00   Yes (R6)     38,270,000.00            Fee Simple             12,650,000  04/05/06
   10      Yes (C1)      38,270,000.00   Yes (R6)     38,270,000.00             Leasehold              6,550,000  04/05/06
   11      Yes (C1)      38,270,000.00   Yes (R6)     38,270,000.00            Fee Simple              5,800,000  04/05/06
---------------------------------------------------------------------------------------------------------------------------
   12      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple             10,900,000  10/28/05
   13      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple              9,550,000  11/11/05
   14      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple             10,400,000  11/01/05
   15      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple              6,500,000  10/28/05
   16      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple              6,250,000  10/28/05
   17      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple              1,950,000  10/26/05
   18      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple              1,350,000  11/01/05
   19      Yes (C2)      38,000,000.00   Yes (R7)     38,000,000.00            Fee Simple                660,000  11/11/05
---------------------------------------------------------------------------------------------------------------------------
   20         No         36,500,000.00      No        36,500,000.00            Fee Simple             48,610,000  03/20/06
   21         No         34,800,000.00      No        34,800,000.00            Fee Simple             43,500,000  02/28/06
   22         No         33,000,000.00      No        33,000,000.00            Fee Simple             46,700,000  12/01/05
   23         No         32,812,500.00   Yes (R5)     39,704,701.69            Fee Simple             44,100,000  01/12/06
   24         No         30,250,000.00      No        30,250,000.00            Fee Simple             41,600,000  01/11/06
   25         No         26,700,000.00      No        26,700,000.00            Fee Simple             33,750,000  11/23/05
   26         No         26,500,000.00      No        26,500,000.00            Fee Simple             30,600,000  11/18/05
   27         No         25,600,000.00      No        25,600,000.00            Fee Simple             32,400,000  01/20/06
   28         No         22,955,854.73      No        22,955,854.73            Fee Simple             33,160,000  03/01/06
   29         No         22,500,000.00   Yes (R9)     35,350,000.00            Fee Simple             29,300,000  11/27/05
   30         No         22,167,000.00   Yes (R8)     36,967,000.00            Fee Simple             32,500,000  06/24/05
   31         No         21,900,000.00      No        21,900,000.00            Fee Simple             28,200,000  03/21/06
   32         No         20,000,000.00      No        20,000,000.00             Leasehold             26,000,000  12/27/05
   33         No         19,900,000.00   Yes (R4)     49,320,000.00            Fee Simple             27,350,000  01/27/06
   34         No         19,900,000.00   Yes (R3)     50,865,000.00            Fee Simple             27,250,000  01/11/06
   35         No         19,895,714.89      No        19,895,714.89            Fee Simple             26,300,000  12/06/05
   36         No         19,815,000.00   Yes (R3)     50,865,000.00            Fee Simple             25,600,000  01/15/06
   37         No         19,500,000.00      No        19,500,000.00            Fee Simple             26,000,000  07/01/06
   38         No         18,800,000.00      No        18,800,000.00            Fee Simple             23,500,000  11/01/05
   39         No         17,500,000.00      No        17,500,000.00            Fee Simple             25,500,000  10/28/05
   40         No         17,480,000.00      No        17,480,000.00            Fee Simple             22,000,000  02/22/06
   41         No         17,120,000.00   Yes (R4)     49,320,000.00            Fee Simple             23,500,000  02/23/06
   42         No         16,659,061.47      No        16,659,061.47  Fee in Part, Leasehold in Part   34,200,000  09/01/05
   43         No         16,250,000.00      No        16,250,000.00            Fee Simple             21,350,000  01/18/06
   44         No         16,200,000.00      No        16,200,000.00            Fee Simple             22,150,000  12/08/05
   45         No         16,000,000.00      No        16,000,000.00            Fee Simple             24,900,000  01/04/06
   46         No         15,881,825.18      No        15,881,825.18            Fee Simple             24,900,000  11/28/05
   47         No         15,558,229.72   Yes (R11)    30,952,812.83            Fee Simple             21,700,000  01/26/06
   48         No         15,540,000.00   Yes (R13)    23,940,000.00            Fee Simple             22,500,000  11/29/05
   49         No         15,190,000.00      No        15,190,000.00            Fee Simple             19,600,000  01/11/06
   50         No         14,904,880.26      No        14,904,880.26            Fee Simple             19,390,000  04/06/05
   51         No         14,800,000.00   Yes (R8)     36,967,000.00            Fee Simple             21,450,000  08/29/05
---------------------------------------------------------------------------------------------------------------------------
   52      Yes (C3)      14,725,000.00   Yes (R17)    14,725,000.00            Fee Simple             11,200,000  12/21/05
   53      Yes (C3)      14,725,000.00   Yes (R17)    14,725,000.00            Fee Simple              7,400,000  12/21/05
---------------------------------------------------------------------------------------------------------------------------
   54         No         14,600,000.00      No        14,600,000.00            Fee Simple             18,500,000  01/13/06
   55         No         14,500,000.00   Yes (R10)    32,900,000.00            Fee Simple             20,400,000  12/22/05
   56         No         14,500,000.00   Yes (R2)     51,026,873.57            Fee Simple             21,000,000  01/01/06
   57         No         14,487,323.99      No        14,487,323.99            Fee Simple             18,750,000  02/15/06
   58         No         14,475,000.00      No        14,475,000.00            Fee Simple             19,900,000  03/27/06
   59         No         14,360,000.00      No        14,360,000.00            Fee Simple             19,450,000  10/14/05
---------------------------------------------------------------------------------------------------------------------------
   60      Yes (C4)      14,126,250.86   Yes (R18)    14,126,250.86            Fee Simple              9,500,000  11/16/05
   61      Yes (C4)      14,126,250.86   Yes (R18)    14,126,250.86            Fee Simple              9,800,000  11/16/05
---------------------------------------------------------------------------------------------------------------------------
   62         No         14,000,000.00      No        14,000,000.00            Fee Simple             22,200,000  01/04/06
   63         No         13,500,000.00      No        13,500,000.00            Fee Simple             18,400,000  03/24/06
   64         No         13,472,999.49   Yes (R14)    18,457,767.92            Fee Simple             19,850,000  12/30/05
---------------------------------------------------------------------------------------------------------------------------
   65         No         13,257,088.85   Yes (R2)     51,026,873.57            Fee Simple             18,600,000  02/01/06
  65.1                                                                         Fee Simple              7,300,000  02/01/06
  65.2                                                                         Fee Simple              6,000,000  02/01/06
  65.3                                                                         Fee Simple              5,300,000  02/01/06
---------------------------------------------------------------------------------------------------------------------------
   66         No         13,200,000.00      No        13,200,000.00            Fee Simple             17,700,000  03/15/06
   67         No         13,000,000.00      No        13,000,000.00            Fee Simple             16,300,000  04/03/06
   68         No         13,000,000.00      No        13,000,000.00            Fee Simple             17,500,000  12/07/05
   69         No         12,850,000.00   Yes (R9)     35,350,000.00            Fee Simple             16,600,000  02/24/06
---------------------------------------------------------------------------------------------------------------------------
   70         No         12,305,040.06      No        12,305,040.06            Fee Simple             16,000,000  12/15/05
  70.1                                                                         Fee Simple             10,100,000  12/15/05
  70.2                                                                         Fee Simple              5,900,000  12/15/05
---------------------------------------------------------------------------------------------------------------------------
   71         No         12,300,000.00   Yes (R4)     49,320,000.00            Fee Simple             16,700,000  11/10/05
   72         No         12,000,000.00      No        12,000,000.00            Fee Simple             18,750,000  02/23/06
   73         No         11,717,659.97      No        11,717,659.97            Fee Simple             15,700,000  10/07/05
---------------------------------------------------------------------------------------------------------------------------
   74         No         11,679,814.72   Yes (R2)     51,026,873.57            Fee Simple             18,500,000  02/01/06
  74.1                                                                         Fee Simple             13,100,000  02/01/06
  74.2                                                                         Fee Simple              5,400,000  02/01/06
---------------------------------------------------------------------------------------------------------------------------
   75         No         11,589,970.00   Yes (R2)     51,026,873.57            Fee Simple             16,700,000  02/01/06
  75.1                                                                         Fee Simple              9,800,000  02/01/06
  75.2                                                                         Fee Simple              6,900,000  02/01/06
---------------------------------------------------------------------------------------------------------------------------
   76         No         11,400,000.00      No        11,400,000.00            Fee Simple             14,800,000  07/28/06
   77         No         11,150,000.00   Yes (R3)     50,865,000.00  Fee in Part, Leasehold in Part   14,750,000  11/21/05
   78         No         11,004,000.00      No        11,004,000.00            Fee Simple             14,700,000  11/20/05
   79         No         10,953,250.82      No        10,953,250.82            Fee Simple             14,700,000  11/14/05
   80         No         10,405,000.00   Yes (R16)    18,102,000.00            Fee Simple             13,250,000  01/09/06
   81         No         10,069,086.88      No        10,069,086.88  Fee in Part, Leasehold in Part   12,750,000  01/27/06
   82         No          9,528,182.19      No         9,528,182.19            Fee Simple             13,500,000  11/08/05
   83         No          9,429,933.55   Yes (R11)    30,952,812.83            Fee Simple             12,700,000  11/10/05
   84         No          9,300,000.00   Yes (R10)    32,900,000.00            Fee Simple             14,100,000  12/15/05
   85         No          9,200,000.00   Yes (R19)    13,038,865.54            Fee Simple             14,000,000  03/22/06
   86         No          9,100,000.00   Yes (R10)    32,900,000.00            Fee Simple             13,400,000  12/19/05
   87         No          8,993,688.75      No         8,993,688.75            Fee Simple             11,250,000  02/20/06
   88         No          8,800,000.00      No         8,800,000.00            Fee Simple             11,900,000  02/21/06
   89         No          8,800,000.00      No         8,800,000.00            Fee Simple             11,000,000  11/21/05
   90         No          8,659,854.23      No         8,659,854.23            Fee Simple             12,800,000  02/06/06
   91         No          8,579,099.25      No         8,579,099.25            Fee Simple             12,300,000  01/18/06
   92         No          8,550,000.00      No         8,550,000.00            Fee Simple             10,700,000  11/12/05
   93         No          8,400,000.00   Yes (R13)    23,940,000.00            Fee Simple             12,200,000  12/02/05
   94         No          8,250,000.00      No         8,250,000.00            Fee Simple             11,800,000  02/14/06
   95         No          8,200,000.00   Yes (R12)    26,400,000.00            Fee Simple             10,250,000  01/01/06
   96         No          8,014,417.28      No         8,014,417.28            Fee Simple             10,500,000  12/12/05
   97         No          7,900,000.00   Yes (R15)    18,120,000.00            Fee Simple             12,200,000  10/13/05
   98         No          7,750,000.00      No         7,750,000.00            Fee Simple             10,000,000  04/04/06
   99         No          7,600,000.00      No         7,600,000.00            Fee Simple             10,160,000  03/25/06
  100         No          7,500,000.00      No         7,500,000.00            Fee Simple             11,650,000  12/22/05
  101         No          7,500,000.00      No         7,500,000.00            Fee Simple             13,200,000  12/14/05
  102         No          7,500,000.00      No         7,500,000.00            Fee Simple             15,300,000  01/30/06
  103         No          7,455,000.00      No         7,455,000.00            Fee Simple             10,650,000  11/01/05
  104         No          7,430,000.00      No         7,430,000.00            Fee Simple              9,500,000  10/26/05
  105         No          7,300,000.00   Yes (R20)    11,800,000.00            Fee Simple              9,900,000  03/07/06
  106         No          7,275,000.00      No         7,275,000.00            Fee Simple              9,560,000  12/01/05
  107         No          7,240,000.00   Yes (R12)    26,400,000.00            Fee Simple              9,050,000  01/01/06
  108         No          7,000,000.00      No         7,000,000.00            Fee Simple             10,775,000  10/20/05
  109         No          6,991,360.08      No         6,991,360.08            Fee Simple             10,800,000  08/23/05
  110         No          6,940,000.00      No         6,940,000.00            Fee Simple             11,500,000  12/21/05
  111         No          6,896,389.40      No         6,896,389.40            Fee Simple              9,320,000  02/22/06
  112         No          6,892,201.69   Yes (R5)     39,704,701.69            Fee Simple             10,240,000  01/31/06
  113         No          6,863,000.00      No         6,863,000.00            Fee Simple             10,890,000  02/20/06
  114         No          6,600,000.00      No         6,600,000.00            Fee Simple              8,500,000  12/02/05
  115         No          6,132,921.72      No         6,132,921.72            Fee Simple              8,390,000  02/01/06
  116         No          6,059,995.36      No         6,059,995.36            Fee Simple              8,330,000  10/28/05
  117         No          6,000,000.00      No         6,000,000.00            Fee Simple             10,100,000  01/12/06
  118         No          6,000,000.00      No         6,000,000.00            Fee Simple              8,100,000  11/17/05
  119         No          5,964,649.56   Yes (R11)    30,952,812.83            Fee Simple              8,200,000  07/21/05
  120         No          5,868,991.07      No         5,868,991.07            Fee Simple              7,400,000  10/20/05
  121         No          5,865,000.00      No         5,865,000.00            Fee Simple              9,775,000  10/21/05
  122         No          5,840,000.00   Yes (R12)    26,400,000.00            Fee Simple              7,300,000  01/01/06
  123         No          5,720,136.79      No         5,720,136.79            Fee Simple              7,250,000  09/01/05
---------------------------------------------------------------------------------------------------------------------------
  124      Yes (C5)       5,720,000.00   Yes (R15)    18,120,000.00            Fee Simple              4,820,000  10/12/05
  125      Yes (C5)       5,720,000.00   Yes (R15)    18,120,000.00            Fee Simple              1,500,000  10/14/05
  126      Yes (C5)       5,720,000.00   Yes (R15)    18,120,000.00            Fee Simple              1,330,000  10/18/05
---------------------------------------------------------------------------------------------------------------------------
  127         No          5,648,000.00      No         5,648,000.00            Fee Simple              7,335,000  03/16/06
  128         No          5,500,000.00      No         5,500,000.00            Fee Simple              8,200,000  11/04/05
  129         No          5,500,000.00      No         5,500,000.00            Fee Simple              7,500,000  12/29/05
  130         No          5,500,000.00      No         5,500,000.00            Fee Simple             10,800,000  03/08/06
  131         No          5,350,000.00      No         5,350,000.00             Leasehold             13,700,000  11/02/05
  132         No          5,318,235.01      No         5,318,235.01            Fee Simple              6,700,000  10/27/05
  133         No          5,267,694.39      No         5,267,694.39            Fee Simple              7,600,000  11/30/05
  134         No          5,155,000.00      No         5,155,000.00            Fee Simple              6,800,000  03/06/06
  135         No          5,120,000.00   Yes (R12)    26,400,000.00            Fee Simple              6,400,000  01/01/06
  136         No          5,080,000.00      No         5,080,000.00            Fee Simple              6,350,000  01/14/06
  137         No          5,036,062.11   Yes (R21)     9,722,978.11            Fee Simple              7,000,000  11/03/05
  138         No          4,984,768.43   Yes (R14)    18,457,767.92            Fee Simple              8,275,000  12/30/05
  139         No          4,989,402.83      No         4,989,402.83            Fee Simple              6,250,000  10/05/05
  140         No          4,805,000.00   Yes (R16)    18,102,000.00            Fee Simple              6,000,000  01/09/06
  141         No          4,767,517.24      No         4,767,517.24            Fee Simple              6,040,000  03/19/05
  142         No          4,753,131.80   Yes (R1)    204,753,131.80            Fee Simple              6,100,000  07/21/05
  143         No          4,750,000.00      No         4,750,000.00            Fee Simple              6,200,000  11/03/05
  144         No          4,686,916.00   Yes (R21)     9,722,978.11            Fee Simple              6,900,000  11/03/05
  145         No          4,500,000.00   Yes (R20)    11,800,000.00            Fee Simple              6,000,000  11/05/05
  146         No          4,500,000.00      No         4,500,000.00            Fee Simple              7,000,000  03/08/06
  147         No          4,500,000.00   Yes (R15)    18,120,000.00            Fee Simple              6,300,000  10/18/05
  148         No          4,100,000.00      No         4,100,000.00            Fee Simple              5,500,000  12/01/05
  149         No          4,045,121.50      No         4,045,121.50            Fee Simple              5,380,000  12/29/05
  150         No          3,996,501.37   Yes (R22)     7,992,912.32            Fee Simple              6,100,000  02/10/06
  151         No          3,996,410.95   Yes (R22)     7,992,912.32            Fee Simple              5,875,000  02/06/06
  152         No          3,890,000.00      No         3,890,000.00            Fee Simple              5,000,000  11/01/05
  153         No          3,838,865.54   Yes (R19)    13,038,865.54            Fee Simple              5,500,000  01/21/06
  154         No          3,689,078.23      No         3,689,078.23            Fee Simple              5,500,000  11/14/05
  155         No          3,541,365.12      No         3,541,365.12            Fee Simple              4,550,000  06/10/05
  156         No          3,520,000.00      No         3,520,000.00            Fee Simple              4,600,000  09/20/05
  157         No          3,435,032.39      No         3,435,032.39            Fee Simple              6,730,000  12/08/05
  158         No          3,397,357.05      No         3,397,357.05            Fee Simple              5,800,000  02/14/06
  159         No          3,397,342.69      No         3,397,342.69            Fee Simple              5,310,000  03/23/06
  160         No          2,892,000.00   Yes (R16)    18,102,000.00            Fee Simple              3,900,000  12/21/05
  161         No          2,845,738.79      No         2,845,738.79            Fee Simple              3,800,000  09/14/05
  162         No          2,600,000.00      No         2,600,000.00            Fee Simple              5,400,000  04/07/06
  163         No          2,357,246.41      No         2,357,246.41  Fee in Part, Leasehold in Part    3,175,000  09/21/05
  164         No          1,892,135.07   Yes (R23)     3,634,877.38            Fee Simple              2,600,000  12/12/05
  165         No          1,742,742.31   Yes (R23)     3,634,877.38            Fee Simple              2,400,000  12/12/05
  166         No            865,000.00      No           865,000.00            Fee Simple              1,400,000  03/23/06

        CUT-OFF DATE     MATURITY DATE /                                                                                 INTEREST
 LOAN     LTV RATIO       ARD LTV RATIO      ORIGINAL        MORTGAGE      ADMINISTRATIVE        NET                      ACCRUAL
NUMBER    (NOTE 2)          (NOTE 3)         BALANCE           RATE           FEE RATE      MORTGAGE RATE    RATE TYPE    METHODC
----------------------------------------------------------------------------------------------------------------------------------

   1    76.39% (Note 5)  65.89% (Note 5)  200,000,000.00      6.5875%          0.0409%         6.5466%         Fixed    Actual/360
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
----------------------------------------------------------------------------------------------------------------------------------
   2         70.74%          61.97%          133,000,000      5.5000%          0.0309%         5.4691%         Fixed    Actual/360
   3         72.66%          72.66%           93,000,000      5.5720%          0.0309%         5.5411%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   4         49.52%          49.52%           72,000,000      5.3225%          0.0309%         5.2916%         Fixed    Actual/360
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
----------------------------------------------------------------------------------------------------------------------------------
   5         52.28%          49.71%           63,000,000      6.0800%          0.0309%         6.0491%         Fixed    Actual/360
  5.1
  5.2
----------------------------------------------------------------------------------------------------------------------------------
   6         69.18%          61.49%           55,000,000      5.1900%          0.0609%         5.1291%         Fixed    Actual/360
   7         74.64%          67.87%           42,695,000      5.3100%          0.0409%         5.2691%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   8         74.53%          57.49%           19,762,500      5.8800%          0.0709%         5.8091%         Fixed    Actual/360
   9         74.53%          57.49%            9,487,500      5.8800%          0.0709%         5.8091%         Fixed    Actual/360
   10        74.53%          57.49%            4,670,000      5.8800%          0.0709%         5.8091%         Fixed    Actual/360
   11        74.53%          57.49%            4,350,000      5.8800%          0.0709%         5.8091%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   12        79.90%          74.16%            9,615,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   13        79.90%          74.16%            7,623,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   14        79.90%          74.16%            6,763,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   15        79.90%          74.16%            6,340,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   16        79.90%          74.16%            4,131,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   17        79.90%          74.16%            1,510,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   18        79.90%          74.16%            1,297,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
   19        79.90%          74.16%              721,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   20        75.09%          67.62%           36,500,000      5.8200%          0.0409%         5.7791%         Fixed    Actual/360
   21        80.00%          72.18%           34,800,000      5.9200%          0.0509%         5.8691%         Fixed    Actual/360
   22        70.66%          66.06%           33,000,000      5.9400%          0.0409%         5.8991%         Fixed    Actual/360
   23        74.40%          68.92%           32,812,500      6.4100%          0.0309%         6.3791%         Fixed    Actual/360
   24        72.72%          67.54%           30,250,000      5.4850%          0.0309%         5.4541%         Fixed    Actual/360
   25        79.11%          73.46%           26,700,000      5.4700%          0.0309%         5.4391%         Fixed    Actual/360
   26        75.94%          68.09%           26,500,000      5.6000%          0.0309%         5.5691%         Fixed    Actual/360
   27        79.01%          70.68%           25,600,000      5.4900%          0.0309%         5.4591%         Fixed    Actual/360
   28        69.23%          58.46%           23,000,000      5.7836%          0.0309%         5.7527%         Fixed    Actual/360
   29        76.79%          71.29%           22,500,000      5.4500%          0.0309%         5.4191%         Fixed    Actual/360
   30        68.21%          65.56%           22,167,000  4.435% (Note 7)      0.0309%     4.4041% (Note 7)    Fixed    Actual/360
   31        77.66%          69.88%           21,900,000      5.7800%          0.0809%         5.6991%         Fixed    Actual/360
   32        76.92%          67.43%           20,000,000      5.5300%          0.0459%         5.4841%         Fixed    Actual/360
   33        72.76%          67.75%           19,900,000      5.6400%          0.0309%         5.6091%         Fixed    Actual/360
   34        73.03%          69.48%           19,900,000      5.5800%          0.0309%         5.5491%         Fixed    Actual/360
   35        75.65%          63.80%           20,000,000      5.6500%          0.0309%         5.6191%         Fixed    Actual/360
   36        77.40%          73.64%           19,815,000      5.5800%          0.0309%         5.5491%         Fixed    Actual/360
   37        75.00%          58.09%           19,500,000      6.0000%          0.0709%         5.9291%         Fixed    Actual/360
   38        80.00%          70.98%           18,800,000      6.0450%          0.0309%         6.0141%         Fixed    Actual/360
   39        68.63%          61.47%           17,500,000      5.5500%          0.0409%         5.5091%         Fixed    Actual/360
   40        79.45%          69.90%           17,480,000      5.6800%          0.0309%         5.6491%         Fixed    Actual/360
   41        72.85%          65.40%           17,120,000      5.6600%          0.0309%         5.6291%         Fixed    Actual/360
   42        48.71%          38.07%           16,800,000      6.0300%          0.0309%         5.9991%         Fixed    Actual/360
   43        76.11%          70.99%           16,250,000      5.7650%          0.0309%         5.7341%         Fixed    Actual/360
   44        73.14%          63.10%           16,200,000      5.7700%          0.0309%         5.7391%         Fixed    Actual/360
   45        64.26%          64.26%           16,000,000      5.4900%          0.0309%         5.4591%         Fixed    Actual/360
   46        63.78%          49.36%           16,000,000      5.7710%          0.0309%         5.7401%         Fixed    Actual/360
   47        71.70%          65.11%           15,600,000      6.1050%          0.0309%         6.0741%         Fixed    Actual/360
   48        69.07%          61.88%           15,540,000      5.5600%          0.0409%         5.5191%         Fixed    Actual/360
   49        77.50%          72.28%           15,190,000      5.7600%          0.0309%         5.7291%         Fixed    Actual/360
   50        76.87%          64.60%           15,000,000      5.4950%          0.0309%         5.4641%         Fixed    Actual/360
   51        69.00%          66.28%           14,800,000  4.375% (Note 8)      0.0309%     4.3441% (Note 8)    Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   52        79.17%          69.63%            8,879,000      5.6650%          0.0709%         5.5941%         Fixed    Actual/360
   53        79.17%          69.63%            5,846,000      5.6650%          0.0709%         5.5941%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   54        78.92%          73.03%           14,600,000      5.2300%          0.0309%         5.1991%         Fixed    Actual/360
   55        71.08%          63.68%           14,500,000      5.5800%          0.0309%         5.5491%         Fixed    Actual/360
   56        69.05%          64.38%           14,500,000      5.7400%          0.0409%         5.6991%         Fixed    Actual/360
   57        77.27%          65.20%           14,500,000      5.7950%          0.0309%         5.7641%         Fixed    Actual/360
   58        72.74%          61.62%           14,475,000      5.9600%          0.0709%         5.8891%         Fixed    Actual/360
   59        73.83%          73.83%           14,360,000      5.7790%          0.0309%         5.7481%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   60        73.19%          68.51%            7,100,000      5.6700%          0.0309%         5.6391%         Fixed    Actual/360
   61        73.19%          68.51%            7,100,000      5.6700%          0.0309%         5.6391%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   62        63.06%          63.06%           14,000,000      5.5150%          0.0309%         5.4841%         Fixed    Actual/360
   63        73.37%          67.29%           13,500,000      5.8000%          0.0609%         5.7391%         Fixed    Actual/360
   64        67.87%          56.99%           13,500,000      5.5950%          0.0309%         5.5641%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   65        71.27%          61.02%           13,280,000      6.2600%          0.0309%         6.2291%         Fixed    Actual/360
  65.1
  65.2
  65.3
----------------------------------------------------------------------------------------------------------------------------------
   66        74.58%          67.32%           13,200,000      5.9400%          0.0709%         5.8691%         Fixed    Actual/360
   67        79.75%          71.94%           13,000,000      5.9000%          0.0709%         5.8291%         Fixed    Actual/360
   68        74.29%          69.60%           13,000,000      6.1000%          0.0309%         6.0691%         Fixed    Actual/360
   69        77.41%          72.58%           12,850,000      6.1540%          0.0309%         6.1231%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   70        76.91%          64.92%           12,340,000      5.7400%          0.0309%         5.7091%         Fixed    Actual/360
  70.1
  70.2
----------------------------------------------------------------------------------------------------------------------------------
   71        73.65%          68.46%           12,300,000      5.5400%          0.0309%         5.5091%         Fixed    Actual/360
   72        64.00%          59.91%           12,000,000      6.0300%          0.0309%         5.9991%         Fixed    Actual/360
   73        74.63%          63.23%           11,750,000      5.8650%          0.0709%         5.7941%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
   74        63.13%          54.05%           11,700,000      6.2600%          0.0309%         6.2291%         Fixed    Actual/360
  74.1
  74.2
----------------------------------------------------------------------------------------------------------------------------------
   75        69.40%          59.42%           11,610,000      6.2600%          0.0309%         6.2291%         Fixed    Actual/360
  75.1
  75.2
----------------------------------------------------------------------------------------------------------------------------------
   76        77.03%          68.63%           11,400,000      6.2400%          0.0709%         6.1691%         Fixed    Actual/360
   77        75.59%          71.98%           11,150,000      5.6680%          0.0309%         5.6371%         Fixed    Actual/360
   78        74.86%          66.95%           11,004,000      5.5000%          0.0309%         5.4691%         Fixed    Actual/360
   79        74.51%          62.87%           11,000,000      5.7000%          0.0809%         5.6191%         Fixed    Actual/360
   80        78.53%          70.31%           10,405,000      5.5330%          0.0309%         5.5021%         Fixed    Actual/360
   81        78.97%          66.89%           10,088,000      5.8900%          0.0609%         5.8291%         Fixed    Actual/360
   82        70.58%          54.47%            9,600,000      5.6900%          0.0609%         5.6291%         Fixed    Actual/360
   83        74.25%          57.48%            9,500,000      5.7800%          0.0309%         5.7491%         Fixed    Actual/360
   84        65.96%          56.68%            9,300,000      5.6400%          0.0309%         5.6091%         Fixed    Actual/360
   85        65.71%          61.39%            9,200,000      5.8900%          0.0709%         5.8191%         Fixed    Actual/360
   86        67.91%          60.76%            9,100,000      5.5150%          0.0309%         5.4841%         Fixed    Actual/360
   87        79.94%          69.06%            9,000,000      6.6100%          0.0909%         6.5191%         Fixed    Actual/360
   88        73.95%          65.82%            8,800,000      6.1900%          0.0909%         6.0991%         Fixed    Actual/360
   89        80.00%          74.37%            8,800,000      5.5500%          0.0309%         5.5191%         Fixed    Actual/360
   90        67.66%          57.47%            8,667,000      6.0200%          0.0709%         5.9491%         Fixed    Actual/360
   91        69.75%          59.19%            8,595,000      5.9500%          0.0309%         5.9191%         Fixed    Actual/360
   92        79.91%          71.50%            8,550,000      5.5200%          0.0609%         5.4591%         Fixed    Actual/360
   93        68.85%          61.61%            8,400,000      5.5200%          0.0409%         5.4791%         Fixed    Actual/360
   94        69.92%          62.63%            8,250,000      5.5600%          0.0309%         5.5291%         Fixed    Actual/360
   95        80.00%          71.57%            8,200,000      5.5140%          0.0309%         5.4831%         Fixed    Actual/360
   96        76.33%          64.00%            8,050,000      5.4900%          0.0309%         5.4591%         Fixed    Actual/360
   97        64.75%          51.71%            7,900,000      5.7900%          0.0309%         5.7591%         Fixed    Actual/360
   98   77.50% (Note 6)  66.27% (Note 6)       7,750,000      6.2800%          0.0909%         6.1891%         Fixed    Actual/360
   99        74.80%          64.64%            7,600,000      6.6500%          0.0909%         6.5591%         Fixed    Actual/360
  100        64.38%          64.38%            7,500,000      5.6950%          0.0409%         5.6541%         Fixed    Actual/360
  101        56.82%          50.94%            7,500,000      5.6000%          0.0909%         5.5091%         Fixed    Actual/360
  102        49.02%          49.02%            7,500,000      5.4900%          0.0309%         5.4591%         Fixed    Actual/360
  103        70.00%          61.53%            7,455,000      5.6400%          0.0309%         5.6091%         Fixed    Actual/360
  104        78.21%          70.19%            7,430,000      5.6600%          0.0309%         5.6291%         Fixed    Actual/360
  105        73.74%          66.34%            7,300,000      5.7700%          0.0709%         5.6991%         Fixed    Actual/360
  106        76.10%          66.60%            7,275,000      5.4600%          0.0709%         5.3891%         Fixed    Actual/360
  107        80.00%          71.57%            7,240,000      5.5140%          0.0309%         5.4831%         Fixed    Actual/360
  108        64.97%          59.41%            7,000,000      5.6300%          0.0309%         5.5991%         Fixed    Actual/360
  109        64.73%          50.49%            7,000,000      6.1700%          0.0909%         6.0791%         Fixed    Actual/360
  110        60.35%          60.35%            6,940,000      5.4900%          0.0309%         5.4591%         Fixed    Actual/360
  111        74.00%          58.11%            6,900,000      7.5600%          0.0409%         7.5191%         Fixed    Actual/360
  112        67.31%          53.25%            6,900,000      6.6050%          0.0309%         6.5741%         Fixed    Actual/360
  113        63.02%          55.00%            6,863,000      6.2100%          0.0709%         6.1391%         Fixed    Actual/360
  114        77.65%          67.95%            6,600,000      5.4630%          0.0309%         5.4321%         Fixed    Actual/360
  115        73.10%          61.52%            6,145,000      5.6750%          0.0309%         5.6441%         Fixed    Actual/360
  116        72.75%          52.74%            6,091,000      5.7710%          0.0509%         5.7201%         Fixed    Actual/360
  117        59.41%          50.17%            6,000,000      5.3600%          0.0309%         5.3291%         Fixed    Actual/360
  118        74.07%          66.40%            6,000,000      5.6050%          0.0309%         5.5741%         Fixed    Actual/360
  119        72.74%          55.79%            6,040,000      5.3600%          0.0309%         5.3291%         Fixed    Actual/360
  120        79.31%          66.81%            5,900,000      5.6100%          0.0309%         5.5791%         Fixed    Actual/360
  121        60.00%          53.39%            5,865,000      5.2500%          0.0309%         5.2191%         Fixed    Actual/360
  122        80.00%          71.58%            5,840,000      5.5180%          0.0309%         5.4871%         Fixed    Actual/360
  123        78.90%          66.58%            5,750,000      5.6700%          0.1109%         5.5591%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
  124        74.77%          59.47%            3,583,130      5.6900%          0.0309%         5.6591%         Fixed    Actual/360
  125        74.77%          59.47%            1,120,980      5.6900%          0.0309%         5.6591%         Fixed    Actual/360
  126        74.77%          59.47%            1,015,890      5.6900%          0.0309%         5.6591%         Fixed    Actual/360
----------------------------------------------------------------------------------------------------------------------------------
  127        77.00%          65.88%            5,648,000      6.3000%          0.0709%         6.2291%         Fixed    Actual/360
  128        67.07%          60.06%            5,500,000      5.5350%          0.0309%         5.5041%         Fixed    Actual/360
  129        73.33%          65.75%            5,500,000      5.5950%          0.0909%         5.5041%         Fixed    Actual/360
  130        50.93%          47.53%            5,500,000      5.8100%          0.0909%         5.7191%         Fixed    Actual/360
  131        39.05%          39.05%            5,350,000      5.4280%          0.0309%         5.3971%         Fixed    Actual/360
  132        79.38%          66.99%            5,346,000      5.6700%          0.0709%         5.5991%         Fixed    Actual/360
  133        69.31%          53.42%            5,300,000      5.6950%          0.0609%         5.6341%         Fixed    Actual/360
  134        75.81%          68.42%            5,155,000      5.9300%          0.0609%         5.8691%         Fixed    Actual/360
  135        80.00%          71.58%            5,120,000      5.5170%          0.0309%         5.4861%         Fixed    Actual/360
  136        80.00%          74.28%            5,080,000      5.4400%          0.0309%         5.4091%         Fixed    Actual/360
  137        71.94%          55.75%            5,050,000      5.9300%          0.0709%         5.8591%         Fixed    Actual/360
  138        60.24%          50.36%            5,000,000      5.4200%          0.0309%         5.3891%         Fixed    Actual/360
  139        79.83%          66.47%            5,000,000      5.3250%          0.0309%         5.2941%         Fixed    Actual/360
  140        80.08%          71.70%            4,805,000      5.5330%          0.0309%         5.5021%         Fixed    Actual/360
  141        78.93%          66.31%            4,832,000      5.2538%          0.0309%         5.2229%         Fixed    Actual/360
  142        77.92%          65.52%            4,800,000      5.4000%          0.0309%         5.3691%         Fixed    Actual/360
  143        76.61%          68.42%            4,750,000      5.4250%          0.1109%         5.3141%         Fixed    Actual/360
  144        67.93%          52.54%            4,700,000      5.8800%          0.0709%         5.8091%         Fixed    Actual/360
  145        75.00%          59.31%            4,500,000      6.6300%          0.0409%         6.5891%         Fixed    Actual/360
  146        64.29%          60.33%            4,500,000      6.2300%          0.0709%         6.1591%         Fixed    Actual/360
  147        71.43%          57.04%            4,500,000      5.7900%          0.0309%         5.7591%         Fixed    Actual/360
  148        74.55%          64.38%            4,100,000      5.8100%          0.0309%         5.7791%         Fixed    Actual/360
  149        75.19%          58.88%            4,050,000      6.2920%          0.0309%         6.2611%         Fixed    Actual/360
  150        65.52%          55.28%            4,000,000      5.7930%          0.0909%         5.7021%         Fixed    Actual/360
  151        68.02%          57.23%            4,000,000      5.6930%          0.0909%         5.6021%         Fixed    Actual/360
  152        77.80%          69.78%            3,890,000      5.6300%          0.0509%         5.5791%         Fixed    Actual/360
  153        69.80%          58.76%            3,850,000      5.6500%          0.0609%         5.5891%         Fixed    Actual/360
  154        67.07%          56.32%            3,700,000      5.5600%          0.0609%         5.4991%         Fixed    Actual/360
  155        77.83%          70.24%            3,580,000      5.3900%          0.0309%         5.3591%         Fixed    Actual/360
  156        76.52%          67.05%            3,520,000      5.5100%          0.0709%         5.4391%         Fixed    Actual/360
  157        51.04%          42.93%            3,450,000      5.5900%          0.0309%         5.5591%         Fixed    Actual/360
  158        58.58%          50.08%            3,400,000      6.2400%          0.0409%         6.1991%         Fixed    Actual/360
  159        63.98%          54.67%            3,400,000      6.2200%          0.0909%         6.1291%         Fixed    Actual/360
  160        74.15%          64.97%            2,892,000      5.5100%          0.0309%         5.4791%         Fixed    Actual/360
  161        74.89%          62.95%            2,861,000      5.5350%          0.0309%         5.5041%         Fixed    Actual/360
  162        48.15%          40.98%            2,600,000      6.1200%          0.0909%         6.0291%         Fixed    Actual/360
  163        74.24%          62.46%            2,375,000      5.4900%          0.0909%         5.3991%         Fixed    Actual/360
  164        72.77%          61.66%            1,900,000      5.8400%          0.0309%         5.8091%         Fixed    Actual/360
  165        72.61%          61.51%            1,750,000      5.8300%          0.0309%         5.7991%         Fixed    Actual/360
  166        61.79%          53.09%              865,000      6.4500%          0.0909%         6.3591%         Fixed    Actual/360

                                                                                                ORIGINAL
                                                                                                 TERM TO   INTEREST     STATED
                                                       GRACE   SCHEDULED     MONTHLY DEBT      MATURITY /    ONLY      ORIGINAL
 LOAN                                      FIRST      PERIOD   MATURITY        SERVICE            ARD       PERIOD   AMORTIZATION
NUMBER       LOAN TYPE      NOTE DATE  PAYMENT DATE  (NOTE 9)  DATE/ ARD       PAYMENT          (MONTHS)   (MONTHS)  TERM (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------

   1          Balloon        05/31/06    07/05/06       3       06/05/16         1,275,666.82      120                    360
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
----------------------------------------------------------------------------------------------------------------------------------
   2    Partial IO/Balloon   03/15/06    05/11/06       0       04/11/16           755,159.37      120        24          360
   3       Interest Only     12/21/05    02/09/06       0       01/09/13           437,827.64       84        84     Interest Only
----------------------------------------------------------------------------------------------------------------------------------
   4       Interest Only     01/06/06    02/09/06       0       01/09/16           323,785.42      120        120    Interest Only
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
----------------------------------------------------------------------------------------------------------------------------------
   5    Partial IO/Balloon   03/01/06    04/01/06       0       03/01/13           380,963.22       84        36          360
  5.1
  5.2
----------------------------------------------------------------------------------------------------------------------------------
   6    Partial IO/Balloon   06/03/05    08/01/05       5       07/01/15           301,671.31      120        36          360
   7    Partial IO/Balloon   10/06/05    11/11/05       0       10/11/15           237,352.53      120        48          360
----------------------------------------------------------------------------------------------------------------------------------
   8          Balloon        05/19/06    07/11/06       0       06/11/16           125,884.36      120                    300
   9          Balloon        05/19/06    07/11/06       0       06/11/16            60,434.05      120                    300
   10         Balloon        05/19/06    07/11/06       0       06/11/16            29,747.25      120                    300
   11         Balloon        05/19/06    07/11/06       0       06/11/16            27,708.89      120                    300
----------------------------------------------------------------------------------------------------------------------------------
   12   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16            54,231.51      120        60          360
   13   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16            42,996.03      120        60          360
   14   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16            38,145.37      120        60          360
   15   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16            35,759.52      120        60          360
   16   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16            23,300.09      120        60          360
   17   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16             8,516.86      120        60          360
   18   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16             7,315.47      120        60          360
   19   Partial IO/Balloon   12/23/05    02/11/06       0       01/11/16             4,066.66      120        60          360
----------------------------------------------------------------------------------------------------------------------------------
   20   Partial IO/Balloon   05/08/06    07/01/06       5       06/01/16           214,629.95      120        36          360
   21   Partial IO/Balloon   04/28/06    07/01/06       5       06/01/16           206,857.07      120        36          360
   22   Partial IO/Balloon   03/31/06    05/11/06       0       04/11/16           196,580.49      120        60          360
   23   Partial IO/Balloon   05/11/06    06/11/06       0       05/11/16           205,459.02      120        48          360
   24   Partial IO/Balloon   01/24/06    03/11/06       5       02/11/16           171,471.59      120        60          360
   25   Partial IO/Balloon   01/24/06    03/11/06       0       02/11/16           151,097.49      120        60          360
   26   Partial IO/Balloon   02/13/06    04/11/06       0       03/11/16           152,130.93      120        36          360
   27   Partial IO/Balloon   03/30/06    05/11/06       0       04/11/16           145,193.41      120        36          360
   28         Balloon        03/16/06    05/11/06       0       04/11/16           134,713.09      120                    360
   29   Partial IO/Balloon   01/10/06    02/11/06       0       01/11/16           127,047.58      120        60          360
   30   Partial IO/Balloon   12/08/05    01/11/06       0       12/11/15  128,446.73 (Note 7)      120        84          360
   31   Partial IO/Balloon   04/12/06    06/11/06       0       05/11/16           128,220.13      120        36          360
   32   Partial IO/Balloon   01/31/06    03/11/06       0       02/11/16           113,934.53      120        24          360
   33   Partial IO/Balloon   03/01/06    04/11/06       0       03/11/16           114,744.16      120        60          360
   34   Partial IO/Balloon   02/16/06    04/11/06       0       03/11/16           107,911.46      120        60          420
   35         Balloon        12/22/05    02/11/06       0       01/11/16           115,447.16      120                    360
   36   Partial IO/Balloon   02/16/06    04/11/06       0       03/11/16           107,450.53      120        60          420
   37         Balloon        05/30/06    07/01/06       5       06/01/16           125,638.77      120                    300
   38   Partial IO/Balloon   04/12/06    06/11/06       0       05/11/16           113,259.98      120        24          360
   39   Partial IO/Balloon   02/14/06    04/11/06       0       03/11/16            99,912.76      120        36          360
   40   Partial IO/Balloon   03/23/06    05/11/06       0       04/11/16           101,232.56      120        24          360
   41   Partial IO/Balloon   03/15/06    05/11/06       0       04/11/16            98,931.02      120        36          360
   42           ARD          12/01/05    01/11/06       0       12/11/15           108,550.93      120                    300
   43   Partial IO/Balloon   03/22/06    05/11/06       0       04/11/16            94,985.49      120        60          360
   44   Partial IO/Balloon   02/28/06    04/11/06       0       03/11/16            94,744.73      120        12          360
   45      Interest Only     02/10/06    03/11/06       0       02/11/11            74,216.67       60        60     Interest Only
   46         Balloon        12/30/05    02/11/06       0       01/11/16           100,860.17      120                    300
   47         Balloon        04/11/06    05/11/06       0       04/11/11           101,514.67       60                    300
   48   Partial IO/Balloon   02/27/06    04/11/06       0       03/11/16            88,820.30      120        36          360
   49   Partial IO/Balloon   03/28/06    05/11/06       0       04/11/16            88,741.24      120        60          360
   50         Balloon        12/01/05    01/11/06       0       12/11/15            85,121.30      120                    360
   51   Partial IO/Balloon   12/22/05    02/11/06       0       01/11/16   85,197.15 (Note 8)      120        84          360
----------------------------------------------------------------------------------------------------------------------------------
   52   Partial IO/Balloon   02/15/06    04/11/06       0       03/11/16            51,336.99      120        24          360
   53   Partial IO/Balloon   02/15/06    04/11/06       0       03/11/16            33,800.66      120        24          360
----------------------------------------------------------------------------------------------------------------------------------
   54   Partial IO/Balloon   02/01/06    03/11/06       0       02/11/16            80,440.98      120        60          360
   55   Partial IO/Balloon   12/28/05    02/11/06       0       01/11/16            83,058.68      120        36          360
   56   Partial IO/Balloon   02/27/06    04/01/06       5       03/01/16            84,525.97      120        60          360
   57         Balloon        04/12/06    06/11/06       0       05/11/16            85,033.03      120                    360
   58         Balloon        05/10/06    07/01/06       5       06/01/16            86,413.04      120                    360
   59      Interest Only     11/07/05    12/11/05       0       11/11/13            70,115.86       96        96     Interest Only
----------------------------------------------------------------------------------------------------------------------------------
   60         Balloon        12/22/05    02/11/06       0       01/11/11            41,073.55       60                    360
   61         Balloon        12/22/05    02/11/06       0       01/11/11            41,073.55       60                    360
----------------------------------------------------------------------------------------------------------------------------------
   62      Interest Only     02/10/06    03/11/06       0       02/11/13            65,235.30       84        84     Interest Only
   63   Partial IO/Balloon   04/06/06    06/01/06       5       05/01/16            79,211.66      120        48          360
   64         Balloon        04/03/06    05/11/06       0       04/11/16            77,458.10      120                    360
----------------------------------------------------------------------------------------------------------------------------------
   65         Balloon        03/24/06    05/11/06       0       04/11/16            81,853.63      120                    360
  65.1
  65.2
  65.3
----------------------------------------------------------------------------------------------------------------------------------
   66   Partial IO/Balloon   04/18/06    06/01/06       5       05/01/16            78,632.20      120        36          360
   67   Partial IO/Balloon   04/24/06    06/01/06       5       05/01/16            77,107.75      120        36          360
   68   Partial IO/Balloon   04/27/06    06/11/06       0       05/11/16            78,779.32      120        60          360
   69     Partial IO/ARD     04/26/06    06/11/06       0       05/11/16            78,319.10      120        60          360
----------------------------------------------------------------------------------------------------------------------------------
   70         Balloon        02/14/06    04/11/06       0       03/11/16            71,934.52      120                    360
  70.1
  70.2
----------------------------------------------------------------------------------------------------------------------------------
   71   Partial IO/Balloon   12/29/05    02/11/06       0       01/11/16            70,147.05      120        60          360
   72   Partial IO/Balloon   04/12/06    06/11/06       0       05/11/16            72,177.68      120        60          360
   73         Balloon        03/02/06    04/11/06       0       03/11/16            69,430.61      120                    360
----------------------------------------------------------------------------------------------------------------------------------
   74         Balloon        03/24/06    05/11/06       0       04/11/16            72,115.02      120                    360
  74.1
  74.2
----------------------------------------------------------------------------------------------------------------------------------
   75         Balloon        03/24/06    05/11/06       0       04/11/16            71,560.29      120                    360
  75.1
  75.2
----------------------------------------------------------------------------------------------------------------------------------
   76   Partial IO/Balloon   03/28/06    05/11/06       0       04/11/16            70,117.63      120        24          360
   77   Partial IO/Balloon   12/27/05    02/11/06       0       01/11/16            61,109.91      120        60          420
   78     Partial IO/ARD     01/20/06    03/11/06       0       02/11/16            62,479.50      120        36          360
   79         Balloon        01/12/06    03/11/06       0       02/11/16            63,844.05      120                    360
   80   Partial IO/Balloon   03/13/06    05/11/06       0       04/11/16            59,294.06      120        36          360
   81         Balloon        03/22/06    05/11/06       0       04/11/16            59,771.08      120                    360
   82         Balloon        12/27/05    02/11/06       0       01/11/16            60,046.63      120                    300
   83         Balloon        12/20/05    02/11/06       0       01/11/16            59,937.45      120                    300
   84   Partial IO/Balloon   12/22/05    02/11/06       0       01/11/16            53,624.15      120        12          360
   85   Partial IO/Balloon   05/05/06    07/01/06       5       06/01/16            54,509.70      120        60          360
   86   Partial IO/Balloon   12/29/05    02/11/06       0       01/11/16            51,754.47      120        36          360
   87         Balloon        04/27/06    06/01/06       5       05/01/16            57,538.75      120                    360
   88   Partial IO/Balloon   05/30/06    07/01/06       5       06/01/16            53,840.18      120        24          360
   89   Partial IO/Balloon   12/14/05    02/11/06       0       01/11/16            50,241.84      120        60          360
   90         Balloon        04/25/06    06/01/06       5       05/01/16            52,074.54      120                    360
   91         Balloon        03/31/06    05/11/06       0       04/11/16            51,255.40      120                    360
   92   Partial IO/Balloon   12/14/05    02/11/06       0       01/11/16            48,653.30      120        36          360
   93   Partial IO/Balloon   01/26/06    03/11/06       0       02/11/16            47,799.74      120        36          360
   94   Partial IO/Balloon   03/31/06    05/11/06       0       04/11/16            47,153.63      120        36          360
   95     Partial IO/ARD     01/17/06    03/11/06       0       02/11/16            46,630.75      120        36          360
   96         Balloon        01/12/06    03/11/06       0       02/11/16            45,656.52      120                    360
   97     Partial IO/ARD     12/22/05    02/11/06       0       01/11/21            46,303.19      180        36          360
   98         Balloon        05/22/06    07/01/06       5       06/01/16            47,869.40      120                    360
   99         Balloon        05/05/06    07/01/06       5       06/01/16            48,789.33      120                    360
  100      Interest Only     02/16/06    04/11/06       0       03/11/16            36,088.11      120        120    Interest Only
  101   Partial IO/Balloon   02/22/06    04/11/06       0       03/11/16            43,055.92      120        36          360
  102      Interest Only     03/27/06    05/11/06       0       04/11/16            34,789.06      120        120    Interest Only
  103   Partial IO/Balloon   02/22/06    04/11/06       0       03/11/16            42,985.81      120        24          360
  104   Partial IO/Balloon   12/22/05    02/11/06       0       01/11/16            42,935.60      120        36          360
  105   Partial IO/Balloon   04/17/06    06/01/06       5       05/01/16            42,693.61      120        36          360
  106   Partial IO/Balloon   01/09/06    02/11/06       0       01/11/16            41,124.26      120        24          360
  107     Partial IO/ARD     01/17/06    03/11/06       0       02/11/16            41,171.54      120        36          360
  108   Partial IO/Balloon   02/22/06    04/11/06       0       03/11/16            40,318.05      120        48          360
  109         Balloon        04/20/06    06/01/06       5       05/01/16            45,831.31      120                    300
  110      Interest Only     01/23/06    03/11/06       0       02/11/16            32,191.48      120        120    Interest Only
  111         Balloon        04/29/06    06/01/06       5       05/01/21            48,529.60      180                    360
  112         Balloon        04/26/06    06/11/06       0       05/11/16            47,043.02      120                    300
  113   Partial IO/Balloon   04/19/06    06/01/06       5       05/01/16            42,078.29      120        12          360
  114   Partial IO/Balloon   01/12/06    03/11/06       0       02/11/16            37,321.00      120        24          360
  115         Balloon        03/28/06    05/11/06       0       04/11/16            35,568.31      120                    360
  116         Balloon        12/29/05    02/11/06       0       01/11/21            35,626.72      180                    360
  117   Partial IO/Balloon   02/24/06    04/11/06       0       03/11/16            36,345.30      120        36          300
  118   Partial IO/Balloon   01/23/06    03/11/06       0       02/11/16            34,463.66      120        36          360
  119         Balloon        09/26/05    11/11/05       0       10/11/15            36,587.60      120                    300
  120         Balloon        12/30/05    02/11/06       0       01/11/16            33,907.87      120                    360
  121   Partial IO/Balloon   12/01/05    01/11/06       0       12/11/15            32,386.75      120        36          360
  122     Partial IO/ARD     01/17/06    03/11/06       0       02/11/16            33,224.86      120        36          360
  123         Balloon        12/16/05    02/11/06       0       01/11/16            33,263.79      120                    360
----------------------------------------------------------------------------------------------------------------------------------
  124     Partial IO/ARD     01/19/06    03/11/06       0       02/11/21            20,773.80      180        36          360
  125     Partial IO/ARD     01/19/06    03/11/06       0       02/11/21             6,499.07      180        36          360
  126     Partial IO/ARD     01/19/06    03/11/06       0       02/11/21             5,889.79      180        36          360
----------------------------------------------------------------------------------------------------------------------------------
  127         Balloon        05/30/06    07/01/06       5       06/01/16            34,959.58      120                    360
  128   Partial IO/Balloon   03/01/06    04/11/06       0       03/11/16            31,349.28      120        36          360
  129   Partial IO/Balloon   02/23/06    04/11/06       0       03/11/16            31,557.01      120        36          360
  130   Partial IO/Balloon   05/03/06    07/01/06       5       06/01/16            32,306.45      120        60          360
  131      Interest Only     02/02/06    03/11/06       0       02/11/16            24,535.94      120        120    Interest Only
  132         Balloon        12/14/05    02/11/06       0       01/11/16            30,926.65      120                    360
  133         Balloon        01/20/06    03/11/06       0       02/11/16            33,166.71      120                    300
  134   Partial IO/Balloon   04/03/06    06/01/06       5       05/01/16            30,675.22      120        36          360
  135     Partial IO/ARD     01/17/06    03/11/06       0       02/11/16            29,125.43      120        36          360
  136   Partial IO/Balloon   02/17/06    04/11/06       0       03/11/16            28,652.74      120        60          360
  137         Balloon        03/16/06    05/11/06       0       04/11/16            32,321.48      120                    300
  138         Balloon        03/03/06    04/11/06       0       03/11/16            28,138.99      120                    360
  139         Balloon        04/03/06    05/11/06       0       04/11/16            27,842.91      120                    360
  140   Partial IO/Balloon   03/13/06    05/11/06       0       04/11/16            27,381.83      120        36          360
  141           ARD          05/31/05    07/11/05       0       06/11/15            26,693.86      120                    360
  142         Balloon        08/25/05    10/11/05       0       09/11/15            26,953.48      120                    360
  143   Partial IO/Balloon   12/29/05    02/11/06       0       01/11/16            26,746.89      120        36          360
  144         Balloon        03/16/06    05/11/06       0       04/11/16            29,938.34      120                    300
  145         Balloon        05/01/06    07/01/06       5       06/01/16            30,750.88      120                    300
  146   Partial IO/Balloon   04/14/06    06/01/06       5       05/01/16            27,648.77      120        60          360
  147     Partial IO/ARD     12/16/05    02/11/06       0       01/11/21            26,375.24      180        36          360
  148   Partial IO/Balloon   03/22/06    05/11/06       0       04/11/16            24,082.99      120        12          360
  149           ARD          05/04/06    06/11/06       0       05/11/16            26,821.85      120                    300
  150         Balloon        04/18/06    06/11/06       0       05/11/16            23,452.29      120                    360
  151         Balloon        04/18/06    06/11/06       0       05/11/16            23,198.28      120                    360
  152   Partial IO/Balloon   12/21/05    02/11/06       0       01/11/16            22,405.32      120        36          360
  153         Balloon        02/28/06    04/11/06       0       03/11/16            22,223.58      120                    360
  154         Balloon        02/14/06    04/11/06       0       03/11/16            21,147.69      120                    360
  155         Balloon        07/19/05    09/11/05       0       08/11/12            20,080.46       84                    360
  156   Partial IO/Balloon   12/16/05    02/11/06       0       01/11/16            20,008.26      120        24          360
  157         Balloon        01/24/06    03/11/06       0       02/11/16            19,783.98      120                    360
  158         Balloon        04/24/06    06/01/06       5       05/01/16            20,912.28      120                    360
  159         Balloon        04/13/06    06/01/06       5       05/01/16            20,868.09      120                    360
  160   Partial IO/Balloon   03/13/06    05/11/06       0       04/11/16            16,438.61      120        24          360
  161         Balloon        12/20/05    02/11/06       0       01/11/16            16,307.33      120                    360
  162         Balloon        05/19/06    07/01/06       5       06/01/16            15,789.47      120                    360
  163         Balloon        10/27/05    12/11/05       0       11/11/15            13,470.09      120                    360
  164           ARD          01/30/06    03/11/06       0       02/11/16            11,196.75      120                    360
  165           ARD          01/30/06    03/11/06       0       02/11/16            10,301.63      120                    360
  166         Balloon        05/16/06    07/01/06       5       06/01/16             5,438.98      120                    360

                                                                                                                   YIELD
                     REMAINING       STATED                                                 DEFEASE-              MAINTEN-
                      TERM TO      REMAINING                                      LOCKOUT     ANCE    DEFEASE -     ANCE
 LOAN   SEASONING   MATURITY /    AMORTIZATION                                     PERIOD    START       ANCE      PERIOD
NUMBER   (MONTHS)  ARD (MONTHS)  TERM (MONTHS)        PREPAYMENT PROVISIONS       END DATE    DATE     END DATE  START DATE
---------------------------------------------------------------------------------------------------------------------------

   1         0          120           360       LO(24)/Defeasance(93)/Free(3)     07/04/08  07/05/08  04/04/16      NAP
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
---------------------------------------------------------------------------------------------------------------------------
   2         2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   3         5          79       Interest Only  LO(29)/Defeasance(50)/Free(5)     07/08/08  07/09/08  09/08/12      NAP
---------------------------------------------------------------------------------------------------------------------------
   4         5          115      Interest Only  LO(29)/Defeasance(87)/Free(4)     07/08/08  07/09/08  10/08/15      NAP
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
---------------------------------------------------------------------------------------------------------------------------
   5         3          81            360       LO(27)/Defeasance(53)/Free(4)     06/30/08  07/01/08  11/30/12      NAP
  5.1
  5.2
---------------------------------------------------------------------------------------------------------------------------
   6        11          109           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)  06/30/10    NAP       NAP       07/01/10
   7         8          112           360       LO(32)/Defeasance(85)/Free(3)     07/10/08  07/11/08  08/10/15      NAP
---------------------------------------------------------------------------------------------------------------------------
   8         0          120           300       LO(24)/Defeasance(93)/Free(3)     07/10/08  07/11/08  04/10/16      NAP
   9         0          120           300       LO(24)/Defeasance(93)/Free(3)     07/10/08  07/11/08  04/10/16      NAP
   10        0          120           300       LO(24)/Defeasance(93)/Free(3)     07/10/08  07/11/08  04/10/16      NAP
   11        0          120           300       LO(24)/Defeasance(93)/Free(3)     07/10/08  07/11/08  04/10/16      NAP
---------------------------------------------------------------------------------------------------------------------------
   12        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   13        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   14        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   15        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   16        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   17        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   18        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
   19        5          115           360       LO(29)/Defeasance(89)/Free(2)     07/10/08  07/11/08  12/10/15      NAP
---------------------------------------------------------------------------------------------------------------------------
   20        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
   21        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
   22        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   23        1          119           360       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
   24        4          116           360       LO(28)/Defeasance(88)/Free(4)     07/10/08  07/11/08  11/10/15      NAP
   25        4          116           360       LO(28)/Defeasance(85)/Free(7)     07/10/08  07/11/08  08/10/15      NAP
   26        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   27        2          118           360       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
   28        2          118           358       LO(26)/Grtr1%UPBorYM(91)/Free(3)  07/10/08    NAP       NAP       07/11/08
   29        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   30        6          114           360       LO(30)/Defeasance(86)/Free(4)     07/10/08  07/11/08  09/10/15      NAP
   31        1          119           360       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
   32        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   33        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   34        3          117           420       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   35        5          115           355       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   36        3          117           420       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   37        0          120           300       LO(36)/Defeasance(80)/Free(4)     06/30/09  07/01/09  02/29/16      NAP
   38        1          119           360       LO(25)/Grtr1%UPBorYM(91)/Free(4)  07/10/08    NAP       NAP       07/11/08
   39        3          117           360       LO(27)/Defeasance(89)/Free(4)     07/10/08  07/11/08  12/10/15      NAP
   40        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   41        2          118           360       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
   42        6          114           294       LO(30)/Defeasance(87)/Free(3)     07/10/08  07/11/08  10/10/15      NAP
   43        2          118           360       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
   44        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   45        4          56       Interest Only  LO(28)/Defeasance(30)/Free(2)     07/10/08  07/11/08  01/10/11      NAP
   46        5          115           295       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   47        2          58            298       LO(26)/Defeasance(31)/Free(3)     07/10/08  07/11/08  02/10/11      NAP
   48        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   49        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   50        6          114           354       LO(30)/Defeasance(86)/Free(4)     07/10/08  07/11/08  09/10/15      NAP
   51        5          115           360       LO(29)/Defeasance(87)/Free(4)     07/10/08  07/11/08  10/10/15      NAP
---------------------------------------------------------------------------------------------------------------------------
   52        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
   53        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
---------------------------------------------------------------------------------------------------------------------------
   54        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   55        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   56        3          117           360       LO(36)/Defeasance(81)/Free(3)     03/31/09  04/01/09  12/31/15      NAP
   57        1          119           359       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
   58        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
   59        7          89       Interest Only  LO(31)/2%+YM(62)/Free(3)          07/10/08    NAP       NAP       07/11/08
---------------------------------------------------------------------------------------------------------------------------
   60        5          55            355       LO(29)/Defeasance(28)/Free(3)     07/10/08  07/11/08  11/10/10      NAP
   61        5          55            355       LO(29)/Defeasance(28)/Free(3)     07/10/08  07/11/08  11/10/10      NAP
---------------------------------------------------------------------------------------------------------------------------
   62        4          80       Interest Only  LO(28)/Defeasance(54)/Free(2)     07/10/08  07/11/08  01/10/13      NAP
   63        1          119           360       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
   64        2          118           358       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
---------------------------------------------------------------------------------------------------------------------------
   65        2          118           358       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
  65.1
  65.2
  65.3
---------------------------------------------------------------------------------------------------------------------------
   66        1          119           360       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
   67        1          119           360       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
   68        1          119           360       LO(25)/Grtr1%UPBorYM(92)/Free(3)  07/10/08    NAP       NAP       07/11/08
   69        1          119           360       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
---------------------------------------------------------------------------------------------------------------------------
   70        3          117           357       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  70.1
  70.2
---------------------------------------------------------------------------------------------------------------------------
   71        5          115           360       LO(29)/Defeasance(87)/Free(4)     07/10/08  07/11/08  10/10/15      NAP
   72        1          119           360       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
   73        3          117           357       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
---------------------------------------------------------------------------------------------------------------------------
   74        2          118           358       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
  74.1
  74.2
---------------------------------------------------------------------------------------------------------------------------
   75        2          118           358       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
  75.1
  75.2
---------------------------------------------------------------------------------------------------------------------------
   76        2          118           360       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
   77        5          115           420       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   78        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   79        4          116           356       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   80        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   81        2          118           358       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
   82        5          115           295       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   83        5          115           295       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   84        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   85        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
   86        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   87        1          119           359       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
   88        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
   89        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
   90        1          119           359       LO(36)/Defeasance(80)/Free(4)     05/31/09  06/01/09  01/31/16      NAP
   91        2          118           358       LO(26)/Defeasance(89)/Free(5)     07/10/08  07/11/08  12/10/15      NAP
   92        5          115           360       LO(29)/Defeasance(87)/Free(4)     07/10/08  07/11/08  10/10/15      NAP
   93        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   94        2          118           360       LO(26)/Defeasance(90)/Free(4)     07/10/08  07/11/08  01/10/16      NAP
   95        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   96        4          116           356       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
   97        5          175           360       LO(29)/Defeasance(148)/Free(3)    07/10/08  07/11/08  11/10/20      NAP
   98        0          120           360       LO(59)/Grtr1%UPBorYM(58)/Free(3)  05/31/11    NAP       NAP       06/01/11
   99        0          120           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)  05/31/11    NAP       NAP       06/01/11
  100        3          117      Interest Only  LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  101        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  102        2          118      Interest Only  LO(26)/Grtr1%UPBorYM(91)/Free(3)  07/10/08    NAP       NAP       07/11/08
  103        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  104        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  105        1          119           360       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
  106        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  107        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  108        3          117           360       LO(27)/Defeasance(89)/Free(4)     07/10/08  07/11/08  12/10/15      NAP
  109        1          119           299       LO(36)/Defeasance(80)/Free(4)     05/31/09  06/01/09  01/31/16      NAP
  110        4          116      Interest Only  LO(28)/2%+YM(89)/Free(3)          07/10/08    NAP       NAP       07/11/08
  111        1          179           359       LO(36)/Defeasance(140)/Free(4)    05/31/09  06/01/09  01/31/21      NAP
  112        1          119           299       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
  113        1          119           360       LO(35)/Grtr1%UPBorYM(82)/Free(3)  04/30/09    NAP       NAP       05/01/09
  114        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  115        2          118           358       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  116        5          175           355       LO(29)/Defeasance(148)/Free(3)    07/10/08  07/11/08  11/10/20      NAP
  117        3          117           300       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  118        4          116           360       LO(28)/YM(89)/Free(3) (Note 13)   07/10/08    NAP       NAP       07/11/08
  119        8          112           292       LO(32)/Defeasance(85)/Free(3)     07/10/08  07/11/08  08/10/15      NAP
  120        5          115           355       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  121        6          114           360       LO(30)/Defeasance(87)/Free(3)     07/10/08  07/11/08  10/10/15      NAP
  122        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  123        5          115           355       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
---------------------------------------------------------------------------------------------------------------------------
  124        4          176           360       LO(28)/Defeasance(149)/Free(3)    07/10/08  07/11/08  12/10/20      NAP
  125        4          176           360       LO(28)/Defeasance(149)/Free(3)    07/10/08  07/11/08  12/10/20      NAP
  126        4          176           360       LO(28)/Defeasance(149)/Free(3)    07/10/08  07/11/08  12/10/20      NAP
---------------------------------------------------------------------------------------------------------------------------
  127        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
  128        3          117           360       LO(27)/Defeasance(89)/Free(4)     07/10/08  07/11/08  12/10/15      NAP
  129        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  130        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP
  131        4          116      Interest Only  LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  132        5          115           355       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  133        4          116           296       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  134        1          119           360       LO(36)/Defeasance(80)/Free(4)     05/31/09  06/01/09  01/31/16      NAP
  135        4          116           360       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  136        3          117           360       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  137        2          118           298       LO(26)/Grtr1%UPBorYM(91)/Free(3)  07/10/08    NAP       NAP       07/11/08
  138        3          117           357       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  139        2          118           358       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  140        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  141       12          108           348       LO(36)/Grtr1%UPBorYM(82)/Free(2)  07/10/08    NAP       NAP       07/11/08
  142        9          111           351       LO(33)/Defeasance(84)/Free(3)     07/10/08  07/11/08  07/10/15      NAP
  143        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  144        2          118           298       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  145        0          120           300       LO(36)/Defeasance(80)/Free(4)     06/30/09  07/01/09  02/29/16      NAP
  146        1          119           360       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
  147        5          175           360       LO(29)/Defeasance(148)/Free(3)    07/10/08  07/11/08  11/10/20      NAP
  148        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  149        1          119           299       LO(25)/Defeasance(91)/Free(4)     07/10/08  07/11/08  02/10/16      NAP
  150        1          119           359       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
  151        1          119           359       LO(25)/Defeasance(92)/Free(3)     07/10/08  07/11/08  03/10/16      NAP
  152        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  153        3          117           357       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  154        3          117           357       LO(27)/Defeasance(90)/Free(3)     07/10/08  07/11/08  01/10/16      NAP
  155       10          74            350       LO(34)/Defeasance(47)/Free(3)     07/10/08  07/11/08  06/10/12      NAP
  156        5          115           360       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  157        4          116           356       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  158        1          119           359       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
  159        1          119           359       LO(36)/Defeasance(81)/Free(3)     05/31/09  06/01/09  02/29/16      NAP
  160        2          118           360       LO(26)/Defeasance(91)/Free(3)     07/10/08  07/11/08  02/10/16      NAP
  161        5          115           355       LO(29)/Defeasance(88)/Free(3)     07/10/08  07/11/08  11/10/15      NAP
  162        0          120           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)  05/31/11    NAP       NAP       06/01/11
  163        7          113           353       LO(31)/Defeasance(86)/Free(3)     07/10/08  07/11/08  09/10/15      NAP
  164        4          116           356       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  165        4          116           356       LO(28)/Defeasance(89)/Free(3)     07/10/08  07/11/08  12/10/15      NAP
  166        0          120           360       LO(36)/Defeasance(81)/Free(3)     06/30/09  07/01/09  03/31/16      NAP

         YIELD    PREPAY-                                                            YIELD MAINTENANCE
        MAINTEN-   MENT    PREPAY-                 YIELD                   YIELD       INTEREST RATE       YIELD
          ANCE    PENALTY    MENT              MAINTENANCE             MAINTENANCE     CONVERTED TO     MAINTENANCE
 LOAN    PERIOD    START   PENALTY             CALCULATION               INTEREST         MONTHLY       DISCOUNTING
NUMBER  END DATE   DATE    END DATE               METHOD                   RATE       MORTGAGE RATE       HORIZON     PROPERTY SIZE
-----------------------------------------------------------------------------------------------------------------------------------

   1      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP        10,974,960
  1.1                                                                                                                     535,000
  1.2                                                                                                                     218,323
  1.3                                                                                                                     494,000
  1.4                                                                                                                     126,658
  1.5                                                                                                                      94,418
  1.6                                                                                                                      84,379
  1.7                                                                                                                     347,000
  1.8                                                                                                                     119,842
  1.9                                                                                                                     100,803
  1.10                                                                                                                     99,101
  1.11                                                                                                                    112,794
  1.12                                                                                                                     94,120
  1.13                                                                                                                     90,494
  1.14                                                                                                                     90,499
  1.15                                                                                                                     90,499
  1.16                                                                                                                     97,537
  1.17                                                                                                                    105,923
  1.18                                                                                                                    106,238
  1.19                                                                                                                     90,514
  1.20                                                                                                                     90,441
  1.21                                                                                                                    102,205
  1.22                                                                                                                    124,761
  1.23                                                                                                                     90,585
  1.24                                                                                                                     94,106
  1.25                                                                                                                     94,225
  1.26                                                                                                                     94,705
  1.27                                                                                                                    100,247
  1.28                                                                                                                    102,327
  1.29                                                                                                                     90,464
  1.30                                                                                                                     98,030
  1.31                                                                                                                     94,076
  1.32                                                                                                                    100,010
  1.33                                                                                                                     99,279
  1.34                                                                                                                    101,483
  1.35                                                                                                                     98,005
  1.36                                                                                                                     90,461
  1.37                                                                                                                     90,414
  1.38                                                                                                                     77,690
  1.39                                                                                                                     97,931
  1.40                                                                                                                    103,875
  1.41                                                                                                                     97,961
  1.42                                                                                                                    100,800
  1.43                                                                                                                     96,325
  1.44                                                                                                                    101,688
  1.45                                                                                                                     86,739
  1.46                                                                                                                     94,130
  1.47                                                                                                                     81,171
  1.48                                                                                                                     93,845
  1.49                                                                                                                     94,413
  1.50                                                                                                                     98,160
  1.51                                                                                                                     97,859
  1.52                                                                                                                     94,230
  1.53                                                                                                                     94,222
  1.54                                                                                                                     84,375
  1.55                                                                                                                     94,237
  1.56                                                                                                                     71,846
  1.57                                                                                                                     83,363
  1.58                                                                                                                     88,161
  1.59                                                                                                                     71,847
  1.60                                                                                                                     91,012
  1.61                                                                                                                     65,459
  1.62                                                                                                                     87,954
  1.63                                                                                                                     66,745
  1.64                                                                                                                     88,030
  1.65                                                                                                                     90,334
  1.66                                                                                                                     71,806
  1.67                                                                                                                    100,761
  1.68                                                                                                                     66,735
  1.69                                                                                                                     90,505
  1.70                                                                                                                    116,992
  1.71                                                                                                                     77,559
  1.72                                                                                                                     94,250
  1.73                                                                                                                     94,248
  1.74                                                                                                                     90,430
  1.75                                                                                                                     94,013
  1.76                                                                                                                    100,843
  1.77                                                                                                                     94,336
  1.78                                                                                                                     66,781
  1.79                                                                                                                     75,844
  1.80                                                                                                                     67,256
  1.81                                                                                                                     94,230
  1.82                                                                                                                     75,775
  1.83                                                                                                                     73,956
  1.84                                                                                                                     66,784
  1.85                                                                                                                     66,827
  1.86                                                                                                                     70,118
  1.87                                                                                                                     83,179
  1.88                                                                                                                     66,713
  1.89                                                                                                                     90,526
  1.90                                                                                                                     73,956
  1.91                                                                                                                     83,180
  1.92                                                                                                                     94,042
  1.93                                                                                                                     94,068
  1.94                                                                                                                     75,844
  1.95                                                                                                                     90,430
  1.96                                                                                                                     90,510
  1.97                                                                                                                     71,839
  1.98                                                                                                                     83,211
  1.99                                                                                                                     94,136
 1.100                                                                                                                     75,844
 1.101                                                                                                                     71,345
 1.102                                                                                                                     94,225
 1.103                                                                                                                     71,340
 1.104                                                                                                                     75,063
 1.105                                                                                                                     94,091
 1.106                                                                                                                     15,060
 1.107                                                                                                                     14,265
 1.108                                                                                                                     60,985
 1.109                                                                                                                     28,953
 1.110                                                                                                                     90,590
 1.111                                                                                                                     80,327
 1.112                                                                                                                     12,821
---------------------------------------------------------------------------------------------------------------------------------
   2      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           636,922
   3      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           486,081
---------------------------------------------------------------------------------------------------------------------------------
   4      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           915,558
  4.1                                                                                                                     207,583
  4.2                                                                                                                     214,581
  4.3                                                                                                                     124,515
  4.4                                                                                                                     127,064
  4.5                                                                                                                      70,110
  4.6                                                                                                                      70,716
  4.7                                                                                                                     100,989
---------------------------------------------------------------------------------------------------------------------------------
   5      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               580
  5.1                                                                                                                         271
  5.2                                                                                                                         309
---------------------------------------------------------------------------------------------------------------------------------
   6    03/31/15    NAP       NAP             Present Value           Treasury Flat         Yes          Maturity             422
   7      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           270,097
---------------------------------------------------------------------------------------------------------------------------------
   8      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               198
   9      NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               125
   10     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                70
   11     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                70
---------------------------------------------------------------------------------------------------------------------------------
   12     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           310,000
   13     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           145,000
   14     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            91,644
   15     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           121,750
   16     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           138,390
   17     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            32,500
   18     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            14,000
   19     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP             7,490
---------------------------------------------------------------------------------------------------------------------------------
   20     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           105,472
   21     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           302,843
   22     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               390
   23     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           439,451
   24     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           334,195
   25     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           121,300
   26     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           793,593
   27     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               508
   28   02/10/16    NAP       NAP    Interest Differential (Monthly)  Treasury Flat         Yes          Maturity         115,367
   29     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           147,889
   30     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               350
   31     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           149,342
   32     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               216
   33     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           295,700
   34     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            93,345
   35     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           143,148
   36     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           104,077
   37     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           400,000
   38   02/10/16    NAP       NAP    Interest Differential (Monthly)  Treasury Flat         Yes          Maturity         124,136
   39     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               216
   40     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           121,038
   41     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            76,238
   42     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               255
   43     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           150,678
   44     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           209,250
   45     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               464
   46     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               219
   47     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               155
   48     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           116,049
   49     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               324
   50     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           127,354
   51     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               350
---------------------------------------------------------------------------------------------------------------------------------
   52     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               192
   53     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               132
---------------------------------------------------------------------------------------------------------------------------------
   54     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            32,238
   55     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           130,706
   56     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           124,000
   57     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            23,218
   58     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           126,088
   59   09/10/13    NAP       NAP         PV Yield Differential       Treasury Flat         Yes             WAL            86,872
---------------------------------------------------------------------------------------------------------------------------------
   60     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               102
   61     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               100
---------------------------------------------------------------------------------------------------------------------------------
   62     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               400
   63     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               289
   64     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               475
---------------------------------------------------------------------------------------------------------------------------------
   65     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               248
  65.1                                                                                                                         83
  65.2                                                                                                                         87
  65.3                                                                                                                         78
---------------------------------------------------------------------------------------------------------------------------------
   66     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            80,998
   67     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            74,549
   68   03/10/16    NAP       NAP    Interest Differential (Monthly)  Treasury Flat         Yes          Maturity          47,174
   69     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           110,725
---------------------------------------------------------------------------------------------------------------------------------
   70     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               209
  70.1                                                                                                                        105
  70.2                                                                                                                        104
---------------------------------------------------------------------------------------------------------------------------------
   71     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            89,931
   72     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            15,000
   73     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           107,598
---------------------------------------------------------------------------------------------------------------------------------
   74     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               197
  74.1                                                                                                                        115
  74.2                                                                                                                         82
---------------------------------------------------------------------------------------------------------------------------------
   75     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               202
  75.1                                                                                                                        114
  75.2                                                                                                                         88
---------------------------------------------------------------------------------------------------------------------------------
   76     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            65,000
   77     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            29,620
   78     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           144,298
   79     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           238,881
   80     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           306,619
   81     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            60,056
   82     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           215,581
   83     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                90
   84     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           219,304
   85     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           121,000
   86     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           180,252
   87     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            50,192
   88     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            97,061
   89     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            50,955
   90     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               198
   91     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            72,212
   92     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            70,548
   93     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           124,698
   94     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            98,972
   95     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            40,000
   96     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           108,160
   97     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            14,490
   98   03/31/16    NAP       NAP             Present Value           Treasury Flat         Yes          Maturity             292
   99   02/29/16    NAP       NAP             Present Value           Treasury Flat         Yes          Maturity              78
  100     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            58,413
  101     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               271
  102   02/10/16    NAP       NAP    Interest Differential (Monthly)  Treasury Flat         Yes          Maturity          58,366
  103     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            59,306
  104     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            86,436
  105     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            61,310
  106     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               138
  107     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            37,500
  108     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            82,825
  109     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               128
  110   12/10/15    NAP       NAP         PV Yield Differential       Treasury Flat         Yes             WAL            57,416
  111     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               126
  112     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               200
  113   02/29/16    NAP       NAP             Present Value           Treasury Flat         Yes          Maturity          35,149
  114     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               248
  115     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                67
  116     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            29,652
  117     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               384
  118   12/10/15    NAP       NAP    Interest Differential (Annual)   Treasury Flat         No           Specified         22,035
  119     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               107
  120     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            60,535
  121     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               150
  122     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            39,772
  123     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            54,516
---------------------------------------------------------------------------------------------------------------------------------
  124     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            52,907
  125     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP             6,783
  126     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP             6,770
---------------------------------------------------------------------------------------------------------------------------------
  127     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            41,355
  128     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           107,021
  129     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                92
  130     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            41,965
  131     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            51,048
  132     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            84,146
  133     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                74
  134     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               136
  135     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            34,263
  136     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            46,648
  137   02/10/16    NAP       NAP    Interest Differential (Annual)   Treasury Flat         No           Specified            111
  138     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               168
  139     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            18,398
  140     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP           123,986
  141   05/10/15    NAP       NAP    Interest Differential (Annual)   Treasury Flat         No           Specified         28,526
  142     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            43,100
  143     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                57
  144     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               114
  145     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                75
  146     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            16,134
  147     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            14,820
  148     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            27,825
  149     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            11,590
  150     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            25,048
  151     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            45,056
  152     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            36,036
  153     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            17,272
  154     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP             8,815
  155     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            11,200
  156     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            15,030
  157     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            30,823
  158     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            21,044
  159     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP               124
  160     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            54,064
  161     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            20,000
  162   02/29/16    NAP       NAP             Present Value           Treasury Flat         Yes          Maturity             126
  163     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            11,180
  164     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            11,180
  165     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP            11,180
  166     NAP       NAP       NAP                  NAP                     NAP              NAP             NAP                32

 LOAN    PROPERTY                                                                              OCCUPANCY   OCCUPANCY
NUMBER  SIZE TYPE                YEAR BUILT                           YEAR RENOVATED          PERCENTAGE  AS OF DATE
--------------------------------------------------------------------------------------------------------------------

  1         SF                                                                                   100%      05/31/06
 1.1        SF                      2000                                  2004                   100%      05/31/06
 1.2        SF                      2000                                   NAP                   100%      05/31/06
 1.3        SF                      1987                                  1992                   100%      05/31/06
 1.4        SF                      1979                                  2003                   100%      05/31/06
 1.5        SF                      1989                                  2004                   100%      05/31/06
 1.6        SF                      1987                                  2004                   100%      05/31/06
 1.7        SF                      1992                                  1997                   100%      05/31/06
 1.8        SF                      1993                                   NAP                   100%      05/31/06
 1.9        SF                      1991                                  2004                   100%      05/31/06
1.10        SF                      1980                                  2004                   100%      05/31/06
1.11        SF                      1971                                  2004                   100%      05/31/06
1.12        SF                      1988                                  1994                   100%      05/31/06
1.13        SF                      1971                                  1994                   100%      05/31/06
1.14        SF                      1981                                   NAP                   100%      05/31/06
1.15        SF                      1981                                  1992                   100%      05/31/06
1.16        SF                      1986                                   NAP                   100%      05/31/06
1.17        SF                      1966                                  2002                   100%      05/31/06
1.18        SF                      1989                                   NAP                   100%      05/31/06
1.19        SF                      1985                                  1992                   100%      05/31/06
1.20        SF                      1984                                  1992                   100%      05/31/06
1.21        SF                      1985                                  1994                   100%      05/31/06
1.22        SF                      1969                                  2004                   100%      05/31/06
1.23        SF                      1987                                  1999                   100%      05/31/06
1.24        SF                      1988                                   NAP                   100%      05/31/06
1.25        SF                      1990                                  2003                   100%      05/31/06
1.26        SF                      1978                                  2003                   100%      05/31/06
1.27        SF                      1969                                  2004                   100%      05/31/06
1.28        SF                      1987                                   NAP                   100%      05/31/06
1.29        SF                      1984                                  1992                   100%      05/31/06
1.30        SF                      1979                                  1994                   100%      05/31/06
1.31        SF                      1986                                   NAP                   100%      05/31/06
1.32        SF                      1979                                  1994                   100%      05/31/06
1.33        SF                      1995                                   NAP                   100%      05/31/06
1.34        SF                      1968                                  2000                   100%      05/31/06
1.35        SF                      1980                                  1994                   100%      05/31/06
1.36        SF                      1983                                  1993                   100%      05/31/06
1.37        SF                      1985                                  1993                   100%      05/31/06
1.38        SF                      1995                                   NAP                   100%      05/31/06
1.39        SF                      1981                                  1994                   100%      05/31/06
1.40        SF                      1983                                  1993                   100%      05/31/06
1.41        SF                      1980                                  1994                   100%      05/31/06
1.42        SF                      1990                                   NAP                   100%      05/31/06
1.43        SF                      1972                                  1995                   100%      05/31/06
1.44        SF                      1996                                   NAP                   100%      05/31/06
1.45        SF                      1983                                  1993                   100%      05/31/06
1.46        SF                      1972                                  1995                   100%      05/31/06
1.47        SF                      1981                                  1994                   100%      05/31/06
1.48        SF                      1978                                  1993                   100%      05/31/06
1.49        SF                      1989                                   NAP                   100%      05/31/06
1.50        SF                      1982                                  1994                   100%      05/31/06
1.51        SF                      1993                                   NAP                   100%      05/31/06
1.52        SF                      1988                                   NAP                   100%      05/31/06
1.53        SF                      1991                                   NAP                   100%      05/31/06
1.54        SF                      1986                                  1995                   100%      05/31/06
1.55        SF                      1988                                   NAP                   100%      05/31/06
1.56        SF                      1973                                   NAP                   100%      05/31/06
1.57        SF                      1989                                   NAP                   100%      05/31/06
1.58        SF                      1978                                  1992                   100%      05/31/06
1.59        SF                      1972                                   NAP                   100%      05/31/06
1.60        SF                      1982                                  1993                   100%      05/31/06
1.61        SF                      1967                                  2002                   100%      05/31/06
1.62        SF                      1977                                  1995                   100%      05/31/06
1.63        SF                      1985                                   NAP                   100%      05/31/06
1.64        SF                      1977                                  1995                   100%      05/31/06
1.65        SF                      1985                                   NAP                   100%      05/31/06
1.66        SF                      1991                                   NAP                   100%      05/31/06
1.67        SF                      1991                                   NAP                   100%      05/31/06
1.68        SF                      1984                                   NAP                   100%      05/31/06
1.69        SF                      1985                                   NAP                   100%      05/31/06
1.70        SF                      1992                                   NAP                   100%      05/31/06
1.71        SF                      1996                                   NAP                   100%      05/31/06
1.72        SF                      1970                                   NAP                   100%      05/31/06
1.73        SF                      1990                                   NAP                   100%      05/31/06
1.74        SF                      1985                                   NAP                   100%      05/31/06
1.75        SF                      1988                                   NAP                   100%      05/31/06
1.76        SF                      1989                                   NAP                   100%      05/31/06
1.77        SF                      1989                                   NAP                   100%      05/31/06
1.78        SF                      1984                                  1993                   100%      05/31/06
1.79        SF                      1995                                   NAP                   100%      05/31/06
1.80        SF                      1984                                  1992                   100%      05/31/06
1.81        SF                      1988                                   NAP                   100%      05/31/06
1.82        SF                      1994                                   NAP                   100%      05/31/06
1.83        SF                      1994                                   NAP                   100%      05/31/06
1.84        SF                      1985                                  1993                   100%      05/31/06
1.85        SF                      1984                                  1994                   100%      05/31/06
1.86        SF                      1985                                  1993                   100%      05/31/06
1.87        SF                      1971                                   NAP                   100%      05/31/06
1.88        SF                      1984                                  1993                   100%      05/31/06
1.89        SF                      1986                                   NAP                   100%      05/31/06
1.90        SF                      1994                                   NAP                   100%      05/31/06
1.91        SF                      1990                                   NAP                   100%      05/31/06
1.92        SF                      1988                                   NAP                   100%      05/31/06
1.93        SF                      1986                                   NAP                   100%      05/31/06
1.94        SF                      1995                                   NAP                   100%      05/31/06
1.95        SF                      1986                                   NAP                   100%      05/31/06
1.96        SF                      1986                                   NAP                   100%      05/31/06
1.97        SF                      1993                                   NAP                   100%      05/31/06
1.98        SF                      1989                                   NAP                   100%      05/31/06
1.99        SF                      1989                                   NAP                   100%      05/31/06
1.100       SF                      1994                                   NAP                   100%      05/31/06
1.101       SF                      1991                                   NAP                   100%      05/31/06
1.102       SF                      1989                                   NAP                   100%      05/31/06
1.103       SF                      1990                                   NAP                   100%      05/31/06
1.104       SF                      1984                                  1995                   100%      05/31/06
1.105       SF                      1987                                   NAP                   100%      05/31/06
1.106       SF                      2005                                   NAP                   100%      05/31/06
1.107       SF                      2005                                   NAP                   100%      05/31/06
1.108       SF                      1971                                   NAP                   100%      05/31/06
1.109       SF                      2000                                   NAP                   100%      05/31/06
1.110       SF                      1987                                   NAP                   100%      05/31/06
1.111       SF                      1985                                   NAP                   100%      05/31/06
1.112       SF                      1982                                   NAP                   100%      05/31/06
--------------------------------------------------------------------------------------------------------------------
  2         SF                    1989-2006                                NAP                    99%      02/17/06
  3         SF                   1987 & 1988                               NAP                    79%      12/31/05
--------------------------------------------------------------------------------------------------------------------
  4         SF                                                                                    95%      01/05/06
 4.1        SF                      1977                                   NAP                    95%      01/05/06
 4.2        SF                      1971                                   NAP                   100%      01/05/06
 4.3        SF                      1972                                  2005                    98%      01/05/06
 4.4        SF                      1980                                  2005                    82%      01/05/06
 4.5        SF                      1981                                   NAP                    97%      01/05/06
 4.6        SF                      1971                                   NAP                    86%      01/05/06
 4.7        SF                      1982                                   NAP                   100%      01/05/06
--------------------------------------------------------------------------------------------------------------------
  5       Rooms                                                                                   58%      12/31/05
 5.1      Rooms                     2001                                   NAP                    58%      12/31/05
 5.2      Rooms                     1997                                  2005                    59%      12/31/05
--------------------------------------------------------------------------------------------------------------------
  6       Units                     2005                                   NAP                    85%      05/23/06
  7         SF                      1983                                  2005                    90%      12/31/05
--------------------------------------------------------------------------------------------------------------------
  8       Rooms                     2005                                   NAP                    62%      03/31/06
  9       Rooms                     2003                                   NAP                    74%      03/31/06
 10       Rooms                     1999                                  2005                    68%      03/31/06
 11       Rooms                     1999                                   NAP                    68%      03/31/06
--------------------------------------------------------------------------------------------------------------------
 12         SF                      2005                                   NAP                   100%      03/01/06
 13         SF                      2002                                   NAP                    79%      03/01/06
 14         SF                      2003                                   NAP                    66%      03/01/06
 15         SF                      2004                                   NAP                   100%      03/01/06
 16         SF                      2001                                   NAP                    68%      03/01/06
 17         SF                   1997, 1998                                NAP                    77%      03/01/06
 18         SF                      2005                                   NAP                   100%      03/01/06
 19         SF                      2001                                   NAP                    93%      03/01/06
--------------------------------------------------------------------------------------------------------------------
 20         SF                      1976                                  2002                    96%      04/17/06
 21         SF                      1989                                   NAP                    88%      04/01/06
 22       Units                   1969-1971                               2005                    95%      02/08/06
 23         SF                      1962                                  2005                    92%      05/11/06
 24         SF                      1985                                  2006                    97%      01/20/06
 25         SF                   2002 & 2005                               NAP                    99%      01/17/06
 26         SF                    1988-1992                               2000                    83%      02/13/06
 27       Units                     1981                                   NAP                    95%      12/31/05
 28         SF                      2005                                   NAP                    81%      03/02/06
 29         SF                      1972                                  2002                    97%      11/17/05
 30       Units                     1997                                   NAP                    92%      04/07/06
 31         SF                      1998                                   NAP                   100%      04/01/06
 32       Units                     1984                                  2003                    95%      12/01/05
 33         SF                1978, 1981, 1982                       2001, 2001, NAP              93%      01/23/06
 34         SF                    1997-1999                                NAP                   100%      02/28/06
 35         SF                      1999                                   NAP                   100%      12/21/05
 36         SF                    1999-2000                                NAP                   100%      02/28/06
 37         SF                      2000                                  2006                   100%      04/01/06
 38         SF                   1910 & 1929                           1998 & 2000                83%      04/07/06
 39       Units                     2003                                   NAP                   100%      01/19/06
 40         SF                      1967                                  2005                   100%      02/02/06
 41         SF                      1991                                   NAP                    93%      03/01/06
 42       Rooms               1971, 1981, 1989                            2005                    77%      12/31/05
 43         SF                   1971 & 1998                              2004                   100%      03/01/06
 44         SF                1954, 1978, 1979                            2001                   100%      02/07/06
 45       Units                     1987                                  2002                    96%      11/21/05
 46       Rooms                     1979                                  2004                    78%      11/30/05
 47       Rooms                     2000                                   NAP                    78%      12/31/05
 48         SF                   1982, 2001                                NAP                    89%      02/01/06
 49       Units                     1973                                   NAP                    93%      03/14/06
 50         SF                      1988                                   NAP                   100%      11/30/05
 51       Units                     1986                                   NAP                    94%      11/14/05
--------------------------------------------------------------------------------------------------------------------
 52       Units                   1998-1999                                NAP                    94%      02/08/06
 53       Units                     1997                                   NAP                    98%      02/08/06
--------------------------------------------------------------------------------------------------------------------
 54         SF                    2003-2004                                NAP                    97%      01/01/06
 55         SF                      1986                               2004 & 2005               100%      12/29/05
 56         SF                      2001                                   NAP                   100%      02/21/06
 57         SF                      1951                                  2006                   100%      04/01/06
 58         SF                      1997                                   NAP                   100%      03/30/06
 59         SF                   1900s-1960s                            2001-2005                 97%      03/01/06
--------------------------------------------------------------------------------------------------------------------
 60       Units                     1972                                  2004                    96%      11/11/05
 61       Units                     1987                                  2004                    96%      11/14/05
--------------------------------------------------------------------------------------------------------------------
 62       Units                     1985                                   NAP                    96%      12/07/05
 63       Units                     2000                                   NAP                    90%      03/13/06
 64       Units                   1972-1985                               2005                    94%      03/24/06
--------------------------------------------------------------------------------------------------------------------
 65       Rooms                                                                                   76%      12/31/05
65.1      Rooms                     2000                                   NAP                    82%      12/31/05
65.2      Rooms                     1995                                  2002                    72%      12/31/05
65.3      Rooms                     1999                                  2002                    73%      12/31/05
--------------------------------------------------------------------------------------------------------------------
 66         SF                      1986                                  1997                   100%      02/28/06
 67         SF                      2003                                   NAP                    92%      04/14/06
 68         SF                      2005                                   NAP                   100%      05/08/06
 69         SF                      1990                                2005-2006                100%      04/26/06
--------------------------------------------------------------------------------------------------------------------
 70       Units                                                                                   99%       Various
70.1      Units                     2004                                   NAP                    97%      11/22/05
70.2      Units                   2000-2002                                NAP                   100%      10/26/05
--------------------------------------------------------------------------------------------------------------------
 71         SF                      1903                               1985, 2005                100%      10/01/05
 72         SF                 1946-1948, 1957                            2006                    87%      04/01/06
 73         SF                      2002                                2004-2005                100%      02/28/06
--------------------------------------------------------------------------------------------------------------------
 74       Rooms                                                                                   73%      12/31/05
74.1      Rooms                     1997                                  2002                    73%      12/31/05
74.2      Rooms                     1999                                  2003                    73%      12/31/05
--------------------------------------------------------------------------------------------------------------------
 75       Rooms                                                                                   76%      12/31/05
75.1      Rooms                     1997                                   NAP                    73%      12/31/05
75.2      Rooms                     1997                                  2005                    80%      12/31/05
--------------------------------------------------------------------------------------------------------------------
 76         SF                      1990                                   NAP                   100%      04/01/06
 77         SF                    2004-2005                                NAP                    96%      12/31/05
 78         SF                      1996                                   NAP                   100%      01/18/06
 79         SF                   1960 & 1998                               NAP                   100%      05/10/06
 80         SF     1977, 1987, 1962, 1965/1986, 1988, 1955  1981, NAP, 2000, 1989, 2000, NAP     100%      03/13/06
 81         SF                      1996                                   NAP                   100%      11/29/05
 82         SF                      1979                                  2001                    98%      12/14/05
 83       Rooms                     1998                                  2004                    79%      12/31/05
 84         SF                   1970 & 1972                              2002                   100%      12/21/05
 85         SF                      2006                                   NAP                   100%      04/24/06
 86         SF                      1990                                  2005                   100%      12/29/05
 87         SF                      1972                                  2003                   100%      04/01/06
 88         SF                      1998                                   NAP                   100%      02/28/06
 89         SF                      1998                                   NAP                   100%      11/01/05
 90       Units                     1981                                   NAP                    96%      03/31/06
 91         SF                    1985-1986                               2004                   100%      03/31/06
 92         SF                      1980                                2002-2003                 95%      11/07/05
 93         SF                      1990                                   NAP                   100%      12/14/05
 94         SF                      1983                                  2004                    86%      03/31/06
 95         SF                      1997                               2001, 2002                100%      01/12/06
 96         SF                   1982 & 1986                               NAP                   100%      09/15/05
 97         SF                      2004                                   NAP                   100%      12/20/05
 98       Units                     1971                                  1996                    92%      03/22/06
 99       Rooms                     2005                                   NAP                    80%      02/28/06
 100        SF                      1997                                   NAP                   100%      02/14/06
 101      Units                     1981                                   NAP                    96%      02/14/06
 102        SF                      1974                                  1991                   100%      03/27/06
 103        SF                    2002-2005                                NAP                    84%      02/01/06
 104        SF                1920, 1980, 1995                             NAP                   100%      11/11/05
 105        SF                      1981                                  2005                   100%      02/15/06
 106      Units                     2005                                   NAP                    94%      12/31/05
 107        SF                      1978                                  1991                   100%      01/12/06
 108        SF                      1988                                   NAP                    96%      10/27/05
 109      Units                     1921                                  2000                    71%      03/31/06
 110        SF                      1988                                   NAP                    99%      03/31/06
 111      Units                     2003                                   NAP                    96%      03/31/06
 112      Rooms                     1974                                  1998                    55%      12/31/05
 113        SF                      1985                                   NAP                   100%      04/06/06
 114      Units                     1984                                  2005                    88%      05/03/06
 115      Units                     1895                                  2002                    94%      04/24/06
 116        SF                      1995                                   NAP                   100%      11/04/05
 117      Units                   1973-1980                            1990 & 2004                98%      04/01/06
 118        SF                   1942 & 1988                              2005                    93%      01/16/06
 119      Rooms                     1990                                  2004                    71%      12/31/05
 120        SF                      2001                                   NAP                    78%      05/10/06
 121      Units                     1987                                  2003                    95%      03/31/06
 122        SF                      1983                                  2005                   100%      01/12/06
 123        SF                    1973-1976                               2000                   100%      12/13/05
--------------------------------------------------------------------------------------------------------------------
 124        SF                      1994                                  2002                   100%      01/19/06
 125        SF                      2005                                   NAP                   100%      02/27/06
 126        SF                      2005                                   NAP                   100%      02/27/06
--------------------------------------------------------------------------------------------------------------------
 127        SF                      2005                                   NAP                    94%      02/17/06
 128        SF                   1959, 1985                               2003                    83%      05/08/06
 129      Units                     1978                                  1993                    98%      01/31/06
 130        SF                      1997                                   NAP                   100%      05/02/06
 131        SF                      2004                                   NAP                    81%      03/31/06
 132        SF                      1984                                  2005                   100%      10/06/05
 133      Rooms                     2003                                   NAP                    78%      10/31/05
 134      Units                     1995                                   NAP                    99%      03/06/06
 135        SF                      1983                                  2004                   100%      01/12/06
 136        SF                      2003                                   NAP                   100%      02/17/06
 137      Rooms                     1997                                  2004                    66%      12/31/05
 138      Units                     1989                                  2002                    98%      02/27/06
 139        SF                      2005                                   NAP                    80%      03/14/06
 140        SF                   1964, 1968                               1973                    95%      03/13/06
 141        SF                      1996                                   NAP                   100%      03/10/06
 142        SF                      2000                                   NAP                   100%      08/31/05
 143      Units                  1911 & 1965                            2004-2005                 96%      05/10/06
 144      Rooms                     1999                                   NAP                    63%      12/31/05
 145      Rooms                     2000                                   NAP                    84%      12/31/05
 146        SF                      1997                                   NAP                   100%      04/10/06
 147        SF                      2005                                   NAP                   100%      12/16/05
 148        SF                      2005                                   NAP                   100%      03/13/06
 149        SF                      2005                                   NAP                   100%      04/03/06
 150        SF                      1996                                   NAP                   100%      02/06/06
 151        SF                      1995                                   NAP                   100%      02/06/06
 152        SF                      1972                                  1999                    89%      05/09/06
 153        SF                      2006                                   NAP                   100%      02/17/06
 154        SF                    1975-1976                               2005                   100%      01/25/06
 155        SF                      1999                                  2004                   100%      05/10/06
 156        SF                      2005                                   NAP                    79%      10/01/05
 157        SF                      1981                                   NAP                    93%      01/19/06
 158        SF                      1986                                   NAP                   100%      04/25/06
 159      Units                     1949                                  2006                    98%      04/04/06
 160        SF                      1979                                   NAP                   100%      03/13/06
 161        SF                      2005                                   NAP                   100%      09/28/05
 162      Units                     1980                                   NAP                    98%      03/02/06
 163        SF                      1999                                   NAP                   100%      03/08/06
 164        SF                      1998                                   NAP                   100%      12/06/05
 165        SF                      1997                                   NAP                   100%      12/06/05
 166      Units                     1950                                  2006                    94%      03/15/06

 LOAN                                                LARGEST MAJOR  LARGEST MAJOR  LARGEST MAJOR TENANT
 NUMBER             LARGEST MAJOR TENANT              TENANT NRSF    TENANT NRSF%   LEASE MATURITY DATE
-------------------------------------------------------------------------------------------------------

  1
 1.1     ShopKo Stores, Inc.                            535,000           100%           05/31/26
 1.2     ShopKo Stores, Inc.                            218,323           100%           05/31/26
 1.3     ShopKo Stores, Inc.                            494,000           100%           05/31/26
 1.4     ShopKo Stores, Inc.                            126,658           100%           05/31/26
 1.5     ShopKo Stores, Inc.                             94,418           100%           05/31/26
 1.6     ShopKo Stores, Inc.                             84,379           100%           05/31/26
 1.7     ShopKo Stores, Inc.                            347,000           100%           05/31/26
 1.8     ShopKo Stores, Inc.                            119,842           100%           05/31/26
 1.9     ShopKo Stores, Inc.                            100,803           100%           05/31/26
1.10     ShopKo Stores, Inc.                             99,101           100%           05/31/26
1.11     ShopKo Stores, Inc.                            112,794           100%           05/31/26
1.12     ShopKo Stores, Inc.                             94,120           100%           05/31/26
1.13     ShopKo Stores, Inc.                             90,494           100%           05/31/26
1.14     ShopKo Stores, Inc.                             90,499           100%           05/31/26
1.15     ShopKo Stores, Inc.                             90,499           100%           05/31/26
1.16     ShopKo Stores, Inc.                             97,537           100%           05/31/26
1.17     ShopKo Stores, Inc.                            105,923           100%           05/31/26
1.18     ShopKo Stores, Inc.                            106,238           100%           05/31/26
1.19     ShopKo Stores, Inc.                             90,514           100%           05/31/26
1.20     ShopKo Stores, Inc.                             90,441           100%           05/31/26
1.21     ShopKo Stores, Inc.                            102,205           100%           05/31/26
1.22     ShopKo Stores, Inc.                            124,761           100%           05/31/26
1.23     ShopKo Stores, Inc.                             90,585           100%           05/31/26
1.24     ShopKo Stores, Inc.                             94,106           100%           05/31/26
1.25     ShopKo Stores, Inc.                             94,225           100%           05/31/26
1.26     ShopKo Stores, Inc.                             94,705           100%           05/31/26
1.27     ShopKo Stores, Inc.                            100,247           100%           05/31/26
1.28     ShopKo Stores, Inc.                            102,327           100%           05/31/26
1.29     ShopKo Stores, Inc.                             90,464           100%           05/31/26
1.30     ShopKo Stores, Inc.                             98,030           100%           05/31/26
1.31     ShopKo Stores, Inc.                             94,076           100%           05/31/26
1.32     ShopKo Stores, Inc.                            100,010           100%           05/31/26
1.33     ShopKo Stores, Inc.                             99,279           100%           05/31/26
1.34     ShopKo Stores, Inc.                            101,483           100%           05/31/26
1.35     ShopKo Stores, Inc.                             98,005           100%           05/31/26
1.36     ShopKo Stores, Inc.                             90,461           100%           05/31/26
1.37     ShopKo Stores, Inc.                             90,414           100%           05/31/26
1.38     ShopKo Stores, Inc.                             77,690           100%           05/31/26
1.39     ShopKo Stores, Inc.                             97,931           100%           05/31/26
1.40     ShopKo Stores, Inc.                            103,875           100%           05/31/26
1.41     ShopKo Stores, Inc.                             97,961           100%           05/31/26
1.42     ShopKo Stores, Inc.                            100,800           100%           05/31/26
1.43     ShopKo Stores, Inc.                             96,325           100%           05/31/26
1.44     ShopKo Stores, Inc.                            101,688           100%           05/31/26
1.45     ShopKo Stores, Inc.                             86,739           100%           05/31/26
1.46     ShopKo Stores, Inc.                             94,130           100%           05/31/26
1.47     ShopKo Stores, Inc.                             81,171           100%           05/31/26
1.48     ShopKo Stores, Inc.                             93,845           100%           05/31/26
1.49     ShopKo Stores, Inc.                             94,413           100%           05/31/26
1.50     ShopKo Stores, Inc.                             98,160           100%           05/31/26
1.51     ShopKo Stores, Inc.                             97,859           100%           05/31/26
1.52     ShopKo Stores, Inc.                             94,230           100%           05/31/26
1.53     ShopKo Stores, Inc.                             94,222           100%           05/31/26
1.54     ShopKo Stores, Inc.                             84,375           100%           05/31/26
1.55     ShopKo Stores, Inc.                             94,237           100%           05/31/26
1.56     ShopKo Stores, Inc.                             71,846           100%           05/31/26
1.57     ShopKo Stores, Inc.                             83,363           100%           05/31/26
1.58     ShopKo Stores, Inc.                             88,161           100%           05/31/26
1.59     ShopKo Stores, Inc.                             71,847           100%           05/31/26
1.60     ShopKo Stores, Inc.                             91,012           100%           05/31/26
1.61     ShopKo Stores, Inc.                             65,459           100%           05/31/26
1.62     ShopKo Stores, Inc.                             87,954           100%           05/31/26
1.63     ShopKo Stores, Inc.                             66,745           100%           05/31/26
1.64     ShopKo Stores, Inc.                             88,030           100%           05/31/26
1.65     ShopKo Stores, Inc.                             90,334           100%           05/31/26
1.66     ShopKo Stores, Inc.                             71,806           100%           05/31/26
1.67     ShopKo Stores, Inc.                            100,761           100%           05/31/26
1.68     ShopKo Stores, Inc.                             66,735           100%           05/31/26
1.69     ShopKo Stores, Inc.                             90,505           100%           05/31/26
1.70     ShopKo Stores, Inc.                            116,992           100%           05/31/26
1.71     ShopKo Stores, Inc.                             77,559           100%           05/31/26
1.72     ShopKo Stores, Inc.                             94,250           100%           05/31/26
1.73     ShopKo Stores, Inc.                             94,248           100%           05/31/26
1.74     ShopKo Stores, Inc.                             90,430           100%           05/31/26
1.75     ShopKo Stores, Inc.                             94,013           100%           05/31/26
1.76     ShopKo Stores, Inc.                            100,843           100%           05/31/26
1.77     ShopKo Stores, Inc.                             94,336           100%           05/31/26
1.78     ShopKo Stores, Inc.                             66,781           100%           05/31/26
1.79     ShopKo Stores, Inc.                             75,844           100%           05/31/26
1.80     ShopKo Stores, Inc.                             67,256           100%           05/31/26
1.81     ShopKo Stores, Inc.                             94,230           100%           05/31/26
1.82     ShopKo Stores, Inc.                             75,775           100%           05/31/26
1.83     ShopKo Stores, Inc.                             73,956           100%           05/31/26
1.84     ShopKo Stores, Inc.                             66,784           100%           05/31/26
1.85     ShopKo Stores, Inc.                             66,827           100%           05/31/26
1.86     ShopKo Stores, Inc.                             70,118           100%           05/31/26
1.87     ShopKo Stores, Inc.                             83,179           100%           05/31/26
1.88     ShopKo Stores, Inc.                             66,713           100%           05/31/26
1.89     ShopKo Stores, Inc.                             90,526           100%           05/31/26
1.90     ShopKo Stores, Inc.                             73,956           100%           05/31/26
1.91     ShopKo Stores, Inc.                             83,180           100%           05/31/26
1.92     ShopKo Stores, Inc.                             94,042           100%           05/31/26
1.93     ShopKo Stores, Inc.                             94,068           100%           05/31/26
1.94     ShopKo Stores, Inc.                             75,844           100%           05/31/26
1.95     ShopKo Stores, Inc.                             90,430           100%           05/31/26
1.96     ShopKo Stores, Inc.                             90,510           100%           05/31/26
1.97     ShopKo Stores, Inc.                             71,839           100%           05/31/26
1.98     ShopKo Stores, Inc.                             83,211           100%           05/31/26
1.99     ShopKo Stores, Inc.                             94,136           100%           05/31/26
1.100    ShopKo Stores, Inc.                             75,844           100%           05/31/26
1.101    ShopKo Stores, Inc.                             71,345           100%           05/31/26
1.102    ShopKo Stores, Inc.                             94,225           100%           05/31/26
1.103    ShopKo Stores, Inc.                             71,340           100%           05/31/26
1.104    ShopKo Stores, Inc.                             75,063           100%           05/31/26
1.105    ShopKo Stores, Inc.                             94,091           100%           05/31/26
1.106    ShopKo Stores, Inc.                             15,060           100%           05/31/26
1.107    ShopKo Stores, Inc.                             14,265           100%           05/31/26
1.108    ShopKo Stores, Inc.                             60,985           100%           05/31/26
1.109    ShopKo Stores, Inc.                             28,953           100%           05/31/26
1.110    ShopKo Stores, Inc.                             90,590           100%           05/31/26
1.111    ShopKo Stores, Inc.                             80,327           100%           05/31/26
1.112    ShopKo Stores, Inc.                             12,821           100%           05/31/26
---------------------------------------------------------------------------------------------------------
  2      ResMAE Mortgage Corporation                    131,687           21%            07/31/17
  3      SAIC                                           101,635           21%            09/30/10
---------------------------------------------------------------------------------------------------------
  4
 4.1     AC Nielsen c/o VNU Inc.                         34,276           17%            03/31/15
 4.2     Lockheed Martin Corp                           123,554           58%            09/30/08
 4.3     Bayer Healthcare LLC                            81,079           65%            07/31/14
 4.4     Oracle USA Inc.                                 29,428           23%            11/30/07
 4.5     HQ Global Workplaces                            16,507           24%            06/30/08
 4.6     Federal Aviation Administration                 29,372           42%            11/30/13
 4.7     Hoffmann & Baron L.L.P.                         21,676           21%            07/31/10
---------------------------------------------------------------------------------------------------------
  5
 5.1     NAP                                                NAP           NAP               NAP
 5.2     NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
  6      NAP                                                NAP           NAP               NAP
  7      Morgan & Morgan                                 46,318           17%            03/31/15
---------------------------------------------------------------------------------------------------------
  8      NAP                                                NAP           NAP               NAP
  9      NAP                                                NAP           NAP               NAP
 10      NAP                                                NAP           NAP               NAP
 11      NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 12      Nomaco Inc                                     310,000           100%           07/31/15
 13      Carrier                                         45,000           31%            01/31/09
 14      Northrop Grumman                                40,124           44%            10/31/10
 15      Franchise Food Service                          83,750           69%            12/31/14
 16      Bluecurrent LLC                                 49,500           36%            09/30/06
 17      Trane                                           10,000           31%            05/31/14
 18      Terracon Consultants                            14,000           100%           05/26/12
 19      H&E Equip. Services, LLC                         6,950           93%            05/31/10
---------------------------------------------------------------------------------------------------------
 20      Ultra Star Cinemas                              14,000           13%            12/31/07
 21      Bank of America                                 80,989           27%            12/31/13
 22      NAP                                                NAP           NAP               NAP
 23      Sears                                           63,184           14%            03/31/09
 24      Alcoa, Inc.                                     55,816           17%       07/31/12; 06/30/08
 25      Haggen, Inc. (dba Top Foods)                    67,200           55%            07/21/22
 26      Stock Building Supply of Florida, Inc.         258,100           33%            03/31/16
 27      NAP                                                NAP           NAP               NAP
 28      KashnKarry                                      45,914           40%            11/30/26
 29      Office Depot                                    31,200           21%            03/31/15
 30      NAP                                                NAP           NAP               NAP
 31      Bed Bath & Beyond                               28,250           19%            11/30/16
 32      NAP                                                NAP           NAP               NAP
 33      Sepracor                                        71,145           24%            06/30/12
 34      T.J. Maxx                                       32,000           34%            11/30/09
 35      Millipore Corporation                          103,538           72%            11/30/12
 36      Giant of Maryland, LLC                          69,677           67%            07/31/24
 37      Logistics Insight Corp.                        400,000           100%           07/01/13
 38      Bartell Drug Stores                             10,955            9%            06/06/17
 39      NAP                                                NAP           NAP               NAP
 40      Party City Corporation                         106,000           88%            07/31/17
 41      Naples Day Surgery                              17,200           23%            03/31/16
 42      NAP                                                NAP           NAP               NAP
 43      Acme Markets, Inc.                              62,040           41%            06/29/16
 44      AmeriCold                                      209,250           100%           12/31/09
 45      NAP                                                NAP           NAP               NAP
 46      NAP                                                NAP           NAP               NAP
 47      NAP                                                NAP           NAP               NAP
 48      Fidelity Home Loan Corp.                        16,186           14%            11/19/07
 49      NAP                                                NAP           NAP               NAP
 50      Wal-Mart                                       127,354           100%           04/30/25
 51      NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 52      NAP                                                NAP           NAP               NAP
 53      NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 54      Blockbuster, Inc.                                5,458           17%            09/30/14
 55      Dynamics Research Corp.                        130,706           100%           12/31/15
 56      Hartford Fire Insurance Co.                     61,823           50%            06/30/10
 57      H&M Hennes & Mauritz LP                         13,668           59%            01/31/21
 58      Cingular Wireless                              126,088           100%           11/30/12
 59      Soft Shoe, Inc.                                 21,600           25%            02/28/08
---------------------------------------------------------------------------------------------------------
 60      NAP                                                NAP           NAP               NAP
 61      NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 62      NAP                                                NAP           NAP               NAP
 63      NAP                                                NAP           NAP               NAP
 64      NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 65
65.1     NAP                                                NAP           NAP               NAP
65.2     NAP                                                NAP           NAP               NAP
65.3     NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 66      Pacific Bell Directory                          80,998           100%           07/14/07
 67      Renal Care Group of Arizona                     10,530           14%            10/31/14
 68      Whole Foods Market Group, Inc.                  47,174           100%           01/31/26
 69      Gordman's                                       60,725           55%            10/31/14
---------------------------------------------------------------------------------------------------------
 70
70.1     NAP                                                NAP           NAP               NAP
70.2     NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 71      Design Continuum, Inc                           45,525           51%            02/28/14
 72      Chloe                                            3,000           20%            05/31/16
 73      Honeywell                                       54,500           51%            02/28/10
---------------------------------------------------------------------------------------------------------
 74
74.1     NAP                                                NAP           NAP               NAP
74.2     NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 75
75.1     NAP                                                NAP           NAP               NAP
75.2     NAP                                                NAP           NAP               NAP
---------------------------------------------------------------------------------------------------------
 76      Westchester Medical Group                       65,000           100%           07/27/26
 77      Canyon Grill (Ground Lease)                      7,000           24%            03/13/10
 78      Wal-Mart                                       144,298           100%           01/31/18
 79      Super K-Mart (Groundlease)                     157,140           66%            09/30/18
 80      Standard Register                              111,040           36%            09/30/10
 81      Super Fresh/Sav-A-Center                        60,056           100%           09/30/21
 82      McRae's Ext.                                    74,662           35%            12/31/14
 83      NAP                                                NAP           NAP               NAP
 84      Konica Minolta Business                        109,876           50%            12/31/12
 85      General Dynamics - Itronix                     121,000           100%           02/29/16
 86      Alfa Laval                                     180,252           100%           12/31/15
 87      The Crexent                                     34,317           68%            03/31/21
 88      Food Lion                                       33,000           34%            12/14/17
 89      ABT Executive Suite-KingsPark                   10,876           21%            09/30/10
 90      NAP                                                NAP           NAP               NAP
 91      Embryon, Inc.                                   37,779           52%            06/30/15
 92      Concentra Health Services                        8,792           12%            09/30/13
 93      Praxair Surface Technologies                    24,164           19%            10/31/08
 94      Master Data                                     17,104           17%            10/31/11
 95      Aurora Medical Group, Inc.                      40,000           100%           12/31/20
 96      GE Transportation Systems Global Signaling      60,000           55%            10/31/10
 97      Walgreen Co.                                    14,490           100%           04/30/79
 98      NAP                                                NAP           NAP               NAP
 99      NAP                                                NAP           NAP               NAP
 100     Publix                                          37,888           65%            04/01/22
 101     NAP                                                NAP           NAP               NAP
 102     Hichborn Consultants                             8,195           14%            01/31/08
 103     Orion Fitness                                   11,200           19%            09/30/09
 104     Niagara County Dept of Social Services          41,032           47%            04/30/18
 105     State of Maryland                               61,310           100%           10/31/11
 106     NAP                                                NAP           NAP               NAP
 107     Aurora Medical Group, Inc.                      37,500           100%           12/31/20
 108     Ernest Communications                           40,767           49%            04/30/11
 109     NAP                                                NAP           NAP               NAP
 110     Executive Suites of South                       14,111           25%            10/31/09
 111     NAP                                                NAP           NAP               NAP
 112     NAP                                                NAP           NAP               NAP
 113     Grand Cherry Concerto Capital, Inc.              3,800           11%            07/31/07
 114     NAP                                                NAP           NAP               NAP
 115     NAP                                                NAP           NAP               NAP
 116     Dollar Plus Villa                                6,560           22%            01/31/09
 117     NAP                                                NAP           NAP               NAP
 118     Ole Ole                                          5,354           24%            11/30/10
 119     NAP                                                NAP           NAP               NAP
 120     PMI Eisenhart                                   10,750           18%            03/31/11
 121     NAP                                                NAP           NAP               NAP
 122     Aurora Medical Group, Inc.                      39,772           100%           12/31/20
 123     Office Depot                                    31,568           58%            09/30/08
---------------------------------------------------------------------------------------------------------
 124     United Supermarkets, Inc.                       52,907           100%           10/31/15
 125     Advance Stores Incorporated                      6,783           100%           08/31/20
 126     Advance Stores Incorporated                      6,770           100%           07/31/20
---------------------------------------------------------------------------------------------------------
 127     One Stop Decorating                              4,788           12%            01/31/09
 128     A.J. Wright                                     25,033           23%            08/31/13
 129     NAP                                                NAP           NAP               NAP
 130     Entenmann's                                     13,461           32%            04/14/08
 131     MS Entertainment, Inc.                           8,550           17%            03/15/10
 132     Gold's Gym                                      43,750           52%            10/31/10
 133     NAP                                                NAP           NAP               NAP
 134     NAP                                                NAP           NAP               NAP
 135     Aurora Medical Group, Inc.                      34,263           100%           12/31/20
 136     Save-A-Lot                                      13,886           30%            06/30/13
 137     NAP                                                NAP           NAP               NAP
 138     NAP                                                NAP           NAP               NAP
 139     Vitamin Shoppe Industries Inc                    4,056           22%            04/30/16
 140     Vacumet Corporation                             30,788           25%            08/31/09
 141     Circuit City                                    28,526           100%           04/30/18
 142     United Supermarkets, Inc.                       43,100           100%           07/01/20
 143     NAP                                                NAP           NAP               NAP
 144     NAP                                                NAP           NAP               NAP
 145     NAP                                                NAP           NAP               NAP
 146     Rancher Bar & Grill                              3,954           25%            10/31/07
 147     Walgreen Co.                                    14,820           100%           10/31/80
 148     La-Z-Boy                                        26,400           95%            12/31/25
 149     GSA-Social Security                             11,590           100%           12/31/20
 150     Barnes & Noble Superstores, Inc.                25,048           100%           01/31/12
 151     Best Buy                                        45,056           100%           12/22/17
 152     Bassett Creek Dental, P.A.                       5,730           16%            07/31/10
 153     Rite Aid                                        17,272           100%           01/31/26
 154     Reese Henry Accounting Firm                      6,200           70%            10/31/15
 155     CVS Pharmacy, Inc.                              11,200           100%           03/23/19
 156     DiBella's Old Fashioned Submarines               3,200           21%            01/17/16
 157     Tartus Development                               4,163           14%            12/31/06
 158     Dr. Ingrid Haas                                  4,285           20%            03/31/11
 159     NAP                                                NAP           NAP               NAP
 160     DMR                                             36,579           68%            11/30/09
 161     Best Buy                                        20,000           100%           01/31/16
 162     NAP                                                NAP           NAP               NAP
 163     Rite Aid                                        11,180           100%           05/10/25
 164     Rite Aid                                        11,180           100%           08/31/18
 165     Rite Aid                                        11,180           100%           09/30/17
 166     NAP                                                NAP           NAP               NAP

                                                                                           SECOND LARGEST
 LOAN                                               SECOND LARGEST     SECOND LARGEST    MAJOR TENANT LEASE
 NUMBER         SECOND LARGEST MAJOR TENANT       MAJOR TENANT NRSF  MAJOR TENANT NRSF%     MATURITY DATE
-----------------------------------------------------------------------------------------------------------

  1
 1.1     NAP                                               NAP                     NAP           NAP
 1.2     NAP                                               NAP                     NAP           NAP
 1.3     NAP                                               NAP                     NAP           NAP
 1.4     NAP                                               NAP                     NAP           NAP
 1.5     NAP                                               NAP                     NAP           NAP
 1.6     NAP                                               NAP                     NAP           NAP
 1.7     NAP                                               NAP                     NAP           NAP
 1.8     NAP                                               NAP                     NAP           NAP
 1.9     NAP                                               NAP                     NAP           NAP
1.10     NAP                                               NAP                     NAP           NAP
1.11     NAP                                               NAP                     NAP           NAP
1.12     NAP                                               NAP                     NAP           NAP
1.13     NAP                                               NAP                     NAP           NAP
1.14     NAP                                               NAP                     NAP           NAP
1.15     NAP                                               NAP                     NAP           NAP
1.16     NAP                                               NAP                     NAP           NAP
1.17     NAP                                               NAP                     NAP           NAP
1.18     NAP                                               NAP                     NAP           NAP
1.19     NAP                                               NAP                     NAP           NAP
1.20     NAP                                               NAP                     NAP           NAP
1.21     NAP                                               NAP                     NAP           NAP
1.22     NAP                                               NAP                     NAP           NAP
1.23     NAP                                               NAP                     NAP           NAP
1.24     NAP                                               NAP                     NAP           NAP
1.25     NAP                                               NAP                     NAP           NAP
1.26     NAP                                               NAP                     NAP           NAP
1.27     NAP                                               NAP                     NAP           NAP
1.28     NAP                                               NAP                     NAP           NAP
1.29     NAP                                               NAP                     NAP           NAP
1.30     NAP                                               NAP                     NAP           NAP
1.31     NAP                                               NAP                     NAP           NAP
1.32     NAP                                               NAP                     NAP           NAP
1.33     NAP                                               NAP                     NAP           NAP
1.34     NAP                                               NAP                     NAP           NAP
1.35     NAP                                               NAP                     NAP           NAP
1.36     NAP                                               NAP                     NAP           NAP
1.37     NAP                                               NAP                     NAP           NAP
1.38     NAP                                               NAP                     NAP           NAP
1.39     NAP                                               NAP                     NAP           NAP
1.40     NAP                                               NAP                     NAP           NAP
1.41     NAP                                               NAP                     NAP           NAP
1.42     NAP                                               NAP                     NAP           NAP
1.43     NAP                                               NAP                     NAP           NAP
1.44     NAP                                               NAP                     NAP           NAP
1.45     NAP                                               NAP                     NAP           NAP
1.46     NAP                                               NAP                     NAP           NAP
1.47     NAP                                               NAP                     NAP           NAP
1.48     NAP                                               NAP                     NAP           NAP
1.49     NAP                                               NAP                     NAP           NAP
1.50     NAP                                               NAP                     NAP           NAP
1.51     NAP                                               NAP                     NAP           NAP
1.52     NAP                                               NAP                     NAP           NAP
1.53     NAP                                               NAP                     NAP           NAP
1.54     NAP                                               NAP                     NAP           NAP
1.55     NAP                                               NAP                     NAP           NAP
1.56     NAP                                               NAP                     NAP           NAP
1.57     NAP                                               NAP                     NAP           NAP
1.58     NAP                                               NAP                     NAP           NAP
1.59     NAP                                               NAP                     NAP           NAP
1.60     NAP                                               NAP                     NAP           NAP
1.61     NAP                                               NAP                     NAP           NAP
1.62     NAP                                               NAP                     NAP           NAP
1.63     NAP                                               NAP                     NAP           NAP
1.64     NAP                                               NAP                     NAP           NAP
1.65     NAP                                               NAP                     NAP           NAP
1.66     NAP                                               NAP                     NAP           NAP
1.67     NAP                                               NAP                     NAP           NAP
1.68     NAP                                               NAP                     NAP           NAP
1.69     NAP                                               NAP                     NAP           NAP
1.70     NAP                                               NAP                     NAP           NAP
1.71     NAP                                               NAP                     NAP           NAP
1.72     NAP                                               NAP                     NAP           NAP
1.73     NAP                                               NAP                     NAP           NAP
1.74     NAP                                               NAP                     NAP           NAP
1.75     NAP                                               NAP                     NAP           NAP
1.76     NAP                                               NAP                     NAP           NAP
1.77     NAP                                               NAP                     NAP           NAP
1.78     NAP                                               NAP                     NAP           NAP
1.79     NAP                                               NAP                     NAP           NAP
1.80     NAP                                               NAP                     NAP           NAP
1.81     NAP                                               NAP                     NAP           NAP
1.82     NAP                                               NAP                     NAP           NAP
1.83     NAP                                               NAP                     NAP           NAP
1.84     NAP                                               NAP                     NAP           NAP
1.85     NAP                                               NAP                     NAP           NAP
1.86     NAP                                               NAP                     NAP           NAP
1.87     NAP                                               NAP                     NAP           NAP
1.88     NAP                                               NAP                     NAP           NAP
1.89     NAP                                               NAP                     NAP           NAP
1.90     NAP                                               NAP                     NAP           NAP
1.91     NAP                                               NAP                     NAP           NAP
1.92     NAP                                               NAP                     NAP           NAP
1.93     NAP                                               NAP                     NAP           NAP
1.94     NAP                                               NAP                     NAP           NAP
1.95     NAP                                               NAP                     NAP           NAP
1.96     NAP                                               NAP                     NAP           NAP
1.97     NAP                                               NAP                     NAP           NAP
1.98     NAP                                               NAP                     NAP           NAP
1.99     NAP                                               NAP                     NAP           NAP
1.100    NAP                                               NAP                     NAP           NAP
1.101    NAP                                               NAP                     NAP           NAP
1.102    NAP                                               NAP                     NAP           NAP
1.103    NAP                                               NAP                     NAP           NAP
1.104    NAP                                               NAP                     NAP           NAP
1.105    NAP                                               NAP                     NAP           NAP
1.106    NAP                                               NAP                     NAP           NAP
1.107    NAP                                               NAP                     NAP           NAP
1.108    NAP                                               NAP                     NAP           NAP
1.109    NAP                                               NAP                     NAP           NAP
1.110    NAP                                               NAP                     NAP           NAP
1.111    NAP                                               NAP                     NAP           NAP
1.112    NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
  2      Avery Dennison Office Products                131,411                     21%        08/31/15
  3      QuadraMed Corporation                          70,758                     15%        07/31/11
-----------------------------------------------------------------------------------------------------------
  4
 4.1     Stewart-Greenblatt-Manning                     15,411                     7%         11/30/07
 4.2     Frequency Electronics                          91,027                     42%        12/31/09
 4.3     Lincoln Life & Annuity                          8,783                     7%         09/30/06
 4.4     ENT and Allergy Association                    13,785                     11%        04/30/10
 4.5     Onieda Ltd.                                    15,700                     22%        01/31/10
 4.6     Patient Care Medical SE                        15,225                     22%        06/30/07
 4.7     United Jewish Appeal                           11,103                     11%        07/31/14
-----------------------------------------------------------------------------------------------------------
  5
 5.1     NAP                                               NAP                     NAP           NAP
 5.2     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
  6      NAP                                               NAP                     NAP           NAP
  7      Wachovia Bank NA                               26,066                     10%        04/17/10
-----------------------------------------------------------------------------------------------------------
  8      NAP                                               NAP                     NAP           NAP
  9      NAP                                               NAP                     NAP           NAP
 10      NAP                                               NAP                     NAP           NAP
 11      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 12      NAP                                               NAP                     NAP           NAP
 13      Batesville Casket Co.                          15,000                     10%        02/28/11
 14      Leader Communications, Inc                     11,095                     12%        08/31/09
 15      Union Corrugating Company                      38,000                     31%        06/07/08
 16      General Hardwood, Inc.                         25,000                     18%        03/31/08
 17      Multitab Systems                                7,500                     23%        10/31/06
 18      NAP                                               NAP                     NAP           NAP
 19      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 20      Chevy's Mexican Restaurant                      9,046                     9%         09/30/12
 21      Edens & Avant Investments                      41,620                     14%        12/31/08
 22      NAP                                               NAP                     NAP           NAP
 23      JC Penney                                      50,060                     11%        08/31/10
 24      Branch Banking & Trust Company                 47,562                     14%        12/31/13
 25      Puerto Vallarta Mexican Rest.                   5,777                     5%         07/31/14
 26      Delhaize America, LLC                         244,330                     31%        12/31/18
 27      NAP                                               NAP                     NAP           NAP
 28      Hennelly Tire                                   6,758                     6%         12/31/25
 29      Old Navy                                       21,377                     14%        04/30/11
 30      NAP                                               NAP                     NAP           NAP
 31      Barnes & Noble                                 22,000                     15%        05/31/12
 32      NAP                                               NAP                     NAP           NAP
 33      Motorola                                       59,555                     20%        01/31/09
 34      Staples                                        18,000                     19%        01/31/15
 35      Getronics Wang                                 39,610                     28%        11/30/12
 36      Blockbuster Video                               3,600                     3%         09/12/09
 37      NAP                                               NAP                     NAP           NAP
 38      IKON Office Systems                             8,650                     7%         10/31/07
 39      NAP                                               NAP                     NAP           NAP
 40      Lerner Enterprises, LLC                        15,038                     12%        05/31/15
 41      Naples Obstetrics & Gyneco                      7,248                     10%        11/15/15
 42      NAP                                               NAP                     NAP           NAP
 43      Marshalls of MA. Inc                           32,713                     22%        10/31/08
 44      NAP                                               NAP                     NAP           NAP
 45      NAP                                               NAP                     NAP           NAP
 46      NAP                                               NAP                     NAP           NAP
 47      NAP                                               NAP                     NAP           NAP
 48      TWI                                            12,774                     11%        03/31/08
 49      NAP                                               NAP                     NAP           NAP
 50      NAP                                               NAP                     NAP           NAP
 51      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 52      NAP                                               NAP                     NAP           NAP
 53      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 54      Redwood Credit Union                            2,971                     9%         04/01/14
 55      NAP                                               NAP                     NAP           NAP
 56      Baker/MO Services, Inc.                        51,307                     41%        06/30/16
 57      Ann Taylor                                      7,600                     33%        01/31/17
 58      NAP                                               NAP                     NAP           NAP
 59      First Citizens Bank & Trust                     6,000                     7%         06/30/08
-----------------------------------------------------------------------------------------------------------
 60      NAP                                               NAP                     NAP           NAP
 61      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 62      NAP                                               NAP                     NAP           NAP
 63      NAP                                               NAP                     NAP           NAP
 64      NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 65
65.1     NAP                                               NAP                     NAP           NAP
65.2     NAP                                               NAP                     NAP           NAP
65.3     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 66      NAP                                               NAP                     NAP           NAP
 67      Pinnacle Medicine, Inc.                         4,361                     6%         06/30/13
 68      NAP                                               NAP                     NAP           NAP
 69      Ashley Furniture                               50,000                     45%        07/31/16
-----------------------------------------------------------------------------------------------------------
 70
70.1     NAP                                               NAP                     NAP           NAP
70.2     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 71      Euro-Pro Operating LLC                         23,648                     26%        10/31/12
 72      The John Freida Salon                           3,000                     20%        05/31/08
 73      HCA                                            53,098                     49%        06/30/15
-----------------------------------------------------------------------------------------------------------
 74
74.1     NAP                                               NAP                     NAP           NAP
74.2     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 75
75.1     NAP                                               NAP                     NAP           NAP
75.2     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 76      NAP                                               NAP                     NAP           NAP
 77      California Pizza Kitchen (Ground Lease)         5,963                     20%        05/09/15
 78      NAP                                               NAP                     NAP           NAP
 79      Big Lots                                       26,993                     11%        01/31/10
 80      Qualex                                         76,525                     25%        02/28/07
 81      NAP                                               NAP                     NAP           NAP
 82      JC Penney                                      47,940                     22%        05/31/14
 83      NAP                                               NAP                     NAP           NAP
 84      Advanced Distribution Systems                 109,428                     50%        03/31/16
 85      NAP                                               NAP                     NAP           NAP
 86      NAP                                               NAP                     NAP           NAP
 87      Lady of America Fitness                         8,600                     17%        02/28/08
 88      Goodwill Industries                            12,000                     12%        09/15/08
 89      Espre Solutions, Inc                            7,778                     15%        02/28/10
 90      NAP                                               NAP                     NAP           NAP
 91      New England Life Insurance                     11,989                     17%        03/31/08
 92      Fuddruckers                                     7,674                     11%        01/31/10
 93      Washington Insulation, Inc                     23,200                     19%        08/31/06
 94      Etkin Equities, LLC                            10,949                     11%        07/31/11
 95      NAP                                               NAP                     NAP           NAP
 96      Del Monte Fresh Produce                        48,160                     45%        04/30/12
 97      NAP                                               NAP                     NAP           NAP
 98      NAP                                               NAP                     NAP           NAP
 99      NAP                                               NAP                     NAP           NAP
 100     CVS                                            10,125                     17%        01/31/12
 101     NAP                                               NAP                     NAP           NAP
 102     Turner's Sporting Goods                         4,420                     8%         08/31/06
 103     Box Seats                                       5,952                     10%        01/31/11
 104     Niagara County Department Offices              27,404                     32%        06/30/18
 105     NAP                                               NAP                     NAP           NAP
 106     NAP                                               NAP                     NAP           NAP
 107     NAP                                               NAP                     NAP           NAP
 108     Cornerstone Christian Academy                  14,513                     18%        08/31/10
 109     NAP                                               NAP                     NAP           NAP
 110     Hayes, Seay, Mattern & Ma                      12,361                     22%        12/31/09
 111     NAP                                               NAP                     NAP           NAP
 112     NAP                                               NAP                     NAP           NAP
 113     Bolsa Furniture (Luu Ich Hien)                  2,840                     8%         06/30/11
 114     NAP                                               NAP                     NAP           NAP
 115     NAP                                               NAP                     NAP           NAP
 116     Perfect Teeth                                   2,585                     9%         10/31/08
 117     NAP                                               NAP                     NAP           NAP
 118     Urban Flats                                     4,962                     23%        02/28/14
 119     NAP                                               NAP                     NAP           NAP
 120     Maximum Data                                    4,950                     8%         01/31/11
 121     NAP                                               NAP                     NAP           NAP
 122     NAP                                               NAP                     NAP           NAP
 123     Family Dollar                                   7,200                     13%        12/31/10
-----------------------------------------------------------------------------------------------------------
 124     NAP                                               NAP                     NAP           NAP
 125     NAP                                               NAP                     NAP           NAP
 126     NAP                                               NAP                     NAP           NAP
-----------------------------------------------------------------------------------------------------------
 127     Hobbytown USA                                   4,128                     10%        02/28/09
 128     Big Lots                                       25,000                     23%        01/31/11
 129     NAP                                               NAP                     NAP           NAP
 130     Tom's Sierra                                   11,094                     26%        12/31/13
 131     Kreiss Collection                               7,925                     16%        12/31/09
 132     Apple Crate                                    10,356                     12%        08/31/10
 133     NAP                                               NAP                     NAP           NAP
 134     NAP                                               NAP                     NAP           NAP
 135     NAP                                               NAP                     NAP           NAP
 136     Rainbow Apparel                                 7,126                     15%        07/31/08
 137     NAP                                               NAP                     NAP           NAP
 138     NAP                                               NAP                     NAP           NAP
 139     BeautyFirst, Inc.                               3,216                     17%        02/29/16
 140     Star Stainless Screw Co.                       18,601                     15%        01/31/10
 141     NAP                                               NAP                     NAP           NAP
 142     NAP                                               NAP                     NAP           NAP
 143     NAP                                               NAP                     NAP           NAP
 144     NAP                                               NAP                     NAP           NAP
 145     NAP                                               NAP                     NAP           NAP
 146     Optionz Haircutz                                1,800                     11%        12/31/06
 147     NAP                                               NAP                     NAP           NAP
 148     Anything 4 Wireless, Inc                        1,425                     5%         01/31/16
 149     NAP                                               NAP                     NAP           NAP
 150     NAP                                               NAP                     NAP           NAP
 151     NAP                                               NAP                     NAP           NAP
 152     West Metro Opthamalogy                          4,245                     12%        09/30/08
 153     NAP                                               NAP                     NAP           NAP
 154     WestStar Bank                                   2,615                     30%        04/30/10
 155     NAP                                               NAP                     NAP           NAP
 156     Hollywood Tanning Systems                       2,400                     16%        12/31/15
 157     GG Enterprises                                  2,308                     7%         03/31/09
 158     First American Title                            2,986                     14%        06/30/09
 159     NAP                                               NAP                     NAP           NAP
 160     Stryker Orthopaedics                            9,135                     17%        01/31/13
 161     NAP                                               NAP                     NAP           NAP
 162     NAP                                               NAP                     NAP           NAP
 163     NAP                                               NAP                     NAP           NAP
 164     NAP                                               NAP                     NAP           NAP
 165     NAP                                               NAP                     NAP           NAP
 166     NAP                                               NAP                     NAP           NAP

 LOAN
 NUMBER  THIRD LARGEST MAJOR TENANT                THIRD LARGEST MAJOR TENANT NRSF  THIRD LARGEST MAJOR TENANT NRSF%
--------------------------------------------------------------------------------------------------------------------

  1
 1.1     NAP                                                       NAP                             NAP
 1.2     NAP                                                       NAP                             NAP
 1.3     NAP                                                       NAP                             NAP
 1.4     NAP                                                       NAP                             NAP
 1.5     NAP                                                       NAP                             NAP
 1.6     NAP                                                       NAP                             NAP
 1.7     NAP                                                       NAP                             NAP
 1.8     NAP                                                       NAP                             NAP
 1.9     NAP                                                       NAP                             NAP
1.10     NAP                                                       NAP                             NAP
1.11     NAP                                                       NAP                             NAP
1.12     NAP                                                       NAP                             NAP
1.13     NAP                                                       NAP                             NAP
1.14     NAP                                                       NAP                             NAP
1.15     NAP                                                       NAP                             NAP
1.16     NAP                                                       NAP                             NAP
1.17     NAP                                                       NAP                             NAP
1.18     NAP                                                       NAP                             NAP
1.19     NAP                                                       NAP                             NAP
1.20     NAP                                                       NAP                             NAP
1.21     NAP                                                       NAP                             NAP
1.22     NAP                                                       NAP                             NAP
1.23     NAP                                                       NAP                             NAP
1.24     NAP                                                       NAP                             NAP
1.25     NAP                                                       NAP                             NAP
1.26     NAP                                                       NAP                             NAP
1.27     NAP                                                       NAP                             NAP
1.28     NAP                                                       NAP                             NAP
1.29     NAP                                                       NAP                             NAP
1.30     NAP                                                       NAP                             NAP
1.31     NAP                                                       NAP                             NAP
1.32     NAP                                                       NAP                             NAP
1.33     NAP                                                       NAP                             NAP
1.34     NAP                                                       NAP                             NAP
1.35     NAP                                                       NAP                             NAP
1.36     NAP                                                       NAP                             NAP
1.37     NAP                                                       NAP                             NAP
1.38     NAP                                                       NAP                             NAP
1.39     NAP                                                       NAP                             NAP
1.40     NAP                                                       NAP                             NAP
1.41     NAP                                                       NAP                             NAP
1.42     NAP                                                       NAP                             NAP
1.43     NAP                                                       NAP                             NAP
1.44     NAP                                                       NAP                             NAP
1.45     NAP                                                       NAP                             NAP
1.46     NAP                                                       NAP                             NAP
1.47     NAP                                                       NAP                             NAP
1.48     NAP                                                       NAP                             NAP
1.49     NAP                                                       NAP                             NAP
1.50     NAP                                                       NAP                             NAP
1.51     NAP                                                       NAP                             NAP
1.52     NAP                                                       NAP                             NAP
1.53     NAP                                                       NAP                             NAP
1.54     NAP                                                       NAP                             NAP
1.55     NAP                                                       NAP                             NAP
1.56     NAP                                                       NAP                             NAP
1.57     NAP                                                       NAP                             NAP
1.58     NAP                                                       NAP                             NAP
1.59     NAP                                                       NAP                             NAP
1.60     NAP                                                       NAP                             NAP
1.61     NAP                                                       NAP                             NAP
1.62     NAP                                                       NAP                             NAP
1.63     NAP                                                       NAP                             NAP
1.64     NAP                                                       NAP                             NAP
1.65     NAP                                                       NAP                             NAP
1.66     NAP                                                       NAP                             NAP
1.67     NAP                                                       NAP                             NAP
1.68     NAP                                                       NAP                             NAP
1.69     NAP                                                       NAP                             NAP
1.70     NAP                                                       NAP                             NAP
1.71     NAP                                                       NAP                             NAP
1.72     NAP                                                       NAP                             NAP
1.73     NAP                                                       NAP                             NAP
1.74     NAP                                                       NAP                             NAP
1.75     NAP                                                       NAP                             NAP
1.76     NAP                                                       NAP                             NAP
1.77     NAP                                                       NAP                             NAP
1.78     NAP                                                       NAP                             NAP
1.79     NAP                                                       NAP                             NAP
1.80     NAP                                                       NAP                             NAP
1.81     NAP                                                       NAP                             NAP
1.82     NAP                                                       NAP                             NAP
1.83     NAP                                                       NAP                             NAP
1.84     NAP                                                       NAP                             NAP
1.85     NAP                                                       NAP                             NAP
1.86     NAP                                                       NAP                             NAP
1.87     NAP                                                       NAP                             NAP
1.88     NAP                                                       NAP                             NAP
1.89     NAP                                                       NAP                             NAP
1.90     NAP                                                       NAP                             NAP
1.91     NAP                                                       NAP                             NAP
1.92     NAP                                                       NAP                             NAP
1.93     NAP                                                       NAP                             NAP
1.94     NAP                                                       NAP                             NAP
1.95     NAP                                                       NAP                             NAP
1.96     NAP                                                       NAP                             NAP
1.97     NAP                                                       NAP                             NAP
1.98     NAP                                                       NAP                             NAP
1.99     NAP                                                       NAP                             NAP
1.100    NAP                                                       NAP                             NAP
1.101    NAP                                                       NAP                             NAP
1.102    NAP                                                       NAP                             NAP
1.103    NAP                                                       NAP                             NAP
1.104    NAP                                                       NAP                             NAP
1.105    NAP                                                       NAP                             NAP
1.106    NAP                                                       NAP                             NAP
1.107    NAP                                                       NAP                             NAP
1.108    NAP                                                       NAP                             NAP
1.109    NAP                                                       NAP                             NAP
1.110    NAP                                                       NAP                             NAP
1.111    NAP                                                       NAP                             NAP
1.112    NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
  2      Ventura Foods, LLC                                    129,924                             20%
  3      PRA International                                      20,772                              4%
--------------------------------------------------------------------------------------------------------------------
  4
 4.1     CBIZ Acctg. Tax and Advisor                            14,228                              7%
 4.2     NAP                                                       NAP                             NAP
 4.3     Interdynamics Inc.                                      7,454                              6%
 4.4     Clarfeld & Company PC                                  11,691                              9%
 4.5     Burr Enterprises LTD.                                   9,372                             13%
 4.6     Premier Home Healthcare SV                             11,223                             16%
 4.7     Lincoln Financial Group                                10,379                             10%
--------------------------------------------------------------------------------------------------------------------
  5
 5.1     NAP                                                       NAP                             NAP
 5.2     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
  6      NAP                                                       NAP                             NAP
  7      Fisher, Rushmer ET AL                                  25,731                             10%
--------------------------------------------------------------------------------------------------------------------
  8      NAP                                                       NAP                             NAP
  9      NAP                                                       NAP                             NAP
 10      NAP                                                       NAP                             NAP
 11      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 12      NAP                                                       NAP                             NAP
 13      L&M Furniture                                          13,000                              9%
 14      Sciperio                                                9,335                             10%
 15      NAP                                                       NAP                             NAP
 16      Omni Packaging Group                                   20,000                             14%
 17      Terminix International Co., LP                          7,500                             23%
 18      NAP                                                       NAP                             NAP
 19      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 20      Milton's Delicatessen                                   6,906                              7%
 21      Turner Paget et al Law Firm                            36,914                             12%
 22      NAP                                                       NAP                             NAP
 23      Big Lots                                               41,000                              9%
 24      Woofe, McClane, Bright, Allen                          25,775                              8%
 25      The Rock Wood Fired Pizza                               4,509                              4%
 26      US Lumber Group, LLC                                  156,890                             20%
 27      NAP                                                       NAP                             NAP
 28      Hollywood Video                                         6,175                              5%
 29      Books-A-Million                                        21,166                             14%
 30      NAP                                                       NAP                             NAP
 31      Michael's                                              18,000                             12%
 32      NAP                                                       NAP                             NAP
 33      Xcellerex                                              40,000                             14%
 34      Modell's Maryland II                                   15,000                             16%
 35      NAP                                                       NAP                             NAP
 36      Osaka Japanese Steak & Seafood                          2,400                              2%
 37      NAP                                                       NAP                             NAP
 38      Imperium Renewables                                     5,901                              5%
 39      NAP                                                       NAP                             NAP
 40      NAP                                                       NAP                             NAP
 41      Naples Medical Center                                   6,001                              8%
 42      NAP                                                       NAP                             NAP
 43      Staples The Office Superstore East, Inc.               23,525                             16%
 44      NAP                                                       NAP                             NAP
 45      NAP                                                       NAP                             NAP
 46      NAP                                                       NAP                             NAP
 47      NAP                                                       NAP                             NAP
 48      Ryder & Caspino                                        10,175                              9%
 49      NAP                                                       NAP                             NAP
 50      NAP                                                       NAP                             NAP
 51      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 52      NAP                                                       NAP                             NAP
 53      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 54      Baja Fresh                                              2,450                              8%
 55      NAP                                                       NAP                             NAP
 56      TNT USA                                                10,870                              9%
 57      Steve Madden Retail Inc.                                1,950                              8%
 58      NAP                                                       NAP                             NAP
 59      Cage                                                    6,000                              7%
--------------------------------------------------------------------------------------------------------------------
 60      NAP                                                       NAP                             NAP
 61      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 62      NAP                                                       NAP                             NAP
 63      NAP                                                       NAP                             NAP
 64      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 65
65.1     NAP                                                       NAP                             NAP
65.2     NAP                                                       NAP                             NAP
65.3     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 66      NAP                                                       NAP                             NAP
 67      Hospice of Arizona, LC                                  4,206                              6%
 68      NAP                                                       NAP                             NAP
 69      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 70
70.1     NAP                                                       NAP                             NAP
70.2     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 71      Corporate Interiors, Inc                               17,000                             19%
 72      Leggiadro                                               1,650                             11%
 73      NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 74
74.1     NAP                                                       NAP                             NAP
74.2     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 75
75.1     NAP                                                       NAP                             NAP
75.2     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 76      NAP                                                       NAP                             NAP
 77      Jos. A Bank                                             3,772                             13%
 78      NAP                                                       NAP                             NAP
 79      Steppin Out (Groundlease)                              10,000                              4%
 80      Better Bedding                                         37,044                             12%
 81      NAP                                                       NAP                             NAP
 82      Stage                                                  15,300                              7%
 83      NAP                                                       NAP                             NAP
 84      NAP                                                       NAP                             NAP
 85      NAP                                                       NAP                             NAP
 86      NAP                                                       NAP                             NAP
 87      Bank of America                                         7,275                             14%
 88      Dollar Tree Store                                      11,070                             11%
 89      Koons Fuller Vanden Eykel                               6,405                             13%
 90      NAP                                                       NAP                             NAP
 91      Harding Loevner                                         9,056                             13%
 92      Cajun Town Cafe                                         6,278                              9%
 93      HiTex Corporation                                      12,801                             10%
 94      Area Agency on Aging                                    7,535                              8%
 95      NAP                                                       NAP                             NAP
 96      NAP                                                       NAP                             NAP
 97      NAP                                                       NAP                             NAP
 98      NAP                                                       NAP                             NAP
 99      NAP                                                       NAP                             NAP
 100     Hollywood Video                                         6,900                             12%
 101     NAP                                                       NAP                             NAP
 102     Legacy Real Estate                                      4,380                              8%
 103     Ivy League Academy                                      3,800                              6%
 104     Niagara County Community College                       18,000                             21%
 105     NAP                                                       NAP                             NAP
 106     NAP                                                       NAP                             NAP
 107     NAP                                                       NAP                             NAP
 108     Genex Services, Inc.                                    7,864                              9%
 109     NAP                                                       NAP                             NAP
 110     Willse & Associates, Inc.                              10,492                             18%
 111     NAP                                                       NAP                             NAP
 112     NAP                                                       NAP                             NAP
 113     Long Andrew Lam                                         2,459                              7%
 114     NAP                                                       NAP                             NAP
 115     NAP                                                       NAP                             NAP
 116     Parker Gallery                                          2,336                              8%
 117     NAP                                                       NAP                             NAP
 118     Solutions Bridal                                        3,366                             15%
 119     NAP                                                       NAP                             NAP
 120     PI Research (Ford)                                      4,800                              8%
 121     NAP                                                       NAP                             NAP
 122     NAP                                                       NAP                             NAP
 123     Mark's Ark Pet Store                                    3,600                              7%
--------------------------------------------------------------------------------------------------------------------
 124     NAP                                                       NAP                             NAP
 125     NAP                                                       NAP                             NAP
 126     NAP                                                       NAP                             NAP
--------------------------------------------------------------------------------------------------------------------
 127     LaFuente Mexican Restaurant                             3,620                              9%
 128     World Gym                                              18,847                             18%
 129     NAP                                                       NAP                             NAP
 130     Metro Car Wash                                          5,621                             13%
 131     Furniture Direct                                        7,787                             15%
 132     Dollar General                                          7,200                              9%
 133     NAP                                                       NAP                             NAP
 134     NAP                                                       NAP                             NAP
 135     NAP                                                       NAP                             NAP
 136     Grand Dollar                                            4,000                              9%
 137     NAP                                                       NAP                             NAP
 138     NAP                                                       NAP                             NAP
 139     Chipotle Mexican Grill of CO                            2,421                             13%
 140     Mac-Gray Company, Inc                                  14,887                             12%
 141     NAP                                                       NAP                             NAP
 142     NAP                                                       NAP                             NAP
 143     NAP                                                       NAP                             NAP
 144     NAP                                                       NAP                             NAP
 145     NAP                                                       NAP                             NAP
 146     Doolbie                                                 1,500                              9%
 147     NAP                                                       NAP                             NAP
 148     NAP                                                       NAP                             NAP
 149     NAP                                                       NAP                             NAP
 150     NAP                                                       NAP                             NAP
 151     NAP                                                       NAP                             NAP
 152     Medcentra, LLC                                          3,999                             11%
 153     NAP                                                       NAP                             NAP
 154     NAP                                                       NAP                             NAP
 155     NAP                                                       NAP                             NAP
 156     Sprint Spectrum L.P.                                    2,000                             13%
 157     Brush Dance                                             1,943                              6%
 158     Medegen, LLC                                            2,224                             11%
 159     NAP                                                       NAP                             NAP
 160     Vitas Innovative Hospice Care                           5,350                             10%
 161     NAP                                                       NAP                             NAP
 162     NAP                                                       NAP                             NAP
 163     NAP                                                       NAP                             NAP
 164     NAP                                                       NAP                             NAP
 165     NAP                                                       NAP                             NAP
 166     NAP                                                       NAP                             NAP

               THIRD                  SECOND     SECOND
              LARGEST     SECOND       MOST       MOST                                             SECOND
               MAJOR      MOST        RECENT     RECENT       SECOND      SECOND      SECOND        MOST           MOST
               TENANT    RECENT        YEAR       YEAR         MOST        MOST        MOST        RECENT         CURRENT
               LEASE      YEAR       STATEMENT  STATEMENT     RECENT      RECENT      RECENT        YEAR           YEAR
             MATURITY    STATEMENT    NUMBER     ENDING        YEAR        YEAR        YEAR          NOI         STATEMENT
LOAN NUMBER     DATE      TYPE       OF MONTHS    DATE       REVENUES    EXPENSES       NOI         DSCR           TYPE
------------------------------------------------------------------------------------------------------------------------------

     1                                                                                     UAV       UAV
    1.1        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.2        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.3        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.4        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.5        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.6        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.7        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.8        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    1.9        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.10        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.11        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.12        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.13        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.14        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.15        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.16        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.17        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.18        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.19        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.20        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.21        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.22        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.23        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.24        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.25        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.26        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.27        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.28        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.29        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.30        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.31        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.32        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.33        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.34        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.35        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.36        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.37        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.38        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.39        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.40        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.41        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.42        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.43        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.44        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.45        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.46        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.47        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.48        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.49        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.50        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.51        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.52        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.53        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.54        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.55        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.56        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.57        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.58        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.59        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.60        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.61        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.62        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.63        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.64        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.65        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.66        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.67        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.68        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.69        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.70        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.71        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.72        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.73        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.74        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.75        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.76        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.77        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.78        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.79        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.80        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.81        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.82        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.83        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.84        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.85        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.86        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.87        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.88        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.89        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.90        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.91        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.92        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.93        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.94        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.95        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.96        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.97        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.98        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.99        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.100       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.101       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.102       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.103       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.104       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.105       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.106       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.107       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.108       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.109       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.110       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.111       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
   1.112       NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
------------------------------------------------------------------------------------------------------------------------------
     2       01/11/13    Full Year         12    12/31/04   11,754,275   3,474,364   8,279,911      0.91          Full Year
     3       12/31/14    Full Year         12    12/31/04   12,278,544   3,965,018   8,313,526      1.58         Trailing-12
------------------------------------------------------------------------------------------------------------------------------
     4                                                                               8,976,281      2.31
    4.1      03/31/09    Full Year         12    12/31/04    4,879,964   2,909,282   1,970,682                   Trailing-12
    4.2        NAP       Full Year         12    12/31/04    3,310,863   1,343,224   1,967,639                   Trailing-12
    4.3      02/29/08    Full Year         12    12/31/04    2,530,637   1,475,624   1,055,013                   Trailing-12
    4.4      08/31/09    Full Year         12    12/31/04    3,004,644   1,649,443   1,355,201                   Trailing-12
    4.5      03/31/10    Full Year         12    12/31/04    1,847,520     858,080     989,440                   Trailing-12
    4.6      06/30/07    Full Year         12    12/31/04    1,590,180     769,062     821,118                   Trailing-12
    4.7      04/30/09    Full Year         12    12/31/04    2,485,747   1,668,559     817,188                   Trailing-12
------------------------------------------------------------------------------------------------------------------------------
     5                                                                              13,582,262      2.97
    5.1        NAP       Full Year         12    12/31/04   21,987,086  13,888,368   8,098,718                    Full Year
    5.2        NAP       Full Year         12    12/31/04   18,806,062  13,322,518   5,483,544                    Full Year
------------------------------------------------------------------------------------------------------------------------------
     6         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
     7       12/31/11    Full Year         12    12/31/04    5,907,114   2,448,797   3,458,317      1.21          Full Year
------------------------------------------------------------------------------------------------------------------------------
     8         NAP     Partial Year        9     12/31/05    3,981,353   2,251,260   1,730,093      1.20         Annualized
     9         NAP       Full Year         12    12/31/05    3,515,565   2,431,643   1,083,922      1.20         Trailing-12
    10         NAP       Full Year         12    12/31/05    1,286,699   1,112,181     174,518      1.20         Trailing-12
    11         NAP       Full Year         12    12/31/05    1,287,140     774,464     512,676      1.20         Trailing-12
------------------------------------------------------------------------------------------------------------------------------
    12         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    13       04/30/12    Full Year         12    12/31/04      659,124     169,039     490,085       UAV         Annualized
    14       10/31/10    Full Year         12    12/31/04      801,634     278,017     523,617       UAV         Annualized
    15         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    16       01/31/11    Full Year         12    12/31/04      577,610     111,959     465,651       UAV         Annualized
    17       06/30/10    Full Year         12    12/31/04      118,801      43,481      75,320       UAV         Annualized
    18         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    19         NAP       Full Year         12    12/31/04       86,160      13,321      72,839       UAV         Annualized
------------------------------------------------------------------------------------------------------------------------------
    20       05/31/07    Full Year         12    12/31/04    3,941,374   1,101,048   2,840,327      1.10          Full Year
    21       12/31/14       UAV           UAV       UAV            UAV         UAV         UAV       UAV          Full Year
    22         NAP       Full Year         12    12/31/04    4,195,404   1,460,858   2,734,546      1.16          Full Year
    23       01/31/09    Full Year         12    12/31/04    3,526,644   1,154,374   2,372,269      0.96          Full Year
    24       09/30/07    Full Year         12    12/31/04    5,334,337   2,199,067   3,135,270      1.52         Annualized
    25       12/29/08    Full Year         12    12/31/04    2,069,586     369,883   1,699,702      0.94          Full Year
    26       07/31/09       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    27         NAP       Full Year         12    12/31/04    3,837,800   1,634,662   2,203,138      1.26          Full Year
    28       11/30/21       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    29       04/30/14    Full Year         12    12/31/04    2,182,028     328,419   1,853,609      1.22         Annualized
    30         NAP       Full Year         12    12/31/04    3,113,351   1,215,397   1,897,954  1.23 (Note 7)     Full Year
    31       02/28/11    Full Year         12    12/31/04    2,361,976     498,596   1,863,380      1.21          Full Year
    32         NAP       Full Year         12    12/31/04    2,744,788   1,229,992   1,514,796      1.11          Full Year
    33       09/30/10    Full Year         12    12/31/03    3,159,662     955,514   2,204,148      1.60          Full Year
    34       03/15/15    Full Year         12    12/31/04    1,868,657     366,245   1,502,412      1.16         Trailing-12
    35         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    36       02/13/10    Full Year         12    12/31/04    1,921,948     469,508   1,452,440      1.13         Trailing-12
    37         NAP       Full Year         12    12/31/05    1,604,516      99,472   1,505,044      1.00         Annualized
    38       03/31/08    Full Year         12    12/31/04    2,275,479     830,860   1,444,619      1.06          Full Year
    39         NAP       Full Year         12    12/31/04    3,421,949   2,019,045   1,402,904      1.17          Full Year
    40         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV          Full Year
    41       09/30/08    Full Year         12    12/31/04    1,797,646     529,185   1,268,461      1.07          Full Year
    42         NAP       Full Year         12    12/31/04    9,017,194   6,649,527   2,367,667      1.82          Full Year
    43       09/30/13    Full Year         12    12/31/04    2,059,493     678,914   1,380,579      1.21          Full Year
    44         NAP       Full Year         12    12/31/04    1,639,174      43,803   1,595,371      1.40          Full Year
    45         NAP       Full Year         12    12/31/04    2,550,799   1,234,663   1,316,136      1.48         Trailing-12
    46         NAP      Trailing-12        12    11/30/04    8,323,781   6,879,649   1,444,132      1.19         Trailing-12
    47         NAP       Full Year         12    12/31/04    4,902,832   3,240,808   1,662,024      1.36          Full Year
    48       07/31/09    Full Year         12    12/31/04    2,230,935     614,221   1,616,714      1.52         Trailing-12
    49         NAP       Full Year         12    12/31/04    2,693,189   1,411,874   1,281,315      1.20          Full Year
    50         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    51         NAP       Full Year         12    12/31/04    2,635,641   1,203,510   1,432,131  1.40 (Note 8)    Trailing-12
------------------------------------------------------------------------------------------------------------------------------
    52         NAP       Full Year         12    12/31/04    1,294,928     548,081     746,847      1.26          Full Year
    53         NAP       Full Year         12    12/31/04      915,034     373,607     541,427      1.26          Full Year
------------------------------------------------------------------------------------------------------------------------------
    54       12/31/14       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    55         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    56       11/30/10    Full Year         12    12/31/04    1,309,537     658,126     651,411      0.64          Full Year
    57       01/01/17       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    58         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    59       05/01/09    Full Year         12    12/31/04    1,269,245     375,277     893,968      1.06         Annualized
------------------------------------------------------------------------------------------------------------------------------
    60         NAP       Full Year         12    12/31/04      824,245     236,154     588,091      1.23         Trailing-12
    61         NAP       Full Year         12    12/31/04      875,715     253,780     621,935      1.23         Trailing-12
------------------------------------------------------------------------------------------------------------------------------
    62         NAP       Full Year         12    12/31/04    2,053,133   1,049,671   1,003,462      1.28         Trailing-12
    63         NAP       Full Year         12    12/31/05    2,263,379   1,244,608   1,018,771      1.07         Trailing-12
    64         NAP       Full Year         12    12/31/04    3,730,715   2,287,814   1,442,901      1.55          Full Year
------------------------------------------------------------------------------------------------------------------------------
    65                                                                               1,197,922      1.22
   65.1        NAP       Full Year         12    12/31/04    1,319,499     908,742     410,757                    Full Year
   65.2        NAP       Full Year         12    12/31/04    1,501,675   1,090,146     411,529                    Full Year
   65.3        NAP       Full Year         12    12/31/04    1,405,839   1,030,203     375,636                    Full Year
------------------------------------------------------------------------------------------------------------------------------
    66         NAP       Full Year         12    12/31/05    1,932,282     597,842   1,334,440      1.41         Annualized
    67       05/31/10    Full Year         12    12/31/04      777,152     362,320     414,832      0.45         Annualized
    68         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    69         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
------------------------------------------------------------------------------------------------------------------------------
    70                                                                                     UAV       UAV
   70.1        NAP          UAV           UAV       UAV            UAV         UAV         UAV                   Annualized
   70.2        NAP       Full Year         12    12/31/04      747,788     265,262     482,526                   Annualized
------------------------------------------------------------------------------------------------------------------------------
    71       07/31/15    Full Year         12    12/31/04    1,210,818     441,382     769,436      0.91         Annualized
    72       09/30/15       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    73         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV          Full Year
------------------------------------------------------------------------------------------------------------------------------
    74                                                                                 961,365      1.11
   74.1        NAP       Full Year         12    12/31/04    2,416,129   1,727,525     688,604                    Full Year
   74.2        NAP       Full Year         12    12/31/04    1,476,315   1,203,554     272,761                    Full Year
------------------------------------------------------------------------------------------------------------------------------
    75                                                                                 945,754      1.10
   75.1        NAP       Full Year         12    12/31/04    2,043,261   1,534,631     508,630                    Full Year
   75.2        NAP       Full Year         12    12/31/04    1,433,026     995,902     437,124                    Full Year
------------------------------------------------------------------------------------------------------------------------------
    76         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    77       12/31/14       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    78         NAP       Full Year         12    12/31/04      919,178           0     919,178      1.23          Full Year
    79       04/30/07    Full Year         12    12/31/04    1,415,778     352,888   1,062,890      1.39         Annualized
    80       08/31/12    Full Year         12    12/31/04    1,516,346     442,532   1,073,815      1.51          Full Year
    81         NAP       Full Year         12    12/31/04      969,296      19,800     949,496      1.32          Full Year
    82       03/31/11    Full Year         12    12/31/04    1,794,532     864,649     929,883      1.29         Annualized
    83         NAP       Full Year         12    12/31/04    2,204,616   1,308,311     896,305      1.25          Full Year
    84         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    85         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    86         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    87       12/31/11    Full Year         12    12/31/05    1,564,410     771,266     793,144      1.15         Annualized
    88       07/31/10    Full Year         12    12/31/04    1,118,258     178,527     939,731      1.45          Full Year
    89       04/30/09    Full Year         12    12/31/04    1,384,167     561,619     822,548      1.36         Annualized
    90         NAP       Full Year         12    12/31/04    1,131,418     669,204     462,214      0.74         Trailing-12
    91       03/01/09    Full Year         12    12/31/04    1,607,275     847,680     759,595      1.24          Full Year
    92       12/31/12    Full Year         12    12/31/04    1,114,114     416,250     697,864      1.20         Annualized
    93       03/31/08    Full Year         12    12/31/04    1,083,642     286,160     797,482      1.39         Trailing-12
    94       09/30/08    Full Year         12    12/31/04    2,411,805   1,145,619   1,266,186      2.24          Full Year
    95         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    96         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    97         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    98         NAP       Full Year         12    12/31/05    1,439,024     722,182     716,842      1.25         Trailing-12
    99         NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Trailing-9
    100      09/29/06    Full Year         12    12/31/04      913,355     223,720     689,635      1.59         Annualized
    101        NAP       Full Year         12    12/31/04    1,428,971     701,171     727,800      1.41          Full Year
    102      07/31/09    Full Year         12    12/31/04    1,297,247     260,916   1,036,331      2.48          Full Year
    103      07/30/07       UAV           UAV       UAV            UAV         UAV         UAV       UAV         Trailing-12
    104      12/31/12    Full Year         12    12/31/04      864,436     133,225     731,211      1.42          Full Year
    105        NAP       Full Year         12    12/31/04    1,036,090     366,728     669,362      1.31          Full Year
    106        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    107        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    108      03/31/09    Full Year         12    12/31/04      710,374     194,200     516,174      1.07         Annualized
    109        NAP       Full Year         12    12/31/05    7,204,567   5,949,219   1,255,348      2.28         Trailing-12
    110      08/31/09    Full Year         12    12/31/04    1,013,893     392,669     621,224      1.61         Annualized
    111        NAP       Full Year         12    12/31/05    1,165,251     586,800     578,451      0.99         Annualized
    112        NAP       Full Year         12    12/31/04    2,325,801   1,332,406     993,395      1.76          Full Year
    113      07/31/07    Full Year         12    12/31/04      799,248     182,417     616,831      1.22          Full Year
    114        NAP       Full Year         12    12/31/04    1,260,749     661,059     599,691      1.34          Full Year
    115        NAP       Full Year         12    12/31/04      870,428     345,958     524,470      1.23          Full Year
    116      07/31/07    Full Year         12    12/31/04      749,346     257,119     492,228      1.15         Annualized
    117        NAP       Full Year         12    12/31/04    1,328,940     518,986     809,954      1.86          Full Year
    118      08/31/08       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    119        NAP       Full Year         12    12/31/04    2,213,119   1,359,554     853,565      1.94          Full Year
    120      05/31/06    Full Year         12    12/31/04      582,824     164,963     417,861      1.03         Annualized
    121        NAP       Full Year         12    12/31/04    1,107,660     511,655     596,006      1.53          Full Year
    122        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    123      09/30/10    Full Year         12    12/31/04      699,572     199,355     500,217      1.25         Annualized
------------------------------------------------------------------------------------------------------------------------------
    124        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    125        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    126        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
------------------------------------------------------------------------------------------------------------------------------
    127      05/31/10    Full Year         12    12/31/05      506,389     160,236     346,153      0.83         Annualized
    128      10/31/08    Full Year         12    12/31/04      784,013     182,225     601,788      1.60         Trailing-12
    129        NAP       Full Year         12    12/31/04      822,189     346,821     475,368      1.26          Full Year
    130      06/15/10    Full Year         12    12/31/05      926,878     166,320     760,558      1.96         Annualized
    131      10/11/14       UAV           UAV       UAV            UAV         UAV         UAV       UAV          Full Year
    132      11/30/08    Full Year         12    12/31/04      565,159     165,012     400,147      1.08         Annualized
    133        NAP       Full Year         12    12/31/04    1,407,388     791,345     616,043      1.55         Trailing-12
    134        NAP       Full Year         12    12/31/05      900,000     438,757     461,243      1.25         Trailing-12
    135        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    136      08/30/09    Full Year         12    12/31/04      644,744     204,238     440,506      1.28         Annualized
    137        NAP       Full Year         12    12/31/04    1,709,466   1,317,499     391,967      1.01          Full Year
    138        NAP       Full Year         12    12/31/04    1,282,826     642,109     640,717      1.90          Full Year
    139      01/31/16       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    140      05/31/13    Full Year         12    12/31/04      781,216     202,213     579,004      1.76          Full Year
    141        NAP       Full Year         12    12/31/04      471,410           0     471,410      1.47          Full Year
    142        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    143        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    144        NAP       Full Year         12    12/31/04    1,827,833   1,375,688     452,144      1.26          Full Year
    145        NAP       Full Year         12    12/31/04    1,232,195     813,386     418,809      1.14          Full Year
    146      09/30/06    Full Year         12    12/31/04      653,984     202,096     451,888      1.36          Full Year
    147        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    148        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    149        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    150        NAP       Full Year         12    12/31/04      425,992      25,732     400,260      1.42          Full Year
    151        NAP       Full Year         12    12/31/05      454,275           0     454,275      1.63         Annualized
    152      01/31/12    Full Year         12    12/31/04      673,341     369,554     303,787      1.13         Trailing-12
    153        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    154        NAP       Full Year         12    12/31/04      427,436      67,008     360,428      1.42          Full Year
    155        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    156      05/31/10       UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    157      08/31/07    Full Year         12    06/30/05      721,821     253,981     467,840      1.97         Annualized
    158      06/30/07    Full Year         12    12/31/04      454,369     183,981     270,388      1.08          Full Year
    159        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    160      04/30/10    Full Year         12    12/31/04      774,156     406,143     368,013      1.87         Annualized
    161        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV             UAV
    162        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    163        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized
    164        NAP       Full Year         12    12/31/04      184,582           0     184,582      1.37          Full Year
    165        NAP       Full Year         12    12/31/04      170,830       5,146     165,684      1.34          Full Year
    166        NAP          UAV           UAV       UAV            UAV         UAV         UAV       UAV         Annualized

               MOST
              CURRENT      MOST
               YEAR       CURRENT        MOST         MOST        MOST          MOST
             STATEMENT     YEAR         CURRENT      CURRENT     CURRENT       CURRENT
              NUMBER     STATEMENT       YEAR         YEAR        YEAR          YEAR
LOAN NUMBER  OF MONTHS  ENDING DATE    REVENUES     EXPENSES       NOI        NOI DSCR    U/W REVENUES  U/W EXPENSES     U/W NOI
------------------------------------------------------------------------------------------------------------------------------------

     1                                                                 UAV      UAV                                      64,117,945
    1.1            UAV          UAV          UAV          UAV          UAV      UAV          1,680,606         8,403      1,672,203
    1.2            UAV          UAV          UAV          UAV          UAV      UAV          1,662,632         8,313      1,654,319
    1.3            UAV          UAV          UAV          UAV          UAV      UAV          1,240,234         6,201      1,234,032
    1.4            UAV          UAV          UAV          UAV          UAV      UAV          1,037,123         5,186      1,031,937
    1.5            UAV          UAV          UAV          UAV          UAV      UAV            957,137         4,786        952,351
    1.6            UAV          UAV          UAV          UAV          UAV      UAV            943,656         4,718        938,938
    1.7            UAV          UAV          UAV          UAV          UAV      UAV            939,162         4,696        934,467
    1.8            UAV          UAV          UAV          UAV          UAV      UAV            898,720         4,494        894,226
    1.9            UAV          UAV          UAV          UAV          UAV      UAV            862,771         4,314        858,457
   1.10            UAV          UAV          UAV          UAV          UAV      UAV            811,544         4,058        807,486
   1.11            UAV          UAV          UAV          UAV          UAV      UAV            803,456         4,017        799,438
   1.12            UAV          UAV          UAV          UAV          UAV      UAV            772,899         3,864        769,035
   1.13            UAV          UAV          UAV          UAV          UAV      UAV            759,418         3,797        755,621
   1.14            UAV          UAV          UAV          UAV          UAV      UAV            759,418         3,797        755,621
   1.15            UAV          UAV          UAV          UAV          UAV      UAV            759,418         3,797        755,621
   1.16            UAV          UAV          UAV          UAV          UAV      UAV            756,722         3,784        752,939
   1.17            UAV          UAV          UAV          UAV          UAV      UAV            754,925         3,775        751,150
   1.18            UAV          UAV          UAV          UAV          UAV      UAV            745,938         3,730        742,208
   1.19            UAV          UAV          UAV          UAV          UAV      UAV            727,963         3,640        724,323
   1.20            UAV          UAV          UAV          UAV          UAV      UAV            727,963         3,640        724,323
   1.21            UAV          UAV          UAV          UAV          UAV      UAV            727,963         3,640        724,323
   1.22            UAV          UAV          UAV          UAV          UAV      UAV            727,065         3,635        723,429
   1.23            UAV          UAV          UAV          UAV          UAV      UAV            718,976         3,595        715,381
   1.24            UAV          UAV          UAV          UAV          UAV      UAV            687,521         3,438        684,083
   1.25            UAV          UAV          UAV          UAV          UAV      UAV            674,040         3,370        670,670
   1.26            UAV          UAV          UAV          UAV          UAV      UAV            674,040         3,370        670,670
   1.27            UAV          UAV          UAV          UAV          UAV      UAV            665,053         3,325        661,728
   1.28            UAV          UAV          UAV          UAV          UAV      UAV            651,572         3,258        648,314
   1.29            UAV          UAV          UAV          UAV          UAV      UAV            644,382         3,222        641,160
   1.30            UAV          UAV          UAV          UAV          UAV      UAV            641,686         3,208        638,478
   1.31            UAV          UAV          UAV          UAV          UAV      UAV            629,104         3,146        625,959
   1.32            UAV          UAV          UAV          UAV          UAV      UAV            623,712         3,119        620,593
   1.33            UAV          UAV          UAV          UAV          UAV      UAV            621,914         3,110        618,805
   1.34            UAV          UAV          UAV          UAV          UAV      UAV            611,130         3,056        608,074
   1.35            UAV          UAV          UAV          UAV          UAV      UAV            611,130         3,056        608,074
   1.36            UAV          UAV          UAV          UAV          UAV      UAV            606,636         3,033        603,603
   1.37            UAV          UAV          UAV          UAV          UAV      UAV            604,389         3,022        601,367
   1.38            UAV          UAV          UAV          UAV          UAV      UAV            602,142         3,011        599,132
   1.39            UAV          UAV          UAV          UAV          UAV      UAV            602,142         3,011        599,132
   1.40            UAV          UAV          UAV          UAV          UAV      UAV            602,142         3,011        599,132
   1.41            UAV          UAV          UAV          UAV          UAV      UAV            602,142         3,011        599,132
   1.42            UAV          UAV          UAV          UAV          UAV      UAV            602,142         3,011        599,132
   1.43            UAV          UAV          UAV          UAV          UAV      UAV            600,345         3,002        597,343
   1.44            UAV          UAV          UAV          UAV          UAV      UAV            595,851         2,979        592,872
   1.45            UAV          UAV          UAV          UAV          UAV      UAV            591,358         2,957        588,401
   1.46            UAV          UAV          UAV          UAV          UAV      UAV            586,864         2,934        583,930
   1.47            UAV          UAV          UAV          UAV          UAV      UAV            584,168         2,921        581,247
   1.48            UAV          UAV          UAV          UAV          UAV      UAV            584,168         2,921        581,247
   1.49            UAV          UAV          UAV          UAV          UAV      UAV            579,674         2,898        576,776
   1.50            UAV          UAV          UAV          UAV          UAV      UAV            570,687         2,853        567,834
   1.51            UAV          UAV          UAV          UAV          UAV      UAV            570,687         2,853        567,834
   1.52            UAV          UAV          UAV          UAV          UAV      UAV            566,194         2,831        563,363
   1.53            UAV          UAV          UAV          UAV          UAV      UAV            566,194         2,831        563,363
   1.54            UAV          UAV          UAV          UAV          UAV      UAV            566,194         2,831        563,363
   1.55            UAV          UAV          UAV          UAV          UAV      UAV            561,700         2,809        558,892
   1.56            UAV          UAV          UAV          UAV          UAV      UAV            557,206         2,786        554,420
   1.57            UAV          UAV          UAV          UAV          UAV      UAV            552,713         2,764        549,949
   1.58            UAV          UAV          UAV          UAV          UAV      UAV            548,219         2,741        545,478
   1.59            UAV          UAV          UAV          UAV          UAV      UAV            541,928         2,710        539,219
   1.60            UAV          UAV          UAV          UAV          UAV      UAV            539,232         2,696        536,536
   1.61            UAV          UAV          UAV          UAV          UAV      UAV            535,637         2,678        532,959
   1.62            UAV          UAV          UAV          UAV          UAV      UAV            532,042         2,660        529,382
   1.63            UAV          UAV          UAV          UAV          UAV      UAV            530,245         2,651        527,594
   1.64            UAV          UAV          UAV          UAV          UAV      UAV            525,751         2,629        523,122
   1.65            UAV          UAV          UAV          UAV          UAV      UAV            525,751         2,629        523,122
   1.66            UAV          UAV          UAV          UAV          UAV      UAV            525,751         2,629        523,122
   1.67            UAV          UAV          UAV          UAV          UAV      UAV            525,751         2,629        523,122
   1.68            UAV          UAV          UAV          UAV          UAV      UAV            512,270         2,561        509,709
   1.69            UAV          UAV          UAV          UAV          UAV      UAV            507,777         2,539        505,238
   1.70            UAV          UAV          UAV          UAV          UAV      UAV            507,777         2,539        505,238
   1.71            UAV          UAV          UAV          UAV          UAV      UAV            507,777         2,539        505,238
   1.72            UAV          UAV          UAV          UAV          UAV      UAV            505,081         2,525        502,555
   1.73            UAV          UAV          UAV          UAV          UAV      UAV            496,093         2,480        493,613
   1.74            UAV          UAV          UAV          UAV          UAV      UAV            494,296         2,471        491,825
   1.75            UAV          UAV          UAV          UAV          UAV      UAV            490,701         2,454        488,248
   1.76            UAV          UAV          UAV          UAV          UAV      UAV            476,322         2,382        473,940
   1.77            UAV          UAV          UAV          UAV          UAV      UAV            474,524         2,373        472,152
   1.78            UAV          UAV          UAV          UAV          UAV      UAV            467,334         2,337        464,998
   1.79            UAV          UAV          UAV          UAV          UAV      UAV            467,334         2,337        464,998
   1.80            UAV          UAV          UAV          UAV          UAV      UAV            467,334         2,337        464,998
   1.81            UAV          UAV          UAV          UAV          UAV      UAV            460,145         2,301        457,844
   1.82            UAV          UAV          UAV          UAV          UAV      UAV            458,347         2,292        456,055
   1.83            UAV          UAV          UAV          UAV          UAV      UAV            453,854         2,269        451,584
   1.84            UAV          UAV          UAV          UAV          UAV      UAV            449,360         2,247        447,113
   1.85            UAV          UAV          UAV          UAV          UAV      UAV            444,866         2,224        442,642
   1.86            UAV          UAV          UAV          UAV          UAV      UAV            442,170         2,211        439,959
   1.87            UAV          UAV          UAV          UAV          UAV      UAV            438,575         2,193        436,383
   1.88            UAV          UAV          UAV          UAV          UAV      UAV            435,879         2,179        433,700
   1.89            UAV          UAV          UAV          UAV          UAV      UAV            434,980         2,175        432,806
   1.90            UAV          UAV          UAV          UAV          UAV      UAV            417,905         2,090        415,815
   1.91            UAV          UAV          UAV          UAV          UAV      UAV            406,221         2,031        404,190
   1.92            UAV          UAV          UAV          UAV          UAV      UAV            405,323         2,027        403,296
   1.93            UAV          UAV          UAV          UAV          UAV      UAV            404,424         2,022        402,402
   1.94            UAV          UAV          UAV          UAV          UAV      UAV            375,665         1,878        373,787
   1.95            UAV          UAV          UAV          UAV          UAV      UAV            367,576         1,838        365,739
   1.96            UAV          UAV          UAV          UAV          UAV      UAV            365,779         1,829        363,950
   1.97            UAV          UAV          UAV          UAV          UAV      UAV            350,501         1,753        348,748
   1.98            UAV          UAV          UAV          UAV          UAV      UAV            341,514         1,708        339,806
   1.99            UAV          UAV          UAV          UAV          UAV      UAV            389,455         1,947        387,508
   1.100           UAV          UAV          UAV          UAV          UAV      UAV            328,033         1,640        326,393
   1.101           UAV          UAV          UAV          UAV          UAV      UAV            324,438         1,622        322,816
   1.102           UAV          UAV          UAV          UAV          UAV      UAV            373,450         1,867        371,583
   1.103           UAV          UAV          UAV          UAV          UAV      UAV            314,552         1,573        312,979
   1.104           UAV          UAV          UAV          UAV          UAV      UAV            304,666         1,523        303,143
   1.105           UAV          UAV          UAV          UAV          UAV      UAV            330,770         1,654        329,116
   1.106           UAV          UAV          UAV          UAV          UAV      UAV            269,616         1,348        268,268
   1.107           UAV          UAV          UAV          UAV          UAV      UAV            260,629         1,303        259,326
   1.108           UAV          UAV          UAV          UAV          UAV      UAV            241,756         1,209        240,547
   1.109           UAV          UAV          UAV          UAV          UAV      UAV            208,503         1,043        207,461
   1.110           UAV          UAV          UAV          UAV          UAV      UAV            234,740         1,174        233,566
   1.111           UAV          UAV          UAV          UAV          UAV      UAV            190,993           955        190,038
   1.112           UAV          UAV          UAV          UAV          UAV      UAV            143,795           719        143,076
------------------------------------------------------------------------------------------------------------------------------------
     2             12        12/31/05 12,525,699    3,562,808    8,962,891      0.99        15,719,004     4,420,135     11,298,869
     3             12        11/30/05 11,141,580    3,864,015    7,277,565      1.39        11,244,200     3,897,673      7,346,527
------------------------------------------------------------------------------------------------------------------------------------
     4                                                           9,080,174      2.34                                     10,040,419
    4.1            12        09/30/05  4,828,005    2,936,652    1,891,353                   5,178,926     2,935,073      2,243,853
    4.2            12        09/30/05  3,400,081    1,308,650    2,091,431                   3,364,038     1,430,538      1,933,500
    4.3            12        09/30/05  2,585,827    1,506,575    1,079,252                   2,805,033     1,473,618      1,331,415
    4.4            12        09/30/05  2,944,815    1,535,999    1,408,816                   2,826,045     1,523,984      1,302,061
    4.5            12        09/30/05  1,833,728      874,479      959,249                   1,980,451       873,781      1,106,670
    4.6            12        09/30/05  1,604,907      735,840      869,067                   1,726,509       725,537      1,000,972
    4.7            12        09/30/05  2,425,127    1,644,121      781,006                   2,760,073     1,638,127      1,121,947
------------------------------------------------------------------------------------------------------------------------------------
     5                                                           9,736,614      2.13                                      9,477,481
    5.1            12        12/31/05 18,058,434   12,860,040    5,198,394                  18,058,434    12,963,457      5,094,977
    5.2            12        12/31/05 18,693,077   14,154,857    4,538,220                  19,723,714    15,341,210      4,382,504
------------------------------------------------------------------------------------------------------------------------------------
     6             UAV          UAV          UAV          UAV          UAV      UAV          5,989,086     1,439,181      4,549,905
     7             12        12/31/05  5,782,811    2,426,798    3,356,013      1.18         6,013,187     2,472,088      3,541,099
------------------------------------------------------------------------------------------------------------------------------------
     8             10        03/31/06  5,583,970    2,997,722    2,586,248      1.54         5,663,202     3,612,870      2,050,332
     9             12        03/31/06  3,664,310    2,562,672    1,101,638      1.54         3,671,659     2,529,242      1,142,417
    10             12        03/31/06  1,461,397    1,161,048      300,349      1.54         1,601,046     1,039,289        561,757
    11             12        03/31/06  1,278,701      776,634      502,067      1.54         1,278,701       791,030        487,671
------------------------------------------------------------------------------------------------------------------------------------
    12             UAV          UAV          UAV          UAV          UAV      0.90         1,066,659       205,775        860,884
    13              9        09/30/05    779,729      181,005      598,724      0.90           856,925       168,483        688,442
    14              9        09/30/05    897,543      296,463      601,080      0.90           928,663       300,915        627,748
    15              9        09/30/05    570,895      107,093      463,802      0.90           691,269       126,145        565,124
    16              9        09/30/05    476,555      110,277      366,278      0.90           470,267       100,045        370,221
    17              9        09/30/05    149,536       44,615      104,921      0.90           183,173        40,773        142,400
    18              4        09/30/05    134,312        2,125      132,187      0.90           149,098        26,722        122,376
    19              4        09/30/05     73,983       17,725       56,258      0.90            77,625        15,330         62,295
------------------------------------------------------------------------------------------------------------------------------------
    20             12        12/31/05  4,032,146    1,183,899    2,848,247      1.11         4,451,561     1,136,090      3,315,471
    21             12        12/31/05  5,433,424    2,354,673    3,078,751      1.24         5,636,958     2,327,151      3,309,807
    22             12        12/31/05  4,292,356    1,592,650    2,699,706      1.14         4,477,916     1,551,880      2,926,036
    23             12        12/31/05  4,219,007    1,147,820    3,071,187      1.25         4,189,120     1,183,746      3,005,374
    24             11        11/30/05  5,452,767    2,214,183    3,238,584      1.57         5,305,264     2,414,278      2,890,986
    25             12        12/31/05  2,503,230      382,738    2,120,492      1.17         2,803,290       552,122      2,251,168
    26             UAV          UAV          UAV          UAV          UAV      UAV          2,731,826       602,647      2,129,179
    27             12        12/31/05  3,894,345    1,617,451    2,276,894      1.31         3,892,335     1,704,825      2,187,509
    28             UAV          UAV          UAV          UAV          UAV      UAV          2,815,819       939,503      1,876,316
    29             10        10/31/05  2,104,087      283,297    1,820,790      1.19         2,630,143       669,021      1,961,122
    30             12        12/31/05  3,289,660    1,241,404    2,048,256  1.33 (Note 7)    3,153,526     1,291,598      1,861,928
    31             12        12/31/05  2,498,317      545,177    1,953,140      1.27         2,561,479       643,386      1,918,092
    32             12        12/31/05  2,869,344    1,115,031    1,754,313      1.28         2,869,948     1,177,785      1,692,163
    33             12        12/31/04  3,714,148    1,333,381    2,380,767      1.73         2,913,643     1,073,411      1,840,232
    34             12        11/30/05  1,851,169      380,081    1,471,088      1.14         1,995,256       384,401      1,610,855
    35             UAV          UAV          UAV          UAV          UAV      UAV          3,219,530     1,352,269      1,867,261
    36             12        11/30/05  1,970,704      515,893    1,454,811      1.13         2,092,668       497,024      1,595,644
    37              3        02/28/06  1,602,168       68,862    1,533,306      1.02         2,049,011       131,884      1,917,127
    38             12        12/31/05  2,401,965      896,333    1,505,632      1.11         2,458,582       808,763      1,649,819
    39             12        12/31/05  3,320,513    2,021,467    1,299,046      1.08         3,479,033     1,933,516      1,545,517
    40             12        12/31/05    882,135      352,701      529,434      0.44         2,093,448       540,148      1,553,300
    41             12        12/31/05  1,849,085      563,670    1,285,415      1.08         2,145,297       647,905      1,497,392
    42             12        12/31/05 10,402,377    7,817,714    2,584,663      1.98        10,028,270     7,621,216      2,407,054
    43             12        12/31/05  2,085,364      641,149    1,444,215      1.27         2,068,263       627,404      1,440,860
    44             12        12/31/05  1,639,020       29,173    1,609,847      1.42         1,550,543        51,516      1,499,026
    45             12        11/30/05  2,643,609    1,292,774    1,350,835      1.52         2,840,916     1,271,056      1,569,860
    46             12        11/30/05  9,186,827    7,047,295    2,139,532      1.77         9,186,862     7,100,450      2,086,411
    47             12        12/31/05  5,361,349    3,255,178    2,106,171      1.73         5,139,246     3,170,347      1,968,899
    48             12        09/30/05  2,316,335      561,747    1,754,588      1.65         2,175,340       667,657      1,507,683
    49             12        12/31/05  2,684,144    1,542,090    1,142,054      1.07         2,678,065     1,301,623      1,376,443
    50             UAV          UAV          UAV          UAV          UAV      UAV          1,250,000        25,000      1,225,000
    51             12        10/31/05  2,665,981    1,241,879    1,424,102  1.39 (Note 8)    2,703,221     1,288,225      1,414,996
------------------------------------------------------------------------------------------------------------------------------------
    52             12        12/31/05  1,343,922      544,422      799,500      1.35         1,317,140       522,680        794,460
    53             12        12/31/05    957,253      376,717      580,536      1.35           889,565       362,290        527,275
------------------------------------------------------------------------------------------------------------------------------------
    54             UAV          UAV          UAV          UAV          UAV      UAV          1,678,062       478,872      1,199,190
    55             UAV          UAV          UAV          UAV          UAV      UAV          1,422,425        42,673      1,379,752
    56             12        12/31/05  1,319,579      770,607      548,972      0.54         2,233,949       876,354      1,357,595
    57             UAV          UAV          UAV          UAV          UAV      UAV          1,527,794       282,968      1,244,826
    58              5        05/31/05  2,508,709      905,646    1,603,063      1.55         2,518,128     1,176,217      1,341,911
    59              6        06/30/05  1,419,341      385,241    1,034,100      1.23         1,770,423       472,973      1,297,450
------------------------------------------------------------------------------------------------------------------------------------
    60             12        11/30/05    904,923      239,366      665,557      1.39           884,523       251,256        633,267
    61             12        11/30/05    960,197      256,182      704,015      1.39           904,161       286,007        618,154
------------------------------------------------------------------------------------------------------------------------------------
    62             12        11/30/05  2,288,183    1,024,801    1,263,382      1.61         2,272,234     1,043,880      1,228,353
    63             12        02/28/06  2,310,761    1,300,230    1,010,530      1.06         2,503,016     1,219,170      1,283,846
    64             12        12/31/05  3,727,875    2,297,831    1,430,044      1.54         3,699,026     2,332,555      1,366,470
------------------------------------------------------------------------------------------------------------------------------------
    65                                                           1,693,345      1.72                                      1,620,451
   65.1            12        12/31/05  1,656,042      973,887      682,155                   1,568,164       964,854        603,310
   65.2            12        12/31/05  1,717,400    1,182,902      534,498                   1,714,850     1,183,408        531,442
   65.3            12        12/31/05  1,540,947    1,064,255      476,692                   1,540,947     1,055,249        485,698
------------------------------------------------------------------------------------------------------------------------------------
    66              1        01/31/06  2,006,208      558,653    1,447,555      1.53         1,974,502       701,458      1,273,044
    67             12        12/31/05  1,322,943      506,066      816,877      0.88         1,772,741       564,303      1,208,438
    68             UAV          UAV          UAV          UAV          UAV      UAV          1,693,565       523,993      1,169,572
    69             UAV          UAV          UAV          UAV          UAV      UAV          1,640,980       471,509      1,169,471
------------------------------------------------------------------------------------------------------------------------------------
    70                                                           1,215,699      1.41                                      1,101,222
   70.1             9        09/30/05    801,615       98,639      702,976                     995,617       345,322        650,295
   70.2            10        10/31/05    762,469      249,746      512,723                     701,752       250,825        450,927
------------------------------------------------------------------------------------------------------------------------------------
    71              8        08/31/05  1,370,635      526,062      844,573      1.00         1,742,034       622,516      1,119,517
    72             UAV          UAV          UAV          UAV          UAV      UAV          1,205,151       193,496      1,011,655
    73             12        12/31/05  1,887,866      721,731    1,166,135      1.40         1,864,064       751,865      1,112,199
------------------------------------------------------------------------------------------------------------------------------------
    74                                                           1,336,228      1.54                                      1,457,059
   74.1            12        12/31/05  2,774,017    1,879,105      894,912                   2,683,435     1,688,409        995,026
   74.2            12        12/31/05  1,684,718    1,243,402      441,316                   1,684,718     1,222,685        462,033
------------------------------------------------------------------------------------------------------------------------------------
    75                                                           1,454,050      1.69                                      1,451,637
   75.1            12        12/31/05  2,492,786    1,643,849      848,937                   2,492,786     1,613,722        879,064
   75.2            12        12/31/05  1,653,705    1,048,592      605,113                   1,582,265     1,009,693        572,572
------------------------------------------------------------------------------------------------------------------------------------
    76             UAV          UAV          UAV          UAV          UAV      UAV          1,106,750        38,736      1,068,014
    77             UAV          UAV          UAV          UAV          UAV      UAV          1,279,856       372,247        907,609
    78             12        12/31/05    919,178            0      919,178      1.23           947,606        28,428        919,178
    79              9        09/30/05  1,362,973      378,205      984,768      1.29         1,464,358       404,939      1,059,419
    80             12        12/31/05  1,540,885      483,046    1,057,839      1.49         1,469,552       502,695        966,857
    81             12        12/31/05    969,296       19,800      949,496      1.32           920,831        54,085        866,746
    82              8        08/31/05  1,834,391      799,061    1,035,330      1.44         1,892,881       917,038        975,843
    83             12        12/31/05  2,631,821    1,453,749    1,178,072      1.64         2,493,431     1,390,478      1,102,954
    84             UAV          UAV          UAV          UAV          UAV      UAV          1,512,782       536,924        975,858
    85             UAV          UAV          UAV          UAV          UAV      UAV          1,013,457        36,404        977,053
    86             UAV          UAV          UAV          UAV          UAV      UAV            907,997        27,240        880,757
    87              3        03/31/05  2,002,707      872,843    1,129,865      1.64         1,410,108       469,591        940,517
    88             12        12/31/05  1,178,691      214,731      963,960      1.49         1,215,758       270,267        945,492
    89              9        09/30/05  1,370,900      558,672      812,228      1.35         1,354,259       574,993        779,266
    90             12        03/31/06  1,220,934      711,321      509,613      0.82         1,519,445       676,071        843,374
    91             12        12/31/05  1,679,703      806,122      873,581      1.42         1,679,839       848,258        831,582
    92             10        10/31/05  1,045,452      368,024      677,428      1.16         1,190,144       419,140        771,004
    93             12        09/30/05  1,142,150      282,707      859,443      1.50         1,123,015       286,642        836,373
    94             12        12/31/05  2,241,484    1,051,146    1,190,339      2.10         1,979,184     1,136,925        842,259
    95             UAV          UAV          UAV          UAV          UAV      UAV            831,754       133,530        698,223
    96             UAV          UAV          UAV          UAV          UAV      UAV          1,137,407       379,127        758,279
    97             UAV          UAV          UAV          UAV          UAV      UAV            692,168        20,765        671,403
    98             12        03/31/06  1,468,844      719,715      749,129      1.30         1,504,034       796,846        707,187
    99              9        02/28/06  1,844,306    1,033,519      810,786      1.38         2,483,568     1,620,845        862,723
    100            10        10/31/05    903,797      220,790      683,006      1.58           919,771       242,361        677,410
    101            12        12/31/05  1,434,279      724,106      710,173      1.37         1,540,155       754,769        785,386
    102            12        12/31/05  1,416,301      265,368    1,150,933      2.76         1,376,597       270,049      1,106,547
    103            12        09/30/05    603,505      244,206      359,299      0.70         1,086,741       383,493        703,249
    104            12        12/31/05    878,837      127,665      751,172      1.46           951,362       179,711        771,651
    105            12        12/31/05  1,060,868      382,423      678,445      1.32         1,086,333       400,154        686,179
    106            UAV          UAV          UAV          UAV          UAV      UAV          1,040,494       412,461        628,033
    107            UAV          UAV          UAV          UAV          UAV      UAV            734,244       117,014        617,231
    108             9        09/30/05    738,563      201,633      536,930      1.11         1,128,329       323,934        804,395
    109            12        03/31/06  7,273,177    6,012,217    1,260,960      2.29         7,273,177     6,181,382      1,091,795
    110            10        10/31/05  1,162,508      398,036      764,472      1.98         1,093,204       426,072        667,132
    111            12        03/31/05  1,204,163      592,263      611,900      1.05         1,297,010       595,039        701,971
    112            12        12/31/05  2,778,423    1,627,014    1,151,409      2.04         2,778,493     1,858,145        920,348
    113            12        12/31/05    857,970      201,483      656,487      1.30           930,949       252,913        678,036
    114            12        12/31/05  1,276,798      709,218      567,580      1.27         1,265,534       667,115        598,419
    115            12        12/31/05    893,054      376,167      516,888      1.21           931,400       385,373        546,027
    116            10        10/31/05    851,106      226,191      624,915      1.46           785,849       244,649        541,200
    117            12        12/31/05  1,304,782      512,546      792,236      1.82         1,315,405       622,031        693,374
    118            UAV          UAV          UAV          UAV          UAV      UAV            698,332       178,285        520,047
    119            12        12/31/05  2,164,702    1,347,781      738,677      1.68         2,175,600     1,343,351        658,201
    120            12        11/30/05    805,570      118,168      687,402      1.69           717,415       207,519        509,896
    121            12        12/31/05  1,129,167      514,719      614,448      1.58         1,127,446       528,695        598,751
    122            UAV          UAV          UAV          UAV          UAV      UAV            629,951       113,654        516,298
    123            12        12/31/05    697,480      192,178      505,302      1.27           734,066       216,004        518,062
------------------------------------------------------------------------------------------------------------------------------------
    124            UAV          UAV          UAV          UAV          UAV      UAV            346,750        10,403        336,348
    125            UAV          UAV          UAV          UAV          UAV      UAV            104,374         3,131        101,242
    126            UAV          UAV          UAV          UAV          UAV      UAV             93,404         2,802         90,602
------------------------------------------------------------------------------------------------------------------------------------
    127             2        02/28/06    527,481       90,311      437,170      1.04           781,066       210,332        570,733
    128            12        10/31/05    724,771      257,666      467,105      1.24           771,566       229,380        542,186
    129            12        12/31/05    811,516      365,735      445,781      1.18           846,739       360,737        486,002
    130             3        03/31/06    922,716      175,158      817,558      2.11           938,745       187,210        751,535
    131            12        12/31/05    696,113       89,098      607,015      2.06         1,182,593       382,374        800,219
    132             8        08/31/05    659,087      104,180      554,907      1.50           695,779       179,398        516,381
    133            12        10/31/05  1,627,802      858,523      769,279      1.93         1,556,634       932,567        624,068
    134            12        02/28/06    895,724      418,715      477,009      1.30           893,237       415,480        477,757
    135            UAV          UAV          UAV          UAV          UAV      UAV            542,368        91,506        450,863
    136            10        10/31/05    752,804      237,419      515,385      1.50           679,628       203,781        475,847
    137            12        12/31/05  2,060,644    1,424,338      636,306      1.64         2,054,394     1,461,249        593,145
    138            12        12/31/05  1,168,169      688,229      479,940      1.42         1,306,654       689,614        617,040
    139            UAV          UAV          UAV          UAV          UAV      UAV            601,830       127,403        474,426
    140            12        12/31/05    665,994      226,879      439,115      1.34           670,063       229,915        440,148
    141            12        12/31/05    510,694            0      510,694      1.59           447,840        14,313        433,526
    142             6        12/31/05    302,660            0      302,660      0.94           445,667        13,370        432,297
    143            UAV          UAV          UAV          UAV          UAV      UAV            667,249       245,952        421,297
    144            12        12/31/05  2,069,256    1,477,281      591,975      1.65         2,069,256     1,517,244        552,012
    145            12        12/31/05  1,586,796      958,571      628,225      1.70         1,496,922       893,390        603,612
    146            12        12/31/05    656,078      209,713      446,365      1.35           653,477       219,815        433,662
    147            UAV          UAV          UAV          UAV          UAV      UAV            396,000        11,880        384,120
    148            UAV          UAV          UAV          UAV          UAV      UAV            605,292       201,278        404,014
    149            UAV          UAV          UAV          UAV          UAV      UAV            511,189       136,710        374,479
    150            12        12/31/05    425,992       28,527      397,465      1.41           436,649        41,263        395,386
    151             2        02/28/06    454,275            0      454,275      1.63           457,305        13,719        443,586
    152            12        08/31/05    701,649      375,695      325,954      1.21           764,961       381,218        383,743
    153            UAV          UAV          UAV          UAV          UAV      UAV            374,045        12,647        361,397
    154            12        12/31/05    435,123       64,330      370,793      1.46           452,339       117,002        335,338
    155             5        12/31/05    323,215       12,977      310,237      1.29           313,489        12,686        300,803
    156            UAV          UAV          UAV          UAV          UAV      UAV            432,805        71,406        361,399
    157             6        06/30/06    777,350      306,906      470,444      1.98           694,158       260,697        433,461
    158            12        12/31/05    369,093      171,488      197,605      0.79           530,933       170,088        360,845
    159             6        01/31/06    783,694      410,332      373,362      1.49           772,541       337,316        337,316
    160            10        10/31/05    565,208      406,328      158,879      0.81           668,219       369,763        298,456
    161            UAV          UAV          UAV          UAV          UAV      UAV            255,550         7,667        247,884
    162             3        02/28/06    927,032      561,716      365,316      1.93           896,904       497,326        399,578
    163             4        02/28/06    237,900            0      237,900      1.47           238,545        23,616        214,929
    164            12        12/31/05    184,582            0      184,582      1.37           175,353         5,261        170,092
    165            12        12/31/05    170,830            0      170,830      1.38           162,289         4,869        157,420
    166             6        01/31/06    217,722      100,540      117,182      1.80           199,799       110,393         89,406

                                                                                                        RECOMMENDED
                                                                                                          ANNUAL
                                                                                                        REPLACEMENT
LOAN NUMBER   U/W NCF    U/W NCF DSCR (NOTE 1)  TAXES CURRENTLY ESCROWED  INSURANCE CURRENTLY ESCROWED   RESERVES
---------------------------------------------------------------------------------------------------------------------

     1       63,020,449      1.51 (Note 5)                  No                          No               2,183,043
    1.1       1,618,703                                                                                     12,888
    1.2       1,632,487                                                                                     64,883
    1.3       1,184,632                                                                                     17,718
    1.4       1,019,272                                                                                     21,955
    1.5         942,909                                                                                     15,192
    1.6         930,500                                                                                     16,483
    1.7         899,767                                                                                     16,853
    1.8         882,242                                                                                     23,331
    1.9         848,377                                                                                     18,827
   1.10         797,576                                                                                     36,669
   1.11         788,159                                                                                     21,314
   1.12         759,623                                                                                     20,393
   1.13         746,572                                                                                     21,184
   1.14         746,571                                                                                     24,005
   1.15         746,571                                                                                     29,562
   1.16         743,185                                                                                      7,203
   1.17         740,558                                                                                     31,465
   1.18         731,584                                                                                     29,313
   1.19         715,272                                                                                     14,977
   1.20         715,279                                                                                     15,318
   1.21         714,103                                                                                     21,667
   1.22         710,953                                                                                     16,895
   1.23         706,323                                                                                     14,196
   1.24         674,673                                                                                     18,241
   1.25         661,247                                                                                     25,014
   1.26         661,199                                                                                     28,894
   1.27         651,703                                                                                     11,385
   1.28         638,081                                                                                     41,406
   1.29         632,114                                                                                     20,069
   1.30         628,675                                                                                     19,101
   1.31         616,551                                                                                     23,412
   1.32         610,592                                                                                     19,098
   1.33         608,877                                                                                     15,596
   1.34         597,926                                                                                     20,962
   1.35         598,273                                                                                     16,665
   1.36         594,557                                                                                      7,397
   1.37         592,326                                                                                     29,323
   1.38         591,363                                                                                     14,414
   1.39         589,339                                                                                     14,172
   1.40         588,744                                                                                     18,942
   1.41         589,336                                                                                     37,063
   1.42         589,052                                                                                     25,979
   1.43         587,711                                                                                     16,677
   1.44         582,703                                                                                      1,292
   1.45         579,727                                                                                     36,274
   1.46         574,517                                                                                     20,773
   1.47         573,130                                                                                     15,133
   1.48         571,863                                                                                     29,217
   1.49         567,335                                                                                     20,870
   1.50         558,018                                                                                     13,966
   1.51         558,048                                                                                     25,670
   1.52         553,940                                                                                     23,121
   1.53         553,940                                                                                     22,958
   1.54         554,925                                                                                     10,749
   1.55         549,468                                                                                     15,063
   1.56         547,236                                                                                     19,970
   1.57         541,613                                                                                     15,247
   1.58         536,662                                                                                     31,726
   1.59         532,034                                                                                     21,727
   1.60         527,435                                                                                     23,496
   1.61         526,413                                                                                     20,189
   1.62         520,587                                                                                     15,646
   1.63         520,919                                                                                      7,056
   1.64         514,319                                                                                     18,417
   1.65         514,089                                                                                     14,335
   1.66         515,942                                                                                     21,731
   1.67         513,046                                                                                     25,384
   1.68         503,036                                                                                     11,120
   1.69         496,187                                                                                     34,371
   1.70         493,539                                                                                     32,784
   1.71         497,482                                                                                     15,358
   1.72         493,130                                                                                     15,802
   1.73         484,188                                                                                     27,038
   1.74         482,782                                                                                      7,450
   1.75         478,846                                                                                     19,143
   1.76         463,856                                                                                     10,913
   1.77         462,718                                                                                     19,364
   1.78         458,320                                                                                     15,598
   1.79         457,413                                                                                     14,378
   1.80         458,272                                                                                     14,410
   1.81         448,421                                                                                     13,262
   1.82         448,478                                                                                     16,295
   1.83         444,189                                                                                     12,729
   1.84         440,435                                                                                      7,397
   1.85         435,959                                                                                     10,831
   1.86         432,948                                                                                     30,958
   1.87         428,065                                                                                     12,153
   1.88         427,029                                                                                     16,839
   1.89         423,753                                                                                     13,363
   1.90         408,420                                                                                     17,857
   1.91         395,872                                                                                     17,693
   1.92         393,892                                                                                     25,155
   1.93         392,995                                                                                     20,173
   1.94         366,202                                                                                     16,806
   1.95         356,696                                                                                     18,908
   1.96         354,899                                                                                     28,348
   1.97         341,564                                                                                     17,550
   1.98         331,485                                                                                     27,491
   1.99         378,094                                                                                     19,097
   1.100        318,808                                                                                     31,963
   1.101        315,681                                                                                     18,022
   1.102        362,160                                                                                     17,567
   1.103        305,845                                                                                     17,753
   1.104        295,636                                                                                     23,085
   1.105        319,707                                                                                     14,420
   1.106        266,762                                                                                      1,150
   1.107        257,899                                                                                      1,398
   1.108        234,448                                                                                     17,247
   1.109        204,565                                                                                      8,434
   1.110        224,507                                                                                     31,784
   1.111        182,005                                                                                     11,679
   1.112        141,794                                                                                      1,796
---------------------------------------------------------------------------------------------------------------------
     2       10,853,023          1.20                      Yes                          No                  94,825
     3        6,406,621          1.22                       No                          No                  84,539
---------------------------------------------------------------------------------------------------------------------
     4        8,797,140          2.26                       No                          No                 138,508
    4.1       1,931,656                                                                                     34,445
    4.2       1,746,142                                                                                     58,244
    4.3       1,159,256                                                                                     11,335
    4.4       1,100,438                                                                                     11,992
    4.5         992,573                                                                                      8,482
    4.6         900,059                                                                                     11,295
    4.7         967,017                                                                                      2,714
---------------------------------------------------------------------------------------------------------------------
     5        7,966,195          1.74                      Yes                          Yes              1,382,794
    5.1       4,372,640                                                                                    681,356
    5.2       3,593,555                                                                                    701,439
---------------------------------------------------------------------------------------------------------------------
     6        4,444,405          1.23                      Yes                          No                 614,150
     7        3,421,694          1.20                      Yes                          Yes                 32,706
---------------------------------------------------------------------------------------------------------------------
     8        1,823,804          1.31                      Yes                          No                  22,375
     9          995,551          1.31                      Yes                          No                  15,200
    10          497,715          1.31                      Yes                          No                   9,758
    11          436,523          1.31                      Yes                          No                   9,538
---------------------------------------------------------------------------------------------------------------------
    12          778,408          1.21                      Yes                          Yes                  8,274
    13          623,385          1.21                      Yes                          Yes                 13,687
    14          555,444          1.21                      Yes                          Yes                  6,439
    15          517,387          1.21                      Yes                          Yes                  3,842
    16          334,998          1.21                      Yes                          Yes                  7,983
    17          126,538          1.21                      Yes                          Yes                  3,379
    18          106,232          1.21                      Yes                          Yes                  1,361
    19           58,434          1.21                      Yes                          Yes                    729
---------------------------------------------------------------------------------------------------------------------
    20        3,191,673          1.24                      Yes                          Yes                  9,900
    21        2,983,574          1.20                      Yes                          Yes                 67,728
    22        2,828,536          1.20                      Yes                          No                  89,177
    23        2,863,502          1.20                      Yes                          Yes                 60,912
    24        2,474,160          1.20                      Yes                          Yes                 32,000
    25        2,185,963          1.21                       No                          No                  10,787
    26        1,947,195          1.20                      Yes                          Yes                 26,942
    27        2,187,509          1.26                      Yes                          Yes                154,042
    28        1,814,977          1.20                      Yes                          Yes                  9,633
    29        1,850,054          1.21                      Yes                          Yes                 33,564
    30        1,861,928      1.21 (Note 7)                 Yes                          Yes                 75,515
    31        1,852,839          1.20                       No                          No                  12,206
    32        1,638,163          1.20                      Yes                          No                  33,702
    33        1,676,754          1.22                      Yes                          No                  45,534
    34        1,556,373          1.20                      Yes                          No                  13,198
    35        1,729,371          1.25                      Yes                          No                  11,327
    36        1,550,600          1.20                      Yes                          No                  11,937
    37        1,788,544          1.19                       No                          No                  28,500
    38        1,496,356          1.20                      Yes                          Yes                 23,697
    39        1,449,517          1.21                      Yes                          Yes                 39,221
    40        1,458,524          1.20                      Yes                          Yes                  9,940
    41        1,438,049          1.21                      Yes                          No                  14,624
    42        2,005,923          1.54                      Yes                          Yes                212,499
    43        1,372,512          1.20                      Yes                          Yes                 11,617
    44        1,366,187          1.20                       No                          No                  39,642
    45        1,453,860          1.63                      Yes                          Yes                114,068
    46        1,718,937          1.42                      Yes                          Yes                145,220
    47        1,763,330          1.45                      Yes                          No                  69,621
    48        1,388,933          1.30                      Yes                          Yes                 10,725
    49        1,295,443          1.22                      Yes                          No                  68,722
    50        1,225,000          1.20                       No                          No                       0
    51        1,414,996      1.38 (Note 8)                 Yes                          Yes                137,253
---------------------------------------------------------------------------------------------------------------------
    52          746,460          1.21                      Yes                          Yes                 29,288
    53          494,275          1.21                      Yes                          Yes                 28,584
---------------------------------------------------------------------------------------------------------------------
    54        1,155,702          1.20                      Yes                          Yes                  3,003
    55        1,228,578          1.23                       No                          Yes                  7,324
    56        1,232,400          1.22                      Yes                          Yes                  4,020
    57        1,220,447          1.20                      Yes                          No                   2,875
    58        1,248,277          1.20                      Yes                          Yes                 17,039
    59        1,221,690          1.45                       No                          No                  13,868
---------------------------------------------------------------------------------------------------------------------
    60          607,767          1.22                      Yes                          Yes                 22,629
    61          593,154          1.22                      Yes                          Yes                 22,420
---------------------------------------------------------------------------------------------------------------------
    62        1,128,353          1.44                      Yes                          Yes                 91,701
    63        1,211,597          1.27                      Yes                          Yes                 41,035
    64        1,216,370          1.31                      Yes                          No                 149,969
---------------------------------------------------------------------------------------------------------------------
    65        1,427,492          1.45                      Yes                          Yes                187,442
   65.1         540,584                                                                                     55,442
   65.2         462,848                                                                                     69,149
   65.3         424,060                                                                                     62,851
---------------------------------------------------------------------------------------------------------------------
    66        1,160,738          1.23                      Yes                          Yes                 21,447
    67        1,110,726          1.20                      Yes                          No                   4,225
    68        1,131,545          1.20                       No                          No                   1,656
    69        1,085,423          1.15                      Yes                          Yes                 25,647
---------------------------------------------------------------------------------------------------------------------
    70        1,038,522          1.20                      Yes                          Yes                 29,142
   70.1         618,795                                                                                     12,500
   70.2         419,727                                                                                     16,642
---------------------------------------------------------------------------------------------------------------------
    71        1,010,790          1.20                      Yes                          No                   7,367
    72          977,991          1.22                      Yes                          Yes                  2,037
    73        1,020,673          1.23                      Yes                          No                  11,624
---------------------------------------------------------------------------------------------------------------------
    74        1,282,333          1.48                      Yes                          Yes                159,692
   74.1         887,689                                                                                     92,193
   74.2         394,644                                                                                     67,499
---------------------------------------------------------------------------------------------------------------------
    75        1,288,635          1.50                      Yes                          Yes                160,382
   75.1         779,353                                                                                     92,875
   75.2         509,282                                                                                     67,507
---------------------------------------------------------------------------------------------------------------------
    76        1,006,748          1.20                       No                          No                   8,536
    77          878,242          1.20                      Yes                          No                   1,424
    78          904,748          1.21                       No                          No                  11,157
    79        1,021,995          1.33                      Yes                          Yes                  4,680
    80          865,778          1.22                      Yes                          No                  31,795
    81          860,740          1.20                       No                          Yes                      0
    82          864,789          1.20                      Yes                          Yes                 30,738
    83        1,003,217          1.39                      Yes                          Yes                 29,683
    84          891,818          1.39                      Yes                          Yes                 10,529
    85          877,715          1.34                       No                          No                  45,500
    86          809,394          1.30                      Yes                          No                  11,889
    87          888,230          1.29                       No                          No                   9,900
    88          882,418          1.37                      Yes                          Yes                  6,602
    89          725,046          1.20                      Yes                          Yes                  3,516
    90          793,874          1.27                      Yes                          Yes                 34,760
    91          742,736          1.21                      Yes                          Yes                  3,229
    92          699,641          1.20                      Yes                          Yes                  6,750
    93          762,545          1.33                      Yes                          Yes                  8,715
    94          708,619          1.25                      Yes                          No                  19,174
    95          690,223          1.23                       No                          No                   5,617
    96          728,299          1.33                      Yes                          Yes                 15,152
    97          669,954          1.21                       No                          No                   1,183
    98          707,187      1.23 (Note 6)                 Yes                          Yes                157,024
    99          862,723          1.47                       No                          No                  24,686
    100         659,055          1.52                      Yes                          No                   6,420
    101         717,311          1.39                      Yes                          Yes                 68,075
    102       1,026,484          2.46                       No                          No                  11,198
    103         661,339          1.28                      Yes                          Yes                  7,748
    104         746,442          1.45                      Yes                          Yes                 17,185
    105         621,083          1.21                      Yes                          Yes                  1,932
    106         593,533          1.20                      Yes                          Yes                 21,492
    107         609,731          1.23                       No                          No                   7,017
    108         728,897          1.51                      Yes                          No                  27,140
    109         800,868          1.46                       No                          No                  90,430
    110         599,481          1.55                       No                          No                  10,221
    111         670,471          1.15                      Yes                          Yes                 26,586
    112         809,208          1.43                      Yes                          Yes                 83,882
    113         638,905          1.27                      Yes                          Yes                  1,793
    114         536,419          1.20                      Yes                          No                  54,066
    115         529,277          1.24                      Yes                          Yes                 11,367
    116         514,429          1.20                      Yes                          Yes                  4,518
    117         667,646          1.53                       No                          No                  25,771
    118         500,242          1.21                      Yes                          Yes                  2,328
    119         745,225          1.70                      Yes                          Yes                 58,984
    120         480,373          1.20                      Yes                          Yes                  5,808
    121         561,251          1.44                      Yes                          Yes                 35,647
    122         507,946          1.27                       No                          No                   8,506
    123         482,434          1.21                      Yes                          Yes                  9,546
---------------------------------------------------------------------------------------------------------------------
    124         305,258          1.22                       No                          No                   5,006
    125          95,571          1.22                       No                          No                     528
    126          84,894          1.22                       No                          No                   1,019
---------------------------------------------------------------------------------------------------------------------
    127         524,678          1.25                      Yes                          Yes                  2,769
    128         484,091          1.29                      Yes                          No                  19,119
    129         463,002          1.22                       No                          Yes                 18,671
    130         718,015          1.85                       No                          No                   5,939
    131         742,131          2.52                      Yes                          Yes                  3,625
    132         453,290          1.22                      Yes                          Yes                  9,189
    133         561,802          1.41                      Yes                          No                  22,350
    134         442,553          1.20                      Yes                          Yes                 29,126
    135         444,010          1.27                       No                          No                   6,975
    136         426,145          1.24                      Yes                          Yes                  3,174
    137         510,969          1.32                      Yes                          Yes                 43,172
    138         552,864          1.64                      Yes                          No                  64,241
    139         455,005          1.36                      Yes                          Yes                  1,746
    140         396,597          1.21                      Yes                          No                  13,009
    141         406,523          1.27                       No                          Yes                  7,050
    142         414,889          1.28                       No                          No                   4,653
    143         404,197          1.26                      Yes                          Yes                  5,975
    144         469,242          1.31                      Yes                          Yes                 38,844
    145         543,735          1.47                      Yes                          Yes                 34,029
    146         416,351          1.25                      Yes                          Yes                    880
    147         382,638          1.21                       No                          No                     676
    148         381,495          1.32                      Yes                          Yes                  1,933
    149         373,320          1.16                      Yes                          No                   1,498
    150         371,194          1.32                       No                          No                   6,096
    151         417,237          1.50                       No                          No                  10,217
    152         333,160          1.24                      Yes                          Yes                  6,323
    153         350,210          1.31                       No                          Yes                  1,308
    154         325,124          1.28                      Yes                          Yes                  1,340
    155         292,804          1.22                       No                          No                     876
    156         347,284          1.45                      Yes                          Yes                    633
    157         389,504          1.64                      Yes                          Yes                  3,958
    158         322,484          1.29                      Yes                          Yes                  1,313
    159         302,564          1.21                      Yes                          Yes                 39,679
    160         237,734          1.21                      Yes                          No                   8,518
    161         234,840          1.20                       No                          No                   1,050
    162         368,078          1.94                      Yes                          Yes                 22,556
    163         207,709          1.29                       No                          Yes                    940
    164         162,321          1.21                       No                          No                   1,743
    165         150,113          1.21                       No                          No                   1,703
    166          78,396          1.20                      Yes                          Yes                 11,283

                                  ESCROWED          ESCROWED
                                 REPLACEMENT       REPLACEMENT       RECOM- MENDED ANNUAL      U/W ANNUAL
                U/W ANNUAL        RESERVES          RESERVES             REPLACE- MENT       REPLACE- MENT
               REPLACEMENT         INITIAL       CURRENT ANNUAL            RESERVES            RESERVES
LOAN NUMBER      RESERVES          DEPOSIT           DEPOSIT           PSF/UNIT/ROOM/PAD   PSF/UNIT/ROOM/PAD
------------------------------------------------------------------------------------------------------------

     1       1,097,496 (Note 12)           0                      0      0.20 (Note 12)            0.10
    1.1                  53,500
    1.2                  21,832
    1.3                  49,400
    1.4                  12,666
    1.5                   9,442
    1.6                   8,438
    1.7                  34,700
    1.8                  11,984
    1.9                  10,080
   1.10                   9,910
   1.11                  11,279
   1.12                   9,412
   1.13                   9,049
   1.14                   9,050
   1.15                   9,050
   1.16                   9,754
   1.17                  10,592
   1.18                  10,624
   1.19                   9,051
   1.20                   9,044
   1.21                  10,221
   1.22                  12,476
   1.23                   9,059
   1.24                   9,411
   1.25                   9,423
   1.26                   9,471
   1.27                  10,025
   1.28                  10,233
   1.29                   9,046
   1.30                   9,803
   1.31                   9,408
   1.32                  10,001
   1.33                   9,928
   1.34                  10,148
   1.35                   9,801
   1.36                   9,046
   1.37                   9,041
   1.38                   7,769
   1.39                   9,793
   1.40                  10,388
   1.41                   9,796
   1.42                  10,080
   1.43                   9,633
   1.44                  10,169
   1.45                   8,674
   1.46                   9,413
   1.47                   8,117
   1.48                   9,385
   1.49                   9,441
   1.50                   9,816
   1.51                   9,786
   1.52                   9,423
   1.53                   9,422
   1.54                   8,438
   1.55                   9,424
   1.56                   7,185
   1.57                   8,336
   1.58                   8,816
   1.59                   7,185
   1.60                   9,101
   1.61                   6,546
   1.62                   8,795
   1.63                   6,675
   1.64                   8,803
   1.65                   9,033
   1.66                   7,181
   1.67                  10,076
   1.68                   6,674
   1.69                   9,051
   1.70                  11,699
   1.71                   7,756
   1.72                   9,425
   1.73                   9,425
   1.74                   9,043
   1.75                   9,401
   1.76                  10,084
   1.77                   9,434
   1.78                   6,678
   1.79                   7,584
   1.80                   6,726
   1.81                   9,423
   1.82                   7,578
   1.83                   7,396
   1.84                   6,678
   1.85                   6,683
   1.86                   7,012
   1.87                   8,318
   1.88                   6,671
   1.89                   9,053
   1.90                   7,396
   1.91                   8,318
   1.92                   9,404
   1.93                   9,407
   1.94                   7,584
   1.95                   9,043
   1.96                   9,051
   1.97                   7,184
   1.98                   8,321
   1.99                   9,414
   1.100                  7,584
   1.101                  7,135
   1.102                  9,423
   1.103                  7,134
   1.104                  7,506
   1.105                  9,409
   1.106                  1,506
   1.107                  1,427
   1.108                  6,099
   1.109                  2,895
   1.110                  9,059
   1.111                  8,033
   1.112                  1,282
------------------------------------------------------------------------------------------------------------
     2                  127,384       94,825                      0               0.15             0.20
     3                  121,520            0                      0               0.17             0.25
------------------------------------------------------------------------------------------------------------
     4                  228,890            0                      0               0.15             0.25
    4.1                  51,896
    4.2                  53,645
    4.3                  31,129
    4.4                  31,766
    4.5                  17,528
    4.6                  17,679
    4.7                  25,247
------------------------------------------------------------------------------------------------------------
     5                1,511,286            0   4% of Gross Revenues           2,384.13         2,605.67
    5.1                 722,337
    5.2                 788,949
------------------------------------------------------------------------------------------------------------
     6                  105,500            0                 61,140           1,455.33           250.00
     7                   13,505      252,500                      0               0.12             0.05
------------------------------------------------------------------------------------------------------------
     8                  226,528            0   4% of Gross Revenues             113.01         1,144.08
     9                  146,866            0   4% of Gross Revenues             121.60         1,174.93
    10                   64,042            0   4% of Gross Revenues             139.40           914.88
    11                   51,148            0   4% of Gross Revenues             136.25           730.69
------------------------------------------------------------------------------------------------------------
    12                   31,000            0                 31,000               0.03             0.10
    13                   14,500            0                 14,500               0.09             0.10
    14                        0            0                  9,164               0.07             0.00
    15                   12,175            0                 12,175               0.03             0.10
    16                   13,839            0                 13,839               0.06             0.10
    17                    3,250            0                  3,250               0.10             0.10
    18                    1,400            0                  1,400               0.10             0.10
    19                      695            0                    695               0.10             0.09
------------------------------------------------------------------------------------------------------------
    20                   15,821            0                 16,551               0.09             0.15
    21                   67,728            0                 67,728               0.22             0.22
    22                   97,500      400,000                 97,500             228.66           250.00
    23                   65,815            0                 65,840               0.14             0.15
    24                   66,839            0                      0               0.10             0.20
    25                   18,195            0                      0               0.09             0.15
    26                   79,359            0                 79,359               0.03             0.10
    27                        0    2,749,512                      0             303.23             0.00
    28                   17,305            0                 17,304               0.08             0.15
    29                   28,591            0                 33,563               0.23             0.19
    30                        0      910,000                      0             215.76             0.00
    31                   22,401            0                      0               0.08             0.15
    32                   54,000            0                 54,000             156.03           250.00
    33                   44,355            0                 44,355               0.15             0.15
    34                   13,068            0                 13,054               0.14             0.14
    35                   14,315            0                 14,315               0.08             0.10
    36                   11,448            0                 11,448               0.11             0.11
    37                   40,000            0                 40,000               0.07             0.10
    38                   23,180            0                 18,665               0.19             0.19
    39                   96,000            0                 96,000             181.58           444.44
    40                   12,104            0                 12,104               0.08             0.10
    41                   15,248            0                 15,221               0.19             0.20
    42                  401,131            0   4% of Gross Revenues             833.33         1,573.06
    43                   22,602            0                      0               0.08             0.15
    44                   39,758       39,758                      0               0.19             0.19
    45                  116,000            0                116,000             245.84           250.00
    46                  367,474            0   4% of Gross Revenues             663.10         1,677.97
    47                  205,570            0   4% of Gross Revenues             449.17         1,326.26
    48                   23,210            0                 23,210               0.09             0.20
    49                   81,000            0                 72,900             212.10           250.00
    50                        0            0                      0               0.00             0.00
    51                        0    2,142,375                      0             392.15             0.00
------------------------------------------------------------------------------------------------------------
    52                   48,000            0                 48,000             152.54           250.00
    53                   33,000            0                 33,000             216.55           250.00
------------------------------------------------------------------------------------------------------------
    54                    4,836            0                  4,836               0.09             0.15
    55                   13,071            0                 13,071               0.06             0.10
    56                   24,800            0                 24,800               0.03             0.20
    57                    3,483            0                  3,483               0.12             0.15
    58                   25,218            0                 25,218               0.14             0.20
    59                   16,506            0                      0               0.16             0.19
------------------------------------------------------------------------------------------------------------
    60                   25,500       63,750                      0             221.85           250.00
    61                   25,000       62,500                      0             224.20           250.00
------------------------------------------------------------------------------------------------------------
    62                  100,000            0                100,000             229.25           250.00
    63                   72,250      300,000                 72,250             141.99           250.00
    64                  150,100            0                150,100             315.72           316.00
------------------------------------------------------------------------------------------------------------
    65                  192,958            0   4% of Gross Revenues             755.81           778.06
   65.1                  62,727                                                                  755.74
   65.2                  68,594                                                                  788.44
   65.3                  61,638                                                                  790.23
------------------------------------------------------------------------------------------------------------
    66                   21,447            0                 21,447               0.26             0.26
    67                   14,910            0                 14,910               0.06             0.20
    68                    7,076            0                  7,076               0.04             0.15
    69                   22,145            0                 22,146               0.23             0.20
------------------------------------------------------------------------------------------------------------
    70                   62,700            0                 62,700             139.43           300.00
   70.1                  31,500                                                                  300.00
   70.2                  31,200                                                                  300.00
------------------------------------------------------------------------------------------------------------
    71                   17,986            0                 17,986               0.08             0.20
    72                    3,000            0                  3,000               0.14             0.20
    73                   16,140       25,000                      0               0.11             0.15
------------------------------------------------------------------------------------------------------------
    74                  174,726            0   4% of Gross Revenues             810.62           886.93
   74.1                 107,337                                                                  933.37
   74.2                  67,389                                                                  821.81
------------------------------------------------------------------------------------------------------------
    75                  163,002            0   4% of Gross Revenues             793.97           806.94
   75.1                  99,711                                                                  874.66
   75.2                  63,291                                                                  719.21
------------------------------------------------------------------------------------------------------------
    76                   13,000      690,000                 12,996               0.13             0.20
    77                    2,962            0                  2,962               0.05             0.10
    78                   14,430            0                      0               0.08             0.10
    79                    9,491            0                 12,261               0.02             0.04
    80                   31,795       65,000                 24,162               0.10             0.10
    81                    6,007            0                      0               0.00             0.10
    82                   43,116            0                 43,118               0.14             0.20
    83                   99,737            0   4% of Gross Revenues             329.81         1,108.19
    84                   21,930      100,000                      0               0.05             0.10
    85                   24,281            0                 24,281               0.38             0.20
    86                   18,025            0                 18,025               0.07             0.10
    87                   10,038       25,000                      0               0.20             0.20
    88                   14,559            0                 14,559               0.07             0.15
    89                    7,643            0                  7,643               0.07             0.15
    90                   49,500            0                 49,500             175.56           250.00
    91                   14,442            0                 14,442               0.04             0.20
    92                   10,582            0                 10,582               0.10             0.15
    93                   18,705            0                 17,293               0.07             0.15
    94                   18,805            0                 19,794               0.19             0.19
    95                    8,000            0                      0               0.14             0.20
    96                   17,306            0                 17,306               0.14             0.16
    97                    1,449            0                      0               0.08             0.10
    98                   73,000            0                 73,000             537.75           250.00
    99                   99,343            0                 49,660             316.49         1,273.63
    100                   3,079            0                      0               0.11             0.05
    101                  68,075            0                 68,075             251.20           251.20
    102                  11,673            0                      0               0.19             0.20
    103                   8,899            0                  8,899               0.13             0.15
    104                  17,287      150,000                 17,287               0.20             0.20
    105                  12,262            0                 12,262               0.03             0.20
    106                  34,500            0                 27,600             155.74           250.00
    107                   7,500            0                      0               0.19             0.20
    108                  28,161            0                 28,161               0.33             0.34
    109                 290,927            0                288,183             706.48         2,272.87
    110                  10,335            0                      0               0.18             0.18
    111                  31,500            0                 31,500             211.00           250.00
    112                 111,140            0   4% of Gross Revenues             419.41           555.70
    113                   7,030            0                  7,030               0.05             0.20
    114                  62,000            0                 62,000             218.01           250.00
    115                  16,750            0                 16,250             169.66           250.00
    116                   4,448            0                  4,448               0.15             0.15
    117                  25,728            0                      0              67.11            67.00
    118                   2,424            0                  2,424               0.11             0.11
    119                  87,024            0   4% of Gross Revenues             551.25           813.31
    120                   6,054            0                  6,054               0.10             0.10
    121                  37,500            0                      0             237.64           250.00
    122                   8,352            0                      0               0.21             0.21
    123                   6,542       30,000                  5,452               0.18             0.12
------------------------------------------------------------------------------------------------------------
    124                   5,273            0                  5,273               0.09             0.10
    125                     678            0                    700               0.08             0.10
    126                   1,016            0                    700               0.15             0.15
------------------------------------------------------------------------------------------------------------
    127                   6,203            0                  6,183               0.07             0.15
    128                  19,264            0                 19,264               0.18             0.18
    129                  23,000            0                 23,000             202.94           250.00
    130                   6,295       18,750                      0               0.14             0.15
    131                   7,657            0                      0               0.07             0.15
    132                  12,622            0                 12,622               0.11             0.15
    133                  62,265            0   4% of Gross Revenues             302.03           841.42
    134                  35,224            0                 34,000             214.16           259.00
    135                   6,853            0                      0               0.20             0.20
    136                   6,997            0                  4,665               0.07             0.15
    137                  82,176            0   4% of Gross Revenues             388.93           740.32
    138                  64,176            0                 64,176             382.39           382.00
    139                   2,752            0                  1,840               0.09             0.15
    140                  13,009       65,000                  5,899               0.10             0.10
    141                   7,132            0                      0               0.25             0.25
    142                   6,465            0                      0               0.11             0.15
    143                  17,100            0                 17,100             104.82           300.00
    144                  82,770            0   4% of Gross Revenues             340.74           726.05
    145                  59,877            0                 63,472             453.71           798.36
    146                   2,420            0                  2,420               0.05             0.15
    147                   1,482            0                      0               0.05             0.10
    148                   5,011            0                  4,951               0.07             0.18
    149                   1,159            0                  1,159               0.13             0.10
    150                   6,012            0                      0               0.24             0.24
    151                  10,363            0                      0               0.23             0.23
    152                   7,207            0                  7,207               0.18             0.20
    153                   2,591            0                      0               0.08             0.15
    154                   1,763            0                  1,763               0.15             0.20
    155                   2,352            0                  2,352               0.08             0.21
    156                   2,255            0                  2,255               0.04             0.15
    157                   6,165            0                  6,165               0.13             0.20
    158                   4,209            0                  4,248               0.06             0.20
    159                  34,752            0                 34,752             319.99           280.26
    160                  10,813            0                 10,813               0.16             0.20
    161                   3,000            0                  3,000               0.05             0.15
    162                  31,500            0                 31,500             179.02           250.00
    163                   1,118            0                      0               0.08             0.10
    164                   1,789            0                  1,789               0.16             0.16
    165                   1,677            0                  1,677               0.15             0.15
    166                  11,010            0                 11,010             352.60           344.06

                    ESCROWED                        ESCROWED
                  REPLACE- MENT                 REPLACE- MENT                              ESCROWED TI/LC    ESCROWED TI/LC
                 RESERVES INITIAL              RESERVES CURRENT             U/W ANNUAL    RESERVES INITIAL  RESERVES CURRENT
LOAN NUMBER  DEPOSIT PSF/UNIT/ROOM/PAD  ANNUAL DEPOSIT PSF/UNIT/ROOM/PAD  TI/LC RESERVES       DEPOSIT       ANNUAL DEPOSIT
----------------------------------------------------------------------------------------------------------------------------

     1                 0.00                                       0.00        (Note 12)              0                   0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
   1.100
   1.101
   1.102
   1.103
   1.104
   1.105
   1.106
   1.107
   1.108
   1.109
   1.110
   1.111
   1.112
----------------------------------------------------------------------------------------------------------------------------
     2                 0.15                                       0.00         318,461         539,725                   0
     3                 0.00                                       0.00         818,386       6,837,894                   0
----------------------------------------------------------------------------------------------------------------------------
     4                 0.00                                       0.00       1,014,389               0                   0
    4.1                                                                        260,302
    4.2                                                                        133,713
    4.3                                                                        141,031
    4.4                                                                        169,858
    4.5                                                                         96,570
    4.6                                                                         83,234
    4.7                                                                        129,682
----------------------------------------------------------------------------------------------------------------------------
     5                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    5.1                                                                            NAP
    5.2                                                                            NAP
----------------------------------------------------------------------------------------------------------------------------
     6                 0.00                                     144.88             NAP             NAP                 NAP
     7                 0.93                                       0.00         105,901       3,000,000                   0
----------------------------------------------------------------------------------------------------------------------------
     8                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
     9                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    10                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    11                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
----------------------------------------------------------------------------------------------------------------------------
    12                 0.00                                       0.10          51,476               0              51,052
    13                 0.00                                       0.10          50,556               0              23,879
    14                 0.00                                       0.10          72,304               0              15,092
    15                 0.00                                       0.10          35,562               0              20,050
    16                 0.00                                       0.10          21,385               0              22,791
    17                 0.00                                       0.10          12,612               0               5,352
    18                 0.00                                       0.10          14,744               0               2,306
    19                 0.00                                       0.09           3,166               0               1,145
----------------------------------------------------------------------------------------------------------------------------
    20                 0.00                                       0.16         107,977         500,000             100,000
    21                 0.00                                       0.22         258,505         700,000             200,000
    22             1,025.64                                     250.00             NAP             NAP                 NAP
    23                 0.00                                       0.15          76,057       1,301,259             220,029
    24                 0.00                                       0.00         349,987         167,496                   0
    25                 0.00                                       0.00          47,010               0                   0
    26                 0.00                                       0.10         102,625               0             119,039
    27             5,412.43                                       0.00             NAP             NAP                 NAP
    28                 0.00                                       0.15          44,034          64,200                   0
    29                 0.00                                       0.23          82,477               0                   0
    30             2,600.00                                       0.00             NAP             NAP                 NAP
    31                 0.00                                       0.00          42,852               0                   0
    32                 0.00                                     250.00             NAP             NAP                 NAP
    33                 0.00                                       0.15         119,123       1,162,862                   0
    34                 0.00                                       0.14          41,414               0                   0
    35                 0.00                                       0.10         123,575               0             101,635
    36                 0.00                                       0.11          33,595               0                   0
    37                 0.00                                       0.10          88,583               0             175,000
    38                 0.00                                       0.15         130,284               0             125,179
    39                 0.00                                     444.44             NAP             NAP                 NAP
    40                 0.00                                       0.10          82,672               0              64,159
    41                 0.00                                       0.20          44,095         420,000                   0
    42                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    43                 0.00                                       0.00          45,746               0                   0
    44                 0.19                                       0.00          93,082               0                   0
    45                 0.00                                     250.00             NAP             NAP                 NAP
    46                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    47                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    48                 0.00                                       0.20          95,540         398,500                   0
    49                 0.00                                     225.00             NAP             NAP                 NAP
    50                 0.00                                       0.00             NAP             NAP                 NAP
    51             6,121.07                                       0.00             NAP             NAP                 NAP
----------------------------------------------------------------------------------------------------------------------------
    52                 0.00                                     250.00             NAP             NAP                 NAP
    53                 0.00                                     250.00             NAP             NAP                 NAP
----------------------------------------------------------------------------------------------------------------------------
    54                 0.00                                       0.15          38,652               0              32,238
    55                 0.00                                       0.10         138,103         650,000                   0
    56                 0.00                                       0.20         100,396         957,796              50,000
    57                 0.00                                       0.15          20,896               0                   0
    58                 0.00                                       0.20          68,417               0                   0
    59                 0.00                                       0.00          59,255               0                   0
----------------------------------------------------------------------------------------------------------------------------
    60               625.00                                       0.00             NAP             NAP                 NAP
    61               625.00                                       0.00             NAP             NAP                 NAP
----------------------------------------------------------------------------------------------------------------------------
    62                 0.00                                     250.00             NAP             NAP                 NAP
    63             1,038.06                                     250.00             NAP             NAP                 NAP
    64                 0.00                                     316.00             NAP             NAP                 NAP
----------------------------------------------------------------------------------------------------------------------------
    65                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
   65.1                                                                            NAP
   65.2                                                                            NAP
   65.3                                                                            NAP
----------------------------------------------------------------------------------------------------------------------------
    66                 0.00                                       0.26          90,859       1,000,000              50,000
    67                 0.00                                       0.20          82,802       1,833,000              45,000
    68                 0.00                                       0.15          30,951               0                   0
    69                 0.00                                       0.20          61,903               0              55,362
----------------------------------------------------------------------------------------------------------------------------
    70                 0.00                                     300.00             NAP             NAP                 NAP
   70.1                                                                            NAP
   70.2                                                                            NAP
----------------------------------------------------------------------------------------------------------------------------
    71                 0.00                                       0.20          90,741               0                   0
    72                 0.00                                       0.20          30,664               0              39,504
    73                 0.23                                       0.00          75,386         250,000                   0
----------------------------------------------------------------------------------------------------------------------------
    74                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
   74.1                                                                            NAP
   74.2                                                                            NAP
----------------------------------------------------------------------------------------------------------------------------
    75                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
   75.1                                                                            NAP
   75.2                                                                            NAP
----------------------------------------------------------------------------------------------------------------------------
    76                10.62                                       0.20          48,266       2,400,000                   0
    77                 0.00                                       0.10          26,405               0                   0
    78                 0.00                                       0.00               0               0                   0
    79                 0.00                                       0.05          27,932               0              43,000
    80                 0.21                                       0.08          69,284               0              70,522
    81                 0.00                                       0.00               0               0                   0
    82                 0.00                                       0.20          67,938               0             107,794
    83                 0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    84                 0.46                                       0.00          62,110       1,438,706                   0
    85                 0.00                                       0.20          75,057          31,563              50,000
    86                 0.00                                       0.10          53,338         200,000                   0
    87                 0.50                                       0.00          42,249               0                   0
    88                 0.00                                       0.15          48,514               0                   0
    89                 0.00                                       0.15          46,576         175,000                   0
    90                 0.00                                     250.00             NAP             NAP                 NAP
    91                 0.00                                       0.20          74,404               0              93,876
    92                 0.00                                       0.15          60,782               0              55,332
    93                 0.00                                       0.14          55,123         396,625                   0
    94                 0.00                                       0.20         114,836               0              90,000
    95                 0.00                                       0.00               0               0                   0
    96                 0.00                                       0.16          12,675               0              54,080
    97                 0.00                                       0.00               0               0                   0
    98                 0.00                                     250.00             NAP             NAP                 NAP
    99                 0.00                                     636.66             NAP             NAP                 NAP
    100                0.00                                       0.00          15,277               0                   0
    101                0.00                                     251.20             NAP             NAP                 NAP
    102                0.00                                       0.00          68,390               0                   0
    103                0.00                                       0.15          33,011         100,000              90,000
    104                1.74                                       0.20           7,922               0                   0
    105                0.00                                       0.20          52,834               0              91,113
    106                0.00                                     200.00             NAP             NAP                 NAP
    107                0.00                                       0.00               0               0                   0
    108                0.00                                       0.34          47,338               0              82,825
    109                0.00                                   2,251.43             NAP             NAP                 NAP
    110                0.00                                       0.00          57,315               0                   0
    111                0.00                                     250.00             NAP             NAP                 NAP
    112                0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    113                0.00                                       0.20          32,100          50,000              50,000
    114                0.00                                     250.00             NAP             NAP                 NAP
    115                0.00                                     242.54             NAP             NAP                 NAP
    116                0.00                                       0.15          22,324               0              22,239
    117                0.00                                       0.00             NAP             NAP                 NAP
    118                0.00                                       0.11          17,381               0              18,289
    119                0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    120                0.00                                       0.10          23,470         150,000              44,913
    121                0.00                                       0.00             NAP             NAP                 NAP
    122                0.00                                       0.00               0               0                   0
    123                0.55                                       0.10          29,086               0              31,509
----------------------------------------------------------------------------------------------------------------------------
    124                0.00                                       0.10          25,816               0                   0
    125                0.00                                       0.10           4,993               0                   0
    126                0.00                                       0.10           4,692               0                   0
----------------------------------------------------------------------------------------------------------------------------
    127                0.00                                       0.15          39,852               0              15,000
    128                0.00                                       0.18          38,832               0                   0
    129                0.00                                     250.00             NAP             NAP                 NAP
    130                0.45                                       0.00          27,226               0                   0
    131                0.00                                       0.00          50,431               0                   0
    132                0.00                                       0.15          50,469               0              50,469
    133                0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    134                0.00                                     250.00             NAP             NAP                 NAP
    135                0.00                                       0.00               0               0                   0
    136                0.00                                       0.10          42,705               0              18,659
    137                0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    138                0.00                                     382.00             NAP             NAP                 NAP
    139                0.00                                       0.10          16,669          40,000                   0
    140                0.52                                       0.05          30,543               0              30,997
    141                0.00                                       0.00          19,872               0                   0
    142                0.00                                       0.00          10,943               0                   0
    143                0.00                                     300.00             NAP             NAP                 NAP
    144                0.00                       4% of Gross Revenues             NAP             NAP                 NAP
    145                0.00                                     846.29             NAP             NAP                 NAP
    146                0.00                                       0.15          14,891         105,000              15,000
    147                0.00                                       0.00               0               0                   0
    148                0.00                                       0.18          17,508               0              16,503
    149                0.00                                       0.10               0               0                   0
    150                0.00                                       0.00          18,180               0                   0
    151                0.00                                       0.00          15,985               0                   0
    152                0.00                                       0.20          43,375               0              36,036
    153                0.00                                       0.00           8,597               0                   0
    154                0.00                                       0.20           8,451               0                   0
    155                0.00                                       0.21           5,647               0                   0
    156                0.00                                       0.15          11,861               0              14,500
    157                0.00                                       0.20          37,793               0                   0
    158                0.00                                       0.20          34,152               0              20,000
    159                0.00                                     280.26             NAP             NAP                 NAP
    160                0.00                                       0.20          49,910               0              54,064
    161                0.00                                       0.15          10,044               0                   0
    162                0.00                                     250.00             NAP             NAP                 NAP
    163                0.00                                       0.00           6,102               0                   0
    164                0.00                                       0.16           5,982               0                   0
    165                0.00                                       0.15           5,630               0                   0
    166                0.00                                     344.06             NAP             NAP                 NAP

                                ESCROWED TI/LC     ESCROWED TI/LC
             U/W ANNUAL TI/LC  RESERVES INITIAL   RESERVES CURRENT
LOAN NUMBER    RESERVES PSF       DEPOSIT PSF    ANNUAL DEPOSIT PSF
-------------------------------------------------------------------

     1          (Note 12)              0.00             0.00
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
   1.100
   1.101
   1.102
   1.103
   1.104
   1.105
   1.106
   1.107
   1.108
   1.109
   1.110
   1.111
   1.112
-------------------------------------------------------------------
     2              0.50               0.85             0.00
     3              1.68              14.07             0.00
-------------------------------------------------------------------
     4              1.11               0.00             0.00
    4.1             1.25
    4.2             0.62
    4.3             1.13
    4.4             1.34
    4.5             1.38
    4.6             1.18
    4.7             1.28
-------------------------------------------------------------------
     5               NAP                NAP              NAP
    5.1              NAP
    5.2              NAP
-------------------------------------------------------------------
     6               NAP                NAP              NAP
     7              0.39              11.11             0.00
-------------------------------------------------------------------
     8               NAP                NAP              NAP
     9               NAP                NAP              NAP
    10               NAP                NAP              NAP
    11               NAP                NAP              NAP
-------------------------------------------------------------------
    12              0.17               0.00             0.16
    13              0.35               0.00             0.16
    14              0.79               0.00             0.16
    15              0.29               0.00             0.16
    16              0.15               0.00             0.16
    17              0.39               0.00             0.16
    18              1.05               0.00             0.16
    19              0.42               0.00             0.15
-------------------------------------------------------------------
    20              1.02               4.74             0.95
    21              0.85               2.31             0.66
    22               NAP                NAP              NAP
    23              0.17               2.96             0.50
    24              1.05               0.50             0.00
    25              0.39               0.00             0.00
    26              0.13               0.00             0.15
    27               NAP                NAP              NAP
    28              0.38               0.56             0.00
    29              0.56               0.00             0.00
    30               NAP                NAP              NAP
    31              0.29               0.00             0.00
    32               NAP                NAP              NAP
    33              0.40               3.93             0.00
    34              0.44               0.00             0.00
    35              0.86               0.00             0.71
    36              0.32               0.00             0.00
    37              0.22               0.00             0.44
    38              1.05               0.00             1.01
    39               NAP                NAP              NAP
    40              0.68               0.00             0.53
    41              0.58               5.51             0.00
    42               NAP                NAP              NAP
    43              0.30               0.00             0.00
    44              0.44               0.00             0.00
    45               NAP                NAP              NAP
    46               NAP                NAP              NAP
    47               NAP                NAP              NAP
    48              0.82               3.43             0.00
    49               NAP                NAP              NAP
    50               NAP                NAP              NAP
    51               NAP                NAP              NAP
-------------------------------------------------------------------
    52               NAP                NAP              NAP
    53               NAP                NAP              NAP
-------------------------------------------------------------------
    54              1.20               0.00             1.00
    55              1.06               4.97             0.00
    56              0.81               7.72             0.40
    57              0.90               0.00             0.00
    58              0.54               0.00             0.00
    59              0.68               0.00             0.00
-------------------------------------------------------------------
    60               NAP                NAP              NAP
    61               NAP                NAP              NAP
-------------------------------------------------------------------
    62               NAP                NAP              NAP
    63               NAP                NAP              NAP
    64               NAP                NAP              NAP
-------------------------------------------------------------------
    65               NAP                NAP              NAP
   65.1              NAP
   65.2              NAP
   65.3              NAP
-------------------------------------------------------------------
    66              1.12              12.35             0.62
    67              1.11              24.59             0.60
    68              0.66               0.00             0.00
    69              0.56               0.00             0.50
-------------------------------------------------------------------
    70               NAP                NAP              NAP
   70.1              NAP
   70.2              NAP
-------------------------------------------------------------------
    71              1.01               0.00             0.00
    72              2.04               0.00             2.63
    73              0.70               2.32             0.00
-------------------------------------------------------------------
    74               NAP                NAP              NAP
   74.1              NAP
   74.2              NAP
-------------------------------------------------------------------
    75               NAP                NAP              NAP
   75.1              NAP
   75.2              NAP
-------------------------------------------------------------------
    76              0.74              36.92             0.00
    77              0.89               0.00             0.00
    78              0.00               0.00             0.00
    79              0.12               0.00             0.18
    80              0.23               0.00             0.23
    81              0.00               0.00             0.00
    82              0.32               0.00             0.50
    83               NAP                NAP              NAP
    84              0.28               6.56             0.00
    85              0.62               0.26             0.41
    86              0.30               1.11             0.00
    87              0.84               0.00             0.00
    88              0.50               0.00             0.00
    89              0.91               3.43             0.00
    90               NAP                NAP              NAP
    91              1.03               0.00             1.30
    92              0.86               0.00             0.78
    93              0.44               3.18             0.00
    94              1.16               0.00             0.91
    95              0.00               0.00             0.00
    96              0.12               0.00             0.50
    97              0.00               0.00             0.00
    98               NAP                NAP              NAP
    99               NAP                NAP              NAP
    100             0.26               0.00             0.00
    101              NAP                NAP              NAP
    102             1.17               0.00             0.00
    103             0.56               1.69             1.52
    104             0.09               0.00             0.00
    105             0.86               0.00             1.49
    106              NAP                NAP              NAP
    107             0.00               0.00             0.00
    108             0.57               0.00             1.00
    109              NAP                NAP              NAP
    110             1.00               0.00             0.00
    111              NAP                NAP              NAP
    112              NAP                NAP              NAP
    113             0.91               1.42             1.42
    114              NAP                NAP              NAP
    115              NAP                NAP              NAP
    116             0.75               0.00             0.75
    117              NAP                NAP              NAP
    118             0.79               0.00             0.83
    119              NAP                NAP              NAP
    120             0.39               2.48             0.74
    121              NAP                NAP              NAP
    122             0.00               0.00             0.00
    123             0.53               0.00             0.58
-------------------------------------------------------------------
    124             0.49               0.00             0.00
    125             0.74               0.00             0.00
    126             0.69               0.00             0.00
-------------------------------------------------------------------
    127             0.96               0.00             0.36
    128             0.36               0.00             0.00
    129              NAP                NAP              NAP
    130             0.65               0.00             0.00
    131             0.99               0.00             0.00
    132             0.60               0.00             0.60
    133              NAP                NAP              NAP
    134              NAP                NAP              NAP
    135             0.00               0.00             0.00
    136             0.92               0.00             0.40
    137              NAP                NAP              NAP
    138              NAP                NAP              NAP
    139             0.91               2.17             0.00
    140             0.25               0.00             0.25
    141             0.70               0.00             0.00
    142             0.25               0.00             0.00
    143              NAP                NAP              NAP
    144              NAP                NAP              NAP
    145              NAP                NAP              NAP
    146             0.92               6.51             0.93
    147             0.00               0.00             0.00
    148             0.63               0.00             0.59
    149             0.00               0.00             0.00
    150             0.73               0.00             0.00
    151             0.35               0.00             0.00
    152             1.20               0.00             1.00
    153             0.50               0.00             0.00
    154             0.96               0.00             0.00
    155             0.50               0.00             0.00
    156             0.79               0.00             0.96
    157             1.23               0.00             0.00
    158             1.62               0.00             0.95
    159              NAP                NAP              NAP
    160             0.92               0.00             1.00
    161             0.50               0.00             0.00
    162              NAP                NAP              NAP
    163             0.55               0.00             0.00
    164             0.54               0.00             0.00
    165             0.50               0.00             0.00
    166              NAP                NAP              NAP

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to loan numbers 8, 9, 10, 11, 23, 26, 28, 37, 38, 72 and 120, the U/W NCF DSCRs were adjusted to take into account: (a) the reamortized debt service payments that would be in effect if the principal balance of the subject underlying mortgage loan is reduced by a related cash holdback;
     and/or (b) various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the subject cash holdback. With respect to loan numbers 8, 9, 10, 11, 23, 26,
     28, 37, 38, 72 and 120, the U/W NCF DSCRs calculated based upon their unadjusted debt service payments are 1.28x, 1.28x, 1.28x, 1.28x, 1.16x,
     1.07x, 1.12x, 0.85x, 1.10x, 1.13x and 1.18x, respectively.

(2)  With respect to loan number 26, the Cut-off Date LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan number 26, the Cut-off Date LTV ratio calculated based upon the unadjusted relevant principal balance of the subject underlying mortgage loan is 86.60%. With respect to loan numbers 37 and 76, the Cut-off Date LTV ratio has been calculated using the
     "as-stabilized" appraised value rather than the "as-is" appraised value.
     With respect to loan numbers 37 and 76, the Cut-off Date LTV ratio calculated using the "as-is" appraised value are 105.35% and 103.64%, respectively.

(3)  With respect to loan number 26, the Maturity Date / ARD LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan number 26, the Maturity Date / ARD LTV ratio calculated based upon the unadjusted relevant principal balance of the subject underlying mortgage loan is 77.65%. With respect to loan numbers 37 and 76, the Maturity Date / ARD LTV ratio has been calculated using the
     "as-stabilized" appraised value rather than the "as-is" appraised value.
     With respect to loan numbers 37 and 76, the Maturity Date / ARD LTV ratio calculated using the "as-is" appraised value are 81.59% and 92.34%, respectively.

(4)  For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject
     Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(5)  With respect to loan number 1, the Cut-off Date Principal Balance per
     SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio and
     U/W NCF DSCR are calculated using the aggregate indebtednes of the ShopKo
     Portfolio Loan Combination, including the related ShopKo Portfolio
     Non-Trust Loans.

(6)  With respect to loan number 98, the Cut-off Date Principal Balance per
     SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio and
     U/W NCF DSCR were calculated using the indebtedness of the Wimbleton Place
     Apartments Loan, without regard to the related subordinate non-trust mortgage loan. Including the related subordinate non-trust mortgage loan, the Cut-off Date Principal Balance per SF/Unit/Room/Pad, Cut-off Date LTV
     Ratio, Maturity Date / ARD LTV Ratio and U/W NCF DSCR are $27,397.26,
     80.00%, 68.63% and 1.16x, respectively.

                                        1

(7)  With respect to loan number 30, the mortgage rate steps up through the first 7 years of the loan term. The initial mortgage rate is 4.4350% per annum through the December 2006 payment date; 4.6850% per annum from the
     January 2007 through the December 2007 payment date; 4.8100% per annum from the January 2008 through the December 2008 payment date; 4.9350% per annum from the January 2009 through the December 2009 payment date; 5.1850% per annum from the January 2010 through the December 2010 payment date; 5.3100%
     per annum from the January 2011 through the December 2011 payment date;
     5.4350% per annum from the January 2012 through the December 2012 payment date; and 5.6850% per annum for all payment dates thereafter. The Mortgage
     Rate and the Net Mortgage Rate were calculated using the initial mortgage rate, however, the Monthly Debt Service Payment, second most recent NOI
     DSCR, most recent NOI DSCR and U/W NCF DSCR were calculated using the highest mortgage rate.

(8)  With respect to loan number 51, the mortgage rate steps up through the first 7 years of the loan term. The initial mortgage rate is 4.3750% per annum through the January 2007 payment date; 4.6250% per annum from the
     February 2007 through the January 2008 payment date; 4.7500% per annum from the February 2008 through the January 2009 payment date; 4.8750% per annum from the February 2009 through the January 2010 payment date; 5.1250% per annum from the February 2010 through the January 2011 payment date; 5.2500%
     per annum from the February 2011 through the January 2012 payment date;
     5.3750% per annum from the February 2012 through the January 2013 payment date; and 5.6250% per annum for all payment dates thereafter. The Mortgage
     Rate and the Net Mortgage Rate were calculated using the initial mortgage rate, however, the Monthly Debt Service Payment, second most recent NOI
     DSCR, most recent NOI DSCR and U/W NCF DSCR were calculated using the highest mortgage rate.

(9)  With respect to loan number 1, the grace period will only apply twice during any 12-month period for a payment made after the due date. With respect to loan number 24, the grace period will only apply to the first and second occurrence of a payment made after the due date.

(10) With respect to loan number 63, the borrower, USA Houston Levee, DST, is a
     Delaware statutory trust.

(11) The ShopKo Portfolio Mortgage Loan has a cut-off date principal balance of
     $200,000,000 which is evidenced by two promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets
     Realty Corp. and one in the unpaid principal amount of $100,000,000 currently held by Barclays Capital Real Estate Inc. The ShopKo Portfolio
     Mortgage Loan is one of multiple mortgage loans, together referred to as the ShopKo Portfolio Loan Combination, that are all: (a) obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the ShopKo Portfolio Mortgaged Properties; (c) cross-defaulted with each other; and (d) entitled to payments of interest and principal on a pro rata and pari passu basis. The entire ShopKo Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $545,655,010.

(12) With respect to loan number 1, the U/W Annual TI/LC Reserves is combined with U/W Annual Replacement Reserves and the U/W Annual TI/LC Reserves PSF
     is combined with U/W Annual Replacement Reserves PSF/Unit/Room/Pad.

(13) With respect to loan number 118, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

                                        2

                                    ANNEX A-2

                   SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                               AGGREGATE        % OF
                                                CUT-OFF        INITIAL
           RANGE OF             NUMBER OF         DATE        MORTGAGE
         CUT-OFF DATE            MORTGAGE      PRINCIPAL        POOL
      PRINCIPAL BALANCES          LOANS         BALANCE        BALANCE
------------------------------ ----------- ----------------- ----------

$    721,000 to $  4,999,999        38      $  129,677,674        5.7%
$  5,000,000 to $  9,999,999        62         443,044,563       19.6
$ 10,000,000 to $ 14,999,999        28         359,481,115       15.9
$ 15,000,000 to $ 19,999,999        18         316,952,331       14.0
$ 20,000,000 to $ 24,999,999         5         109,522,855        4.8
$ 25,000,000 to $ 29,999,999         3          78,800,000        3.5
$ 30,000,000 to $ 39,999,999         5         167,362,500        7.4
$ 40,000,000 to $ 49,999,999         1          42,695,000        1.9
$ 50,000,000 to $ 74,999,999         3         190,000,000        8.4
$ 75,000,000 to $ 99,999,999         1          93,000,000        4.1
$100,000,000 to $199,999,999         1         133,000,000        5.9
$200,000,000 to $200,000,000         1         200,000,000        8.8
------------------------------      --      --------------      -----
 Total/Wtd. Avg.                   166      $2,263,536,038      100.0%
==============================     ===      ==============      =====

                                                              WEIGHTED AVERAGES
                                               ------------------------------------------------
                                   MAXIMUM
           RANGE OF              CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE             PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
------------------------------ --------------- ---------- ------------ --------- --------------

$    721,000 to $  4,999,999    $   4,989,403     5.722%       120        1.32x       71.84%
$  5,000,000 to $  9,999,999        9,615,000     5.752        118        1.34        71.76
$ 10,000,000 to $ 14,999,999       14,904,880     5.751        115        1.27        73.18
$ 15,000,000 to $ 19,999,999       19,900,000     5.750        111        1.28        72.11
$ 20,000,000 to $ 24,999,999       22,955,855     5.395        116        1.20        73.67
$ 25,000,000 to $ 29,999,999       26,700,000     5.520        117        1.22        78.01
$ 30,000,000 to $ 39,999,999       36,500,000     5.920        119        1.21        74.67
$ 40,000,000 to $ 49,999,999       42,695,000     5.310        112        1.20        74.64
$ 50,000,000 to $ 74,999,999       72,000,000     5.535        102        1.79        56.13
$ 75,000,000 to $ 99,999,999       93,000,000     5.572         79        1.22        72.66
$100,000,000 to $199,999,999      133,000,000     5.500        118        1.20        70.74
$200,000,000 to $200,000,000      200,000,000     6.588        120        1.51        76.39
------------------------------
 Total/Wtd. Avg.                                  5.762%       114        1.34x       71.69%
==============================

                      MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE      % OF INITIAL
                      NUMBER OF     CUT-OFF DATE      MORTGAGE       MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL          POOL      CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- ------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        81      $1,242,079,500        54.9%     $133,000,000     5.626%       115        1.26x       72.50%
Balloon                   60         687,325,960        30.4       200,000,000     6.099        117        1.37        73.50
Interest Only              9         236,650,000        10.5        93,000,000     5.495         93        1.68        62.42
Partial IO/ARD            11          68,374,000         3.0        12,850,000     5.697        132        1.21        75.92
ARD                        5          29,106,578         1.3        16,659,061     5.915        114        1.40        60.34
--------------------      --      --------------       -----
Total/Wtd. Avg.          166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                        MORTGAGE RATES (MORTGAGE POOL)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                     CUMULATIVE %
                                       AGGREGATE      % OF INITIAL    OF INITIAL
                        NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES        LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

  4.3750% to 5.4999%        37      $  489,949,379         21.6%         21.6%       5.305%  112             1.45x       69.39%
  5.5000% to 5.7499%        62         782,245,543         34.6          56.2        5.584   111             1.24        72.76
  5.7500% to 5.9999%        36         440,835,136         19.5          75.7        5.845   120             1.25        73.55
  6.0000% to 6.4999%        25         315,623,700         13.9          89.6        6.159   108             1.39        66.75
  6.5000% to 6.9999%         5         227,985,890         10.1          99.7        6.592   120             1.50        76.17
  7.0000% to 7.5600%         1           6,896,389          0.3         100.0        7.560   179             1.15        74.00
----------------------      --      --------------        -----
    Total/Wtd. Avg.        166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
======================     ===      ==============        =====

                                     A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                        AGGREGATE     % OF INITIAL
   RANGE OF ORIGINAL     NUMBER OF    CUT-OFF DATE      MORTGAGE
        TERMS TO          MORTGAGE      PRINCIPAL         POOL
 MATURITY/ARD (MONTHS)     LOANS         BALANCE         BALANCE
----------------------- ----------- ---------------- --------------

           60                 4      $   45,684,481         2.0%
           84                 4         173,541,365         7.7
           96                 1          14,360,000         0.6
          120               150       1,998,873,808        88.3
          180                 7          31,076,385         1.4
-----------------------     ---      --------------       -----
     Total/Wtd. Avg.        166      $2,263,536,038       100.0%
=======================     ===      ==============       =====

                                                      WEIGHTED AVERAGES
                                       ------------------------------------------------
                          CUMULATIVE
   RANGE OF ORIGINAL     % OF INITIAL                STATED               CUT-OFF DATE
        TERMS TO             POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MONTHS)      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- -------------- ---------- ------------ --------- --------------

           60                 2.0%        5.755%        56        1.44x       69.55%
           84                 9.7         5.748         80        1.43        64.59
           96                10.3         5.779         89        1.45        73.83
          120                98.6         5.757        117        1.33        72.35
          180               100.0         6.161        176        1.20        71.17
-----------------------
     Total/Wtd. Avg.                      5.762%       114        1.34x       71.69%
=======================

             REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                      AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
       TERMS TO         MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MOS.)     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

55 to 59                    4      $   45,684,481         2.0%          2.0%        5.755%        56        1.44x       69.55%
60 to 83                    4         173,541,365         7.7           9.7         5.748         80        1.43        64.59
84 to 114                  11         189,493,487         8.4          18.1         5.289        110        1.29        69.81
115 to 120                140       1,823,740,321        80.6          98.6         5.806        118        1.33        72.63
121 to 179                  7          31,076,385         1.4         100.0         6.161        176        1.20        71.17
---------------------     ---      --------------       -----
Total/Wtd. Avg.           166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
=====================     ===      ==============       =====

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

    Interest Only          9      $  236,650,000        10.5%          10.5%       5.495%        93        1.68x       62.42%
         300              19         174,211,237         7.7           18.2        5.932        112        1.37        69.01
         360             135       1,801,809,801        79.6           97.8        5.785        116        1.29        73.07
         420               3          50,865,000         2.2          100.0        5.599        117        1.20        75.29
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                     AGGREGATE     % OF INITIAL   CUMULATIVE
 RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE        % OF                  STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL          POOL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE      BALANCE      RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ----------- ---------- ------------ --------- --------------

    Interest Only          9      $  236,650,000        10.5%        10.5%      5.495%        93        1.68x       62.42%
      292 to 300          19         174,211,237         7.7         18.2       5.932        112        1.37        69.01
      301 to 360         135       1,801,809,801        79.6         97.8       5.785        116        1.29        73.07
      361 to 420           3          50,865,000         2.2        100.0       5.599        117        1.20        75.29
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                   5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                                     A-2-2

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE    % OF INITIAL    CUMULATIVE                 STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL        MORTGAGE     % OF INITIAL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS         BALANCE       POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

        0 to 5           154      $2,070,501,186         91.5%          91.5%       5.806%  114             1.34x       71.86%
        6 to 11           11         188,267,335          8.3%          99.8        5.292   109             1.29        69.73
       12 to 12            1           4,767,517          0.2%         100.0        5.254   108             1.27        78.93
--------------------     ---      --------------        -----
   Total/Wtd. Avg.       166      $2,263,536,038        100.0%                      5.762%  114             1.34x       71.69%
====================     ===      ==============        =====

                      ENCUMBERED INTEREST (MORTGAGE POOL)

                                                  AGGREGATE
                                   NUMBER OF     CUT-OFF DATE
                                   MORTGAGED      PRINCIPAL
       ENCUMBERED INTEREST        PROPERTIES       BALANCE
-------------------------------- ------------ -----------------

Fee Simple                            276      $2,176,033,830
Leasehold                               9          47,266,814
Fee in Part, Leasehold in Part          4          40,235,395
--------------------------------      ---      --------------
 Total/Wtd. Avg.                      289      $2,263,536,038
================================      ===      ==============

                                                                   WEIGHTED AVERAGES
                                                    ------------------------------------------------
                                        % OF                      STATED               CUT-OFF DATE
                                  INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST          POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------------- ------------------ ---------- ------------ --------- --------------

Fee Simple                               96.1%         5.764%  114             1.33x       71.97%
Leasehold                                 2.1          5.584   116             1.68        64.67
Fee in Part, Leasehold in Part            1.8          5.863   115             1.35        65.23
--------------------------------        -----
 Total/Wtd. Avg.                        100.0%         5.762%  114             1.34x       71.69%
================================        =====

                                     A-2-3

                        PROPERTY TYPES (MORTGAGE POOL)

                                              AGGREGATE                        MAXIMUM
                               NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                               MORTGAGED      PRINCIPAL        MORTGAGE       PRINCIPAL
        PROPERTY TYPE         PROPERTIES       BALANCE       POOL BALANCE      BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Retail                            158      $  674,076,753         29.8%       36,500,000
 Anchored, Single Tenant          122         261,937,500         11.6        13,000,000
 Anchored                          17         243,067,977         10.7        32,812,500
 Unanchored                        11         108,749,727          4.8        36,500,000
 Shadow Anchored                    4          44,659,995          2.0        14,600,000
 Unanchored, Single Tenant          2           2,136,870          0.1         1,120,980
 Regional Mall                      1           9,528,182          0.4         9,528,182
 Shadow Anchored, Single
  Tenant                            1           3,996,501          0.2         3,996,501
Office                             48         740,123,241         32.7      $133,000,000
 Suburban                          35         552,508,241         24.4       133,000,000
 Flex                               2           8,060,000          0.4         6,763,000
 Medical Office                     8          71,810,000          3.2        17,120,000
 CBD                                3         107,745,000          4.8        42,695,000
Multifamily                        33         385,317,567         17.0        55,000,000
 Conventional                      27         326,912,673         14.4        55,000,000
 Student Housing                    5          49,745,040          2.2        17,500,000
 Section 8                          1           8,659,854          0.4         8,659,854
Hospitality                        25         242,264,807         10.7        63,000,000
Industrial                         18         146,824,372          6.5        26,500,000
Mixed Use                           5          54,024,417          2.4        18,800,000
Land                                1          14,904,880          0.7        14,904,880
Manufactured Housing                1           6,000,000          0.3         6,000,000
----------------------------      ---      --------------
 Total/Wtd. Avg.                  289      $2,263,536,038        100.0%
============================      ===      ==============

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                    MIN/MAX
                                           STATED                CUT-OFF DATE                     CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
---------------------------- ---------- ------------ --------- --------------- --------------- -----------------

Retail                          5.982%  120             1.31x        74.80%    1.15x / 1.85x   50.93% / 80.00%
 Anchored, Single Tenant        6.320   122             1.43         75.64     1.20x / 1.51x   64.75% / 78.97%
 Anchored                       5.779   117             1.23         74.53     1.20x / 1.52x   63.02% / 80.00%
 Unanchored                     5.783   119             1.28         73.25     1.20x / 1.85x   50.93% / 79.91%
 Shadow Anchored                5.679   125             1.19         76.82     1.15x / 1.20x   72.75% / 78.92%
 Unanchored, Single Tenant      5.690   176             1.22         74.77     1.22x / 1.22x   74.77% / 74.77%
 Regional Mall                  5.690   115             1.20         70.58     1.20x / 1.20x   70.58% / 70.58%
 Shadow Anchored, Single
  Tenant                        5.793   119             1.32         65.52     1.32x / 1.32x   65.52% / 65.52%
Office                          5.613   112             1.33         71.05     1.16x / 2.26x   49.52% / 80.00%
 Suburban                       5.610   111             1.37         69.13     1.16x / 2.26x   49.52% / 80.00%
 Flex                           5.440   115             1.21         79.90     1.21x / 1.21x   79.90% / 79.90%
 Medical Office                 5.741   117             1.22         77.66     1.20x / 1.27x   72.85% / 80.00%
 CBD                            5.556   116             1.20         75.83     1.20x / 1.20x   72.72% / 80.00%
Multifamily                     5.518   111             1.27         71.15     1.15x / 1.94x   48.15% / 79.17%
 Conventional                   5.485   110             1.28         70.79     1.15x / 1.94x   48.15% / 79.17%
 Student Housing                5.649   117             1.21         74.15     1.20x / 1.26x   68.63% / 77.50%
 Section 8                      6.020   119             1.27         67.66     1.27x / 1.27x   67.66% / 67.66%
Hospitality                     6.054   104             1.51         64.29     1.31x / 1.74x   48.71% / 75.00%
Industrial                      5.710   117             1.25         75.14     1.19x / 1.51x   65.96% / 80.08%
Mixed Use                       5.754   110             1.59         69.46     1.20x / 2.52x   39.05% / 80.00%
Land                            5.495   114             1.20         76.87     1.20x / 1.20x   76.87% / 76.87%
Manufactured Housing            5.360   117             1.53         59.41     1.53x / 1.53x   59.41% / 59.41%
----------------------------
 Total/Wtd. Avg.                5.762%  114             1.34x        71.69%    1.15x / 2.52x   39.05% / 80.08%
============================

                                     A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                   CUMULATIVE
                                     AGGREGATE     % OF INITIAL   % OF INITIAL
                      NUMBER OF    CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE      PRINCIPAL         POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

    1.15x to 1.19x         4      $   43,291,511         1.9%          1.9%       6.322%       129        1.17x       75.57%
    1.20x to 1.24x        90       1,322,349,197        58.4          60.3        5.632        114        1.21        74.31
    1.25x to 1.29x        18         129,643,874         5.7          66.1        5.759        117        1.27        73.67
    1.30x to 1.34x        16         134,609,013         5.9          72.0        5.721        118        1.32        71.20
    1.35x to 1.39x         6          54,819,336         2.4          74.4        5.377        116        1.38        69.50
    1.40x to 1.44x         8          74,414,951         3.3          77.7        5.800         97        1.44        67.76
    1.45x to 1.49x         7          62,384,675         2.8          80.5        6.177        112        1.47        70.10
    1.50x to 1.99x        14         357,173,482        15.8          96.3        6.271        109        1.57        67.87
    2.00x to 2.52x         3          84,850,000         3.7         100.0        5.344        115        2.30        48.81
--------------------      --      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                     5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
      RANGE OF                       AGGREGATE      % OF INITIAL   % OF INITIAL
    CUT-OFF DATE      NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
    LOAN-TO-VALUE      MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        RATIO           LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

  39.05% to 60.00%        12      $  198,806,451          8.8%          8.8%       5.685%  105             1.93x       51.11%
  60.01% to 65.00%        15         126,503,111          5.6          14.4        5.815   109             1.43        63.58
  65.01% to 70.00%        25         294,337,446         13.0          27.4        5.476   115             1.28        68.57
  70.01% to 75.00%        52         782,396,977         34.6          61.9        5.739   112             1.24        72.86
  75.01% to 80.00%        61         856,687,053         37.8          99.8        5.892   118             1.29        77.63
  80.01% to 80.08%         1           4,805,000          0.2         100.0        5.533   118             1.21        80.08
--------------------      --      --------------        -----
   Total/Wtd. Avg.       166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
====================     ===      ==============        =====

             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   38.07% to 50.00%         9      $  191,925,919          8.5%          8.5%       5.709%  104             1.95x       51.27%
   50.01% to 60.00%        43         310,819,423         13.7          22.2        5.911   124             1.32        68.81
   60.01% to 65.00%        34         498,170,836         22.0          44.2        5.591   113             1.27        70.58
   65.01% to 70.00%        47         810,993,495         35.8          80.0        5.901   116             1.30        75.15
   70.01% to 74.37%        33         451,626,365         20.0         100.0        5.621   108             1.22        77.37
---------------------      --      --------------        -----
    Total/Wtd. Avg.       166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
=====================     ===      ==============        =====

                                     A-2-5

                         STATE/REGION (MORTGAGE POOL)

                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE      MORTGAGE
                             MORTGAGED      PRINCIPAL          POOL
       STATE/REGION         PROPERTIES       BALANCE          BALANCE
-------------------------- ------------ ----------------- --------------

California                       17      $  354,756,324         15.7%
 Southern California (1)         10         300,967,183         13.3
 Northern California (1)          7          53,789,141          2.4
Virginia                          8         165,832,836          7.3
Wisconsin                        50         158,437,830          7.0
Pennsylvania                     12         154,616,061          6.8
Florida                          11         153,191,482          6.8
Washington                       17         111,675,920          4.9
New York                         10          96,730,000          4.3
Georgia                          12          92,130,874          4.1
Massachusetts                     5          74,610,132          3.3
Tennessee                         4          72,585,000          3.2
Michigan                         12          71,317,264          3.2
New Jersey                        5          69,809,099          3.1
Ohio                              5          62,050,323          2.7
Arizona                           5          53,897,357          2.4
Oklahoma                         10          52,350,000          2.3
South Carolina                    4          51,797,978          2.3
Texas                             7          49,682,651          2.2
North Carolina                    5          45,102,278          2.0
Nevada                            5          38,790,000          1.7
Maryland                          3          38,350,000          1.7
Illinois                          9          35,932,582          1.6
Connecticut                       5          35,602,000          1.6
Louisiana                         2          32,569,087          1.4
Minnesota                        14          29,550,910          1.3
Mississippi                       3          21,833,222          1.0
Nebraska                          8          17,708,283          0.8
Utah                             11          15,384,508          0.7
Kansas                            1          14,800,000          0.7
Kentucky                          2          14,074,906          0.6
Idaho                             8          13,116,728          0.6
Missouri                          2          10,728,000          0.5
Colorado                          2           9,749,074          0.4
South Dakota                      5           9,365,092          0.4
Delaware                          1           8,800,000          0.4
Montana                           4           7,069,314          0.3
New Hampshire                     1           6,132,922          0.3
Oregon                            1           5,865,000          0.3
Indiana                           1           5,500,000          0.2
Iowa                              2           2,041,002          0.1
--------------------------       --      --------------        -----
Total/Wtd. Avg.                 289      $2,263,536,038        100.0%
==========================      ===      ==============        =====

                             CUMULATIVE
                            % OF INITIAL
                              MORTGAGE                 STATED               CUT-OFF DATE
                                POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION           BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------- ---------- ------------ --------- --------------

California                      15.7%       5.600%       116        1.27x       70.07%
 Southern California (1)        13.3        5.593        116        1.26        69.14
 Northern California (1)         2.4        5.642        116        1.29        75.28
Virginia                        23.0        5.653         90        1.26        72.68
Wisconsin                       30.0        6.156        112        1.48        71.38
Pennsylvania                    36.8        5.987        119        1.24        73.94
Florida                         43.6        5.660        115        1.22        73.98
Washington                      48.5        5.821        117        1.30        74.55
New York                        52.8        5.508        115        1.95        57.61
Georgia                         56.9        5.879        118        1.39        71.73
Massachusetts                   60.2        5.598        116        1.24        73.73
Tennessee                       63.4        5.696        112        1.27        73.06
Michigan                        66.5        5.797        119        1.29        74.06
New Jersey                      69.6        5.652        117        1.32        73.54
Ohio                            72.4        5.498         97        1.51        59.15
Arizona                         74.7        5.658         90        1.42        66.29
Oklahoma                        77.0        5.567        116        1.21        79.26
South Carolina                  79.3        5.853        119        1.22        77.58
Texas                           81.5        5.905        129        1.25        73.71
North Carolina                  83.5        5.581        116        1.39        69.15
Nevada                          85.2        5.702        129        1.52        60.92
Maryland                        86.9        5.642        117        1.20        73.91
Illinois                        88.5        6.072         94        1.27        75.50
Connecticut                     90.1        5.771        126        1.21        75.94
Louisiana                       91.5        5.586        116        1.21        77.47
Minnesota                       92.8        6.461        119        1.47        76.57
Mississippi                     93.8        5.718        116        1.20        74.15
Nebraska                        94.6        6.588        120        1.51        76.39
Utah                            95.3        6.588        120        1.51        76.39
Kansas                          95.9        4.375        115        1.38        69.00
Kentucky                        96.5        5.802        116        1.24        74.57
Idaho                           97.1        6.588        120        1.51        76.39
Missouri                        97.6        5.893        119        1.25        78.42
Colorado                        98.0        5.691        153        1.23        70.60
South Dakota                    98.4        6.588        120        1.51        76.39
Delaware                        98.8        6.190        120        1.37        73.95
Montana                         99.1        6.588        120        1.51        76.39
New Hampshire                   99.4        5.675        118        1.24        73.10
Oregon                          99.7        5.250        114        1.44        60.00
Indiana                         99.9        5.535        117        1.29        67.07
Iowa                           100.0        6.588        120        1.51        76.39
--------------------------
Total/Wtd. Avg.                             5.762%       114        1.34x       71.69%
==========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                   PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE      MORTGAGE    WTD. AVG.     STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL          POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ----------- ------------ --------- --------------

LO/Defeasance                   152      $2,084,363,604        92.1%        5.768%       114        1.34x       71.80%
LO/Grtrx%UPBorYM                 11         151,872,434         6.7         5.696        115        1.31        70.43
LO/y%UPB+YM                       2          21,300,000         0.9         5.685         98        1.48        69.44
LO/YM                             1           6,000,000         0.3         5.605        116        1.21        74.07
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              166      $2,263,536,038       100.0%        5.762%       114        1.34x       71.69%
===========================     ===      ==============       =====

                                     A-2-6

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (MORTGAGE
                                    POOL)(1)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate
 Mortgage Loan Pool
 Balance(2)                   100.00%      99.60%      99.13%      98.44%      97.48%
Locked/Defeasance             100.00%     100.00%     100.00%      95.31%      95.31%
Locked                        100.00%     100.00%     100.00%       9.40%       3.20%
Defeasance                      0.00%       0.00%       0.00%      85.92%      92.11%
Yield Maintenance (All)         0.00%       0.00%       0.00%       4.69%       4.69%
Grtr1%UPBorYM                   0.00%       0.00%       0.00%       3.46%       3.46%
2%UPBorYM+2%                    0.00%       0.00%       0.00%       0.96%       0.97%
YM                              0.00%       0.00%       0.00%       0.27%       0.27%
Open                            0.00%       0.00%       0.00%       0.00%       0.00%
-----------                   ------      ------      ------      ------      ------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
===========                   ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate
 Mortgage Loan Pool
 Balance(2)                   94.47%      93.21%      84.34%      82.29%      80.62%      1.21%
Locked/Defeasance             91.95%      91.80%      91.23%      91.92%      92.12%    100.00%
Locked                         0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
Defeasance                    91.95%      91.80%      91.23%      91.92%      92.12%    100.00%
Yield Maintenance (All)        8.05%       8.05%       8.77%       8.08%       5.20%      0.00%
Grtr1%UPBorYM                  6.78%       6.77%       7.36%       7.41%       4.52%      0.00%
2%UPBorYM+2%                   1.00%       1.01%       1.12%       0.37%       0.38%      0.00%
YM                             0.27%       0.27%       0.30%       0.30%       0.30%      0.00%
Open                           0.00%       0.15%       0.00%       0.00%       2.68%      0.00%
-----------                  ------      ------      ------      ------      ------     ------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
===========                  ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Mortgage Pool Balance a the specified point in time.

                                    A-2-7

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                                                % OF
                                               AGGREGATE      INITIAL
                                                CUT-OFF         LOAN
           RANGE OF             NUMBER OF         DATE         GROUP
         CUT-OFF DATE            MORTGAGE      PRINCIPAL       NO. 1
      PRINCIPAL BALANCES          LOANS         BALANCE       BALANCE
------------------------------ ----------- ----------------- ---------

$    721,000 to $  4,999,999        33      $  113,080,563       6.0%
$  5,000,000 to $  9,999,999        48         346,859,147      18.5
$ 10,000,000 to $ 14,999,999        23         291,403,075      15.5
$ 15,000,000 to $ 19,999,999        15         268,262,331      14.3
$ 20,000,000 to $ 24,999,999         3          67,355,855       3.6
$ 25,000,000 to $ 29,999,999         2          53,200,000       2.8
$ 30,000,000 to $ 39,999,999         4         134,362,500       7.2
$ 40,000,000 to $ 49,999,999         1          42,695,000       2.3
$ 50,000,000 to $ 74,999,999         2         135,000,000       7.2
$ 75,000,000 to $ 99,999,999         1          93,000,000       5.0
$100,000,000 to $199,999,999         1         133,000,000       7.1
$200,000,000                         1         200,000,000      10.6
------------------------------      --      --------------     -----
 Total / Wtd. Avg.                 134      $1,878,218,471     100.0%
==============================     ===      ==============     =====

                                                              WEIGHTED AVERAGES
                                   MAXIMUM     ------------------------------------------------
           RANGE OF              CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE             PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
------------------------------ --------------- ---------- ------------ --------- --------------

$    721,000 to $  4,999,999    $   4,989,403     5.718%       121        1.29x       73.01%
$  5,000,000 to $  9,999,999        9,615,000     5.729        119        1.36        71.53
$ 10,000,000 to $ 14,999,999       14,904,880     5.838        116        1.26        73.96
$ 15,000,000 to $ 19,999,999       19,900,000     5.778        114        1.27        72.50
$ 20,000,000 to $ 24,999,999       22,955,855     5.671        117        1.21        74.50
$ 25,000,000 to $ 29,999,999       26,700,000     5.535        116        1.20        77.53
$ 30,000,000 to $ 39,999,999       36,500,000     5.915        119        1.21        75.66
$ 40,000,000 to $ 49,999,999       42,695,000     5.310        112        1.20        74.64
$ 50,000,000 to $ 74,999,999       72,000,000     5.676         99        2.02        50.81
$ 75,000,000 to $ 99,999,999       93,000,000     5.572         79        1.22        72.66
$100,000,000 to $199,999,999      133,000,000     5.500        118        1.20        70.74
$200,000,000                      200,000,000     6.588        120        1.51        76.39
------------------------------
 Total / Wtd. Avg.                                5.812%       114        1.35x       71.81%
==============================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL
                       MORTGAGE      PRINCIPAL        LOAN GROUP
 MORTGAGE LOAN TYPE     LOANS         BALANCE       NO. 1 BALANCE
-------------------- ----------- ----------------- ---------------

Partial IO/Balloon        63      $  967,952,500         51.5%
Balloon                   48         606,135,394         32.3
Interest Only              7         206,650,000         11.0
Partial IO/ARD            11          68,374,000          3.6
ARD                        5          29,106,578          1.5
--------------------      --      --------------        -----
 Total / Wtd. Avg.       134      $1,878,218,471        100.0%
====================     ===      ==============        =====

                                                    WEIGHTED AVERAGES
                                     ------------------------------------------------
                         MAXIMUM                   STATED               CUT-OFF DATE
                       CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE      BALANCE        RATE     TERM (MO.)     DSCR        RATIO
-------------------- --------------- ---------- ------------ --------- --------------

Partial IO/Balloon    $133,000,000      5.693%       115        1.26x       72.60%
Balloon                200,000,000      6.119        117        1.38        73.88
Interest Only           93,000,000      5.494         97        1.70        62.23
Partial IO/ARD          12,850,000      5.697        132        1.21        75.92
ARD                     16,659,061      5.915        114        1.40        60.34
--------------------
 Total / Wtd. Avg.                      5.812%       114        1.35x       71.81%
====================

                       MORTGAGE RATES (LOAN GROUP NO. 1)

                                       AGGREGATE
       RANGE OF         NUMBER OF     CUT-OFF DATE     % OF INITIAL
       MORTGAGE          MORTGAGE      PRINCIPAL        LOAN GROUP
         RATES            LOANS         BALANCE       NO. 1 BALANCE
---------------------- ----------- ----------------- ---------------

  5.2300% to 5.4990%        27      $  326,907,611         17.4%
  5.5000% to 5.7490%        50         656,983,331         35.0
  5.7500% to 5.9990%        32         373,990,136         19.9
  6.0000% to 6.4990%        20         292,351,503         15.6
  6.5000% to 6.6500%         5         227,985,890         12.1
----------------------      --      --------------        -----
  Total / Wtd. Avg.        134      $1,878,218,471        100.0%
======================     ===      ==============        =====

                                                     WEIGHTED AVERAGES
                        CUMULATIVE %  ------------------------------------------------
       RANGE OF          OF INITIAL                 STATED               CUT-OFF DATE
       MORTGAGE          LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         RATES          NO. 1 BALANCE    RATE     TERM (MO.)     DSCR        RATIO
---------------------- -------------- ---------- ------------ --------- --------------

  5.2300% to 5.4990%         17.4%       5.393%  114             1.52x       68.90%
  5.5000% to 5.7490%         52.4        5.580   112             1.24        72.99
  5.7500% to 5.9990%         72.3        5.840   120             1.26        73.62
  6.0000% to 6.4990%         87.9        6.159   107             1.40        66.65
  6.5000% to 6.6500%        100.0        6.592   120             1.50        76.17
----------------------
  Total / Wtd. Avg.                      5.812%  114             1.35x       71.81%
======================

                                     A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
  ORIGINAL TERMS TO    NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
      SCHEDULED         MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

          60                1      $   15,558,230         0.8%          0.8%       6.105%        58        1.45x       71.70%
          84                3         159,541,365         8.5           9.3        5.769         80        1.43        64.73
          96                1          14,360,000         0.8          10.1        5.779         89        1.45        73.83
         120              123       1,664,578,881        88.6          98.7        5.814        117        1.34        72.49
         180                6          24,179,995         1.3         100.0        5.762        175        1.21        70.37
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
   REMAINING TERMS     NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     TO SCHEDULED       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

        58 to 59            1      $   15,558,230         0.8%          0.8%       6.105%        58        1.45x       71.70%
        60 to 83            3         159,541,365         8.5           9.3        5.769         80        1.43        64.73
       84 to 114            8         106,461,487         5.7          15.0        5.520        109        1.32        71.01
      115 to 120          116       1,572,477,394        83.7          98.7        5.834        118        1.34        72.60
      121 to 176            6          24,179,995         1.3         100.0        5.762        175        1.21        70.37
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                      CUMULATIVE                 WEIGHTED AVERAGES
                                        AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
        RANGE OF         NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

      Interest Only           7      $  206,650,000        11.0%         11.0%       5.494%        97        1.70x       62.23%
          300                19         174,211,237         9.3          20.3        5.932        112        1.37        69.01
          360               105       1,446,492,234        77.0          97.3        5.850        117        1.30        73.39
          420                 3          50,865,000         2.7         100.0        5.599        117        1.20        75.29
-----------------------     ---      --------------       -----
   Total / Wtd. Avg.        134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=======================     ===      ==============       =====

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
      REMAINING        NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

     Interest Only          7      $  206,650,000        11.0%         11.0%       5.494%        97        1.70x       62.23%
      292 to 300           19         174,211,237         9.3          20.3        5.932        112        1.37        69.01
      301 to 360          105       1,446,492,234        77.0          97.3        5.850        117        1.30        73.39
      361 to 420            3          50,865,000         2.7         100.0        5.599        117        1.20        75.29
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

                                     A-3-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                     CUMULATIVE                 WEIGHTED AVERAGES
                                      AGGREGATE      % OF INITIAL   % OF INITIAL ------------------------------------------------
                       NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                        MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

         0 to 5           125      $1,768,215,619         94.1%         94.1%       5.830%  115             1.35x       71.84%
        6 to 11             8         105,235,335          5.6          99.7%       5.528   108             1.32        70.88
          12                1           4,767,517          0.3         100.0        5.254   108             1.27        78.93
---------------------     ---      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%                     5.812%  114             1.35x       71.81%
=====================     ===      ==============        =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                            AGGREGATE      % OF INITIAL ------------------------------------------------
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                             MORTGAGED      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    ENCUMBERED INTEREST     PROPERTIES       BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------ ----------------- ------------- ---------- ------------ --------- --------------

Fee Simple                      244      $1,810,716,263        96.4%       5.814%  114             1.34x       72.19%
Leasehold                         8          27,266,814         1.5        5.624   117             2.04        55.68
Fee in Part, Leasehold in
 Part                             4          40,235,395         2.1        5.863   115             1.35        65.23
--------------------------      ---      --------------       -----
 Total / Wtd. Avg.              256      $1,878,218,471       100.0%       5.812%  114             1.35x       71.81%
==========================      ===      ==============       =====

                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)

                                                   AGGREGATE      % OF INITIAL      MAXIMUM
                                    NUMBER OF     CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                                    MORTGAGED      PRINCIPAL          NO. 1        PRINCIPAL
PROPERTY TYPES                     PROPERTIES       BALANCE          BALANCE        BALANCE
--------------------------------- ------------ ----------------- -------------- --------------

Retail                                 158      $  674,076,753         35.9%     $ 36,500,000
 Anchored, Single Tenant               122         261,937,500         13.9        13,000,000
 Anchored                               17         243,067,977         12.9        32,812,500
 Unanchored                             11         108,749,727          5.8        36,500,000
 Shadow Anchored                         4          44,659,995          2.4        14,600,000
 Unanchored, Single Tenant               2           2,136,870          0.1         1,120,980
 Regional Mall                           1           9,528,182          0.5      $  9,528,182
 Shadow Anchored, Single Tenant          1           3,996,501          0.2         3,996,501
Office                                  48         740,123,241         39.4       133,000,000
 Suburban                               35         552,508,241         29.4       133,000,000
 Flex                                    2           8,060,000          0.4         6,763,000
 Medical Office                          8          71,810,000          3.8        17,120,000
 CBD                                     3         107,745,000          5.7        42,695,000
Hospitality                             25         242,264,807         12.9        63,000,000
Industrial                              18         146,824,372          7.8        26,500,000
Mixed Use                                5          54,024,417          2.9        18,800,000
Land                                     1          14,904,880          0.8        14,904,880
Manufactured Housing                     1           6,000,000          0.3         6,000,000
---------------------------------      ---      --------------        -----
 Total / Wtd. Avg.                     256      $1,878,218,471        100.0%
=================================      ===      ==============        =====

                                                  WEIGHTED AVERAGES
                                  -------------------------------------------------
                                                                                                         MIN/MAX
                                                STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                                   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
PROPERTY TYPES                       RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
--------------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Retail                               5.982%  120             1.31x        74.80%    1.15x / 1.85x   50.93% / 80.00%
 Anchored, Single Tenant             6.320   122             1.43         75.64     1.20x / 1.51x   64.75% / 78.97%
 Anchored                            5.779   117             1.23         74.53     1.20x / 1.52x   63.02% / 80.00%
 Unanchored                          5.783   119             1.28         73.25     1.20x / 1.85x   50.93% / 79.91%
 Shadow Anchored                     5.679   125             1.19         76.82     1.15x / 1.20x   72.75% / 78.92%
 Unanchored, Single Tenant           5.690   176             1.22         74.77     1.22x / 1.22x   74.77% / 74.77%
 Regional Mall                       5.690   115             1.20         70.58     1.20x / 1.20x   70.58% / 70.58%
 Shadow Anchored, Single Tenant      5.793   119             1.32         65.52     1.32x / 1.32x   65.52% / 65.52%
Office                               5.613   112             1.33         71.05     1.16x / 2.26x   49.52% / 80.00%
 Suburban                            5.610   111             1.37         69.13     1.16x / 2.26x   49.52% / 80.00%
 Flex                                5.440   115             1.21         79.90     1.21x / 1.21x   79.90% / 79.90%
 Medical Office                      5.741   117             1.22         77.66     1.20x / 1.27x   72.85% / 80.00%
 CBD                                 5.556   116             1.20         75.83     1.20x / 1.20x   72.72% / 80.00%
Hospitality                          6.054   104             1.51         64.29     1.31x / 1.74x   48.71% / 75.00%
Industrial                           5.710   117             1.25         75.14     1.19x / 1.51x   65.96% / 80.08%
Mixed Use                            5.754   110             1.59         69.46     1.20x / 2.52x   39.05% / 80.00%
Land                                 5.495   114             1.20         76.87     1.20x / 1.20x   76.87% / 76.87%
Manufactured Housing                 5.360   117             1.53         59.41     1.53x / 1.53x   59.41% / 59.41%
---------------------------------
 Total / Wtd. Avg.                   5.812%  114             1.35x        71.81%    1.15x / 2.52x   39.05% / 80.08%
=================================

                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                       AGGREGATE     % OF INITIAL   % OF INITIAL
                        NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
   RANGE OF U/W NCF      MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         DSCR             LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

     1.15x to 1.19x          3      $   36,395,122         1.9%          1.9%       6.087%       120        1.17x       75.87%
     1.20x to 1.24x         71       1,075,660,642        57.3          59.2        5.662        115        1.21        74.72
     1.25x to 1.29x         14          77,134,019         4.1          63.3        5.832        117        1.27        72.45
     1.30x to 1.34x         15         121,136,013         6.4          69.8        5.735        118        1.32        71.58
     1.35x to 1.39x          4          32,519,336         1.7          71.5        5.781        117        1.38        72.65
     1.40x to 1.44x          6          54,549,951         2.9          74.4        5.932         99        1.43        69.81
     1.45x to 1.49x          7          62,384,675         3.3          77.7        6.177        112        1.47        70.10
     1.50x to 1.99x         11         333,588,713        17.8          95.5        6.322        112        1.57        68.32
     2.00x to 2.52x          3          84,850,000         4.5         100.0        5.344        115        2.30        48.81
----------------------      --      --------------       -----
   Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
======================     ===      ==============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
       RANGE OF        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      LTV RATIO          LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   39.05% to 60.00%         9      $  182,841,451          9.7%          9.7%       5.696%  104             1.97x       50.63%
   60.01% to 65.00%        10          87,256,000          4.6          14.4        5.924   123             1.39        63.73
   65.01% to 70.00%        19         162,737,592          8.7          23.0        5.768   117             1.31        68.48
   70.01% to 75.00%        45         703,241,415         37.4          60.5        5.714   112             1.24        72.93
   75.01% to 80.00%        50         737,337,013         39.3          99.7        5.932   118             1.30        77.62
   80.01% to 80.08%         1           4,805,000          0.3         100.0        5.533   118             1.21        80.08
---------------------      --      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%                     5.812%  114             1.35x       71.81%
=====================     ===      ==============        =====

               MATURITY DATE/ARD LOAN-TO-VALUE (LOAN GROUP NO. 1)

                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP
       DATE/ARD         MORTGAGE      PRINCIPAL          NO. 1         NO. 1
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE
--------------------- ----------- ----------------- -------------- -------------

   38.07% to 50.00%         8      $  189,325,919         10.1%         10.1%
   50.01% to 60.00%        35         259,178,068         13.8          23.9
   60.01% to 65.00%        28         377,232,875         20.1          44.0
   65.01% to 70.00%        32         641,645,244         34.2          78.1
   70.01% to 74.37%        31         410,836,365         21.9         100.0
---------------------      --      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%
=====================     ===      ==============        =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
  RANGE OF MATURITY                 STATED               CUT-OFF DATE
       DATE/ARD        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

   38.07% to 50.00%      5.703%  104             1.95x       51.32%
   50.01% to 60.00%      5.908   123             1.32        69.56
   60.01% to 65.00%      5.653   117             1.26        71.18
   65.01% to 70.00%      6.020   117             1.31        75.63
   70.01% to 74.37%      5.624   107             1.22        77.26
---------------------
  Total / Wtd. Avg.      5.812%  114             1.35x       71.81%
=====================

                                     A-3-5

                        STATE/REGION (LOAN GROUP NO. 1)

                                           AGGREGATE      % OF INITIAL
                            NUMBER OF     CUT-OFF DATE     LOAN GROUP
                            MORTGAGED      PRINCIPAL          NO. 1
       STATE/REGION        PROPERTIES       BALANCE          BALANCE
------------------------- ------------ ----------------- --------------

California                      15      $  294,256,324         15.7%
 Southern California(1)          9         245,967,183         13.1
 Northern California(1)          6          48,289,141          2.6
Florida                         11         153,191,482          8.2
Virginia                         6         152,422,982          8.1
Wisconsin                       47         134,825,062          7.2
Pennsylvania                    11         121,616,061          6.5
Washington                      15          96,950,920          5.2
New York                        10          96,730,000          5.2
Massachusetts                    5          74,610,132          4.0
Georgia                         11          66,530,874          3.5
Tennessee                        3          59,085,000          3.1
Michigan                        11          56,127,264          3.0
New Jersey                       4          49,809,099          2.7
South Carolina                   3          44,522,978          2.4
Texas                            5          40,186,262          2.1
Nevada                           5          38,790,000          2.1
Maryland                         3          38,350,000          2.0
Oklahoma                         8          38,000,000          2.0
Ohio                             2          35,620,980          1.9
Connecticut                      5          35,602,000          1.9
Louisiana                        2          32,569,087          1.7
Minnesota                       14          29,550,910          1.6
North Carolina                   4          27,602,278          1.5
Illinois                         7          21,806,331          1.2
Nebraska                         8          17,708,283          0.9
Arizona                          2          16,397,357          0.9
Utah                            11          15,384,508          0.8
Kentucky                         2          14,074,906          0.7
Idaho                            8          13,116,728          0.7
Missouri                         2          10,728,000          0.6
Colorado                         2           9,749,074          0.5
Mississippi                      1           9,528,182          0.5
South Dakota                     5           9,365,092          0.5
Delaware                         1           8,800,000          0.5
Montana                          4           7,069,314          0.4
Indiana                          1           5,500,000          0.3
Iowa                             2           2,041,002          0.1
-------------------------       --      --------------        -----
 Total/Wtd. Avg.               256      $1,878,218,471        100.0%
=========================      ===      ==============        =====

                                                           WEIGHTED AVERAGES
                                            ------------------------------------------------
                             CUMULATIVE %
                           OF INITIAL LOAN                STATED               CUT-OFF DATE
                             GROUP NO. 1     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION            BALANCE         RATE     TERM (MO.)     DSCR        RATIO
------------------------- ----------------- ---------- ------------ --------- --------------

California                       15.7%         5.677%       118        1.27x       70.17%
 Southern California(1)          13.1          5.683        118        1.27        69.13
 Northern California(1)           2.6          5.647        115        1.30        75.50
Florida                          23.8          5.660        115        1.22        73.98
Virginia                         31.9          5.639         88        1.26        72.84
Wisconsin                        39.1          6.248        111        1.50        71.97
Pennsylvania                     45.6          5.999        119        1.26        74.82
Washington                       50.8          5.845        117        1.31        73.85
New York                         55.9          5.508        115        1.95        57.61
Massachusetts                    59.9          5.598        116        1.24        73.73
Georgia                          63.4          6.029        118        1.44        68.92
Tennessee                        66.6          5.673        110        1.26        72.99
Michigan                         69.6          5.807        120        1.31        73.13
New Jersey                       72.2          5.700        118        1.36        72.18
South Carolina                   74.6          5.917        120        1.23        77.82
Texas                            76.7          5.607        121        1.22        75.32
Nevada                           78.8          5.702        129        1.52        60.92
Maryland                         80.8          5.642        117        1.20        73.91
Oklahoma                         82.8          5.440        115        1.21        79.90
Ohio                             84.7          6.068         84        1.73        52.99
Connecticut                      86.6          5.771        126        1.21        75.94
Louisiana                        88.4          5.586        116        1.21        77.47
Minnesota                        89.9          6.461        119        1.47        76.57
North Carolina                   91.4          5.600        115        1.50        69.49
Illinois                         92.6          6.332        119        1.30        76.99
Nebraska                         93.5          6.588        120        1.51        76.39
Arizona                          94.4          5.970        119        1.22        75.37
Utah                             95.2          6.588        120        1.51        76.39
Kentucky                         96.0          5.802        116        1.24        74.57
Idaho                            96.7          6.588        120        1.51        76.39
Missouri                         97.2          5.893        119        1.25        78.42
Colorado                         97.7          5.691        153        1.23        70.60
Mississippi                      98.3          5.690        115        1.20        70.58
South Dakota                     98.8          6.588        120        1.51        76.39
Delaware                         99.2          6.190        120        1.37        73.95
Montana                          99.6          6.588        120        1.51        76.39
Indiana                          99.9          5.535        117        1.29        67.07
Iowa                            100.0          6.588        120        1.51        76.39
-------------------------
 Total/Wtd. Avg.                               5.812%       114        1.35x       71.81%
=========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ---------- ------------ --------- --------------

LO/Defeasance                   123      $1,764,396,037        93.9%       5.807%       114        1.35x       71.85%
LO/Grtrx%UPBorYM                  8          86,522,434         4.6        5.952        118        1.35        71.27
LO/y%UPB+YM                       2          21,300,000         1.1        5.685         98        1.48        69.44
LO/YM                             1           6,000,000         0.3        5.605        116        1.21        74.07
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              134      $1,878,218,471       100.0%       5.812%       114        1.35x       71.81%
===========================     ===      ==============       =====

                                     A-3-6

INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN
                        GROUP NO. 1)(1)

                                             MONTHS FOLLOWING CUT-OFF DATE
                              ------------------------------------------------------------
    PREPAYMENT RESTRICTION          0           12          24          36          48
----------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             100.00%      99.56%      99.07%      98.37%      97.40%
Locked/Defeasance                 100.00%     100.00%     100.00%      94.35%      94.34%
 Locked                           100.00%     100.00%     100.00%       7.80%       0.40%
 Defeasance                         0.00%       0.00%       0.00%      86.54%      93.94%
Yield Maintenance (All)             0.00%       0.00%       0.00%       5.65%       5.66%
 Grtr1%UPBorYM                      0.00%       0.00%       0.00%       4.18%       4.17%
 2%UPBorYM+2%                       0.00%       0.00%       0.00%       1.15%       1.16%
 YM                                 0.00%       0.00%       0.00%       0.32%       0.32%
Open                                0.00%       0.00%       0.00%       0.00%       0.00%
-----------------------------     ------      ------      ------      ------      ------
TOTAL                             100.00%     100.00%     100.00%     100.00%     100.00%
=============================     ======      ======      ======      ======      ======

                                                  MONTHS FOLLOWING CUT-OFF DATE
                              ----------------------------------------------------------------------
    PREPAYMENT RESTRICTION         60          72          84          96         108         120
----------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             95.54%      94.25%      84.57%      82.39%      80.67%      1.13%
Locked/Defeasance                 93.88%      93.69%      93.26%      94.10%      94.34%    100.00%
 Locked                            0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                       93.88%      93.69%      93.26%      94.10%      94.34%    100.00%
Yield Maintenance (All)            6.12%       6.13%       6.74%       5.90%       5.66%      0.00%
 Grtr1%UPBorYM                     4.60%       4.60%       5.05%       5.10%       4.85%      0.00%
 2%UPBorYM+2%                      1.19%       1.20%       1.34%       0.45%       0.46%      0.00%
 YM                                0.32%       0.32%       0.36%       0.36%       0.36%      0.00%
Open                               0.00%       0.18%       0.00%       0.00%       0.00%      0.00%
-----------------------------    ------      ------      ------      ------      ------     ------
TOTAL                            100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============================    ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
Loan Group No.1 balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Loan Group No.1 balance a the specified point in time.

                                     A-3-7

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

              CUT-OFF DATE PRINCIPAL BALANCES (LOAN GROUP NO. 2)

                                            AGGREGATE    % OF INITIAL      MAXIMUM
          RANGE OF            NUMBER OF   CUT-OFF DATE    LOAN GROUP    CUT-OFF DATE
        CUT-OFF DATE           MORTGAGE     PRINCIPAL        NO. 2        PRINCIPAL
     PRINCIPAL BALANCES         LOANS        BALANCE        BALANCE        BALANCE
---------------------------- ----------- -------------- -------------- --------------

$   865,000 to $ 4,999,999         5      $ 16,597,111         4.3%     $ 4,984,768
$ 5,000,000 to $ 9,999,999        14        96,185,416        25.0        8,879,000
$10,000,000 to $14,999,999         5        68,078,040        17.7       14,800,000
$15,000,000 to $19,999,999         3        48,690,000        12.6       17,500,000
$20,000,000 to $24,999,999         2        42,167,000        10.9       22,167,000
$25,000,000 to $29,999,999         1        25,600,000         6.6       25,600,000
$30,000,000 to $39,999,999         1        33,000,000         8.6       33,000,000
$40,000,000 to $55,000,000         1        55,000,000        14.3       55,000,000
----------------------------      --      ------------       -----
Total / Wtd. Avg.                 32      $385,317,567       100.0%
============================      ==      ============       =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
          RANGE OF                         STATED        U/W     CUT-OFF DATE
        CUT-OFF DATE          MORTGAGE    REMAINING      NCF     LOAN-TO-VALUE
     PRINCIPAL BALANCES         RATE     TERM (MO.)     DSCR         RATIO
---------------------------- ---------- ------------ ---------- --------------

$   865,000 to $ 4,999,999      5.749%       117         1.47x       63.88%
$ 5,000,000 to $ 9,999,999      5.834        113         1.24        72.60
$10,000,000 to $14,999,999      5.380        110         1.33        69.85
$15,000,000 to $19,999,999      5.596         97         1.35        69.96
$20,000,000 to $24,999,999      4.954        115         1.20        72.34
$25,000,000 to $29,999,999      5.490        118         1.26        79.01
$30,000,000 to $39,999,999      5.940        118         1.20        70.66
$40,000,000 to $55,000,000      5.190        109         1.23        69.18
----------------------------
Total / Wtd. Avg.               5.518%       111         1.27x       71.15%
============================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                    AGGREGATE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE     PRINCIPAL      LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS        BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        18      $274,127,000        71.1%      $55,000,000      5.391%       115        1.24x       72.11%
Balloon                   12        81,190,567        21.1        13,472,999      5.955        112        1.28        70.65
Interest Only              2        30,000,000         7.8        16,000,000      5.502         67        1.54        63.70
--------------------      --      ------------       -----
 Total / Wtd. Avg.        32      $385,317,567       100.0%                       5.518%       111        1.27x       71.15%
====================      ==      ============       =====

                       MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

 4.3750% to 5.4990%        10      $163,041,768        42.3%           42.3%        5.129%  108             1.30x       70.36%
 5.5000% to 5.7500%        12       125,262,212        32.5            74.8         5.605   106             1.26        71.53
 5.7500% to 5.9990%         4        66,845,000        17.3            92.2         5.870   118             1.22        73.16
 6.0000% to 6.4990%         5        23,272,197         6.0            98.2         6.163   119             1.32        68.00
 6.5000% to 7.5600%         1         6,896,389         1.8           100.0         7.560   179             1.15        74.00
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  ORIGINAL TERMS TO    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

          60                3        30,126,251         7.8%            7.8%        5.574%        56        1.44x       68.45%
          84                1        14,000,000         3.6            11.5         5.515         80        1.44        63.06
         120               27       334,294,927        86.8            98.2         5.471        116        1.25        71.67
         180                1         6,896,389         1.8           100.0         7.560        179        1.15        74.00
---------------------      --       -----------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
=====================      ==      ============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

       RANGE OF                      AGGREGATE                       CUMULATIVE
  REMAINING TERMS TO   NUMBER OF   CUT-OFF DATE    % OF INITIAL   % OF INITIAL NET
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP       LOAN GROUP
        (MOS.)           LOANS        BALANCE     NO. 2 BALANCE     NO. 2 BALANCE
--------------------- ----------- -------------- --------------- ------------------

       55 to  59            3      $ 30,126,251         7.8%             7.8%
       60 to  83            1        14,000,000         3.6             11.5
       84 to 114            3        83,032,000        21.5             33.0
      115 to 120           24       251,262,927        65.2             98.2
      121 to 179            1         6,896,389         1.8            100.0
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%
=====================      ==      ============       =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
       RANGE OF
  REMAINING TERMS TO                STATED               CUT-OFF DATE
     MATURITY/ARD      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        (MOS.)           RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

       55 to  59         5.574%        56        1.44x       68.45%
       60 to  83         5.515         80        1.44        63.06
       84 to 114         4.993        111        1.24        68.27
      115 to 120         5.629        117        1.26        72.80
      121 to 179         7.560        179        1.15        74.00
---------------------
  Total / Wtd. Avg.      5.518%       111        1.27x       71.15%
=====================

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                       AGGREGATE                      CUMULATIVE
        RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
 ORIGINAL AMORTIZATION    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
----------------------- ----------- -------------- --------------- ---------------

      Interest Only           2      $ 30,000,000         7.8%            7.8%
          360                30       355,317,567        92.2           100.0
-----------------------      --      ------------       -----
   Total / Wtd. Avg.         32      $385,317,567       100.0%
=======================      ==      ============       =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
        RANGE OF                      STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

      Interest Only        5.502%        67        1.54x       63.70%
          360              5.520        115        1.25        71.78
-----------------------
   Total / Wtd. Avg.       5.518%       111        1.27x       71.15%
=======================

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
       RANGE OF                      AGGREGATE                      CUMULATIVE
      REMAINING        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

     Interest Only          2      $ 30,000,000         7.8%            7.8%        5.502%        67        1.54x       63.70%
      301 to 360           30       355,317,567        92.2           100.0         5.520        115        1.25        71.78
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

        0 to 5             29      $302,285,567        78.5%           78.5%        5.662%  111             1.28x       71.94%
        6 to 11             3        83,032,000        21.5%          100.0         4.993   111             1.24        68.27
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                 WEIGHTED AVERAGES
                                                                  ------------------------------------------------
                                      AGGREGATE
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGED     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 ENCUMBERED INTEREST   PROPERTIES      BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ------------ -------------- --------------- ---------- ------------ --------- --------------

Fee Simple                 32       $365,317,567        94.8%        5.517%  111             1.28x       70.83%
Leasehold                   1         20,000,000         5.2         5.530%  116             1.20        76.92
---------------------      --       ------------       -----
 Total / Wtd. Avg.         33       $385,317,567       100.0%        5.518%  111             1.27x       71.15%
=====================      ==       ============       =====

                                     A-4-3

                        PROPERTY TYPE (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                               -------------------------------------------------
                                    AGGREGATE                       MAXIMUM
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE                STATED                CUT-OFF DATE
                      MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   PROPERTY TYPES    PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ------------ -------------- --------------- -------------- ---------- ------------ --------- ---------------

Multifamily              33        385,317,567       100.0        55,000,000      5.518%  111             1.27x       71.15
 Conventional            27        326,912,673        84.8        55,000,000      5.485   110             1.28        70.79
 Student Housing          5         49,745,040        12.9        17,500,000      5.649   117             1.21        74.15
 Section 8                1          8,659,854         2.2         8,659,854      6.020   119             1.27        67.66
-------------------      --        -----------       -----
Total / Wtd. Avg.        33       $385,317,567       100.0%                       5.518%  111             1.27x       71.15%
===================      ==       ============       =====

                                         MIN/MAX
                        MIN/MAX       CUT-OFF DATE
                        U/W NCF       LOAN-TO-VALUE
   PROPERTY TYPES         DSCR            RATIO
------------------- --------------- ----------------

Multifamily         1.15x / 1.94x   48.15% / 79.17%
 Conventional       1.15x / 1.94x   48.15% / 79.17%
 Student Housing    1.20x / 1.26x   68.63% / 77.50%
 Section 8          1.27x / 1.27x   67.66% / 67.66%
-------------------
Total / Wtd. Avg.   1.15x / 1.94x   48.15% / 79.17%
===================

                                     A-4-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     U/W NCF DSCR         LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

     1.15x to 1.19x          1      $  6,896,389         1.8%            1.8%        7.560%       179        1.15x       74.00%
     1.20x to 1.24x         19       246,688,555        64.0            65.8         5.499        112        1.21        72.53
     1.25x to 1.29x          4        52,509,854        13.6            79.4         5.651        118        1.26        75.47
     1.30x to 1.34x          1        13,472,999         3.5            82.9         5.595        118        1.31        67.87
     1.35x to 1.39x          2        22,300,000         5.8            88.7         4.787        116        1.39        64.90
     1.40x to 1.44x          2        19,865,000         5.2            93.9         5.437         90        1.44        62.16
     1.45x to 1.94x          3        23,584,768         6.1           100.0         5.545         76        1.67        61.63
----------------------      --      ------------       -----
   Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
======================      ==      ============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
       RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE        MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       LTV RATIO          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   48.15% to 60.00%          3      $ 15,965,000         4.1%            4.1%        5.556%       116        1.50x       56.58%
   60.01% to 65.00%          5        39,247,111        10.2            14.3         5.574         79        1.52        63.24
   65.01% to 70.00%          6       131,599,854        34.2            48.5         5.115        113        1.25        68.69
   70.01% to 75.00%          7        79,155,562        20.5            69.0         5.965        112        1.22        72.24
   75.01% to 79.17%         11       119,350,040        31.0           100.0         5.643        117        1.22        77.69
----------------------      --      ------------       -----
   Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
======================      ==      ============       =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  RANGE OF MATURITY    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   40.98% to 50.00%         1      $  2,600,000         0.7%            0.7%        6.120%  120             1.94x       48.15%
   50.01% to 60.00%         8        51,641,354        13.4            14.1         5.929   126             1.33        65.06
   60.01% to 65.00%         6       120,937,962        31.4            45.5         5.400   101             1.30        68.73
   65.01% to 70.00%        15       169,348,251        44.0            89.4         5.451   112             1.23        73.33
   70.01% to 74.37%         2        40,790,000        10.6           100.0         5.591   118             1.24        78.45
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-5

                        STATE/REGION (LOAN GROUP NO. 2)

                                          AGGREGATE                      CUMULATIVE
                            NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
                            MORTGAGED     PRINCIPAL      LOAN GROUP      LOAN GROUP
       STATE/REGION        PROPERTIES      BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
------------------------- ------------ -------------- --------------- ---------------

California                      2       $ 60,500,000        15.7%           15.7%
Southern California (1)         1         55,000,000        14.3            14.3
Northern California (1)         1          5,500,000         1.4             1.4
Arizona                         3         37,500,000         9.7            25.4
Pennsylvania                    1         33,000,000         8.6            34.0
Ohio                            3         26,429,343         6.9            40.9
Georgia                         1         25,600,000         6.6            47.5
Wisconsin                       3         23,612,768         6.1            53.6
New Jersey                      1         20,000,000         5.2            58.8
North Carolina                  1         17,500,000         4.5            63.4
Michigan                        1         15,190,000         3.9            67.3
Kansas                          1         14,800,000         3.8            71.1
Tennessee                       1         13,500,000         3.5            74.6
Virginia                        2         13,409,854         3.5            78.1
Oklahoma                        2         14,350,000         3.7            81.9
South Carolina                  1          7,275,000         1.9            83.7
Texas                           2          9,496,389         2.5            86.2
Illinois                        2         14,126,251         3.7            89.9
Mississippi                     2         12,305,040         3.2            93.1
Washington                      2         14,725,000         3.8            96.9
New Hampshire                   1          6,132,922         1.6            98.5
Oregon                          1          5,865,000         1.5           100.0
-------------------------       -       ------------       -----
 Total/Wtd. Avg.               33       $385,317,567       100.0%
=========================      ==       ============       =====

                                         WEIGHTED AVERAGES
                          ------------------------------------------------
                                        STATED               CUT-OFF DATE
                           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------- ---------- ------------ --------- --------------

California                   5.227%       110        1.23x       69.56%
Southern California (1)      5.190        109        1.23        69.18
Northern California (1)      5.595        117        1.22        73.33
Arizona                      5.521         77        1.51        62.32
Pennsylvania                 5.940        118        1.20        70.66
Ohio                         4.730        115        1.21        67.45
Georgia                      5.490        118        1.26        79.01
Wisconsin                    5.631        118        1.35        67.99
New Jersey                   5.530        116        1.20        76.92
North Carolina               5.550        117        1.21        68.63
Michigan                     5.760        118        1.22        77.50
Kansas                       4.375        115        1.38        69.00
Tennessee                    5.800        119        1.27        73.37
Virginia                     5.809        118        1.27        70.83
Oklahoma                     5.904        118        1.22        77.57
South Carolina               5.460        115        1.20        76.10
Texas                        7.166        163        1.37        66.92
Illinois                     5.670         55        1.22        73.19
Mississippi                  5.740        117        1.20        76.91
Washington                   5.665        117        1.21        79.17
New Hampshire                5.675        118        1.24        73.10
Oregon                       5.250        114        1.44        60.00
-------------------------
 Total/Wtd. Avg.             5.518%       111        1.27x       71.15%
=========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                      WEIGHTED AVERAGES
                                                                       ------------------------------------------------
                                           AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- -------------- --------------- ---------- ------------ --------- --------------

LO/Defeasance                    29      $319,967,567        83.0%        5.551%  111             1.27x       71.52%
LO/Grtrx%UPBorYM                  3        65,350,000        17.0         5.356   111             1.26        69.33
---------------------------      --      ------------       -----
 Total / Wtd. Avg.               32      $385,317,567       100.0%        5.518%  111             1.27x       71.15%
===========================      ==      ============       =====

                                     A-4-6

INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN
                       GROUP NO. 2)(1)

                                             MONTHS FOLLOWING CUT-OFF DATE
                              ------------------------------------------------------------
    PREPAYMENT RESTRICTION          0           12          24          36          48
----------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             100.00%      99.75%      99.44%      98.77%      97.86%
Locked/Defeasance                 100.00      100.00      100.00      100.00      100.00
 Locked                           100.00      100.00      100.00       17.12       16.81
 Defeasance                         0.00        0.00        0.00       82.88       83.19
Yield Maintenance (All)             0.00        0.00        0.00        0.00        0.00
 Grtr1%UPBorYM                      0.00        0.00        0.00        0.00        0.00
 2%UPBorYM+2%                       0.00        0.00        0.00        0.00        0.00
 YM                                 0.00        0.00        0.00        0.00        0.00
Open                                0.00        0.00        0.00        0.00        0.00
-----------------------------     ------      ------      ------      ------      ------
TOTAL                             100.00%     100.00%     100.00%     100.00%     100.00%
=============================     ======      ======      ======      ======      ======

                                                  MONTHS FOLLOWING CUT-OFF DATE
                              ----------------------------------------------------------------------
    PREPAYMENT RESTRICTION         60          72          84          96         108         120
----------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             89.28%      88.14%      83.24%      81.84%      80.35%      1.58%
Locked/Defeasance                 81.85       81.92       81.19       81.22       81.26     100.00
 Locked                            0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                       81.85       81.92       81.19       81.22       81.26     100.00
Yield Maintenance (All)           18.15       18.08       18.81       18.78        2.92       0.00
 Grtr1%UPBorYM                    18.15%      18.08       18.81       18.78        2.92       0.00
 2%UPBorYM+2%                      0.00        0.00        0.00        0.00        0.00       0.00
 YM                                0.00        0.00        0.00        0.00        0.00       0.00
Open                               0.00        0.00        0.00        0.00       15.82       0.00
-----------------------------    ------      ------      ------      ------      ------     ------
TOTAL                            100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============================    ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
Loan Group No.2 balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Loan Group No.2 balance a the specified point in time.

                                     A-4-7

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            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-5

               CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                        HOUSING MORTGAGED REAL PROPERTIES

             MORTGAGE   LOAN
               LOAN    GROUP
LOAN NUMBER   SELLER   NUMBER       LOAN / PROPERTY NAME                   PROPERTY ADDRESS                     CITY      STATE
---------------------------------------------------------------------------------------------------------------------------------

     6         PNC       2     Emerald Isle Senior Apartments  661 North Rose Drive                        Placentia        CA
    22         CGM       2     Woodstream Apartments           675 East Street Road                        Warminster       PA
    27         CGM       2     Bristol Pointe Apartment Homes  3500 Peachtree Corners Circle               Norcross         GA
    30         CGM       2     Mallard Crossing Apartments     9980 Hanover Way                            Loveland         OH
    32         CGM       2     Treetops Apartments             250 Treetops Drive                          Highland Park    NJ
    39         CGM       2     Wolf Creek Apartments           403 Wolf Creek Circle                       Raleigh          NC
    45         CGM       2     Promontory Apartments           60 West Stone Loop                          Tucson           AZ
    49         CGM       2     Hidden Valley Club Apartments   600 Hidden Valley Club Drive                Ann Arbor        MI
    51         CGM       2     Four Winds Apartments           8000 Perry Street                           Overland Park    KS
---------------------------------------------------------------------------------------------------------------------------------
                               Beau Rivage Portfolio
    52         CGM       2     Beau Rivage Apartments 192      4707 East Upriver Drive                     Spokane          WA
    53         CGM       2     Beau Rivage Apartments 132      4707 East Upriver Drive                     Spokane          WA
---------------------------------------------------------------------------------------------------------------------------------
                               Curat Multifamily Portfolio
    60         CGM       2     Autumnwood Apartments           717 Irving Avenue                           Woodstock        IL
    61         CGM       2     Silvercreek Apartments          1526 North Seminary Avenue                  Woodstock        IL
---------------------------------------------------------------------------------------------------------------------------------
    62         CGM       2     Hilands II Apartments           5755 East River Road                        Tucson           AZ
    63         PNC       2     Houston Levee Apartments        2801 Houston Levee Road                     Memphis          TN
    64         CGM       2     Meadows Apartments              2400 Springdale Road                        Waukesha         WI
---------------------------------------------------------------------------------------------------------------------------------
    70         CGM       2     Stonehenge Apartments           Various                                     Starkville       MS
    70                         Starkville Crossing             107-125 John Calvin Street, 301-509
                                                               Mallory Lane, 101-123 Rutledge Street,
                                                               100-218 John Wesley Road and 300-307
                                                               Abernathy Drive                             Starkville       MS
    70                         Stonehenge Apts                 625 South Montgomery                        Starkville       MS
---------------------------------------------------------------------------------------------------------------------------------
    90         PNC       2     Berkley Village - Newport News  900 Daphia Circle                           Newport News     VA
    98         PNC       2     Wimbledon Place Apartments      7605 East 49th Street                       Tulsa            OK
    101        CGM       2     Spring Meadow Apartments        10030 North 43rd Avenue                     Glendale         AZ
    106        CGM       2     Regency at Chandler Park        101 Chandler Park                           Greer            SC
    111        PNC       2     Chaparral Townhomes             351 Chaparral Road                          Allen            TX
    114        CGM       2     Apple Creek Apartments          3001 Pheasant Run Road                      Norman           OK
    115        CGM       2     Millport Apartments             1001 Islington Street                       Portsmouth       NH
    117        CGM       1     Village Green MHP               1700 Robbins Road                           Grand Haven      MI
    121        CGM       2     Crystal Lake Apartments         10500 South East 26th Avenue                Milwaukie        OR
    129        CGM       2     Kipling Manor Apartments        82-90 Kip Drive                             Salinas          CA
    134        PNC       2     Sherman Oaks Apartments &
                               Apple Mini Storage              5301 Sherman Street                         Wausau           WI
    138        CGM       2     Willow Creek                    2420 Parklawn Drive                         Waukesha         WI
    143        CGM       2     Grace Street Apartments         401-411 West Grace Street                   Richmond         VA
    159        PNC       2     Crawford Mayfair Apartments     3350-3364 Broadmoor Avenue, 65-71
                                                               S. Hampton Road, 223-291 Mayfair Boulevard  Columbus         OH
    162        PNC       2     Park Westwood Apartments        9501 West Sam Houston Parkway               Houston          TX
    166        PNC       2     Mayfair Village Apartments      412-440 & 57-73 Mayfair Boulevard           Columbus         OH

                                                                                        ELEVATOR(S)
LOAN NUMBER  ZIP CODE        COUNTY       PROPERTY TYPE         DETAILED PROPERTY TYPE    (YES/NO)       UTILITIES TENANT PAYS
---------------------------------------------------------------------------------------------------------------------------------

     6         92870   Orange             Multifamily           Conventional                 7       Electric, Gas
    22         18974   Bucks              Multifamily           Conventional                 0       Electric, Gas
    27         30092   Gwinnett           Multifamily           Conventional                 0       Electric, Gas, Water, Sewer
    30         45140   Warren             Multifamily           Conventional                 0       Electric
    32         08904   Middlesex          Multifamily           Conventional                 0       Electric, Gas
    39         27606   Wake               Multifamily           Student Housing              0       Electric, Water, Sewer
    45         85704   Pima               Multifamily           Conventional                 0       Electric
    49         48104   Washtenaw          Multifamily           Student Housing              0       Electric
    51         66204   Johnson            Multifamily           Conventional                 0       Water
---------------------------------------------------------------------------------------------------------------------------------

    52         99217   Spokane            Multifamily           Conventional                 0       Electric
    53         99217   Spokane            Multifamily           Conventional                 0       Electric
---------------------------------------------------------------------------------------------------------------------------------

    60         60098   McHenry            Multifamily           Conventional                 3       Water, Sewer
    61         60098   McHenry            Multifamily           Conventional                 0       Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
    62         85750   Pima               Multifamily           Conventional                 0       Electric
    63         38016   Shelby             Multifamily           Conventional                 0       Electric, Gas, Water, Sewer
    64         53186   Waukesha           Multifamily           Conventional                 0       Electric
---------------------------------------------------------------------------------------------------------------------------------
    70         39759   Oktibbeha          Multifamily           Student Housing
    70         39759   Oktibbeha          Multifamily           Student Housing              0       Electric, Gas, Water, Sewer
    70         39759   Oktibbeha          Multifamily           Student Housing              0       Electric, Gas, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
    90         23601   Newport News City  Multifamily           Section 8                    0       None
    98         74145   Tulsa              Multifamily           Conventional                 0       Electric
    101        85302   Maricopa           Multifamily           Conventional                 0       Electric
    106        29651   Greenville         Multifamily           Conventional                 0       Electric, Gas, Water, Sewer
    111        75002   Colin              Multifamily           Conventional                 0       Electric
    114        73072   Cleveland          Multifamily           Conventional                 0       Electric, Water, Sewer
    115        03801   Rockingham         Multifamily           Conventional                 1       Electric
    117        49417   Ottawa             Manufactured Housing  Manufactured Housing        NAP      NAP
    121        97222   Clackamas          Multifamily           Conventional                 0       Electric
    129        93906   Monterey           Multifamily           Conventional                 0       Electric, Gas
    134        54401   Marathon           Multifamily           Conventional                 0       Electric, Gas
    138        53186   Waukesha           Multifamily           Conventional                 0       Electric, Gas
    143        23220   Richmond City      Multifamily           Student Housing              0       None
    159
               43213   Franklin           Multifamily           Conventional                 0       Electric, Gas, Water, Sewer
    162        77099   Harris             Multifamily           Conventional                 0       Electric
    166        43213   Franklin           Multifamily           Conventional                 0       Water, Sewer

                                                                              AVERAGE
                            # OF 1     # OF 2     # OF 3      # OF 4 OR        RENTAL      AVERAGE RENTAL     AVERAGE RENTAL
LOAN NUMBER  # OF STUDIOS  BED ROOMS  BED ROOMS  BED ROOMS  MORE BED ROOMS   RATESTUDIO       RATE1 BR            RATE2 BR
--------------------------------------------------------------------------------------------------------------------------------

     6            NAP         267        155        NAP         NAP              NAP      962-1970; 1,046   1,310-1,775; 1,535
    22            NAP         142        126        122         NAP              NAP        820-860; 838      808-1,065; 997
    27            NAP         216        244         48         NAP              NAP        650-705; 685       760-860; 822
    30            NAP         158        164         28         NAP              NAP       574-1,145; 727     445-2,292; 914
    32            NAP         156         60        NAP         NAP              NAP      610-2,260; 1,101  1,085-2,500; 1,321
    39            NAP         NAP         12         72         132              NAP            NAP         1,000-1,000; 1,000
    45            40          371         53        NAP         NAP         374-565; 434    325-770; 513       450-930; 676
    49            36          198         90        NAP         NAP         495-730; 590    550-850; 691       745-945; 844
    51            NAP         184        150         16         NAP              NAP        609-741; 646       575-892; 738
--------------------------------------------------------------------------------------------------------------------------------

    52            NAP          64        100         28         NAP              NAP        510-510; 510       575-625; 606
    53            NAP          44         88        NAP         NAP              NAP        510-510; 510       510-625; 600
--------------------------------------------------------------------------------------------------------------------------------

    60             6           21         75        NAP         NAP         600-610; 608    656-716; 700       706-786; 751
    61            NAP          36         64        NAP         NAP              NAP        655-725; 708        703-825; 786
--------------------------------------------------------------------------------------------------------------------------------
    62            NAP         353         47        NAP         NAP              NAP        355-755; 505       360-845; 642
    63            NAP          96        129         64         NAP              NAP        685-815; 700      652-1,450; 839
    64            NAP         165        310        NAP         NAP              NAP        585-755; 624       650-890; 751
--------------------------------------------------------------------------------------------------------------------------------
    70
    70            NAP         NAP        NAP        105         NAP              NAP            NAP                 NAP
    70            NAP         NAP        104        NAP         NAP              NAP            NAP            500-595; 592
--------------------------------------------------------------------------------------------------------------------------------
    90            NAP         148         50        NAP         NAP              NAP        507-507; 507       585-585; 585
    98            NAP         222         70        NAP         NAP              NAP        380-589; 420       399-600; 538
    101           NAP         205         66        NAP         NAP              NAP        420-661; 503       549-793; 647
    106           NAP          60         48         30         NAP              NAP        525-575; 549       630-680; 655
    111           NAP         NAP         30         67          29              NAP            NAP            643-840; 773
    114           NAP         136        112        NAP         NAP              NAP        335-494; 407       431-589; 524
    115            5           25         32          5         NAP         795-900; 836  795-1,150; 1,023  1,200-1,650; 1,408
    117           NAP         NAP        NAP        NAP         NAP              NAP            NAP                 NAP
    121           NAP          75         75        NAP         NAP              NAP        108-632; 497        74-740; 645
    129           NAP          38         53          1         NAP              NAP        675-750; 738       800-875; 845
    134           NAP         104         32        NAP         NAP              NAP        480-650; 516       590-675; 632
    138           NAP         118         50        NAP         NAP              NAP        617-710; 659       655-785; 766
    143           10           15         28          4         NAP         630-675; 657    575-850; 787     725-1,175; 1,121
    159           NAP         NAP        124        NAP         NAP              NAP            NAP            384-678; 533
    162           NAP          34         92        NAP         NAP              NAP        425-515; 480       515-720; 652
    166           NAP          1          30          1         NAP              NAP        464-464; 464       483-574; 531

               AVERAGE RENTAL      AVERAGE RENTAL
LOAN NUMBER       RATE3 BR           RATE4+ BR
---------------------------------------------------

     6               NAP                NAP
    22        882-1,215; 1,182          NAP
    27        970-1,200; 1,058          NAP
    30        514-1,800; 1,017          NAP
    32               NAP                NAP
    39        800-1,200; 1,193   1,182-1,576; 1,547
    45               NAP                NAP
    49               NAP                NAP
    51          711-970; 891            NAP
---------------------------------------------------

    52          695-720; 708            NAP
    53               NAP                NAP
---------------------------------------------------

    60               NAP                NAP
    61               NAP                NAP
---------------------------------------------------
    62               NAP                NAP
    63         730-1,095; 991           NAP
    64               NAP                NAP
---------------------------------------------------
    70
    70         400-1,100; 828           NAP
    70               NAP                NAP
---------------------------------------------------
    90               NAP                NAP
    98               NAP                NAP
    101              NAP                NAP
    106         750-750; 750            NAP
    111        736-1,004; 876      811-1,060; 978
    114              NAP                NAP
    115      1,625-1,630; 1,628         NAP
    117              NAP                NAP
    121              NAP                NAP
    129         800-800; 800            NAP
    134              NAP                NAP
    138              NAP                NAP
    143      1,200-1,500; 1,375         NAP
    159              NAP                NAP
    162              NAP                NAP
    166         665-665; 665            NAP

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

--------------------------------------------------------------------------------
                                TEN LARGEST LOANS
--------------------------------------------------------------------------------

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                             LOAN        LOAN            PROPERTY
           LOAN NAME / PROPERTY NAME        SELLER      GROUP              TYPE                CITY
-----------------------------------------------------------------------------------------------------

   1)   ShopKo Portfolio                 CGM and BCRE     1     Retail, Industrial, Office   Various
   2)   Olen Pointe Brea Office Park          CGM         1               Office               Brea
   3)   Reston Executive Center               CGM         1               Office              Reston
   4)   Reckson II Office Portfolio           CGM         1               Office             Various
   5)   Great Wolf Resorts Portfolio          CGM         1             Hospitality          Various
   6)   Emerald Isle Senior Apartments        PNC         2             Multifamily         Placentia
   7)   20 North Orange                       CGM         1               Office             Orlando
   8)   Kratsa Portfolio                      CGM         1             Hospitality          Various
   9)   GT Portfolio                          CGM         1         Office, Industrial       Various
  10)   Flower Hill Promenade                 PNC         1               Retail             Del Mar
        TOTAL/WTD. AVG.

                                  CUT-OFF
                                    DATE        % OF       % OF      % OF                            CUT-OFF
                      CUT-OFF    PRINCIPAL     INITIAL   INITIAL   INITIAL                             DATE
                       DATE       BALANCE     MORTGAGE     LOAN      LOAN      STATED                LOAN-TO-
                    PRINCIPAL       PER         POOL     GROUP 1   GROUP 2    REMAINING   U/W NCF      VALUE
         STATE       BALANCE      SF/UNIT      BALANCE   BALANCE   BALANCE   TERM (MO.)    DSCR        RATIO
--------------------------------------------------------------------------------------------------------------

   1)   Various   $200,000,000   $     50(1)     8.8%      10.6%                 120       1.51x(1)  76.39%(1)
   2)      CA      133,000,000        209        5.9        7.1                  118       1.20      70.74
   3)      VA       93,000,000        191        4.1        5.0                   79       1.22      72.66
   4)    NY, NJ     72,000,000         79        3.2        3.8                  115       2.26      49.52
   5)    OH, WI     63,000,000    108,621        2.8        3.4                   81       1.74      52.28
   6)      CA       55,000,000    130,332        2.4                 14.3        109       1.23      69.18
   7)      FL       42,695,000        158        1.9        2.3                  112       1.20      74.64
   8)      PA       38,270,000     82,657        1.7        2.0                  120       1.31      74.53
   9)      OK       38,000,000         44        1.7        2.0                  115       1.21      79.90
  10)      CA       36,500,000        346        1.6        1.9                  120       1.24      75.09
                  ------------                  ----
                  $771,465,000                  34.1%                            110      1.44X      69.90%

(1)  Calculated based on the debt service or unpaid balance, as applicable, as of the cut-off date for the entire ShopKo Portfolio Loan Combination.

                                       B-1

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                       [PHOTO OF SHOPKO PORTFOLIO OMITTED]

                                       B-2

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP OF SHOPKO PORTFOLIO OMITTED]

                                       B-3

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS(1)                                CGM (50%) and BCRE (50%)
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $200,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 8.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Spirit Finance Corporation
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            6.5875%
MATURITY DATE                                                       June 5, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           120 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   BURLINGTON RESERVE(2)                                              $1,790,000
ONGOING MONTHLY RESERVES(3)
   TAX / INSURANCE                                                     Springing
   REPLACEMENT                                                         Springing
   GROUND RENT                                                         Springing
ADDITIONAL FINANCING(1)(4)                                                   Yes

                                                                       LOAN
                                                                  COMBINATION(1)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $545,655,010
CUT-OFF DATE PRINCIPAL BALANCE / SF(5)                              $         50
CUT-OFF DATE LTV RATIO(5)                                                 76.39%
MATURITY DATE LTV RATIO(5)                                                65.89%
UW NCF DSCR(5)                                                             1.51x

(1)  The total financing amount of the ShopKo Portfolio Properties is
     $545,655,010 (the "ShopKo Portfolio Loan Combination") evidenced by six pari passu notes. The ShopKo Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate
     Inc. Two $100,000,000 pari passu notes, totaling $200,000,000, which evidence the ShopKo Portfolio Loan, are included in the trust fund. The remaining four pari passu companion notes totaling $345,655,010 are not included in this trust fund.

(2)  See "--Burlington Reserve" below.

(3)  Reserve deposits for tax, insurance, replacement reserve and ground rent will be springing in the event of default or failure of the EBITDAR test.
     In the event the Tenant's ratio of EBITDAR to interest and operating lease expenses drops below (i) 1.15x lender will begin escrowing reserves on a monthly basis, subject to a 90 day delay in receiving the escrow payments from the operating tenant, or (ii) 1.10x lender will sweep 50% of the excess cash flow, or (iii) 1.00x lender will sweep 100% of the excess cash flow.

(4)  See "--Additional Financing" below.

(5)  The Cut-off Date Principal Balance/SF, Cut-off Date LTV Ratio, Maturity
     Date LTV Ratio and U/W NCF DSCR used throughout this free writing prospectus were calculated based upon the aggregate indebtedness of the entire Shopko Portfolio Loan Combination.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               112
LOCATION                                                                 Various
PROPERTY TYPE                                                            Various
SIZE (SF)                                                             10,974,960
OCCUPANCY % AS OF MAY 31, 2006                                            100.0%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                                     $714,325,000
PROPERTY MANAGEMENT                                                          NAP
UW ECONOMIC OCCUPANCY %                                                    97.0%
UW REVENUES                                                          $64,440,146
UW EXPENSES                                                             $322,201
UW NET OPERATING INCOME (NOI)                                        $64,117,945
UW NET CASH FLOW (NCF)                                               $63,020,449

                         SHOPKO PORTFOLIO TENANT SUMMARY

                             RATINGS         NET RENTABLE
    TENANT NAME       FITCH/MOODY'S/S&P(1)     AREA (SF)
---------------------------------------------------------

ShopKo Stores, Inc.         NR/NR/NR          10,974,960

                                                                                DATE OF
                          % OF NET                   ACTUAL     % OF ACTUAL      LEASE
     TENANT NAME       RENTABLE AREA   RENT PSF       RENT          RENT      EXPIRATION
----------------------------------------------------------------------------------------

ShopKo Stores, Inc.        100.0%        $6.05    $66,433,140      100.0%      05/31/26

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                       B-4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                 SHOPKO PORTFOLIO

                                                                   CUT-OFF DATE
                                PROPERTY           PROPERTY         ALLOCATED
PROPERTY NAME                    TYPE             LOCATION        TRUST BALANCE
--------------------------------------------------------------------------------

10808 South 132nd Street      Industrial         Omaha, NE          $5,235,494
700 Pilgrim Way                 Office         Green Bay, WI        $5,179,498
1717 Lawrence Drive           Industrial        De Pere, WI         $3,863,625
301 Bay Park Square             Retail        Ashwaubenon, WI       $3,230,886
55 Lake Boulevard               Retail          Redding, CA         $2,981,711
217 West Ironwood Drive         Retail       Coeur D'Alene, ID      $2,939,715
1001 East Gowen Road          Industrial         Boise, ID          $2,925,716
801 West Central Entrance
  (Highway 53)                  Retail          Duluth, MN          $2,799,728
4161 Second Street South
   (Highway 23)                 Retail        Saint Cloud, MN       $2,687,739
7401 Mineral Point Road         Retail          Madison, WI         $2,528,155
1000 West Northland Avenue      Retail         Appleton, WI         $2,502,957
2201 Zeier Road                 Retail          Madison, WI         $2,407,766
1850 Madison Avenue             Retail          Mankato, MN         $2,365,770
2820 Highway 63 South           Retail        Rochester, MN         $2,365,770
3708 Highway 63 North           Retail         Rochester, MN        $2,365,770
3200 Broadway Street            Retail          Quincy, IL          $2,357,372
2430 East Mason Street          Retail         Green Bay, WI        $2,351,772
867 North Columbia Center
   Boulevard                    Retail         Kennewick, WA        $2,323,775
14445 West Center Road          Retail           Omaha, NE          $2,267,780
5646 North 90th Street          Retail           Omaha, NE          $2,267,780
616 West Johnson Street         Retail        Fond du Lac, WI       $2,267,780
1150 West Washington Street     Retail         Marquette, MI        $2,264,980
1601 West 41st Street           Retail        Sioux Falls, SD       $2,239,783
1845 Haines Avenue              Retail        Rapid City, SD        $2,141,792
699 Green Bay Road              Retail          Neenah, WI          $2,099,796
955 West Clairemont Avenue      Retail        Eau Claire, WI        $2,099,796
1100 East Riverview
   Expressway                   Retail     Wisconsin Rapids, WI     $2,071,799
2510 South Reserve Street       Retail         Missoula, MT         $2,029,803
1300 Koeller Street             Retail          Oshkosh, WI         $2,007,405
800 East Maes Street            Retail         Kimberly, WI         $1,999,006
North 9520 Newport Highway      Retail          Spokane, WA         $1,959,810
4801 Washington Avenue          Retail          Racine, WI          $1,943,012
4515 South Regal Street         Retail          Spokane, WA         $1,937,412
1306 North Central Avenue       Retail        Marshfield, WI        $1,903,815
2500 US Highway 14              Retail        Janesville, WI        $1,903,815
1209 18th Avenue Northwest      Retail          Austin, MN          $1,889,817
501 Highway 10 Southeast        Retail        Saint Cloud, MN       $1,882,817
1400 Big Thunder Boulevard      Retail         Belvidere, IL        $1,875,818
2101 West Broadway              Retail          Monona, WI          $1,875,818
2208 North Webb Road            Retail       Grand Island, NE       $1,875,818
5300 52nd Street                Retail          Kenosha, WA         $1,875,818
905 South 24th Street West      Retail         Billings, MT         $1,875,818
701 South Church Street         Retail         Watertown, WI        $1,870,219
1964 West Morton Avenue         Retail       Jacksonville, IL       $1,856,220
4200 South 27th Street          Retail          Lincoln, NE         $1,842,221
1710 South Main Street          Retail         West Bend, WI        $1,828,223
1578 Appleton Road              Retail          Menasha, WI         $1,819,823
2761 Prairie Avenue             Retail          Beloit, WI          $1,819,823
9366 State Highway 16           Retail         Onalaska, WI         $1,805,825
2602 Shopko Drive               Retail          Madison, WI         $1,777,827
518 South Taylor Drive          Retail         Sheboygan, WI        $1,777,827
1553 West 9000 South            Retail        West Jordan, UT       $1,763,829
2290 South 1300 East            Retail      Salt Lake City, UT      $1,763,829
405 Cottonwood Drive            Retail          Winona, MN          $1,763,829
5801 Summit View Avenue         Retail          Yakima, WA          $1,749,831
1900 North Main Street          Retail         Mitchell, SD         $1,735,832
1771 Wisconsin Avenue           Retail          Grafton, WI         $1,721,833

                                  YEAR                OCCUPANCY %
                              BUILT/YEAR   PROPERTY    (AS OF MAY    APPRAISED     UNDERWRITTEN
PROPERTY NAME                  RENOVATED     SIZE      31, 2006)       VALUE      NET CASH FLOW
-----------------------------------------------------------------------------------------------

10808 South 132nd Street      2000/2004    535,000       100.0%     $18,700,000    $1,618,703
700 Pilgrim Way               2000/NAP     218,323       100.0%     $18,500,000    $1,632,487
1717 Lawrence Drive           1987/1992    494,000       100.0%     $13,800,000    $1,184,632
301 Bay Park Square           1979/2003    126,658       100.0%     $11,540,000    $1,019,272
55 Lake Boulevard             1989/2004     94,418       100.0%     $10,650,000    $  942,909
217 West Ironwood Drive       1987/2004     84,379       100.0%     $10,500,000    $  930,500
1001 East Gowen Road          1992/1997    347,000       100.0%     $10,450,000    $  899,767
801 West Central Entrance
   (Highway 53)               1993/NAP     119,842       100.0%     $10,000,000    $  882,242
4161 Second Street South
   (Highway 23)               1991/2004    100,803       100.0%     $ 9,600,000    $  848,377
7401 Mineral Point Road       1980/2004     99,101       100.0%     $ 9,030,000    $  797,576
1000 West Northland Avenue    1971/2004    112,794       100.0%     $ 8,940,000    $  788,159
2201 Zeier Road               1988/1994     94,120       100.0%     $ 8,600,000    $  759,623
1850 Madison Avenue           1971/1994     90,494       100.0%     $ 8,450,000    $  746,572
2820 Highway 63 South         1981/NAP      90,499       100.0%     $ 8,450,000    $  746,571
3708 Highway 63 North         1981/1992     90,499       100.0%     $ 8,450,000    $  746,571
3200 Broadway Street          1986/NAP      97,537       100.0%     $ 8,420,000    $  743,185
2430 East Mason Street        1966/2002    105,923       100.0%     $ 8,400,000    $  740,558
867 North Columbia Center
   Boulevard                  1989/NAP     106,238       100.0%     $ 8,300,000    $  731,584
14445 West Center Road        1985/1992     90,514       100.0%     $ 8,100,000    $  715,272
5646 North 90th Street        1984/1992     90,441       100.0%     $ 8,100,000    $  715,279
616 West Johnson Street       1985/1994    102,205       100.0%     $ 8,100,000    $  714,103
1150 West Washington Street   1969/2004    124,761       100.0%     $ 8,090,000    $  710,953
1601 West 41st Street         1987/1999     90,585       100.0%     $ 8,000,000    $  706,323
1845 Haines Avenue            1988/NAP      94,106       100.0%     $ 7,650,000    $  674,673
699 Green Bay Road            1990/2003     94,225       100.0%     $ 7,500,000    $  661,247
955 West Clairemont Avenue    1978/2003     94,705       100.0%     $ 7,500,000    $  661,199
1100 East Riverview
   Expressway                 1969/2004    100,247       100.0%     $ 7,400,000    $  651,703
2510 South Reserve Street     1987/NAP     102,327       100.0%     $ 7,250,000    $  638,081
1300 Koeller Street           1984/1992     90,464       100.0%     $ 7,170,000    $  632,114
800 East Maes Street          1979/1994     98,030       100.0%     $ 7,140,000    $  628,675
North 9520 Newport Highway    1986/NAP      94,076       100.0%     $ 7,000,000    $  616,551
4801 Washington Avenue        1979/1994    100,010       100.0%     $ 6,940,000    $  610,592
4515 South Regal Street       1995/NAP      99,279       100.0%     $ 6,920,000    $  608,877
1306 North Central Avenue     1968/2000    101,483       100.0%     $ 6,800,000    $  597,926
2500 US Highway 14            1980/1994     98,005       100.0%     $ 6,800,000    $  598,273
1209 18th Avenue Northwest    1983/1993     90,461       100.0%     $ 6,750,000    $  594,557
501 Highway 10 Southeast      1985/1993     90,414       100.0%     $ 6,725,000    $  592,326
1400 Big Thunder Boulevard    1995/NAP      77,690       100.0%     $ 6,700,000    $  591,363
2101 West Broadway            1981/1994     97,931       100.0%     $ 6,700,000    $  589,339
2208 North Webb Road          1983/1993    103,875       100.0%     $ 6,700,000    $  588,744
5300 52nd Street              1980/1994     97,961       100.0%     $ 6,700,000    $  589,336
905 South 24th Street West    1990/NAP     100,800       100.0%     $ 6,700,000    $  589,052
701 South Church Street       1972/1995     96,325       100.0%     $ 6,680,000    $  587,711
1964 West Morton Avenue       1996/NAP     101,688       100.0%     $ 6,630,000    $  582,703
4200 South 27th Street        1983/1993     86,739       100.0%     $ 6,580,000    $  579,727
1710 South Main Street        1972/1995     94,130       100.0%     $ 6,530,000    $  574,517
1578 Appleton Road            1981/1994     81,171       100.0%     $ 6,500,000    $  573,130
2761 Prairie Avenue           1978/1993     93,845       100.0%     $ 6,500,000    $  571,863
9366 State Highway 16         1989/NAP      94,413       100.0%     $ 6,450,000    $  567,335
2602 Shopko Drive             1982/1994     98,160       100.0%     $ 6,350,000    $  558,018
518 South Taylor Drive        1993/NAP      97,859       100.0%     $ 6,350,000    $  558,048
1553 West 9000 South          1988/NAP      94,230       100.0%     $ 6,300,000    $  553,940
2290 South 1300 East          1991/NAP      94,222       100.0%     $ 6,300,000    $  553,940
405 Cottonwood Drive          1986/1995     84,375       100.0%     $ 6,300,000    $  554,925
5801 Summit View Avenue       1988/NAP      94,237       100.0%     $ 6,250,000    $  549,468
1900 North Main Street        1973/NAP      71,846       100.0%     $ 6,200,000    $  547,236
1771 Wisconsin Avenue         1989/NAP      83,363       100.0%     $ 6,150,000    $  541,613

                                       B-5

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                SHOPKO PORTFOLIO

                                                                    CUT-OFF DATE
                                PROPERTY         PROPERTY             ALLOCATED
PROPERTY NAME                     TYPE           LOCATION          TRUST BALANCE
--------------------------------------------------------------------------------

4344 Mormon Coulee Road
   (State Highway 14)            Retail         La Crosse, WI       $  1,707,834
1200 Susan Drive                 Retail         Marshall, MN        $  1,688,236
2677 South Prairie View Road     Retail      Chippewa Falls, WI     $  1,679,837
230 North Wisconsin Street       Retail          De Pere, WI        $  1,668,638
3415 Calumet Avenue              Retail         Manitowoc, WI       $  1,657,439
700 9th Avenue Southeast         Retail         Watertown, SD       $  1,651,840
1105 East Grand Avenue           Retail        Rothschild, WI       $  1,637,841
1200 Main Street
   (State Highway 10)            Retail       Stevens Point, WI     $  1,637,841
125 Main Street                  Retail        Hutchinson, MN       $  1,637,841
190 South 500 West               Retail      West Bountiful, UT     $  1,637,841
500 North Highway 281            Retail         Aberdeen, SD        $  1,595,845
301 Northwest Bypass             Retail        Great Falls, MT      $  1,581,846
3101 North Montana Avenue        Retail          Helena, MT         $  1,581,846
South 1450 Grand Avenue          Retail          Pullman, WA        $  1,581,846
500 South Carpenter Avenue       Retail         Kingsford, MI       $  1,573,448
4060 Riverdale Road              Retail         Riverdale, UT       $  1,545,450
615 South Monroe                 Retail        Mason City, IA       $  1,539,851
1150 North Main Street           Retail          Layton, UT         $  1,528,652
2655 Broadway Avenue             Retail           Boise, ID         $  1,483,856
4850 West 3500 South             Retail     West Valley City, UT    $  1,478,257
1001 South Highway 15
  (State Street)                 Retail         Fairmont, MN        $  1,455,859
1450 East Geneva Street          Retail          Delavan, WI        $  1,455,859
601 Galvin Road South            Retail         Bellevue, NE        $  1,455,859
1018 Washington Boulevard        Retail           Ogden, UT         $  1,433,461
1777 Paulson Road                Retail        River Falls, WI      $  1,427,862
405 West 8th Street              Retail          Monroe, WI         $  1,413,863
2610 North Bridge Avenue         Retail        Albert Lea, MN       $  1,399,864
2005 Krenzien Drive              Retail          Norfolk, NE        $  1,385,865
510 East Philip Avenue           Retail       North Platte, NE      $  1,377,466
2530 First Avenue North          Retail         Escanaba, MI        $  1,366,267
1755 North Humiston Avenue       Retail        Worthington, MN      $  1,357,868
2100 Caldwell Boulevard          Retail           Nampa, ID         $  1,355,069
900 West Memorial Drive          Retail         Houghton, MI        $  1,301,874
2741 Roosevelt Street            Retail         Marinette, WI       $  1,265,477
2266 North University
   Parkway                       Retail           Provo, UT         $  1,262,678
1649 Pole Line Road East         Retail        Twin Falls, ID       $  1,259,878
320 County Road O                Retail         Rice Lake, WI       $  1,170,286
4215 Yellowstone Highway         Retail         Chubbuck, ID        $  1,145,089
800 East 17th Street             Retail        Idaho Falls, ID      $  1,139,490
1350 North Galena Avenue         Retail           Dixon, IL         $  1,091,894
1600 Rose Street                 Retail       Walla Walla , WA      $  1,063,897
2530 Rudkin Road*                Retail         Union Gap, WA       $  1,021,901
555 West South Street            Retail         Freeport, IL        $  1,021,901
955 North Main Street            Retail       Spanish Fork, UT      $  1,010,702
1341 North Main Street*          Retail           Logan, UT         $    979,905
747 South Main Street            Retail       Brigham City, UT      $    979,905
1425 Janesville Avenue           Retail       Fort Atkinson, WI     $    949,108
2120 Thain Grade*                Retail         Lewiston, ID        $    867,916
3705 Monroe Road                 Retail         Ledgeview, WI       $    839,919
2585 Lineville Road              Retail          Howard, WI         $    811,921
1190 North 6th Street            Retail         Monmouth, IL        $    753,127
1450 West Main Avenue          Industrial        De Pere, WI        $    649,537
East 13414 Sprague Avenue*       Retail      Spokane Valley, WA     $    615,940
313 North Roosevelt Avenue*      Retail        Burlington, IA       $    501,151
1011 North Wisconsin Street      Retail      Port Washington, WI    $    447,957
                                                                    ------------
                                                                    $200,000,000
                                                                    ============

                                  YEAR                   OCCUPANCY %
                               BUILT/YEAR     PROPERTY    (AS OF MAY     APPRAISED     UNDERWRITTEN
PROPERTY NAME                   RENOVATED       SIZE      31, 2006)        VALUE      NET CASH FLOW
---------------------------------------------------------------------------------------------------

4344 Mormon Coulee Road
   (State Highway 14)          1978/1992        88,161       100.0%    $  6,100,000    $   536,662
1200 Susan Drive               1972/NAP         71,847       100.0%    $  6,000,000    $   532,034
2677 South Prairie View Road   1982/1993        91,012       100.0%    $  6,000,000    $   527,435
230 North Wisconsin Street     1967/2002        65,459       100.0%    $  5,960,000    $   526,413
3415 Calumet Avenue            1977/1995        87,954       100.0%    $  5,920,000    $   520,587
700 9th Avenue Southeast       1985/NAP         66,745       100.0%    $  5,900,000    $   520,919
1105 East Grand Avenue         1977/1995        88,030       100.0%    $  5,850,000    $   514,319
1200 Main Street
   (State Highway 10)          1985/NAP         90,334       100.0%    $  5,850,000    $   514,089
125 Main Street                1991/NAP         71,806       100.0%    $  5,850,000    $   515,942
190 South 500 West             1991/NAP        100,761       100.0%    $  5,850,000    $   513,046
500 North Highway 281          1984/NAP         66,735       100.0%    $  5,700,000    $   503,036
301 Northwest Bypass           1985/NAP         90,505       100.0%    $  5,650,000    $   496,187
3101 North Montana Avenue      1992/NAP        116,992       100.0%    $  5,650,000    $   493,539
South 1450 Grand Avenue        1996/NAP         77,559       100.0%    $  5,650,000    $   497,482
500 South Carpenter Avenue     1970/NAP         94,250       100.0%    $  5,620,000    $   493,130
4060 Riverdale Road            1990/NAP         94,248       100.0%    $  5,520,000    $   484,188
615 South Monroe               1985/NAP         90,430       100.0%    $  5,500,000    $   482,782
1150 North Main Street         1988/NAP         94,013       100.0%    $  5,460,000    $   478,846
2655 Broadway Avenue           1989/NAP        100,843       100.0%    $  5,300,000    $   463,856
4850 West 3500 South           1989/NAP         94,336       100.0%    $  5,280,000    $   462,718
1001 South Highway 15
   (State Street)              1984/1993        66,781       100.0%    $  5,200,000    $   458,320
1450 East Geneva Street        1995/NAP         75,844       100.0%    $  5,200,000    $   457,413
601 Galvin Road South          1984/1992        67,256       100.0%    $  5,200,000    $   458,272
1018 Washington Boulevard      1988/NAP         94,230       100.0%    $  5,120,000    $   448,421
1777 Paulson Road              1994/NAP         75,775       100.0%    $  5,100,000    $   448,478
405 West 8th Street            1994/NAP         73,956       100.0%    $  5,050,000    $   444,189
2610 North Bridge Avenue       1985/1993        66,784       100.0%    $  5,000,000    $   440,435
2005 Krenzien Drive            1984/1994        66,827       100.0%    $  4,950,000    $   435,959
510 East Philip Avenue         1985/1993        70,118       100.0%    $  4,920,000    $   432,948
2530 First Avenue North        1971/NAP         83,179       100.0%    $  4,880,000    $   428,065
1755 North Humiston Avenue     1984/1993        66,713       100.0%    $  4,850,000    $   427,029
2100 Caldwell Boulevard        1986/NAP         90,526       100.0%    $  4,840,000    $   423,753
900 West Memorial Drive        1994/NAP         73,956       100.0%    $  4,650,000    $   408,420
2741 Roosevelt Street          1990/NAP         83,180       100.0%    $  4,520,000    $   395,872
2266 North University
   Parkway                     1988/NAP         94,042       100.0%    $  4,510,000    $   393,892
1649 Pole Line Road East       1986/NAP         94,068       100.0%    $  4,500,000    $   392,995
320 County Road O              1995/NAP         75,844       100.0%    $  4,180,000    $   366,202
4215 Yellowstone Highway       1986/NAP         90,430       100.0%    $  4,090,000    $   356,696
800 East 17th Street           1986/NAP         90,510       100.0%    $  4,070,000    $   354,899
1350 North Galena Avenue       1993/NAP         71,839       100.0%    $  3,900,000    $   341,564
1600 Rose Street               1989/NAP         83,211       100.0%    $  3,800,000    $   331,485
2530 Rudkin Road*              1989/NAP         94,136       100.0%    $  3,650,000    $   378,094
555 West South Street          1994/NAP         75,844       100.0%    $  3,650,000    $   318,808
955 North Main Street          1991/NAP         71,345       100.0%    $  3,610,000    $   315,681
1341 North Main Street*        1989/NAP         94,225       100.0%    $  3,500,000    $   362,160
747 South Main Street          1990/NAP         71,340       100.0%    $  3,500,000    $   305,845
1425 Janesville Avenue         1984/1995        75,063       100.0%    $  3,390,000    $   295,636
2120 Thain Grade*              1987/NAP         94,091       100.0%    $  3,100,000    $   319,707
3705 Monroe Road               2005/NAP         15,060       100.0%    $  3,000,000    $   266,762
2585 Lineville Road            2005/NAP         14,265       100.0%    $  2,900,000    $   257,899
1190 North 6th Street          1971/NAP         60,985       100.0%    $  2,690,000    $   234,448
1450 West Main Avenue          2000/NAP         28,953       100.0%    $  2,320,000    $   204,565
East 13414 Sprague Avenue*     1987/NAP         90,590       100.0%    $  2,200,000    $   224,507
313 North Roosevelt Avenue*    1985/NAP         80,327       100.0%    $  1,790,000    $   182,005
1011 North Wisconsin Street    1982/NAP         12,821       100.0%    $  1,600,000    $   141,794
                                            ----------                 ------------    -----------
                                            10,974,960       100.0%    $714,325,000    $63,020,449
                                            ==========                 ============    ===========

(*)  Leasehold interest only.

                                       B-6

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                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "ShopKo Portfolio Loan") is secured by a first mortgage encumbering 107 anchored retail centers (102 of which are fee simple and five of which are leasehold interest), four industrial buildings and one office building, (collectively, the "ShopKo
     Portfolio Properties"), located throughout the United States. The ShopKo
     Portfolio Loan represents approximately 8.8% of the initial mortgage pool balance. The ShopKo Portfolio Loan was originated on May 31, 2006. The
     ShopKo Portfolio Loan is evidenced by two pari passu promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup
     Global Markets Realty Corp. and one in the unpaid principal amount of
     $100,000,000 currently held by Barclays Capital Real Estate Inc. The ShopKo
     Portfolio Loan constitutes part of an aggregate debt of $545,655,010, evidenced by six mortgage notes, together referred to as the ShopKo
     Portfolio Loan Combination, that are all obligations of related borrowers and entitled to payments of interest and principal on a pro rata and pari passu basis. Four ShopKo Portfolio mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a "ShopKo Portfolio Non-Trust Loan". It is expected that each ShopKo
     Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the ShopKo Portfolio Non-Trust Loans will be serviced, along with the ShopKo Portfolio Loan, under the series
     2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo Portfolio Non-Trust Loan was a mortgage loan in the trust fund. However, the special servicer for the
     ShopKo Portfolio Loan Combination can be replaced (without cause) by the holders of ShopKo Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the ShopKo Portfolio Non-Trust Loans.
     The respective rights of the ShopKo Portfolio Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo
     Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The
     ShopKo Portfolio Loan Combination", in the offering prospectus dated June
     12, 2006, related to the offered certificates.

     The ShopKo Portfolio Loan has a remaining term of 120 months and matures on
     June 5, 2016. The ShopKo Portfolio Loan may be prepaid on or after April 5,
     2016, and permits defeasance with United States government obligations beginning 2 years after the last issue date for any securities backed by any of the ShopKo Portfolio mortgage notes. However, the Shopko Portfolio
     Loan could be partially prepaid prior to the permitted defeasance dates as described under "Partial Releases" below.

o    THE BORROWER. The borrowers are Spirit SPE Portfolio 2006-1, LLC, a
     Delaware limited liability company, and Spirit SPE Portfolio 2006-2, LLC, a
     Delaware limited liability company, each a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Spirit
     Finance Corporation ("Spirit"). Spirit is a self-managed and self-advised
     REIT. Spirit was formed to acquire single tenant, operationally essential real estate leased on a long-term basis to retail, distribution and service-oriented companies throughout the United States, including restaurants, movie theaters, automotive parts stores, drugstores, educational facilities, and other similar businesses. Spirit purchased the
     ShopKo Portfolio Properties through the acquisition of 100% of the stock of
     ShopKo Stores Inc. from SKO Group Holding Corp.

o    THE PROPERTY. The ShopKo Portfolio Properties consist of approximately
     10,974,960 square feet of anchored retail, industrial and office buildings.
     The ShopKo Portfolio Properties were constructed between 1966 and 2005 and renovated between 1992 and 2004. The ShopKo Portfolio Properties are located throughout the United States. As of May 31, 2006, the occupancy rate for the ShopKo Portfolio Properties was approximately 100.0%.

     The sole tenant is ShopKo Stores Operating Co., LLC, a subsidiary of ShopKo
     Stores Inc. ("ShopKo") occupying 10,974,960 square feet, or approximately
     100.0% of the net rentable area. Incorporated in 1961, ShopKo is a mass merchandise retailer that provides general merchandise and retail health services through its two retail store chains in the United States under the store names "ShopKo" and "Pamida". ShopKo operates a total of 354 stores
     (138 ShopKo and 216 Pamida), with more than 22,000 employees throughout the
     Midwest, Mountain and Pacific Northwest regions. In 1991, ShopKo executed its initial pubic offering. In December 2005, Sun Capital purchased ShopKo for $1.15 billion in a going private transaction. ShopKo is being reorganized through the separation of the operating business from its real estate assets, as well as separating the ShopKo operating business from the
     Pamida business. ShopKo's operations will reside in Shopko Stores Operating
     Co. LLC ("ShopKo Operating Tenant") and Pamida Stores Operating Co. LLC
     ("Pamida Operating Tenant"). At loan origination, the ShopKo Operating
     Tenant signed a unitary lease for the 112 properties which comprise ShopKo
     Portfolio Properties (the "Operating Lease"). The Operating Lease expires in May 2026.

                                       B-7

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control and lockbox bank shall transfer debt service and reserve payments, if any, to a lender-controlled cash management account. Beginning on the date when the
     Operating Tenant's EBITDAR ratio is less than 1.15x and ending when the
     Operating Tenant's EBITDAR ratio is at least 1.15x for 90 days, all payments in the lock box account are transferred to the cash management account. After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the cash management account will be swept into an account under borrower's control, except if an event of default exists. In addition, if the Operating Tenant's "EBITDAR" (which will be calculated on a quarterly basis, based upon actual earnings before interest, tax, depreciation and amortization of ShopKo over the principal indebtedness of the ShopKo Portfolio Loan Combination) falls below (i)
     1.10:1.00, lender shall reserve 50% of excess cash flow and (ii) 1.00:1.00, lender shall reserve 100% of excess cash flow.

o    ADDITIONAL FINANCING. The sponsor of the borrower is permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor's assets.

o    PARTIAL RELEASES. The related loan documents permit the borrowers to obtain the release of any of the ShopKo Portfolio Properties upon satisfaction of certain conditions. The ShopKo Portfolio Loan must be partially defeased in the amount of 120% of the allocated loan amount for the released parcel as a condition to a release. The portion of the allocated loan amount for each
     ShopKo Portfolio Property allocable to the ShopKo Portfolio Loan is listed in the ShopKo Portfolio property table on the preceding pages. However, a purchase option exists except that with respect to the property located at
     7401 Mineral Point Road, Madison, Wisconsin, and the release price will be equal to the greater of (i) 100% of the allocated loan amount or (ii) the price received by the respective borrower in connection with the exercise of the purchase option relating to such property. If such option is exercised before the permitted defeasance date, a yield maintenance payment is due instead of defeasance.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of the ShopKo Portfolio Properties provided that certain conditions in the related loan documents are satisfied, including but not limited to the criteria for substitution set forth below.
     The respective borrower must pay a substitution fee equal to $2,500 per property being substituted plus reimburse lender for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If such borrower elects to conduct a property substitution, such that another unencumbered asset or assets (the "Substitute Asset") is substituted for a property being released, the Substitute Asset shall be a new collateral for the respective ShopKo Portfolio Loan and must comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions include, but are not limited to: (1) the Substitute Asset must be made subject to the same respective Operating Lease with no decline in underwritten net cash flow, (2) the appraised value of the Substitute Asset shall be equal to or greater than the appraised value of the property being released, (3) after giving effect to the substitution of property, the debt service coverage ratio shall not decrease, (4) after properties with an aggregate square footage of at least 10% of the original square footage demised under the Operating Lease have been substituted, the respective borrower shall have obtained, among other things, confirmation from each statistical rating agency that has assigned a rating to securities sold in any secondary market transaction in which the ShopKo Portfolio Loan has been included that such Substitute Asset shall not result in the downgrade, withdrawal or qualification of any securities backed by the respective
     ShopKo Portfolio Loan, (5) no event of default under the related loan documents has occurred and is continuing, (6) the respective borrower shall have delivered any legal opinion customarily required by the lender in connection with such substitution (including a REMIC opinion), (7) the property being substituted for shall be released from the Operating Lease,
     (8) ownership of the property being substituted shall be transferred out of the respective borrower to a third party or an affiliate of borrower, (9)
     with respect to the Substitute Asset, the lender shall have received an engineering report and an environmental report acceptable to lender and
     (10) the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related loan documents, may not exceed 20% of the net rentable area of the Operating Lease during any twelve month period or 30% of the respective net rentable area of the Operating Lease during the term of the ShopKo Portfolio Loan.

o    TENANT OPERATIONS. Subject to certain criteria contained in the Operating
     Lease, Operating Tenant shall have the right to cease operations for business in up to ten percent (10%) of the rentable square footage of the leased premises under the Operating Lease.

                                       B-8

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o    BURLINGTON RESERVE. The borrower deposited with the lender $1,790,000 at closing to enable the related borrower to purchase the fee interest in the property located at 313 North Roosevelt Avenue, Burlington, Iowa. The lender shall release such funds to the related borrower upon (i)
     acquisition of the fee estate by the related borrower and the spreading of the applicable mortgage to such fee estate or (ii) the acquisition of the fee estate by an affiliate of the related borrower and the extension of the ground lease for a term of not less than 20 years beyond the maturity date.

o    CONFIDENTIALITY. Certain financial information provided by the Operating
     Tenant is subject to a confidentiality agreement.

                                       B-9

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                          OLEN POINTE BREA OFFICE PARK
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                 [PHOTO OF OLEN POINTE BREA OFFICE PARK OMITTED]

                                      B-10

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                          OLEN POINTE BREA OFFICE PARK
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                                      B-11

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                          OLEN POINTE BREA OFFICE PARK
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    133,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Olen Properties Corp.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5000%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   118 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   REPLACEMENT(1)                                                        $94,825
   TI/LC (1)                                                            $539,725
   RENT STEP-UP RESERVE(2)                                            $1,533,215
ONGOING MONTHLY RESERVES
   TAX / INSURANCE(3)                                                   Yes / No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $209
CUT-OFF DATE LTV RATIO                                                    70.74%
MATURITY DATE LTV RATIO                                                   61.97%
UW NCF DSCR                                                                1.20x

(1)  At closing, the Borrower posted letters of credit (each, an "LOC") equal to the annual required replacement reserve and TI/LC reserve, which are
     $94,825 ($0.15/SF) and $539,725 ($0.85/SF), respectively. In the month of
     May during each year of the term of the loan the servicer will determine whether the Borrower has expended sufficient funds on capital expenditures and leasing costs during the prior loan years by subtracting the actual amounts expended by the Borrower on capital expenditures and leasing costs during such years from the amounts the Borrower was required to spend on capital expenditures and leasing costs during such years under the loan documents. In the event the Borrower has not spent sufficient sums on capital expenditures, the Borrower must either (i) make monthly deposits into the required replacement reserve until an amount equal to the deficiency has been deposited into the required replacement reserve or (ii)
     increase the amount of the LOC for the required replacement reserve by an amount equal to the deficiency. In the event the Borrower has not spent sufficient sums on leasing costs, the Borrower must either (x) make monthly deposits into the TI/LC reserve until an amount equal to the deficiency has been deposited into the TI/LC reserve or (y) increase the amount of the LOC for the TI/LC reserve by an amount equal to the deficiency. So long as no default exists, funds deposited into the required replacement reserve may be used by the Borrower to pay for capital expenditures, and funds deposited into the TI/LC reserve may be used by the Borrower to pay for leasing costs. In the event the Borrower increased the amount of any LOC due to a deficiency to expend sufficient funds, the Borrower may decrease the LOC back down to the original amount after the Servicer has determined that Borrower has expended sufficient funds.

(2)  At closing, the Borrower posted an LOC of $1,533,215 for future rent escalations under existing leases which are scheduled to occur before April
     30, 2009. The LOC will be reduced each year as the rent escalations take effect. The LOC will be reduced on the payment date in May, 2007 and in
     May, 2008 to $917,060 and $376,018, respectively, and the LOC will no longer be required after the payment date in May, 2009. If any lease for which a rent escalation is anticipated is terminated or if the tenant under such lease defaults, the Borrower will be required to fund a lease recovery reserve in accordance with the loan documents to be used for leasing costs incurred in reletting the space.

(3)  So long as the subject property is covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Brea, CA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                636,922
OCCUPANCY % AS OF FEBRUARY 17, 2006                                        98.6%
YEAR BUILT / YEAR RENOVATED                                      1989-2006 / NAP
APPRAISED VALUE                                                     $188,000,000
PROPERTY MANAGEMENT                                        Realty Services Corp.
UW ECONOMIC OCCUPANCY %                                                    95.0%
UW REVENUES                                                          $15,719,004
UW EXPENSES                                                          $ 4,420,135
UW NET OPERATING INCOME (NOI)                                        $11,298,869
UW NET CASH FLOW (NCF)                                               $10,853,023

                                      B-12

--------------------------------------------------------------------------------
                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

                   OLEN POINTE BREA OFFICE PARK TENANT SUMMARY

                                                                        % OF NET
                                         RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME             FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
--------------------------------------------------------------------------------

ResMAE Mortgage Corporation (2)
                                        NR/NR/NR            131,687        20.7%
Avery Dennison Office Products          NR/A3/A-            131,411        20.6%
Ventura Foods, LLC (3)                  NR/NR/NR            129,924        20.4%
Hartford Fire Insurance                  A/A3/A-             61,544         9.7%
Colby & Partners/Dentsu                 NR/NR/NR             14,058         2.2%
Top 5 Tenants                                               468,624        73.6%
Non-major Tenants                                           159,250        25.0%
                                                            -------       -----
Occupied Total                                              627,874        98.6%
Vacant                                                        9,048         1.4%
                                                            -------       -----
COLLATERAL TOTAL                                            636,922       100.0%
                                                            =======       =====

                                                                           DATE OF
                                                           % OF ACTUAL      LEASE
          TENANT NAME             RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------

ResMAE Mortgage Corporation (2)
                                   $ 24.00   $ 3,160,488       21.1%      07/31/17
Avery Dennison Office Products     $ 24.32   $ 3,196,130       21.3%      08/31/15
Ventura Foods, LLC (3)             $ 24.48   $ 3,180,540       21.2%      01/11/13
Hartford Fire Insurance            $ 22.18   $ 1,365,120        9.1%      03/31/07
Colby & Partners/Dentsu            $ 23.83   $   334,938        2.2%      01/31/07
Top 5 Tenants                      $ 23.98   $11,237,216       74.9%       Various
Non-major Tenants                  $ 23.65   $ 3,767,057       25.1%       Various
                                   -------   -----------       ----
Occupied Total                     $ 23.90   $15,004,273        100%
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Pursuant to the ResMAE Mortgage Corporation lease, the tenant received six months of free rent. Tenant is expected to begin paying rent on August 23,
     2006.

(3)  Ventura Foods, LLC sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception.

                 OLEN POINTE BREA OFFICE PARK LEASE ROLLOVER(1)

                         Wtd. Avg. In Place
           # of Leases      Base Rent PSF     Total SF   % of Total    Cumulative %   % of In Place   Cumulative % of In
   Year      Rolling           Rolling         Rolling   SF Rolling   of SF Rolling    Rent Rolling   Place Rent Rolling
------------------------------------------------------------------------------------------------------------------------

  2006           2             $23.68            4,279       0.7%          0.7%             0.7%              0.7%
  2007          19             $22.99          101,665      16.0%         16.6%            15.6%             16.3%
  2008          18             $23.66           59,782       9.4%         26.0%             9.4%             25.7%
  2009           8             $23.77           31,399       4.9%         30.9%             5.0%             30.7%
  2010           1             $21.60            1,732       0.3%         31.2%             0.2%             30.9%
  2011           4             $23.50           27,795       4.4%         35.6%             4.4%             35.3%
  2012           0             $ 0.00                0       0.0%         35.6%             0.0%             35.3%
  2013           2             $24.31          138,124      21.7%         57.3%            22.4%             57.6%
  2014           0             $ 0.00                0       0.0%         57.3%             0.0%             57.6%
  2015           1             $24.32          131,411      20.6%         77.9%            21.3%             78.9%
  2016           0             $ 0.00                0       0.0%         77.9%             0.0%             78.9%
               ---                             -------      ----                           ----
 TOTALS         55                             496,187      77.9%                          78.9%
                                               =======      ====                           ====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
     Pool--Additional Loan and Property Information--Tenant Matters" in the
     offering prospectus dated June 12, 2006.

                                      B-13

--------------------------------------------------------------------------------
                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Olen Pointe Brea Office Park
     Loan") is secured by a first mortgage encumbering an office park complex located in Brea, California (the "Olen Pointe Brea Office Park Property").
     The Olen Pointe Brea Office Park Loan has a cut-off date principal balance of $133,000,000, represents approximately 5.9% of the initial mortgage pool balance. The Olen Pointe Brea Office Park Loan was originated on March 15,
     2006. The Olen Pointe Brea Office Park Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Olen Pointe Brea Office Park Loan has a remaining term of 118 months and matures on April 11, 2016. The Olen Pointe Brea Office Park Loan may be
     prepaid on or after February 11, 2016, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWER. The borrower is Olen Pointe Brea, LLC ("Olen Pointe Brea
     Borrower"), a special purpose entity structured to be bankruptcy remote.
     The sponsor of the borrower is Olen Properties Corp. ("Olen"). Formed in
     1973 by Igor Olenicoff, Olen is headquartered in Newport Beach, California.
     Olen develops and owns office and industrial properties. Their portfolio consists of over 40 office and industrial properties totaling over five million square feet located in Orange County and over 30 apartment communities totaling over 10,000 apartment units in Las Vegas, Florida and
     Arizona. Olen self-manages all investment properties and typically holds their developments for long-term value appreciation.

o    THE PROPERTY. The Olen Pointe Brea Office Park Property consists of six office buildings and four restaurants totaling approximately 636,922 square and is situated on approximately 29 acres. The Olen Pointe Brea Office Park
     Property includes approximately 2,595 parking spaces for vehicles throughout the two parking garages and surface level parking spaces. Of the six office buildings, two were constructed in 1989, three in 1998 and one in 2006. The Olen Pointe Brea Office Park Property is located in Brea,
     California, within the Los Angeles-Riverside-Orange County, California metropolitan statistical area. As of February 17, 2006, the occupancy rate for the Olen Pointe Brea Office Park Property was approximately 98.6%.

     The largest tenant is ResMAE Mortgage Corporation ("ResMAE") occupying
     131,687 square feet, or approximately 20.7% of the net rentable area.
     ResMAE, a subsidiary of privately owned ResMAE Financial Corporation, is a specialty finance company engaged in the business of originating, selling, and servicing sub prime residential mortgage loans. ResMAE is headquartered at the subject property and has regional processing centers nationwide, including Illinois, Texas and Florida. The ResMAE lease expires in July
     2017. The second largest tenant is Avery Dennison Office Products ("Avery
     Dennison"), occupying 131,411 square feet, or approximately 20.6% of the net rentable area. Avery Dennison is a global leader in the making of adhesive labels used on packaging, mailers, and other items. Under the
     Avery Dennison and Fasson brands, Avery Dennison makes papers, films, school supplies and office products. As of May 2006, Avery Dennison was rated "A3" by Moody's and "A-" by S&P. The Avery Dennison lease expires in
     August 2015. The third largest tenant is Ventura Foods, LLC ("Ventura
     Foods"), occupying 129,924 square feet, or approximately 20.4% of the net rentable area. Ventura Foods sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception. Ventura Foods started in Petaluma, CA in 1919 as a butter and egg distribution business. Through expansions and acquisitions,
     Ventura Foods operates 12 plants throughout the country with branded and private label products such as shortenings, soups, butter blends, pan coatings, dressings, sauces and premium salad oils. Brand names include
     Chef's Pride, Citation, Gold-n-Sweet, Hidden Valley, Phase, Sunburst, and
     SunGlow. Ventura Foods is headquartered at the subject property. The
     Ventura Foods lease expires in January 2013.

                                      B-14

--------------------------------------------------------------------------------
                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

o    LOCK BOX ACCOUNT. Olen Pointe Brea Borrower is required to (i) cause the tenants at the Olen Pointe Brea Office Park Property to deposit all rents directly into a lockbox account and (ii) to cause all other revenue from the Olen Pointe Brea Office Park Property to be deposited into the lockbox account. Prior to the occurrence of a "trigger event", all funds deposited into the lockbox account are swept into the borrower's operating account on each business day. Following the occurrence and during the continuance of a trigger event with respect to the Olen Pointe Brea Office Park Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to the cash management provisions contained in the loan documents. Upon the cure of the trigger event, funds will again be swept daily from the lockbox account to the borrower's operating account. A
     "trigger event" means the occurrence of (i) an event of default under the
     Olen Pointe Brea Office Park Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) months is less than
     1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for two (2) consecutive quarters.

o    MANAGEMENT. Realty Services Corp. is the property manager for the Olen
     Pointe Brea Office Park Property. The property manager is affiliated with the borrower.

o    PARTIAL RELEASE. Olen Pointe Brea Borrower may obtain a release of a portion of the Olen Pointe Brea Office Park Property consisting of a parking lot containing 317 parking spaces (the "Development Site") from the liens of the Olen Pointe Brea Office Park Loan in connection the development of a parking garage and other improvements on the Development
     Site which will benefit the Olen Pointe Brea Office Park Property upon satisfying certain conditions set forth in the loan documents.

                                      B-15

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                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

                   [PHOTO OF RESTON EXECUTIVE CENTER OMITTED]

                                      B-16

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

                    [MAP OF RESTON EXECUTIVE CENTER OMITTED]

                                      B-17

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $93,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             4.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Vornado Realty L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5720%
MATURITY DATE                                                    January 9, 2013
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          79 / Interest Only
LOCKBOX                                                           In-Place Hard,
                                                       Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   TI / LC(1)                                                         $6,837,894
ONGOING MONTHLY RESERVES(2)
   TAX / INSURANCE                                                     Springing
   REPLACEMENT                                                         Springing
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $191
CUT-OFF DATE LTV RATIO                                                    72.66%
MATURITY DATE LTV RATIO                                                   72.66%
UW NCF DSCR                                                                1.22x

(1)  Vornado Realty L.P. guaranteed $2,400,000 ($30/SF) for upfront TI/LC costs for approximately 80,000 SF of vacant space, $2,032,700 ($20.00/SF) for costs of renewing or reletting the 101,635 SF of SAIC space, $1,395,160
     ($20.00/SF) for costs of renewing or reletting the 69,758 SF of Quadramed space and $1,010,034 to cover any outstanding TI/LC obligations pertaining to the Data Systems and Solutions, Harmony Information Systems, LCM
     Properties, SAIC, and Systems Management Engineering spaces. These guaranties may be replaced with letters of credit.

(2)  Monthly escrows for real estate taxes, insurance and replacement reserves have been waived. Upon the occurrence of an event of default or if the DSCR falls below 1.15x for two (2) consecutive quarters, monthly deposits will be required and continue until such time as DSCR equals or exceeds 1.15x for two (2) consecutive quarters. In lieu of such monthly deposits, Vornado
     Realty L.P. may guaranty such monthly deposit amounts, so long as (i)
     Vornado Realty Trust maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (ii) the guarantor's liability under any such reserve guaranties does not exceed liability in excess of 10% of the outstanding principal balance of the Loan and (iii)
     the DSCR has not fallen below 1.05x for two (2) consecutive quarters.
     Borrower may also deliver a letter of credit in lieu of making such monthly deposits.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Reston, VA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                486,081
OCCUPANCY % AS OF DECEMBER 31, 2005                                        79.4%
YEAR BUILT / YEAR RENOVATED                                    1987 & 1988 / NAP
APPRAISED VALUE                                                     $128,000,000
PROPERTY MANAGEMENT                                             Charles E. Smith
                                                      Real Estate Services, L.P.
UW ECONOMIC OCCUPANCY %                                                    80.8%
UW REVENUES                                                          $11,244,200
UW EXPENSES                                                          $ 3,897,673
UW NET OPERATING INCOME (NOI)                                        $ 7,346,527
UW NET CASH FLOW (NCF)                                               $ 6,406,621

                                      B-18

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

                     RESTON EXECUTIVE CENTER TENANT SUMMARY

                                                                 % OF NET
                                  RATINGS         NET RENTABLE   RENTABLE
       TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
-------------------------------------------------------------------------

SAIC(2)                        NR / A3 / A--         101,635       20.9%
Quadramed Corporation          NR / NR / NR           70,758       14.6%
PRA International              NR / NR / NR           20,772        4.3%
BSI America, Inc.(3)           NR / NR / NR           20,746        4.3%
Data Systems & Solutions     NR / BBB+ / Baa1         13,995        2.9%
Top 5 Tenants                                        227,906       46.9%
Non-major Tenants                                    157,902       32.5%
                                                     -------      -----
Occupied Total                                       385,808       79.4%
Vacant                                               100,273       20.6%
                                                     -------      -----
COLLATERAL TOTAL                                     486,081      100.0%
                                                     =======      =====

                                                                    DATE OF
                                                    % OF ACTUAL      LEASE
       TENANT NAME         RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------

SAIC(2)                     $25.74    $ 2,615,890       24.2%     09/30/10
Quadramed Corporation       $32.98    $ 2,333,462       21.6%     07/31/11
PRA International           $25.89    $   537,849        5.0%     12/31/14
BSI America, Inc.(3)        $25.04    $   519,435        4.8%      5/31/14(4)
Data Systems & Solutions    $26.50    $   370,868        3.4%     09/30/10
Top 5 Tenants               $27.98    $ 6,377,504       59.1%     Various
Non-major Tenants           $28.00    $ 4,421,882       40.9%     Various
                            ------    -----------      -----
Occupied Total              $27.99    $10,799,386      100.0%
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  SAIC may terminate up to 31,420 square feet anytime after 10/01/08 upon 9 months written notice and payment of a termination fee.

(3)  BSI America, Inc. has a cancellation option on 06/01/09 upon 9 months written notice and payment of a termination fee.

(4)  1,128 SF expires on 07/31/08.

                    RESTON EXECUTIVE CENTER LEASE ROLLOVER(1)

                          WTD. AVG. IN PLACE                                                           CUMULATIVE %
            # OF LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING           ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

   2006           5             $26.56           20,802       4.3%          4.3%             5.1%           5.1%
   2007           7             $28.79           44,169       9.1%         13.4%            11.8%          16.9%
   2008           3             $32.19           11,533       2.4%         15.7%             3.4%          20.3%
   2009           1             $25.73            4,232       0.9%         16.6%             1.0%          21.3%
   2010           7             $26.38          143,656      29.6%         46.2%            35.1%          56.4%
   2011           3             $31.88           83,648      17.2%         63.4%            24.7%          81.1%
   2012           4             $26.76           37,378       7.7%         71.1%             9.3%          90.4%
   2013           0             $ 0.00                0       0.0%         71.1%             0.0%          90.4%
   2014           2             $25.70           40,390       8.3%         79.4%             9.6%         100.0%
   2015           0             $ 0.00                0       0.0%         79.4%             0.0%         100.0%
   2016           0             $ 0.00                0       0.0%         79.4%             0.0%         100.0%
                ---                             -------      ----                          -----
  TOTALS         32                             385,808      79.4%                         100.0%
                                                =======      ====                          =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
     Pool -- Additional Loan and Property Information -- Tenant Matters" in the
     offering prospectus dated June 12, 2006.

                                      B-19

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Reston Executive Center Loan") is secured by a first mortgage encumbering three office buildings located in
     Reston, Virginia (the "Reston Executive Center Property"). The Reston
     Executive Center Loan has a cut-off date principal balance of $93,000,000 and represents approximately 4.1% of the initial mortgage pool balance. The
     Reston Executive Center Loan was originated on December 21, 2005. The
     Reston Executive Center Loan provides for interest-only payments for the entire 84 months of its term.

     The Reston Executive Center Loan has a remaining term of 79 months and matures on January 9, 2013. The Reston Executive Center Loan may be prepaid on or after September 9, 2012, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWER. The borrower is CESC Reston Executive Center L.L.C., a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Vornado Realty L.P., which is a subsidary of Vornado Realty
     Trust ("Vornado"). Vornado is a publicly traded real estate investment trust ("REIT") (NYSE:VNO) and owns and/or manages approximately 56 million square feet of real estate. As of June 2006, Vornado was rated "Baa3" by
     Moodys, "BBB+" by S&P and "BBB-" by Fitch. Vornado owns and operates office, retail and showroom properties with large concentrations in the New
     York metropolitan area and in the Washington, D.C. and Northern Virginia area.

o    THE PROPERTY. The Reston Executive Center Property is comprised of three office buildings, totaling approximately 486,081 square feet situated on approximately 13.8 acres. Parking is provided by two four-story garages, containing 1,399 spaces. There are a total of three elevators serving the garages. The garages have direct interior access to the Reston Executive
     Center Property. Surface parking for visitors is located in front of each building. The Reston Executive Center Property was constructed in 1987 and
     1988. The Reston Executive Center Property is located in Reston, Virginia, within the Washington, D.C. metropolitan statistical area. As of December
     31, 2005, the occupancy rate for the Reston Executive Center Property was approximately 79.4%.

     The largest tenant is Science Applications International Corporation
     ("SAIC") occupying 101,635 square feet, or approximately 20.9% of the net rentable area. Founded by Dr. J. Robert Beyster in 1969, SAIC, a Fortune
     500 (Registered Trademark) company, is engaged in a wide range of information technology and high-tech research and engineering for government, military, and private industries. It is one of the largest employee-owned research and engineering firms in the United States.
     Headquartered in San Diego, SAIC and its subsidiaries have more than 43,000 employees with offices in over 150 cities worldwide. As of June 2006, SAIC was rated "A3" by Moody's and "A--" by S&P. The SAIC lease expires in
     September 2010. SAIC may terminate up to 31,420 square feet any time after
     10/01/08 upon 9 months written notice and payment of a termination fee. The second largest tenant is QuadraMed Corporation ("QuadraMed"), occupying
     70,758 square feet, or approximately 14.6% of the net rentable area.
     Founded in 1993 and headquartered in the subject property, QuadraMed develops financial management, patient and clinical information management, compliance, and decision support software for health care professionals in hospitals throughout the United States. QuadraMed's products include applications for managing pharmacies, laboratory information, radiology information, scheduling and resources, and compliance with regulations. The
     QuadraMed lease expires in July 2011. The third largest tenant is PRA
     International ("PRA International"), occupying 20,772 square feet, or approximately 4.3% of the net rentable area. PRA International's predecessor company, Pharmaceutical Research, was founded in 1981 in
     Charlottesville, Virginia, as a data management contract research organization. PRA International is headquartered in the subject property and operates from six other locations in the U.S., two in Canada, as well as, South America, Europe, Africa, and Asia. The PRA International lease expires in December 2014.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account ("Clearing
     Account"). Cash flow in the Clearing Account will be swept daily (or on such other periodic basis as determined by borrower and cash management bank) into an account under borrower's control ("Borrower's Account")
     unless (i) an Event of Default Period (as herein defined) exists or (ii)
     the debt service coverage ratio (measured on a quarterly basis) falls below
     1.15x for two consecutive calendar quarters (the occurrence of either (i)
     or (ii) being referred to as a "Cash Sweep Period"), in which case such cash flow will be swept daily (or on such other periodic basis as Lender shall direct) to a Lender-controlled account ("Cash Management Account")
     and used

                                      B-20

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

     to pay debt service and to fund the reserve accounts. The Cash Sweep Period shall continue until (i) such Event of Default Period no longer exists or
     (ii) until the debt service coverage ratio has been at least 1.15x for two consecutive calendar quarters, as applicable. In lieu of requiring deposits into the reserve subaccounts during the Cash Sweep Period, Vornado Realty
     L.P. may guaranty such monthly deposit amounts and the payment of the items for which the related reserves are required, so long as (x) Vornado maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (y) the guarantor's liability under any such guaranties does not, when taken together with any other reserve guaranties rendered by guarantor in connection with the Reston Executive Center Loan, exceed liability in excess of 10% of the outstanding principal balance of the Reston Executive Center Loan and (z) a Low DSCR Cash Sweep Period (as
     hereinafter defined) does not exist. During a Cash Sweep Period, after payment of monthly debt service and funding of the reserve accounts, excess cash flow in the Cash Management Account will be swept to the Borrower's
     Account unless either (1) an event of default exists or (2) the debt service coverage ratio (measured on a quarterly basis) falls below 1.05x for two consecutive calendar quarters (the occurrence of either (1) or (2)
     being referred to as a "Low DSCR Cash Sweep Period"), in which event excess cash flow will fund an operating expense subaccount, fund the reserve accounts and pay debt service, and any excess cash flow will be held by
     Lender in a cash collateral subaccount of the Cash Management Account until such Event of Default Period no longer exists, or until the debt service coverage ratio has been at least 1.05x for three consecutive payment dates, as applicable, at which time the amounts held in the cash collateral subaccount and operating expense subaccount shall be released to borrower.
     An "Event of Default Period" means the period of time commencing upon the occurrence of an event of default and ending on the last day of the third
     (3rd) consecutive full calendar month after which such event of default has been cured and no other event of default has occurred.

o    MANAGEMENT. Charles E. Smith Real Estate Services, L.P. is the property manager for the Reston Executive Center Property. The property manager is affiliated with the borrower.

                                      B-21

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                          RECKSON II OFFICE PORTFOLIO
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                                      B-22

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                          RECKSON II OFFICE PORTFOLIO
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                                      B-23

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                           RECKSON II OFFICE PORTFOLIO
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $72,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             3.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                  Reckson Australia Operating Company LLC
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.3225%
MATURITY DATE                                                    January 9, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         115 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES
   TAX / INSURANCE (1)                                                 Springing
   REPLACEMENT (2)                                                     Springing
   TI / LC (3)                                                         Springing

ADDITIONAL FINANCING (4)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE / SF                                          $79
CUT-OFF DATE LTV RATIO                                                    49.52%
MATURITY DATE LTV RATIO                                                   49.52%
UW NCF DSCR(5)                                                             2.26x
LOAN SHADOW RATING
FITCH / MOODY'S(6)                                                   BBB- / Baa3

(1)  Monthly escrows of real estate taxes and insurance have been waived, so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75%
     constant; monthly payments shall be delivered to the Lender in the amount of one-twelfth of an amount that would be sufficient to pay the taxes and insurance premiums payable, or estimated by Lender to be payable, during the next ensuing twelve months. Once the cash management period ends, all accumulated tax and insurance reserves shall be returned to Borrower.

(2)  Monthly escrows of replacement reserves have been waived so long as the
     Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant;
     monthly payments shall be delivered to the Lender in an amount equal to
     $19,074. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(3)  Monthly escrows of TI / LCs have been waived so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant; monthly payments shall be delivered to the Lender in an amount equal to $114,444.75. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(4)  See "--Mezzanine Debt" below.

(5)  Loan has a DSCR of 1.81 at a loan constant of 6.75%.

(6)  Fitch and Moody's have confirmed that the Reckson II Office Portfolio Loan has the credit characteristics consistent with that of an investment-grade rated obligation.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 7
LOCATION                                                                 Various
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                915,558
OCCUPANCY % AS OF JANUARY 5, 2006                                          94.8%

YEAR BUILT / YEAR RENOVATED                                  1971-1982 / Various
APPRAISED VALUE                                                     $145,400,000
PROPERTY MANAGEMENT                               Reckson Management Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    91.1%
UW REVENUES                                                         $ 20,641,075
UW EXPENSES                                                         $ 10,600,658
UW NET OPERATING INCOME (NOI)                                       $ 10,040,419
UW NET CASH FLOW (NCF)                                              $  8,797,140

                                      B-24

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                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                   RECKSON II OFFICE PORTFOLIO TENANT SUMMARY

                                                                    % OF NET                              % OF      DATE OF
                                     RATINGS         NET RENTABLE   RENTABLE                             ACTUAL      LEASE
         TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Lockheed Martin Corp              A--/Baa1/BBB+         123,554        13.5%    $20.80    $ 2,569,902      13.5%  09/30/08
Frequency Electronics               NR/NR/NR             91,027         9.9%    $ 4.39    $   400,000       2.1%  12/31/09
Bayer Healthcare LLC(2)             NR/NR/NR             81,079         8.9%    $20.58    $ 1,668,328       8.7%  07/31/14
AC Nielsen c/o VNU Inc.(3)        NR/Ba1/BBB--           35,556         3.9%    $19.95    $   709,449       3.7%  03/31/15
Oracle USA Inc.(4)                 A--/A3/A--            29,428         3.2%    $27.00    $   794,556       4.2%  11/30/07

Top 5 Tenants                                           360,644        39.4%    $17.03    $ 6,142,235      32.2%  Various

Non-major Tenants                                       506,876        55.4%    $25.56    $12,956,352      67.8%  Various
                                                        -------       -----     ------    -----------     -----
Occupied Total                                          867,520        94.8%    $22.02    $19,098,586     100.0%

Vacant                                                   48,038         5.2%
                                                        -------       -----

COLLATERAL TOTAL                                        915,558       100.0%
                                                        =======       =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  In December 2005, Bayer Healthcare LLC exercised a lease extension option for their existing 71,340 square feet plus an additional 9,739 square feet.
     In return, tenant received a $500,000 incentive payment as well as one month free rent for the month of January 2006. Tenant may terminate lease with regard to 18,699 square feet on the fifth floor on 12/31/2010 with nine months notice and payment of a termination fee.

(3)  AC Nielson c/o VNU Inc. received five months free rent ($289,204):
     February, March and April 2005 and July and August 2010. Tenant may
     terminate all or a portion of its space on June 30, 2010 with 12 months notice and payment of a termination fee.

(4)  Oracle has a one time right to terminate lease after December 9, 2005, with
     9 months notice and payment of a termination fee.

                  RECKSON II OFFICE PORTFOLIO LEASE ROLLOVER(1)

                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2006          13             $24.20         33,778        3.7%          3.7%             4.3%              4.3%
    2007          19             $25.72        120,503       13.2%         16.9%            16.2%             20.5%
    2008          14             $23.04        189,392       20.7%         37.5%            22.9%             43.4%
    2009          15             $14.23        164,128       17.9%         55.5%            12.2%             55.6%
    2010          19             $25.74        101,922       11.1%         66.6%            13.7%             69.3%
    2011          11             $23.10         43,215        4.7%         71.3%             5.2%             74.6%
    2012           6             $25.57         13,039        1.4%         72.7%             1.7%             76.3%
    2013           2             $27.91         33,706        3.7%         76.4%             4.9%             81.2%
    2014           4             $22.04        109,546       12.0%         88.4%            12.6%             93.9%
    2015           3             $21.99         46,876        5.1%         93.5%             5.4%             99.3%
    2016           0             $ 0.00              0        0.0%         93.5%             0.0%             99.3%
                 ---                           -------       ----                           ----
   TOTALS        106                           856,105       93.5%                          99.3%
                                               =======       ====                           ====

(1)  The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
     Pool -- Additional Loan and Property Information -- Tenant Matters" in the
     offering prospectus dated June 12, 2006.

                                      B-25

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                          RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                           RECKSON II OFFICE PORTFOLIO

                                                       CUT-OFF DATE
                                                      ALLOCATED LOAN   YEAR BUILT /
          PROPERTY NAME           PROPERTY LOCATION       BALANCE        RENOVATED
-----------------------------------------------------------------------------------

6800 Jericho                         Syosset, NY        15,550,000     1977 / NAP
55 Charles Lindbergh Boulevard      Uniondale, NY       13,260,000     1971 / NAP
555 White Plains Road               Tarrytown, NY       10,520,000     1972 / 2005
560 White Plains Road               Tarrytown, NY       10,030,000     1980 / 2005
200 Broadhollow Road                 Melville, NY        7,710,000     1981 / NAP
10 Rooney Circle                   West Orange, NJ       7,500,000     1971 / NAP
North Atrium II                      Syosset, NY         7,430,000     1982 / NAP
                                                        ----------
   TOTAL/WTD. AVG.                                      72,000,000
                                                        ==========

                                                OCCUPANCY %                   UNDERWRITTEN
                                  PROPERTY        (AS OF         APPRAISED        NET
         PROPERTY NAME              SIZE     JANUARY 5, 2006)      VALUE       CASH FLOW
------------------------------------------------------------------------------------------

6800 Jericho                      207,583           94.7%        34,300,000    1,931,656
55 Charles Lindbergh Boulevard    214,581          100.0%        31,800,000    1,746,142
555 White Plains Road             124,515           98.3%        18,900,000    1,159,256
560 White Plains Road             127,064           81.9%        20,200,000    1,100,438
200 Broadhollow Road               70,110           97.3%        12,500,000      992,573
10 Rooney Circle                   70,716           86.3%        12,000,000      900,059
North Atrium II                   100,989           99.6%        15,700,000      967,017
                                  -------                        ----------    ---------
   TOTAL/WTD. AVG.                915,558           94.8%       145,400,000    8,797,140
                                  =======                       ===========    =========

                                      B-26

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOANS. The subject mortgage loan (the "Reckson II Office Portfolio
     Loan") is secured by 7 first mortgages (six of which are secured by the borrower's fee simple interest in the Reckson II Office Portfolio
     Properties and one is secured by the borrower's leasehold interest in a
     Reckson II Office Portfolio Property) that encumber a portfolio of 7 office properties located New York and New Jersey (the "Reckson II Office
     Portfolio Properties"). The Reckson II Office Portfolio Loan has a cut-off
     date principal balance of $72,000,000 and represents approximately 3.2% of the initial mortgage pool balance. Fitch and Moody's have confirmed, in accordance with their respective methodologies, that the Reckson II Office
     Portfolio Loan has credit characteristics consistent with obligations rated
     "BBB-" and "Baa3", respectively. The Reckson II Office Portfolio Loan was originated on January 6, 2006. The Reckson II Office Portfolio Loan
     provides for interest-only payments for the entire 120 months of its term.

     The Reckson II Office Portfolio Loan has a remaining term of 115 months and matures on January 9, 2016. The Reckson II Office Portfolio Loan may be
     prepaid on or after October 9, 2015, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWERS. The borrowers are RA 6800 Jericho Turnpike LLC, RA 6900
     Jericho Turnpike LLC, RA 10 Rooney Circle Owner LLC, RA 55 CLB LLC, RA 200
     Broadhollow Road Owner LLC, RA 555 White Plains Road LLC, and RA 560 White
     Plains Road LLC, all special purpose entities structured to be bankruptcy remote. The sponsor of the borrowers is Reckson Australia Operating Company
     LLC, which is 25% owned by Reckson Associates Realty Corp ("Reckson"), a publicly traded REIT (NYSE:RA). Reckson has been in the business of owning, developing, constructing, managing, and leasing office and industrial properties in the New York Tri-State Area for over 45 years. Reckson has historically emphasized the development and acquisition of its suburban office properties in large-scale office parks. Reckson's portfolio consists of approximately 90 properties in the New York Tri-State Area, encompassing approximately 18.9 million rentable square feet, all of which are managed by Reckson Management Group, Inc., an affiliate of Reckson.

o    THE PROPERTIES. The Reckson II Office Portfolio Properties consist of seven office properties totaling approximately 915,558 square feet. The Reckson
     II Office Portfolio Properties include 2,926 covered and surface parking spaces. The Reckson II Office Portfolio Properties were constructed between
     1971 and 1982 and two of the properties, located at 555 White Plains Road and 560 White Plains Road, were renovated in 2005. The Reckson II Office
     Portfolio Properties are located in New York and New Jersey. As of January
     5, 2006, the weighted average occupancy rate for the Reckson II Office
     Portfolio Properties was approximately 94.8%.

     The largest tenant is Lockheed Martin Corp ("Lockheed Martin") occupying
     123,554 square feet, or approximately 13.5% of the net rentable area.
     Lockheed Martin is one of the world's largest defense contractors. Its business segments include Aeronautics, Electronic Systems, Space Systems,
     Integrated Systems & Solutions, and Information & Technology Services. As
     of May 2006, Lockheed Martin was rated "A--" by Fitch, "Baa1" by Moody's and "BBB+" by S&P. The Lockheed Martin lease expires in September 2008. The second largest tenant is Frequency Electronics, occupying 91,027 square feet, or approximately 9.9% of the net rentable area. Frequency Electronics produces quartz, rubidium, and cesium-based time and frequency control products, such as oscillators and amplifiers, used by commercial customers to synchronize voice, data, and video transmissions in satellite and wireless communications. The US military uses its products for navigation, communications, surveillance, and timing systems in aircraft, satellites, and missiles. The Frequency Electronics lease expires in December 2009. The third largest tenant is Bayer Healthcare LLC ("Bayer Healthcare"), occupying 81,079 square feet, or approximately 8.9% of the net rentable area. Bayer Healthcare is a health care company with products that range from drug products to innovative diagnostics technology. Bayer Healthcare has five divisions: Animal Health, Biological Products, Consumer Care,
     Diagnostics, and Pharmaceuticals. Bayer Healthcare has worldwide operations located in more than 120 countries and employs over 30,000 people. The
     Bayer Healthcare lease expires in July 2014. Bayer Healthcare may terminate lease with regard to 18,699 square feet on the fifth floor on December 31,
     2010 with nine months notice and payment of a termination fee.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled clearing account. All funds on deposit in the clearing account will be swept daily into an account under borrower's control, except (i) if event of default exists, (ii) a periodically measured debt service coverage ratio falls below 1.15x for two calendar quarters or (iii) if any mezzanine loan is outstanding (items
     (i)--(iii) are referred

                                      B-27

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                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

     to as the "Cash Management Events"). Upon the occurrence of any Cash
     Management Event, all funds held in the clearing account will be swept daily to a Lender-controlled deposit account until such event of default no longer exists, or until the debt service coverage ratio has been at least
     1.15x for two consecutive calendar quarters or the mezzanine loan has been satisfied. Any excess cash in the deposit account, after payment of monthly debt service and reserves, and so long as no event of default exists, will be swept on each payment date into a debt service reserve account as additional collateral until either an event of default occurs or the periodically measured debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o    PARTIAL RELEASES. The related loan documents permit the borrower, during the period beginning 2 years after the issue date for the series CGCMT
     2006-C4 certificates through October 9, 2015, to obtain the release of any of the Reckson II Office Portfolio Properties upon the sale of such property to a third entity and upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, and (ii) the debt service coverage ratio for the remaining properties (exclusive of the release parcel), is equal or greater than the greater of (a) 95% of the Reckson II Office Portfolio Properties calculated immediately prior to the partial release and (b) 1.50x. The Reckson II
     Office Portfolio Loan must be partially defeased in the amount of 110% of the allocated loan amount for the released parcel as a condition to a release. The allocated loan amount for each Reckson II Office Portfolio
     Property is listed in the Reckson II Office Portfolio Summary below.

     The related loan documents permit the borrower to release a portion of the
     55 Charles Lindbergh parcel consisting of 6.555 acres without prepayment penalty or defeasance upon satisfaction of certain conditions including among others that (i) no event of default has occurred and is continuing,
     (ii) the release parcel legally subdivided, (iii) the release parcel is not owned by any borrower and (iv) the existing ground lease is amended to reflect such release, together with a pro rata reduction in ground lease payments.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrower, during the period beginning 1 year after the issue date for the series
     CGCMT 20006-C4 certificates through October 9, 2015, to substitute properties upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) a minimum
     DSCR test, (iii) a maximum LTV test and (iv) minimum leases in place at the substituted property.

o    MANAGEMENT. Reckson Management Group, Inc. is the property manager for the
     Reckson II Office Portfolio Properties. The property manager is affiliated with the borrower.

                                      B-28

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                                      B-29

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                          GREAT WOLF RESORTS PORTFOLIO
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                                      B-30

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                          GREAT WOLF RESORTS PORTFOLIO
-------------------------------------------------------------------------------

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                                      B-31

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                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $63,000,000
PERCENTAGE OF INITIAL MORTGAGE                                              2.8%
   POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                 CNL Income Partners, LP,
                                                        Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0800%
MATURITY DATE                                                      March 1, 2013
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       84 / 360
REMAINING TERM / REMAINING                                              81 / 360
AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   SEASONALITY RESERVE (1)                                                   Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   FF&E                                                     4% of Gross Revenues
   SEASONALITY RESERVE (1)                                                   Yes
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $108,621
CUT-OFF DATE LTV RATIO                                                    52.28%
MATURITY DATE LTV RATIO                                                   49.71%
UW NCF DSCR                                                                1.74x

(1)  At closing, a Seasonality Reserve Account was established to cover negative cash flow in the months of May, June, September, October, November and
     January. On each Payment Date in April, Borrower will deposit into the
     Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of May and June
     (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to Lender, but such deduction will be permitted only while the Debt Service Coverage Test is satisfied and no Event of Default exists). On each Payment Date in August the Borrower will deposit into the
     Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of September,
     October, November and January (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to Lender, but such deduction will be permitted only while the Debt Service Coverage Test is satisfied and no Event of Default exists). The agreed upon August 2006
     Seasonality Amount is $1,240,704.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATIONSTATE                                                   Various, Various
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)
PROPERTY SIZE                                                                580
OCCUPANCY % AS OF DECEMBER 31, 2005                                        58.5%
YEAR BUILT / YEAR RENOVATED                                1997 & 2001 / Various
APPRAISED VALUE                                                     $120,500,000
PROPERTY MANAGEMENT                                     Great Lake Services, LLC
UW ECONOMIC OCCUPANCY %                                                    60.3%
UW REVENUES                                                          $37,782,148
UW EXPENSES                                                          $28,304,667
UW NET OPERATING INCOME (NOI)                                        $ 9,477,481
UW NET CASH FLOW (NCF)                                               $ 7,966,195

                                      B-32

--------------------------------------------------------------------------------
                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

                      Great Wolf Resorts Portfolio Summary

                                          Cut-Off Date
                                            Allocated
                                              Loan       Year Built /   Total
Property Name             City, State        Balance       Renovated    Rooms
-----------------------------------------------------------------------------

Great Wolf Resort
   -- Sandusky, OH      Sandusky, OH       $34,500,000   2001 / NAP     271
   Great Wolf Resort
   -- Wisconsin Dells   Lake Delton, WI     28,500,000   1997 / 2005    309
                                           -----------                  ---
 TOTAL/WTD. AVG.                           $63,000,000                  580
                                           ===========                  ===

                                       Occupancy %
                        Cut-Off Date      as of     Underwritten
                          Principal     December        Net       Underwritten   Underwritten
Property Name           Balance/Room     31,2005     Cash Flow         ADR          REVPAR
---------------------------------------------------------------------------------------------

Great Wolf Resort
   -- Sandusky, OH        $127,306         58.3%    $4,372,640       $219.88       $128.18
   Great Wolf Resort
   -- Wisconsin Dells     $ 92,233         58.7%     3,593,555       $187.46       $116.22
                          --------                  ----------
 TOTAL/WTD. AVG.          $108,621         58.5%    $7,966,195       $202.11       $121.81
                          ========                  ==========

                                      B-33

--------------------------------------------------------------------------------
                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "Great Wolf Resorts Portfolio Loan") is secured by a first mortgage encumbering two hospitality properties located in Sandusky, Ohio and Lake Delton, Wisconsin (the "Great Wolf Resorts
     Portfolio Properties"), respectively. The Great Wolf Resorts Portfolio Loan has a cut-off date principal balance of $63,000,000 and represents approximately 2.8% of the initial mortgage pool balance. The Great Wolf
     Resorts Portfolio Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule.

     The Great Wolf Resorts Portfolio Loan has a remaining term of 81 months and matures on March 1, 2013. The Great Wolf Resorts Portfolio Loan may be
     prepaid on or after December 1, 2012, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWER. The co-borrowers are CNL INCOME GW WI-DEL, LP and CNL INCOME
     GW SANDUSKY, LP, both special purpose entities structured to be bankruptcy remote. The sponsors are CNL Income Partners, LP ("CNL") and Great Wolf
     Resorts, Inc. ("GWR"). CNL is an unlisted REIT that acquires properties and leases them on a long-term, triple-net basis. Targeted properties include dealerships, campgrounds and manufactured housing, health clubs, parking lots, bowling alleys, golf courses, ski resorts, marinas, manufacturer's outlet centers, and vacation ownership resorts. GWR is a family entertainment resort company based in Madison, Wisconsin that specializes in developing, owning, and operating drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities. In an effort to create a stronger company, formulate a succession plan, and retain and grow staff, GWR issued, during 4th Quarter 2004, an IPO for
     Great Wolf Resorts, Inc. as a self-managed, indoor waterpark resort focused real estate investment trust. Currently, GWR has approximately six Great
     Wolf, Resorts in its portfolio and one nautical themed Blue Harbor Resort.

o    THE PROPERTIES. The Great Wolf Resorts Portfolio Properties consist of the
     Great Wolf Resort -- Sandusky, OH Property and the Great Wolf Resort --
     Lake Delton, WI Property. The Great Wolf Resort -- Sandusky, OH Property
     contains 271 rooms and was constructed in 2001. The Great Wolf Resort --
     Lake Delton, WI Property contains 309 rooms and was constructed in 1997 and expanded in 2005.

o    LOCK BOX ACCOUNT. All rents and other receipts are required to be deposited into a lockbox and are to be swept daily into the borrower's account.
     Following the occurrence and continuance of a "trigger event" with respect to the Great Wolf Resorts Portfolio Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to a cash management agreement and the loan agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means (i) the occurrence of an event of default under the Great Wolf Resorts Portfolio Loan or (ii) commencing with the test date ending March 31, 2007 the date on which the debt service overage ratio for the preceding twelve (12) months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for twelve (12) consecutive months measured quarterly.

o    MANAGEMENT. Great Lakes Services, LLC is the property manager for the Great
     Wolf Resorts Portfolio Properties. The property manager is affiliated with the borrower.

o    PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the Great Wolf Resort -- Sandusky, OH Property upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the loan-to-value does not exceed 55%, (iii) the debt service coverage ratio is not less than the greater of 1.65x or the pre-release debt service coverage. The Great
     Wolf Resorts Portfolio Loan must be partially defeased in the amount of
     115% of the allocated loan amount for the released parcel as a condition for release. The allocated loan amount is $34,500,000 for the Great Wolf
     Resort -- Sandusky, OH Property.

                                      B-34

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                                      B-35

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                         EMERALD ISLE SENIOR APARTMENTS
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                                      B-36

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                         EMERALD ISLE SENIOR APARTMENTS
-------------------------------------------------------------------------------

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                                      B-37

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                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $55,000,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             2.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Cameo Homes, James C.
                                     Gianulias, James Chris Gianulias 1998 Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                             5.190%
MATURITY DATE                                                       July 1, 2015
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   109 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX(1) / INSURANCE(2)                                               Yes / Yes
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                      Yes / No
   REPLACEMENT(3)                                                       $  5,095

ADDITIONAL FINANCING                                                      Yes(4)
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $130,332
CUT-OFF DATE LTV RATIO                                                    69.18%
MATURITY DATE LTV RATIO                                                   61.49%
UW NCF DSCR                                                                1.23x

(1)  In addition to a monthly escrow payment, the borrower was required to make a deposit at closing in the amount of $200,944.59 to a tax escrow account with the lender.

(2)  Monthly insurance reserve requirements were waived by the lender although the borrower was required to deposit six months of insurance premiums to lender at closing in the amount of $27,474.

(3)  The escrowed funds shall have a maximum balance during the loan term of
     $61,145.

(4)  See "--Mezzanine Debt" below.

(5)  UW economic occupancy includes units that have been leased, but tenant has not yet moved in, Physical occupancy as of May 23, 2006 is 84.6%.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                          Placentia, CA
 PROPERTY TYPE                                         Multifamily, Conventional
 SIZE (UNITS)                                                                422
 OCCUPANCY % AS OF MAY 23, 2006                                            84.6%
 YEAR BUILT / YEAR RENOVATED                                          2005 / NAP
 APPRAISED VALUE                                                     $79,500,000
 PROPERTY MANAGEMENT                                       Mesa Management, Inc.
 UW ECONOMIC OCCUPANCY %(5)                                                91.2%
 UW REVENUES                                                         $ 5,989,086
 UW EXPENSES                                                         $ 1,439,181
 UW NET OPERATING INCOME (NOI)                                       $ 4,549,905
 UW NET CASH FLOW (NCF)                                              $ 4,444,405

                                      B-38

--------------------------------------------------------------------------------
                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

                     EMERALD ISLE SENIOR APARTMENTS SUMMARY

                                                          APPROXIMATE
                      NUMBER OF     APPROXIMATE UNIT     NET RENTABLE     % OF NET RENTABLE     AVERAGE IN PLACE
     UNIT TYPE          UNITS           SIZE (SF)          AREA (SF)             AREA                 RENT
----------------------------------------------------------------------------------------------------------------

 Studios                   0                 0                    0               0.0%               $    0
 1-BR                    267               588              156,996              57.8%               $1,046
 2-BR                    155               931              114,336              42.2%               $1,535
 3-BR                      0                 0                    0               0.0%               $    0
 4-BR+                     0                 0                    0               0.0%               $    0
                         ---               ---              -------             -----                ------
 TOTAL/WTD. AVG.         422               643              271,332             100.0%               $1,234
                         ===               ===              =======             =====                ======

                                      B-39

--------------------------------------------------------------------------------
                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

o    THE LOAN. The Emerald Isle Senior Apartments loan is secured by a first mortgage encumbering a Class A, 422-unit multifamily complex in Placentia,
     CA. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on June 3,
     2005, and has a remaining term of 109 months, a maturity date of July 1,
     2015 and a cut-off date principal balance of $55,000,000. The loan was underwritten to a 69.2% LTV and a 1.23x DSCR (1.54x during the interest only period). The Emerald Isle Senior Apartments Loan represents approximately 2.4% of the initial mortgage pool balance.

o    THE BORROWER. The borrower is Placentia 422 L.P., a California limited partnership. Its general partner is Cameo Homes, Inc. (1%), a California corporation, and its limited partners are James C. Gianulias (69%), Victor
     J. Mahony (18%), David Gianulias (7%) and Gus Gianulias (5%). Cameo Homes,
     Inc. is 100% owned by James C. Gianulias, the sponsor of this loan. Cameo
     Homes, Inc., has developed approximately 5,000 single-family homes, condominiums and townhomes, and more than 3,400 multifamily and senior units. James C. Gianulias and his companies have also developed commercial properties throughout Northern, Central and Southern California.

o    THE PROPERTY. The property is a class A, 422-unit garden-style apartment complex located in Placentia, California. It was completed in 2005, and consists of 7 buildings situated on approximately 10.43 acres adjacent to the Alta Vista Golf & Country Club. To get zoning approval, the property is restricted to seniors over the age of 55. Property amenities include a resort style swimming pool, heated spa, putting greens, laundry facilities on every floor, a clubhouse, library, billiard room and fitness center. As of May 23, 2006, the property was 84.6% occupied, but a current leasing schedule shows additional units that have been leased but not yet occupied, thus increasing the occupancy to 91.2%.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o    MANAGEMENT. The Property is managed by Mesa Management, Inc., which is owned by the sponsor, James C. Gianulias and Victor J. Mahony. Mesa
     Management is headquartered in Newport Beach, CA, and manages nearly 2,200 apartment units.

                                      B-40

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                                      B-41

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                                 20 NORTH ORANGE
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                                      B-42

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                                 20 NORTH ORANGE
-------------------------------------------------------------------------------

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                                      B-43

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                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $42,695,000.00
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                       Carlton P. Cabot, Cabot Investment
                                                                 Properties, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3100%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   112 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                          $252,500
   TI / LC (1)                                                        $3,000,000
   BRIGHT HOUSE TI RESERVE (2)                                          $614,000
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $158
CUT-OFF DATE LTV RATIO                                                    74.64%
MATURITY DATE LTV RATIO                                                   67.87%
UW NCF DSCR                                                                1.20x

(1)  At closing, Lender escrowed $3,000,000 for TI / LCs. In addition, at any time the balance of the TI / LC account falls below $500,000, Borrower shall pay to Lender a monthly amount equal to the greater of: (i) $2,500 and (ii) such amount, as determined by Lender, that causes the TI / LC reserve account to equal $500,000 within six month period.

(2)  At closing, Lender escrowed $614,000 for outstanding TI work required to be performed by Borrower under the terms of the Bright House Networks lease.
     Provided that no event of default exists under the loan, the reserve shall be disbursed to the Borrower for TI costs, in increments of no less than
     $2,500, upon receipt by Lender of satisfactory evidence of TI work. On
     2/9/06, Lender authorized the release of $197,907 out of Bright House TI
     Reserve as Lender received satisfactory evidence of work.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                270,097
OCCUPANCY % AS OF DECEMBER 31, 2005                                        90.0%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2005
APPRAISED VALUE                                                      $57,200,000
PROPERTY MANAGEMENT                            Continental Real Estate Companies
UW ECONOMIC OCCUPANCY %                                                    90.0%
UW REVENUES                                                           $6,013,187
UW EXPENSES                                                           $2,472,088
UW NET OPERATING INCOME (NOI)                                         $3,541,099
UW NET CASH FLOW (NCF)                                                $3,421,694

                                      B-44

--------------------------------------------------------------------------------
                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

                         20 NORTH ORANGE TENANT SUMMARY

                                                                   % OF NET
                                    RATINGS         NET RENTABLE   RENTABLE
         TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
---------------------------------------------------------------------------

Morgan & Morgan                  NR / NR / NR           46,318       17.1%
Wachovia Bank NA                AA- / Aa2 / NR          26,066        9.7%
Fisher, Rushmer ET AL            NR / NR / NR           25,731        9.5%
Bright House Networks            NR / NR / NR           25,504        9.4%
Lawyers Title Ins Corp (4)        A / NR / A-           18,004        6.7%
Top 5 Tenants                                          141,623       52.4%
Non-major Tenants                                      110,151       40.8%
                                                       -------      -----
Occupied Total (5)                                     251,774       93.2%
Vacant                                                  18,323        6.8%
                                                       -------      -----
COLLATERAL TOTAL                                       270,097      100.0%
                                                       =======      =====

                                                       % OF      DATE OF
                                                      ACTUAL      LEASE
        TENANT NAME          RENT PSF   ACTUAL RENT    RENT    EXPIRATION
--------------------------------------------------------------------------

Morgan & Morgan               $19.86     $  919,900    18.4%   03/31/15
Wachovia Bank NA              $21.22     $  553,121    11.1%   04/17/10
Fisher, Rushmer ET AL         $23.95     $  577,268    11.5%   12/31/11(2)
Bright House Networks         $16.82     $  429,018     8.6%   04/28/16(3)
Lawyers Title Ins Corp (4)    $20.20     $  363,688     7.3%   01/18/10
Top 5 Tenants                 $20.35     $2,842,994    56.8%
Non-major Tenants             $19.59     $2,158,134    43.2%
                              ------     ----------   -----
Occupied Total (5)            $20.02     $5,001,128   100.0%
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  120 SF of storage space is leased on a MTM basis.

(3)  910 SF of storage space is leased on a MTM basis.

(4)  Lawyers Title Ins, Corp has a termination option on March 19, 2008 provided written notice by February 19, 2007 and payment of a termination fee.

(5)  CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
     Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
     Technologies LLC are expected to take occupancy on 07/15/06.

                        20 NORTH ORANGE LEASE ROLLOVER(1)

                       WTD. AVG. IN PLACE
         # OF LEASES      BASE RENT PSF     TOTAL SF     % OF TOTAL      CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR      ROLLING           ROLLING         ROLLING   SF ROLLING (2)   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------

 2006         3              $21.46            6,337         2.3%            2.3%            2.7%               2.7%
 2007         3              $22.30            4,589         1.7%            4.0%            2.0%               4.8%
 2008        10              $21.08           37,982        14.1%           18.1%           16.0%              20.8%
 2009         3              $13.77            7,954         2.9%           21.1%            2.2%              23.0%
 2010         9              $20.85           87,230        32.3%           53.3%           36.4%              59.3%
 2011         4              $18.89           34,280        12.7%           66.0%           12.9%              72.3%
 2012         0              $ 0.00                0         0.0%           66.0%            0.0%              72.3%
 2013         1              $25.15            1,460         0.5%           66.6%            0.7%              73.0%
 2014         0              $ 0.00                0         0.0%           66.6%            0.0%              73.0%
 2015         1              $20.00           45,680        16.9%           83.5%           18.3%              91.3%
 2016         1              $17.00           24,594         9.1%           92.6%            8.4%              99.6%
             --                              -------        ----                            ----
TOTALS       35                              250,106        92.6%                           99.6%
             ==                              =======        ====                            ====

(1)  The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
     Pool -- Additional Loan and Property Information -- Tenant Matters" in the
     offering prospectus dated June 12, 2006.

(2)  CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
     Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
     Technologies LLC are expected to take occupancy on 07/15/06.

                                      B-45

--------------------------------------------------------------------------------
                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "20 North Orange Loan") is secured by a first mortgage encumbering an office building located in Orlando,
     Florida. The 20 North Orange Loan has a cut-off date principal balance of
     $42,695,000 and represents approximately 1.9% of the initial mortgage pool balance. The 20 North Orange Loan was originated on October 6, 2005. The 20
     North Orange Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 20 North Orange Loan has a remaining term of 112 months and matures on
     October 11, 2015. The 20 North Orange Loan may be prepaid on or after
     August 11, 2015, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWER. The borrowers are, collectively, CABOT NORTH ORANGE, LLC --
     CABOT NORTH ORANGE 35, LLC, thirty-five special purpose entities each structured to be bankruptcy remote and all jointly and severally liable for repayment of the 20 North Orange Loan. The borrowers hold title to the 20
     North Orange Property, in fee, as tenants in common under a tenancy in common structure having Cabot North Orange LeaseCo LLC, a Delaware limited liability company as master lessee under a master lease with the borrowers.
     The sponsors of the 20 North Orange Loan and the tenancy in common arrangement are Carlton P. Cabot and Cabot Investment Properties, LLC
     ("CIP"). CIP, is a privately held real estate investment manager formed specifically to focus on credit-tenant and stabilized asset commercial real estate investments. Mr. Cabot is the CEO and President of CIP and has over
     17 years of commercial real estate experience and has been involved in the acquisition of over $500 million of commercial real estate.

o    THE PROPERTY. The 20 North Orange Property is an approximately 270,097 square foot office building situated on approximately 2.32 acres. The 20
     North Orange Property also includes an adjacent surface parking lot containing 38 spaces and an adjacent 7-story parking garage, which is attached by a covered pedestrian walkway and contains 469 spaces for a total of 507 spaces. The subject is also party to a parking lease with an adjacent parking garage owned by the city of Orlando, providing an additional 175 spaces, for a grand total of 682 spaces or approximately 2.5 per 1,000 sf. A covered pedestrian walkway connects the subject with the city of Orlando's garage. The 20 North Orange Property was constructed in
     1983 and renovated in 2005. The 20 North Orange Property is located in
     Orlando, Florida, within the Orlando, Florida metropolitan statistical area. As of December 31, 2005, the occupancy rate for the 20 North Orange
     Property was approximately 90.0%.

     The largest tenant is Morgan & Morgan occupying 46,318 square feet, or approximately 17.1% of the net rentable area. Morgan & Morgan is one of the largest exclusively personal injury law firms in the country with offices throughout Florida. Morgan & Morgan has one of their two main offices at the subject property and has been at the subject property since 1993. The
     Morgan & Morgan lease expires in March 2015. The second largest tenant is
     Wachovia Bank NA ("Wachovia"), occupying 26,066 square feet, or approximately 9.7% of the net rentable area. Wachovia is registered as a financial holding company and a bank holding company, and provides commercial and retail banking, as well as, trust services through full-service banking offices. Wachovia has been at the subject since 1983.
     As of June 2006, Wachovia was rated "AA-" by Fitch, and "AA2" by Moody's.
     The Wachovia lease expires in April 2010. The third largest tenant is
     Fisher, Rushmer et al. ("Fisher, Rushmer"), occupying 25,731 square feet, or approximately 9.5% of the net rentable area. The firm has over 30 attorneys and specializes in a wide variety of commercial and personal injury practices. Fisher, Rushmer has been at the subject since 1984. The
     Fisher, Rushmer lease expires December 2011.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o    MANAGEMENT. Continental Real Estate Companies is the property manager for the 20 North Orange Property. Continental Real Estate Companies was
     established in 1989 and is a full service real estate firm with a portfolio of more than seven million square feet of commercial space. The property manager is independent.

                                      B-46

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                                      B-47

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                                KRATSA PORTFOLIO
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                                      B-48

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                                KRATSA PORTFOLIO
-------------------------------------------------------------------------------

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                                      B-49

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                                KRATSA PORTFOLIO
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $38,270,000
PERCENTAGE OF INITIAL MORTGAGE                                             1.7%
   POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       4
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Perry W. Kratsa, William P. Kratsa, Jr.,
                                                                 James N. Kratsa
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.8800%
MATURITY DATE                                                      June 11, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 300
REMAINING TERM / REMAINING                                             120 / 300
   AMORTIZATION TERM
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   DSCR RESERVE (1)                                                     $712,500
ONGOING MONTHLY RESERVES
   TAX/INSURANCE (2)                                                    Yes / No
   FF&E                                                     4% of Gross Revenues
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL                                                   $82,657
BALANCE/ROOM
CUT-OFF DATE LTV RATIO                                                    74.53%
MATURITY DATE LTV RATIO                                                   57.49%
UW NCF DSCR                                                                1.31x

(1)  At closing, lender will hold back $712,500 in a DSCR reserve that will be released upon the SpringHill Suites -- North Shore property achieving a
     1.35x DSCR using the trailing-12 months net cash flow.

(2)  So long as the subject properties are covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                             Various, PA
PROPERTY TYPE                                               Hospitality, Various
SIZE (ROOMS)                                                                 463
OCCUPANCY % AS OF MARCH 31, 2006                                           66.9%
YEAR BUILT / YEAR RENOVATED                                1999 - 2005 / Various
APPRAISED VALUE                                                      $51,350,000
PROPERTY MANAGEMENT                                          Triple K Management
UW ECONOMIC OCCUPANCY %                                                    67.3%
UW REVENUES                                                          $12,214,608
UW EXPENSES                                                           $7,972,431
UW NET OPERATING INCOME (NOI)                                         $4,242,177
UW NET CASH FLOW (NCF)                                                $3,753,593

                            KRATSA PORTFOLIO SUMMARY

                                                        CUT-OFF DATE
                                                       ALLOCATED LOAN   YEAR BUILT /   TOTAL
PROPERTY NAME                          CITY, STATE         BALANCE        RENOVATED    ROOMS
--------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore      Pittsburgh, PA     $19,762,500     2005 / NAP     198
Holiday Inn Express -- South Side     Pittsburgh, PA       9,487,500     2003 / NAP     125
Holiday Inn Express -- Bridgeville   Bridgeville, PA       4,670,000     1999 / 2005     70
Comfort Inn -- Meadowlands            Washington, PA       4,350,000     1999 / NAP      70
                                                         -----------                    ---
TOTAL/WTD. AVG.                                          $38,270,000                    463
                                                         ===========                    ===

                                     CUT-OFF DATE    OCCUPANCY %
                                       PRINCIPAL        AS OF       UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
PROPERTY NAME                        BALANCE/ROOM   MAY 31, 2006   NET CASH FLOW        ADR          REVPAR
--------------------------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore        $99,811         61.5%        $1,823,804       $111.11        $68.35
Holiday Inn Express -- South Side       $75,900         73.8%           995,551       $101.15        $74.66
Holiday Inn Express -- Bridgeville      $66,714         68.4%           497,715       $ 87.78        $62.44
Comfort Inn -- Meadowlands              $62,143         68.3%           436,523       $ 72.91        $49.76
                                        -------                      ----------
TOTAL/WTD. AVG.                         $82,657         66.9%        $3,753,593       $ 99.12        $66.35
                                        =======                      ==========

                                      B-50

--------------------------------------------------------------------------------
                                KRATSA PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOANS. The Kratsa Portfolio mortgage loans (the "[Kratsa Portfolo
     Loans") are collectively secured by first mortgages encumbering four hospitality properties located in Pennsylvania (the "Kratsa Portfolio
     Properties"). The Kratsa Portfolio Loans represent approximately 1.7% of the initial mortgage pool balance. The Kratsa Portfolio Loans were originated on May 19, 2006 and have an aggregate principal balance as of the cut-off date of $38,270,000. Each of the Kratsa Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Kratsa
     Portfolio Loans.

     The Kratsa Portfolio Loans have a remaining term of 120 months and mature on June 11, 2016. The Kratsa Portfolio Loans may be prepaid on or after
     April 11, 2016, and permit defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT
     2006-C4 certificates.

o    THE BORROWERS. The borrowers are General Robinson Associates, L.P.,
     Ironworks Plaza L.P., Kratsa Properties-Bridgeville, L.P. and Meadowlands
     Park Hotel L.P., each a special purpose entity structured to be bankruptcy remote. The sponsors are Perry W. Kratsa, James N. Kratsa and William P.
     Kratsa, Jr. They founded the Kratsa Properties in the late 1960's. The
     Kratsa Properties is a Pittsburgh-based full-service commercial real estate development and management company. Over the years, the Kratsa Properties has developed or acquired interests in a variety of commercial real estate holdings, with the core of their portfolio in hotel properties. Through the
     Kratsa Properties, the sponsors have developed and operated approximately
     27 hotels totaling over 2,500 rooms located in the Western Pennsylvania region.

o    THE PROPERTIES. The Kratsa Portfolio Properties consist of the SpringHill
     Suites -- North Shore Property, the Holiday Inn Express -- South Side
     Property, the Holiday Inn Express -- Bridgeville Property and the Comfort
     Inn Meadowlands Property. The SpringHill Suites -- North Shore Property
     contains 198 rooms and was constructed in 2005. The Holiday Inn Express --
     South Side Property contains 125 rooms and was constructed in 2003. The
     Holiday Inn Express -- Bridgeville Property contains 70 rooms and was constructed in 1999 and renovated in 2005. The Comfort Inn Meadowlands
     Property contains 70 rooms and was constructed in 1999. As of May 31, 2006, the weighted average occupancy rate for the Kratsa Portfolio Properties was approximately 66.9%.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    RELEASE OF CROSS-COLLATERALIZATION. The related loan documents permit the borrowers to obtain the release of any or all of the Kratsa Portfolio Loans from the cross-collateralization upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred or is occurring, (ii) the debt service coverage is not less than 1.35x for the
     SpringHill Suites -- North Shore Property, the Holiday Inn Express -- South
     Side Property and the Comfort Inn Meadowlands Property and not less than
     1.40x for the Holiday Inn Express -- Bridgeville Property.

o    MANAGEMENT. Triple K Management, Ltd. is the property manager for the
     Kratsa Portfolio Properties. The property manager is affiliated with the borrowers.

                                      B-51

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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTO OF GT PORTFOLIO OMITTED]

                                      B-52

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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF GT PORTFOLIO OMITTED]

                                      B-53

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                                  GT PORTFOLIO
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $38,000,000.00
PERCENTAGE OF INITIAL
   MORTGAGE POOL BALANCE                                                    1.7%
NUMBER OF MORTGAGE LOANS                                                       8
LOAN PURPOSE                                                           Refinance
SPONSOR                                  Justin C. Gardner, Richard I. Tanenbaum
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4400%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           115 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(1)                                                         $7,169
   TI/LC(2)                                                              $11,806
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                            $44
CUT-OFF DATE LTV RATIO                                                    79.90%
MATURITY DATE LTV RATIO                                                   74.16%
UW NCF DSCR                                                                1.21x

(1)  Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $7,169. This reserve has an aggregate cap of $256,839 for the entire portfolio, to be replenished if drawn.

(2)  Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $11,806. There is an aggregate cap for the overall portfolio of
     $850,000. Funds must be replenished if withdrawn.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 8
LOCATION                                                             Various, OK
PROPERTY TYPE                                                   Various, Various
SIZE (SF)                                                                860,774
OCCUPANCY % AS OF MARCH 1, 2006                                            86.9%
YEAR BUILT / YEAR RENOVATED                           Various (1997--2005) / NAP
APPRAISED VALUE                                                      $47,560,000
PROPERTY MANAGEMENT                                      Gardner Tanenbaum Group
UW ECONOMIC OCCUPANCY %                                                    81.7%
UW REVENUES                                                           $4,423,678
UW EXPENSES                                                             $984,188
UW NET OPERATING INCOME (NOI)                                         $3,439,490
UW NET CASH FLOW (NCF)                                                $3,100,826

                                  GT PORTFOLIO

                                              CUT-OFF                                   OCCUPANCY
                                                DATE                                    % (AS OF                  UNDERWRITTEN
                                                LOAN         YEAR BUILT /    PROPERTY   MARCH 1,     APPRAISED         NET
      PROPERTY NAME        CITY, STATE        BALANCE          RENOVATED       SIZE       2006)        VALUE        CASH FLOW
------------------------------------------------------------------------------------------------------------------------------

Sara Road 300               Yukon, OK       $ 9,615,000      2005 / NAP       310,000     100.0%    $10,900,000    $  778,408
JCG III                 Oklahoma City, OK     7,623,000      2002 / NAP       145,000      79.3%      9,550,000       623,385
Liberty Business Park   Oklahoma City, OK     6,763,000      2003 / NAP        91,644      66.1%     10,400,000       555,444
Sara Road 80                Yukon, OK         6,340,000      2004 / NAP       121,750     100.0%      6,500,000       517,387
JCG V                   Oklahoma City, OK     4,131,000      2001 / NAP       138,390      68.3%      6,250,000       334,998
6100 Center              Broken Arrow, OK     1,510,000   1997, 1998 / NAP     32,500      76.9%      1,950,000       126,538
Beverly Terrace         Oklahoma City, OK     1,297,000      2005 / NAP        14,000     100.0%      1,350,000       106,232
JCG IV                  Oklahoma City, OK       721,000      2001 / NAP         7,490      92.8%        660,000        58,434
                                            -----------                       -------     -----     -----------    ----------
   TOTAL/WTD. AVG.                          $38,000,000                       860,774      86.9%    $47,560,000    $3,100,827
                                            ===========                       =======     =====     ===========

                                      B-54

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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

                           GT PORTFOLIO TENANT SUMMARY

                                                                  % OF NET                              % OF     DATE OF
                                   RATINGS         NET RENTABLE   RENTABLE                             ACTUAL     LEASE
       TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Nomaco Inc(2)                     NR/NR/NR            310,000       36.0%     $ 2.92     $  905,200     24.1%    07/31/15
Franchise Food Service(3)         NR/NR/NR             83,750        9.7%     $ 5.30     $  443,875     11.8%    12/31/14
Bluecurrent LLC                   NR/NR/NR             49,500        5.8%     $ 4.50     $  222,750      5.9%    09/30/06
Carrier                            A+/A2/A             45,000        5.2%     $ 5.58     $  251,100      6.7%    01/31/09
Northrop Grumman(4)            BBB+/Baa2/BBB+          40,124        4.7%     $12.50     $  501,552     13.4%    10/31/10
Top 5 Tenants                                         528,374       61.4%     $ 4.40     $2,324,477     62.0%    Various
Non-major Tenants                                     219,380       25.5%     $ 6.51     $1,427,153     38.0%    Various
                                                      -------      -----      ------     ----------    -----
Occupied Total                                        747,754       86.9%     $ 5.02     $3,751,630    100.0%
Vacant                                                113,020       13.1%
                                                      -------      -----
COLLATERAL TOTAL                                      860,774      100.0%
                                                      =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Tenant has right to either; (1) require landlord to expand the building by
     100,000 to 200,000 square feet during the first three years of the lease;
     or (2) tenant has the right to reduce their square footage leased by
     100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and during any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after June 2009, the purchase price declines to 110% of cost.
     Borrower has certified the cost of the construction to be $9,286,138.

(3)  Tenant has the right to terminate its lease on September 2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer.
     Tenant also has an option to purchase the property during the last lease year with six months notice.

(4)  Tenant may terminate a portion or all of its space after the second lease year of the initial or any renewal term with 90 days notice and payment of unamortized tenant improvements, if (a) Tenant's contract with US
     Government requiring Tenant's presence in the Premises are terminated, not renewed or funding is cut or re-programmed by 50% or more; or (b) the US
     Government directs a relocation of contracts which equals or exceeds 50% of the contract price.

                         GT PORTFOLIO LEASE ROLLOVER (1)

                       WTD. AVG. IN PLACE
         # OF LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN PLACE
 YEAR      ROLLING           ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING         RENT ROLLING
----------------------------------------------------------------------------------------------------------------------------

 2006          3             $ 5.31           67,000       7.8%          7.8%             9.5%                 9.5%
 2007          1             $ 7.70            5,000       0.6%          8.4%             1.0%                10.5%
 2008          3             $ 4.22           75,500       8.8%         17.1%             8.5%                19.0%
 2009          2             $ 6.65           56,095       6.5%         23.7%             9.9%                28.9%
 2010          4             $11.30           63,909       7.4%         31.1%            19.2%                48.2%
 2011          3             $ 5.48           42,000       4.9%         36.0%             6.1%                54.3%
 2012          2             $ 8.15           27,000       3.1%         39.1%             5.9%                60.2%
 2013          0             $ 0.00                0       0.0%         39.1%             0.0%                60.2%
 2014          3             $ 5.81          101,250      11.8%         50.9%            15.7%                75.9%
 2015          1             $ 2.92          310,000      36.0%         86.9%            24.1%               100.0%
 2016          0             $ 0.00                0       0.0%         86.9%             0.0%               100.0%
              --                             -------      ----                          -----
TOTALS        22                             747,754      86.9%                         100.0%
                                             =======      ====                          =====

(1)  The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
     Pool -- Additional Loan and Property Information -- Tenant Matters" in the
     offering prospectus dated June 12, 2006.

                                      B-55

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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOANS. The GT Portfolio mortgage loans (the "GT Portfolio Loans") are collectively secured by first mortgages encumbering six industrial properties and two office properties located in primarily Oklahoma City and
     Tulsa, Oklahoma (the "GT Portfolio Properties"). The GT Portfolio Loans
     represent approximately 1.7% of the initial mortgage pool balance. The GT
     Portfolio Loans were originated on December 23, 2005 and have an aggregate principal balance as of the cut-off date of $38,000,000. The GT Portfolio
     Loans provide for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.
     Each of the GT Portfolio Loans is cross-collateralized and cross-defaulted with each of the other GT Portfolio Loans.

     The GT Portfolio Loans have a remaining term of 115 months and mature on
     January 11, 2016. The GT Portfolio Loans may be prepaid on or after
     December 11, 2015 and each GT Portfolio Loan permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o    THE BORROWERS. The borrowers are Sara Road/300, L.L.C., JCG, LLC, III,
     Liberty Business Park, LLC, Sara Road/80, L.L.C., JCG, LLC, V, 6100 Center,
     LLC, Beverly Terrace, LLC and JCG, LLC, IV, each a special purpose entity structured to be bankruptcy remote. The sponsors of the borrowers are
     Justin C. Gardner and Richard I. Tanenbaum. Mr. Gardner and Mr. Tanenbaum
     are the principals of the Gardner Tanenbaum Group. Located in Oklahoma
     City, Gardner Tanenbaum Group is a privately held company, spanning for three generations, that focuses on the development and ownership of industrial warehouses primarily in Oklahoma. It is an association of development partnerships that is owned by family members, and has successfully developed millions of square feet of commercial property throughout the southwest region of the United States. The Gardner Tanenbaum
     Group specializes in build-to-suit facilities by providing prospective tenants guidance from site selection to onsite construction management. Its current portfolio of properties owned and managed totals over 20 properties with approximately 2.6 million square feet.

o    THE PROPERTIES. The GT Portfolio Properties consist of six industrial properties and two office properties. As of March 1, 2006, the weighted average occupancy rate for the GT Portfolio Properties was approximately
     86.9%.

     The largest tenant is Nomaco Inc ("Nomaco") occupying 310,000 square feet, or approximately 36.0% of the net rentable area. Nomaco manufactures extruded polyethylene foam used in a variety of industries including home furnishings, recreation, packaging, agriculture, marine, transportation and construction. The subject represents their fourth and newest facility and currently has approximately 70 employees. The Nomaco lease expires in July
     2015. Nomaco has the right to either; (1) require landlord to expand the building by 100,000 to 200,000 square feet during the first three years of the lease; or (2) tenant has the right to reduce their square footage leased by 100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after June 2009, the purchase price declines to 110% of cost.
     Borrower has certified the cost of the construction to be $9,286,138. The second largest tenant is Franchise Food Service, occupying 83,750 square feet, or approximately 9.7% of the net rentable area. Founded in 1997,
     Franchise Food Service is an independent company that distributes food and foodservice-related goods for over 1,500 KFC, Pizza Hut, Taco Bell,
     Einstein Brothers Bagels and Manhattan Bagels restaurants in 23 states.
     Franchise Food Service operates distribution facilities in Wisconsin, Ohio and Oklahoma. The Franchise Food Service lease expires in December 2014.
     Franchise Food Service has the right to terminate its lease on September
     2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer. Tenant also has an option to purchase the property during the last lease year with six months notice. The third largest tenant is
     Bluecurrent LLC ("Bluecurrent"), occupying 49,500 square feet, or approximately 5.8% of the net rentable area. Bluecurrent operates a call center at the subject, providing value-added deployment/migration service solutions designed for the large-scale desktop outsourcing/original equipment manufacturer industry. Since its inception in 1993, Bluecurrent's portfolio has grown to include managed deployment of 10,000-to-100,000-seat desktop platforms in world-class aerospace, financial, healthcare, and manufacturing environments, covering North America and Europe. The
     Bluecurrent lease expires in September 2006.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    RELEASE PARCELS. Except for releases of the Sara Road/80 and Sara Road/300 properties resulting from an exercise by

                                      B-56

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                                 GT PORTFOLIO
--------------------------------------------------------------------------------

     Nomaco or Franchise Food Service to purchase the properties, no release may be made without also first satisfying both a DSCR Test and a LTV Test, irrespective of release prices and methodology. The first test would be a
     1.20x DSCR and an 80% LTV on the remaining portfolio (the starting point).
     Subsequent releases could not yield a lower DSCR or higher LTV than the pre- existing levels of the portfolio prior to such releases. In the event of an exercise by Nomaco or Franchise Food Service of their option to purchase their respective properties, there is recourse to the principals in the event the purchase price is insufficient to pay in full the applicable loan (including, if applicable, any yield maintenance payment).

o    MANAGEMENT. The GT Portfolio Properties are self-managed.

                                      B-57

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                              FLOWER HILL PROMENADE
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                                      B-58

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                              FLOWER HILL PROMENADE
-------------------------------------------------------------------------------

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                                      B-59

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                              FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,500,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           Jeffrey Essakow, Yehudi Gaffen
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8200%
MATURITY DATE                                                       June 1, 2016
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      120 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX(1) / INSURANCE(2)                                               Yes / Yes
   TI / LC                                                              $500,000
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(3)                                                         $1,379
   TI / LC(4)                                                             $8,333
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $346
CUT-OFF DATE LTV RATIO                                                    75.09%
MATURITY DATE LTV RATIO                                                   67.62%
UW NCF DSCR                                                                1.24x

(1)  In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $115,321.65 to a tax escrow account with the Lender.

(2)  In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $57,954.41 to an insurance escrow account with the Lender.

(3)  The escrowed funds shall have a maximum balance during the loan term of
     $49,653.

(4)  The escrowed funds shall have a maximum balance during the loan term of
     $500,000.

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Del Mar, CA
PROPERTY TYPE                                                 Retail, Unanchored
SIZE (SF)                                                                105,472
OCCUPANCY % AS OF APRIL 17, 2006                                           95.6%
YEAR BUILT / YEAR RENOVATED                                          1976 / 2002
APPRAISED VALUE                                                      $48,610,000
PROPERTY MANAGEMENT                                Protea Asset Management, Inc.
UW ECONOMIC OCCUPANCY %                                                    95.6%
UW REVENUES                                                           $4,451,561
UW EXPENSES                                                           $1,136,090
UW NET OPERATING INCOME (NOI)                                         $3,315,471
UW NET CASH FLOW (NCF)                                                $3,191,673

                                      B-60

--------------------------------------------------------------------------------
                              FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

                      FLOWER HILL PROMENADE TENANT SUMMARY

                                                              % OF NET                             % OF
                               RATINGS         NET RENTABLE   RENTABLE                            ACTUAL   DATE OF LEASE
     TENANT NAME        FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Ultra Star Theaters         NR / NR / NR           14,000       13.3%     $19.56     $  273,840     8.8%     12/31/2007
Chevy's Mexican Rest.       NR / NR / NR            9,046        8.6%     $26.14     $  236,462     7.6%      9/30/2012
Milton's Deli               NR / NR / NR            6,906        6.5%     $20.25     $  139,847     4.5%      5/31/2007
The Silver Skillet          NR / NR / NR            5,256        5.0%     $31.44     $  165,249     5.3%      2/28/2008
Tony Roma's                 NR / NR / NR            4,947        4.7%     $27.95     $  138,269     4.4%      1/31/2016
Top 5 Tenants                                      40,155       38.1%     $23.75     $  953,666    30.6%
Non-major Tenants                                  60,632       57.5%     $35.66     $2,162,428    69.4%       Various
                                                  -------       ----      ------     ----------   -----
Occupied Total                                    100,787       95.6%     $30.92     $3,116,094   100.0%
Vacant Space                                        4,685        4.4%
                                                  -------       ----
COLLATERAL TOTAL                                  105,472        100%
                                                  =======       ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                      FLOWER HILL PROMENADE LEASE ROLLOVER

                       WTD. AVG. IN PLACE
         # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR      ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
----------------------------------------------------------------------------------------------------------------------

Vacant         1              $ 0.00          4,685        4.4%          4.4%             0.0%              0.0%
 2006          1              $24.00          1,170        1.1%          5.6%             0.9%              0.9%
 2007         10              $24.88         36,602       34.7%         40.3%            29.2%             30.1%
 2008         10              $35.19         15,555       14.7%         55.0%            17.6%             47.7%
 2009          4              $33.12          7,774        7.4%         62.4%             8.3%             56.0%
 2010          1              $32.13          1,752        1.7%         64.0%             1.8%             57.8%
 2011          6              $40.41         15,127       14.3%         78.4%            19.6%             77.4%
 2012          1              $26.14          9,046        8.6%         87.0%             7.6%             85.0%
 2015          2              $37.47          8,814        8.4%         95.3%            10.6%             95.6%
 2016          1              $27.95          4,947        4.7%        100.0%             4.4%            100.0%
              --                            -------      -----                          -----
TOTALS        35                            105,472      100.0%                         100.0%
                                            =======      =====                          =====

(1)  The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
     Pool -- Additional Loan and Property Information -- Tenant Matters" in the
     offering prospectus dated June 12, 2006.

                                      B-61

--------------------------------------------------------------------------------
                             FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

o    THE LOAN. The Flower Hill Promenade loan is secured by a first mortgage encumbering a 105,472 square foot retail center located in Del Mar,
     California. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on May 8, 2006, and has a remaining term of 120 months and a maturity date of June 1, 2016. The loan was underwritten to a 75.1% LTV and 1.24x DSCR
     (1.49x during the interest only period). The Flower Hill Promenade Loan represents approximately 1.6% of the initial mortgage pool balance.

o    THE BORROWER. The Borrower is Protea Flower Hill Mall, LLC, a California
     limited liability company that has owned the property since 2002. Its managing member is FHM Asset Management, Inc. (1%), a California corporation, with the remaining membership interest being owned by 17 different investors. FHM Asset Management, Inc. is controlled by Jeffrey
     Essakow and Yehudi Gaffin, the sponsors of this loan.

o    THE PROPERTY. The Flower Hill Promenade is a 105,472 square foot retail center located in the seaside city of Del Mar, California. The property serves the upscale communities of Solana Beach, Rancho Santa Fe and
     Fairbanks Ranch. It was constructed in 1976 and renovated in 2002, and is situated on approximately 15.14 acres. Tenants at the property include boutique retailers, restaurants and a theatre. As of May 1, 2006, the property was 95.6% occupied by 36 tenants, with the largest tenant occupying 13.3% of the property. In addition, over 60% of the tenants have been at the property for over 10 years.

     The largest tenant is Ultra Star Theaters occupying a stand-alone 14,000 square feet building, or approximately 13.3% of the net rentable area. The theater has been a tenant at the subject property since 2000, and the Ultra
     Star Theaters lease expires in December 2007. The Ultra Star Theater includes four screens. The second largest tenant is Chevy's Mexican
     Restaurant, occupying 9,046 square feet, or approximately 8.6% of the net rentable area. The Chevy's Mexican Restaurant lease expires in September
     2012. The third largest tenant is Milton's Deli, occupying 6,906 square feet, or approximately 6.5% of the net rentable area. The Milton's Deli lease expires in May 2007.

o    LOCK BOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. The Property is managed by Protea Holdings, LLC, which is owned by Jeffrey Essakow and Yehudi Gaffen. Protea Holdings manages commercial and residential properties in La Jolla, downtown San Diego and Laguna
     Beach.

                                      B-62

                                     ANNEX C

  DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-SB, CLASS A-3, CLASS A-1A,
        CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES

                                      C-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................          89.8            89.8            89.8            89.8            89.8
June 2008..................................          78.1            78.1            78.1            78.1            78.1
June 2009..................................          61.7            61.7            61.7            61.7            61.7
June 2010..................................          39.0            39.0            39.0            39.0            39.0
June 2011 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          3.24            3.24            3.24            3.23            3.21

                                    CLASS A-2

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0            99.9            99.8            97.9
June 2013 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          6.61            6.59            6.57            6.54             6.30

                                      C-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-SB

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................          97.2            97.2            97.2            97.2            97.2
June 2012..................................          79.2            79.2            79.2            79.2            79.2
June 2013..................................          57.7            57.7            57.7            57.7            57.7
June 2014..................................          27.4            27.4            27.4            27.4            27.4
June 2015..................................           3.6             3.6             3.6             3.6             3.6
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          7.15            7.15            7.14            7.14            7.13

                                    CLASS A-3

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.62            9.61            9.60            9.58            9.43

                                      C-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-1A

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................          99.8            99.8            99.8            99.8            99.8
June 2008..................................          99.4            99.4            99.4            99.4            99.4
June 2009..................................          98.8            98.8            98.8            98.8            98.8
June 2010..................................          97.9            97.9            97.9            97.9            97.9
June 2011..................................          89.3            89.3            89.3            89.3            89.3
June 2012..................................          88.1            88.1            88.1            88.1            88.1
June 2013..................................          83.2            83.2            83.2            83.2            83.2
June 2014..................................          81.8            81.8            81.8            81.8            81.8
June 2015..................................          80.4            79.5            78.3            76.6            67.6
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          8.78            8.77            8.76            8.75            8.60

                                    CLASS A-M

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.84            9.84            9.83            9.81            9.66

                                      C-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.92            9.91            9.90            9.88            9.74

                                     CLASS B

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                      C-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS C

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                     CLASS D

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                      C-6

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex D

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

Administrator:                                       ABN AMRO ACCT:                                 Analyst:
Laura Kocha-Chaddha 312.904.0648          REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
laura.kocha.chaddha@abnamro.com                                                                     patrick.gong@abnamro.com
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                       Page(s)
                                                                                       -------
Issue Id:          CCMT06C4        Statements to Certificateholders                    Page 2       Closing Date:
                                   Cash Reconciliation Summary                         Page 3
Monthly Data File                  Bond Interest Reconciliation                        Page 4       First Payment Date:
Name: CCMT06C4_200607_3.ZIP        Bond Interest Reconciliation                        Page 5
                                   Shortfall Summary Report                            Page 6       Rated Final Payment Date:
                                   Rating Information                                  Page 7
                                   Asset-Backed Facts ~ 15 Month Loan Status Summary   Page 8       Determination Date: 11-Jul-2006
                                   Delinquent Loan Detail                              Page 9
                                   Asset-Backed Facts ~ 15 Month Loan Payoff/Loss
                                   Summary                                             Page 10           Trust Collection Period
                                   Historical Collateral Prepayment                    Page 11           -----------------------
                                   Mortgage Loan Characteristics                       Page 12-14         6/13/2006 - 7/11/2006
                                   Loan Level Detail                                   Page 15
                                   Appraisal Reduction Detail                          Page 16
                                   Specially Serviced (Part I) - Loan Detail           Page 17
                                   Specially Serviced (Part II) - Servicer Comments    Page 18
                                   Modified Loan Detail                                Page 19
                                   Realized Loss Detail                                Page 20
                                   Historical REO Report                               Page 21
                                   Material Breaches Detail                            Page 22

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
            Depositor: Citigroup Commercial Mortgage Securities Inc.
  Underwriter: Citigroup Global Markets Inc/Barclays Capital Inc./PNC Capital
     Markets, Inc./Deutsche Bank Securities Inc./Banc of America Securities
                  Master Servicer: Midland Loan Services, Inc.
                 Special Servicer: J.E. Robert Companies, Inc.
              Rating Agency: Moody's Investors Service, Inc./Fitch

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                              www.midlandls.com
LaSalle Factor Line                                                 800.246.5761

                                                                    Page 1 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:

        ORIGINAL                      PRINCIPAL
          FACE    OPENING  PRINCIPAL   ADJ. OR     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  VALUE (1)  BALANCE   PAYMENT      LOSS    AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE
-------------------------------------------------------------------------------------------------------------

CUSIP                                                                                            Next Rate(3)
-------------------------------------------------------------------------------------------------------------
Total
                                                 Total P&I Payment

Notes:

(1)  N denotes notional balance not included in total

(2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest
     equals Interest Payment

(3)  Estimated. * Denotes Controlling Class

                                                                    Page 2 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                          0.00
Plus Current Period                                                        0.00
Less Recovered                                                             0.00
Less Non Recovered                                                         0.00
Ending Outstanding                                                         0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    Page 3 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Current   Remaining         Credit
        Accrual            Pass-    Accrued     Total     Total    Distributable Interest   Period  Outstanding        Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest  --------------------
Class Method Days Balance   Rate    Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    Page 4 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                                             Additions                                Deductions
                        --------------------------------------------------- -----------------------------
                          Prior    Interest                          Other
        Prior   Current  Interest  Accrual                         Interest           Deferred & Interest Distributable Interest
      Interest Interest Shortfall  on Prior Prepayment    Yield    Proceeds Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance    (1)     PPIS     Interest   Expense    Interest    Amount
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    Page 5 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    Page 6 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

-------------------------------------------------------------------
                  ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
               ---------------------   ----------------------------
CLASS  CUSIP   FITCH   MOODY'S   S&P       Fitch   Moody's   S&P
-----  -----   -----   -------   ---       -----   -------   ---

-------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                    Page 7 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------------
                                Delinquency Aging Categories                             Special Event Categories (1)
              ----------------------------------------------------------------------------------------------------------------
                Delinq 1     Delinq 2    Delinq 3+
                 Month        Months       Months    Foreclosure      REO      Modifications  Specially Serviced   Bankruptcy
Distribution  ----------------------------------------------------------------------------------------------------------------
    Date       #  Balance   #  Balance   #  Balance   #  Balance   #  Balance    #  Balance        #  Balance      #  Balance
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    Page 8 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                   Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status     Servicer      Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                    Page 9 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                                            Appraisal                       Realized   Remaining
              Ending Pool (1)   Payoffs (2)   Penalties    Reduct. (2)  Liquidations (2)   Losses (2)     Term    Curr Weighted Avg.
Distribution  ---------------  ------------  -----------  ------------  ----------------  -----------  ---------  ------------------
    Date         #   Balance    #   Balance   #   Amount   #   Balance     #   Balance     #   Amount  Life          Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 10 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

------------------------------------------------------------------------------------------------

 Disclosure   Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
Control   #   Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                               CURRENT
                               CUMULATIVE

                                                                   Page 11 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

                      0         0        0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Mortgage     # of   Scheduled     % of    ------------------------
Interest Rate       Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                        DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
Balloon              # of   Scheduled     % of    ------------------------
Mortgage Loans      Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                                                                   Page 12 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

--------------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

--------------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                             GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------
Geographic    # of   Scheduled     % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------
               0         0        0.00%
----------------------------------------------------------------

                                                                   Page 13 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-------------------------------------------------------------------
                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC  PFY DSCR
-------------------------------------------------------------------
                   0         0          0.00%
-------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------
                      0          0         0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------------
                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------
                      0        0          0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

---------------------------------------------------------------------
                  # of   Scheduled     % of
Year             Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
2006                 0           0      0.00%     0   0.00%      0.00
2007                 0           0      0.00%     0   0.00%      0.00
2008                 0           0      0.00%     0   0.00%      0.00
2009                 0           0      0.00%     0   0.00%      0.00
2010                 0           0      0.00%     0   0.00%      0.00
2011                 0           0      0.00%     0   0.00%      0.00
2012                 0           0      0.00%     0   0.00%      0.00
2013                 0           0      0.00%     0   0.00%      0.00
2014                 0           0      0.00%     0   0.00%      0.00
2015                 0           0      0.00%     0   0.00%      0.00
2016                 0           0      0.00%     0   0.00%      0.00
2017 & Greater       0           0      0.00%     0   0.00%      0.00
---------------------------------------------------------------------
                     0           0      0.00%
---------------------------------------------------------------------

                                                                   Page 14 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                               LOAN LEVEL DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                             Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment  Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I        Amount       Date   Code (1)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. In Grace Period    1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured Ballon   9. REO
              B. Late Payment but   2. Delinquent 2 months   4. Performing Matured     7. Foreclosure
                 < 1 month delinq                               Balloon
--------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 15 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Current                            Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR      P&I              Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount  Advance    ASER    Rate    Date     Life             Type     Location   DSCR  Value  Date
----------  ---------  ---------  ------  -------  --------  ----  --------  ------  ------  --------  ----------  ----  -----  ----

------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 16 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------------------
                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
----------  ---------  -------  --------  ------  ----  --------  ----  ---  --------  --------  ---------  ---------  ---------

                                                                                                 Not Avail  Not Avail  Not Avail
--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in      1. P&I Adv - delinquent  3. P&I Adv - delinquent  5. Non Performing Mat.  9. REO
                Grace Period         1 month                  3+ months                Balloon

             B. P&I Adv - <       2. P&I Adv - delinquent  4. Mat. Balloon/Assumed  7. Foreclosure
                one month delinq     2 months                 P&I

                                                                   Page 17 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   Page 18 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                              MODIFIED LOAN DETAIL

               Ending                    Cutoff     Modified
Disclosure   Principal   Modification   Maturity    Maturity   Modification
Control #     Balance        Date         Date        Date      Description
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                                                                   Page 19 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross       as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #    Date       Value      Balance  Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

CURRENT TOTAL
CUMULATIVE

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   Page 20 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                     HISTORICAL COLLATERAL LEVEL REO REPORT

---------------------------------------------------------------------------------------------
                                                                Recent              Appraisal
Disclosure   REO                Property   Actual  Scheduled  Appraisal  Appraisal  Reduction
 Control #   Date  City  State     Type   Balance   Balance     Value       Date      Amount
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       Other
    Date     Liquidation Liquidation  Revenue   Realized Type
 Liquidated    Proceeds    Expenses  Recovered    Loss    (*)
--------------------------------------------------------------

--------------------------------------------------------------

(*) Legend: (1) Paid in Full, (2) Final Recovery Made, (3) Permitted Purchase
(4) Final Recovery of REO, (5) Permitted purchase of REO

                                                                   Page 21 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

             Ending     Material
Disclosure  Principal    Breach    Material Breach and Material Document Defect
Control #    Balance      Date                      Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   Page 22 of 22

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                            CLASS A-SB
DISTRIBUTION DATE   PLANNED PRINCIPAL BALANCE
-----------------   -------------------------
    07/15/2006           $135,184,000.00
    08/15/2006           $135,184,000.00
    09/15/2006           $135,184,000.00
    10/15/2006           $135,184,000.00
    11/15/2006           $135,184,000.00
    12/15/2006           $135,184,000.00
    01/15/2007           $135,184,000.00
    02/15/2007           $135,184,000.00
    03/15/2007           $135,184,000.00
    04/15/2007           $135,184,000.00
    05/15/2007           $135,184,000.00
    06/15/2007           $135,184,000.00
    07/15/2007           $135,184,000.00
    08/15/2007           $135,184,000.00
    09/15/2007           $135,184,000.00
    10/15/2007           $135,184,000.00
    11/15/2007           $135,184,000.00
    12/15/2007           $135,184,000.00
    01/15/2008           $135,184,000.00
    02/15/2008           $135,184,000.00
    03/15/2008           $135,184,000.00
    04/15/2008           $135,184,000.00
    05/15/2008           $135,184,000.00
    06/15/2008           $135,184,000.00
    07/15/2008           $135,184,000.00
    08/15/2008           $135,184,000.00
    09/15/2008           $135,184,000.00
    10/15/2008           $135,184,000.00
    11/15/2008           $135,184,000.00
    12/15/2008           $135,184,000.00
    01/15/2009           $135,184,000.00
    02/15/2009           $135,184,000.00
    03/15/2009           $135,184,000.00
    04/15/2009           $135,184,000.00
    05/15/2009           $135,184,000.00
    06/15/2009           $135,184,000.00
    07/15/2009           $135,184,000.00
    08/15/2009           $135,184,000.00
    09/15/2009           $135,184,000.00
    10/15/2009           $135,184,000.00
    11/15/2009           $135,184,000.00
    12/15/2009           $135,184,000.00
    01/15/2010           $135,184,000.00
    02/15/2010           $135,184,000.00
    03/15/2010           $135,184,000.00
    04/15/2010           $135,184,000.00
    05/15/2010           $135,184,000.00
    06/15/2010           $135,184,000.00
    07/15/2010           $135,184,000.00
    08/15/2010           $135,184,000.00
    09/15/2010           $135,184,000.00
    10/15/2010           $135,184,000.00
    11/15/2010           $135,184,000.00
    12/15/2010           $135,184,000.00
    01/15/2011           $135,184,000.00
    02/15/2011           $135,184,000.00
    03/15/2011           $135,184,000.00
    04/15/2011           $135,183,684.12
    05/15/2011           $133,162,408.31
    06/15/2011           $131,345,745.31
    07/15/2011           $129,249,485.57
    08/15/2011           $127,400,501.69
    09/15/2011           $125,542,219.62
    10/15/2011           $123,417,709.77
    11/15/2011           $121,539,391.42
    12/15/2011           $119,395,393.67
    01/15/2012           $117,496,839.36
    02/15/2012           $115,588,736.44
    03/15/2012           $113,160,501.93
    04/15/2012           $111,230,575.63
    05/15/2012           $109,036,382.36
    06/15/2012           $107,085,705.72
    07/15/2012           $104,871,330.01
    08/15/2012           $ 99,703,936.15
    09/15/2012           $ 97,727,632.17
    10/15/2012           $ 95,488,976.17
    11/15/2012           $ 93,491,458.35
    12/15/2012           $ 91,232,169.06
    01/15/2013           $ 88,732,169.05
    02/15/2013           $ 86,703,066.74
    03/15/2013           $ 84,203,018.78
    04/15/2013           $ 82,216,980.08
    05/15/2013           $ 79,981,156.65
    06/15/2013           $ 77,973,895.39
    07/15/2013           $ 75,717,430.32
    08/15/2013           $ 73,688,735.14
    09/15/2013           $ 71,649,843.91
    10/15/2013           $ 69,362,614.67
    11/15/2013           $ 52,941,974.53
    12/15/2013           $ 50,633,591.67
    01/15/2014           $ 48,550,985.99
    02/15/2014           $ 46,457,912.08

                            CLASS A-SB
DISTRIBUTION DATE   PLANNED PRINCIPAL BALANCE
-----------------   -------------------------
    03/15/2014           $43,645,315.50
    04/15/2014           $41,527,566.39
    05/15/2014           $39,163,637.67
    06/15/2014           $37,023,354.07
    07/15/2014           $34,637,507.66
    08/15/2014           $32,474,465.09
    09/15/2014           $30,300,548.05
    10/15/2014           $27,881,988.78
    11/15/2014           $25,684,977.72
    12/15/2014           $23,243,956.53
    01/15/2015           $21,023,621.37
    02/15/2015           $18,792,122.39
    03/15/2015           $15,853,865.26
    04/15/2015           $13,596,357.30
    05/15/2015           $11,096,494.97
    06/15/2015           $ 4,809,946.95
    07/15/2015           $ 2,295,971.34
  08/15/2015 and         $         0.00
   thereafter

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Citigroup
Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through
Certificates, Series 2006-C4, Class A-1, Class A-2, Class A-SB, Class A-3, Class
A-1A, Class A-M, Class A-J, Class B, Class C and Class D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      F-1

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution

                                      F-2

date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        o         borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their
                  Clearstream or Euroclear accounts, in accordance with the
                  clearing system's customary procedures;

        o         borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to
                  settlement, which would allow sufficient time for the
                  book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o         staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or
                  Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

         1.       from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

         2.       from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

         3.       from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into

                                      F-3

                  agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships
                  consult their tax advisors with respect to these certification rules;

         4.       from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a)      if the intermediary is a "qualified intermediary"
                           within the meaning of section 1.1441-1(e)(5)(ii) of
                           the U.S. Treasury Regulations (a "qualified
                           intermediary"), a duly completed and executed IRS
                           Form W-8IMY (or any successor or substitute form):

                           (i)      stating the name, permanent residence
                                    address and qualified intermediary employer
                                    identification number of the qualified
                                    intermediary and the country under the laws
                                    of which the qualified intermediary is
                                    created, incorporated or governed;

                           (ii)     certifying that the qualified intermediary
                                    has provided, or will provide, a withholding
                                    statement as required under section
                                    1.1441-1(e)(5)(v) of the U.S. Treasury
                                    Regulations;

                           (iii)    certifying that, with respect to accounts it
                                    identifies on its withholding statement, the
                                    qualified intermediary is not acting for its
                                    own account but is acting as a qualified
                                    intermediary; and

                           (iv)     providing any other information,
                                    certifications, or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information and
                                    certifications described in section
                                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                                    the U.S. Treasury Regulations; or

                  (b)      if the intermediary is not a qualified intermediary
                           (a "nonqualified intermediary"), a duly completed and
                           executed IRS Form W-8IMY (or any successor or
                           substitute form):

                           (i)      stating the name and permanent residence
                                    address of the nonqualified intermediary and
                                    the country under the laws of which the
                                    nonqualified intermediary is created,
                                    incorporated or governed;

                           (ii)     certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account;

                           (iii)    certifying that the nonqualified
                                    intermediary has provided, or will provide,
                                    a withholding statement that is associated
                                    with the appropriate IRS Forms W-8 and W-9
                                    required to substantiate exemptions from
                                    withholding on behalf of such nonqualified
                                    intermediary's beneficial owners; and

                           (iv)     providing any other information,
                                    certifications or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information, certifications,
                                    and statements described in section
                                    1.1441-1(e)(3)(iii) or (iv) of the U.S.
                                    Treasury Regulations; or

                  5.       from a non-U.S. holder that is a trust, depending on
                           whether the trust is classified for U.S. federal
                           income tax purposes as the beneficial owner of the
                           certificate, either an IRS Form

                                      F-4

                           W-8BEN or W-8IMY; any non-U.S. holder that is a trust
                           should consult its tax advisors to determine which of
                           these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

        o       provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

        o       provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

        o       can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
                (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-5

                           [INTENTIONALLY LEFT BLANK]

PROSPECTUS

          CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o     have its own series designation, and

o     consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o     mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o     mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o     some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi monthly, quarterly, semi annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                  The date of this prospectus is June 8, 2006.

                                                   TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----

    The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses
          on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
          Unpredictable ..............................................................................................19
    Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the
          Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance .....................................................22
    The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a
          Series of Offered Certificates May Present Special Risks ...................................................29
    Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly

    Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
          Offered Certificates .......................................................................................54
    Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property
          and May Deter a Lender from Foreclosing ....................................................................55
    Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on
          Non-Condominiums ...........................................................................................57
    Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual
          Ownership Interest in a Real Property ......................................................................58
    Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being
          Unenforceable ..............................................................................................58
    Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the
          Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations
          Secured by a Real Property .................................................................................60
    Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
          Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a
          Mortgage Lender's Rights ...................................................................................60
    With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties
          that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans
          That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
          Conflict with Your Interests ...............................................................................61
    Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage
          Loans Underlying Your Offered Certificates May be Unenforceable ............................................62
    Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may
          Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered
          Certificates ...............................................................................................62
    World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the
          Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow

    Litigation and Other Legal Proceedings May Adversely Affect a Borrower's Ability to Repay Its Mortgage
          Loan .......................................................................................................65
    Potential Conflicts of Interest Can Affect a Person's Performance ................................................66
    Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple
          Properties .................................................................................................66
    Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage
          Loans ......................................................................................................67
    Limited Information Causes Uncertainty ...........................................................................67
    The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the
          Offered Certificates and Payments on the Mortgage Assets ...................................................67
    Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse
          Effect on the Market Value of Your Offered Certificates ....................................................67
    The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the
          Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally ..............................................68
    Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or
          More Other Classes of Certificates of the Same Series.......................................................69
    Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates ...................69
    Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All
          Potential Losses ...........................................................................................69
    The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and
          to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered
          Certificateholders of the Same Series ......................................................................70
    Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-132746. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -6-

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR....................................    We are Citigroup Commercial Mortgage Securities Inc., the
                                                     depositor with respect to each series of offered certificates.
                                                     We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York
                                                     10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
                                                     Holdings Inc. and an affiliate of Citigroup Global Markets Inc.
                                                     We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity.
                                                     See "Transaction Participants--The Depositor."

THE SPONSOR......................................    Citigroup Global Markets Realty Corp., which is our affiliate, will be a sponsor with respect to each securitization
                                                     transaction involving the issuance of a series of offered
                                                     certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization
                                                     transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See "Transaction Participants-- The Sponsor."

THE ISSUING ENTITY...............................    The issuing entity with respect to each series of offered
                                                     certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See "Transaction
                                                     Participants--The Issuing Entity."

THE ORIGINATORS..................................    Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets
                                                     Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "Transaction
                                                     Participants--The Originators" and "Transaction
                                                     Participants--The Sponsor." We will identify in the prospectus supplement for each series of offered certificates any
                                                     originator or group of affiliated originators -- apart from a sponsor and/or its affiliates -- that originated or is expected to originate mortgage loans

                                       -7-

                                                     representing  10% or more of the related  mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED.....................    The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                                     prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...................    We may not publicly offer all the mortgage pass-through
                                                     certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some
                                                     privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates
                                                     described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS..........................    In  general,  a  pooling  and  servicing  agreement  or  other similar  agreement or collection  of  agreements  will govern, among other things--

                                                     o     the issuance of each series of offered certificates,

                                                     o     the creation of and transfer of assets to the issuing
                                                           entity, and

                                                     o     the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or
                                                     arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and

                                       -8-

                                                     preparing  and  disseminating  various  reports to the holders of those offered certificates.

                                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing
                                                     document(s) will also include--

                                                     o     one or more master servicers that will generally be
                                                           responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted,
                                                           nonperforming or otherwise problematic in any material
                                                           respect, and

                                                     o     one or more special servicers that will generally be
                                                           responsible for servicing and administering (a) those
                                                           mortgage loans that are defaulted, nonperforming or
                                                           otherwise problematic in any material respect, including
                                                           the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets
                                                           acquired as part of the related trust with respect to
                                                           defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable
                                                     governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                     Compensation arrangements for a trustee, master servicer,
                                                     special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

                                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See
                                                     "Description of the Governing Documents."

                                                     Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more
                                                     sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the
                                                     subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

                                       -9-

CHARACTERISTICS OF THE MORTGAGE ASSETS...........    The trust assets with respect to any series of offered
                                                     certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                                     interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                                     o     rental or cooperatively-owned buildings with multiple
                                                           dwelling units;

                                                     o     retail properties related to the sale of consumer goods
                                                           and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                     o     office buildings;

                                                     o     hospitality properties;

                                                     o     casino properties;

                                                     o     health care-related facilities;

                                                     o     industrial facilities;

                                                     o     warehouse facilities, mini-warehouse facilities and
                                                           self-storage facilities;

                                                     o     restaurants, taverns and other establishments involved in
                                                           the food and beverage industry;

                                                     o     manufactured housing communities, mobile home parks and
                                                           recreational vehicle parks;

                                                     o     recreational and resort properties;

                                                     o     arenas and stadiums;

                                                     o     churches and other religious facilities;

                                                     o     parking lots and garages;

                                                     o     mixed use properties;

                                                     o     other income-producing properties; and/or

                                                     o     unimproved land.

                                      -10-

                                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                     o     may provide for the accrual of interest at a mortgage
                                                           interest rate that is fixed over its term, that resets on
                                                           one or more specified dates or that otherwise adjusts from time to time;

                                                     o     may provide for the accrual of interest at a mortgage
                                                           interest rate that may be converted at the borrower's
                                                           election from an adjustable to a fixed interest rate or
                                                           from a fixed to an adjustable interest rate;

                                                     o     may provide for no accrual of interest;

                                                     o     may provide for level payments to stated maturity, for
                                                           payments that reset in amount on one or more specified
                                                           dates or for payments that otherwise adjust from time to
                                                           time to accommodate changes in the mortgage interest rate
                                                           or to reflect the occurrence of specified events;

                                                     o     may be fully amortizing or, alternatively, may be
                                                           partially amortizing or nonamortizing, with a substantial
                                                           payment of principal due on its stated maturity date;

                                                     o     may permit the negative amortization or deferral of
                                                           accrued interest;

                                                     o     may prohibit some or all voluntary prepayments or require
                                                           payment of a premium, fee or charge in connection with
                                                           those prepayments;

                                                     o     may permit defeasance and the release of real property
                                                           collateral in connection with that defeasance;

                                                     o     may provide for payments of principal, interest or both,
                                                           on due dates that occur monthly, bi-monthly, quarterly,
                                                           semi-annually, annually or at some other interval; and/or

                                                     o     may have two or more component parts, each having
                                                           characteristics that are otherwise described in this
                                                           prospectus as being attributable to separate and distinct
                                                           mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                                     However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                                     territories and possessions, provided that foreign mortgage loans do not

                                      -11-

                                                     represent more than 10% of the related mortgage asset pool, by balance.

                                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                                     instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage
                                                     participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                     o     the security has been registered under the Securities Act
                                                           of 1933, as amended, or

                                                     o     we would be free to publicly resell the security without
                                                           registration.

                                                     In addition to the asset classes described above in this
                                                     "--Characteristics of the Mortgage Assets" subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal
                                                     balance of the related asset pool.

                                                     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the
                                                     related prospectus supplement.

                                                     The trust assets with respect to a series of offered
                                                     certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted
                                                     investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real
                                                     property and other collateral for defaulted mortgage loans.

                                                     See "The Trust Fund."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.......................    We will generally  acquire the mortgage  assets to be included in our trusts from Citigroup Global Markets Realty Corp. or

                                      -12-

                                                     another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related
                                                     securitization.

                                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of
                                                     certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or
                                                     arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
                                                     For 90 days -- or such other period as may be specified in the related prospectus supplement -- following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or
                                                     investments if we deliver or arrange for delivery of a
                                                     corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire
                                                     shortfall, any of the cash or, following liquidation,
                                                     investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                                     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                                     particular mortgage assets underlying a series of certificates in exchange for:

                                                     o     cash that would be applied to pay down the principal
                                                           balances of certificates of that series; and/or

                                                     o     other mortgage loans or mortgage-backed securities that--

                                                           1.    conform to the description of mortgage assets in
                                                                 this prospectus, and

                                                           2.    satisfy the criteria set forth in the related
                                                                 prospectus supplement.

                                                     In addition, if so specified in the related prospectus
                                                     supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances
                                                     described in that

                                      -13-

                                                     prospectus supplement, to sell on behalf of the trust a
                                                     delinquent or defaulted mortgage asset.

                                                     Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining
                                                     certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the
                                                     mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

                                                     If and to the extent described in the related prospectus
                                                     supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the
                                                     affected mortgage asset(s) out of the related trust or to
                                                     replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

                                                     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES.........................    As  more  particularly  described  under  "Description  of the
                                                     Certificates--General" and "--Payments on the Certificates," an
                                                     offered certificate may entitle the holder to receive:

                                                     o     payments of interest;

                                                     o     payments of principal;

                                                     o     payments of all or part of the prepayment or repayment
                                                           premiums, fees and charges, equity participation payments
                                                           or any other specific items or amounts received on the
                                                           related mortgage assets; and/or

                                                     o     payments of residual amounts remaining after required
                                                           payments have been made with respect to other classes of
                                                           certificates of the same series.

                                      -14-

                                                     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of
                                                     certificates of that series, for purposes of some or all
                                                     payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and
                                                     distinct classes.

                                                     Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                                     We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations.
                                                     Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and
                                                     allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

                                                     See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES..........    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by
                                                     overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related
                                                     prospectus supplement how losses not covered by credit
                                                     enhancement or support will be allocated to the subject series of offered certificates.

                                      -15-

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include any of the following agreements:

                                                     o     guaranteed investment contracts in accordance with which
                                                           moneys held in the funds and accounts established with
                                                           respect to those offered certificates will be invested at
                                                           a specified rate;

                                                     o     interest rate exchange agreements, interest rate cap
                                                           agreements and interest rate floor agreements; and

                                                     o     currency exchange agreements.

                                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                                     See "Risk Factors," "The Trust Fund" and "Description of Credit
                                                     Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS...........................    If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                     o     delinquent scheduled payments of principal and/or
                                                           interest, other than balloon payments,

                                                     o     property protection expenses,

                                                     o     other servicing expenses, or

                                                     o     any other items specified in the related prospectus
                                                           supplement.

                                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                                     otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                                     Governing Documents--Advances."

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations

                                      -16-

                                                     with respect to those mortgage-backed securities or the
                                                     underlying mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION........................    We will describe in the related prospectus supplement any
                                                     circumstances in which a specified party is permitted or
                                                     obligated to purchase or sell any of the mortgage assets
                                                     underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                     o     all the mortgage assets in any particular trust, thereby
                                                           resulting in a termination of the trust, or

                                                     o     that portion of the mortgage assets in any particular
                                                           trust as is necessary or sufficient to retire one or more
                                                           classes of offered certificates of the related series.

                                                     See "Description of the Certificates--Termination and
                                                     Redemption."

FEDERAL INCOME TAX CONSEQUENCES..................    Any class of offered certificates will constitute or evidence ownership of:

                                                     o     regular interests or residual interests in a real estate
                                                           mortgage investment conduit under Sections 860A through
                                                           860G of the Internal Revenue Code of 1986; or

                                                     o     interests in a grantor trust under Subpart E of Part I of
                                                           Subchapter J of the Internal Revenue Code of 1986.

                                                     See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.............................    If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or
                                                     arrangement, you are encouraged to review with your legal
                                                     advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the
                                                     Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA Considerations."

                                      -17-

LEGAL INVESTMENT.................................    If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will
                                                     constitute mortgage related securities for purposes of the
                                                     Secondary Mortgage Market Enhancement Act of 1984, as amended.
                                                     See "Legal Investment."

                                      -18-

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding

                                       19

whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social,

                                       20

tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

                                       21

      o     changes in rental rates in the relevant area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

                                       22

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

      o     the successful operation and value of the related mortgaged property, and

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

                                       23

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       24

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements;

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                       25

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted

                                       26

property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

                                       27

      Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage

                                       28

loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties.

      Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality, in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

                                       29

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     local factory or other large employer closings;

      o     state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

                                       30

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       31

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                       32

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

                                       33

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

                                       34

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

                                       35

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

                                       36

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner of the property.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

                                       37

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

                                       38

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

                                       39

      In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health care-related properties include:

      o     hospitals;

      o     medical offices;

                                       40

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor

                                       41

other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.
Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals.
There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

                                       42

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

                                       43

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

                                       44

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the

                                       45

vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

                                       46

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether or not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

                                       47

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

                                       48

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

      o     the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                                       49

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

                                       50

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each  of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

                                       51

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

                                       52

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing

                                       53

member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the

                                       54

property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental

                                       55

problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young

                                       56

            children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some  mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                       57

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

                                       58

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the

                                       59

mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

      With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations."

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

      The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the

                                       60

loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See
"Legal Aspects of Mortgage Loans--Subordinate Financing."

      In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

      o     grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of the payment terms of the subject underlying mortgage loan; and or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

      One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust

                                       61

mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See "Description of the Governing
Documents--Servicing Mortgage Loans That Are Part of a Loan Combination."

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

      One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer -- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street
Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

      In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

                                       62

      o     grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of payment terms of the subject underlying mortgage loan; and/or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.
We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

                                       63

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

      Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject

                                       64

property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

                                       65

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES.

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o     the real properties may be managed by property managers that are affiliated with the related borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those real properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                                       66

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

                                       67

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

                                       68

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

      If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                                       69

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

      The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

      The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may

                                       70

be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

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RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

      o     a foreign person under the Internal Revenue Code of 1986, or

                                       72

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

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MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

                                       74

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

                                       75

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                       76

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

                                       77

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of that Act, or

      o     will have been held for at least the holding period specified in
            Rule 144(k) under that Act, or

                                       78

      o     may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for

                                       79

delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period;

      o     the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

      o     any limitation on the ability to add pool assets.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

      In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is

                                       80

material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s)
that satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      See also "Description of the Certificates--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

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      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

      Trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

      Unless otherwise specified in the related prospectus supplement, Citigroup
Global Markets Realty Corp. ("CGMRC"), a New York corporation, will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

      CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup
Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York
10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.
CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

      CGMRC's Commercial Real Estate Securitization Program.

      CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and

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commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by
CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and
2005, respectively.

      When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and
CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

      In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

      In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates
in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

      Underwriting Standards

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      General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer.
The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more--depending on loan size--specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

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      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional

                                       85

collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional

                                       86

Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether--

                                       87

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CGMRC to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE DEPOSITOR

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

      We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

      We do not have, and do not expect in the future to have, any significant assets.

      We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

      We were organized, among other things, for the purposes of:

      o     acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

      o     acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

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      o     authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

      o     acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from
CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o     to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

THE ISSUING ENTITY

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or other jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions

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on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

      Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction Participants--The Sponsor." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your

                                       90

offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The
Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

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      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special

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servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan

                                       94

combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk Factors--With Respect to Certain
Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that
Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

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            remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

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MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust.
However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                       97

      o     incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing
            Document; or

      o     incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that
            Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager

                                       98

may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      6.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      7.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      8.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

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      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement.

      The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $50,000,000; and

                                       100

      o     be subject to supervision or examination by a federal or state banking authority.

      If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

      The trustee for a series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

      In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or

                                       101

expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related
Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

      The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if, among other things--

      o     the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

      o     the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or

                                       102

            any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing Document and such failure continues unremedied for a period set forth in the related Governing Document after receipt of written notice by the trustee of such failure, or

      o     if the trustee fails to make certain distributions to the
            certificateholders required pursuant to the related Governing
            Document,

then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

      The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                                       103

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

                                       104

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on

                                       105

transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC..

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

      A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions on, and the periodic distribution date for, that series,

      o     the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

                                       106

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

      o     any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

                                       107

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

                                       108

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related mortgage assets; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

                                       109

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and

                                       110

manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

      See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not

                                       111

available until filing of the final prospectus supplement related to the series.
Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available Information."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement

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information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the

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mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream. DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

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      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                       115

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

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      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

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      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

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      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

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      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

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      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage

                                       121

loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all,

                                       122

at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount,

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net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

      Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       126

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

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      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during

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the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

      If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

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PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                       130

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

                                       131

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

                                       132

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of

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obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

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BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

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      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the

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management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the
Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or

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lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

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JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect

                                       139

from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer

                                       140

or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe that the property was subject to forfeiture."

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors.

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

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      o     holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

      Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "The Trust Fund--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                       143

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

                                       144

      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section
1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                       145

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                       146

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

                                       147

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                       148

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                       149

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       150

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption

                                       151

in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of

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the REMIC will be allocated to each day in the calendar quarter ratably using a
"30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.
The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable
Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                       153

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the

                                       154

interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

                                       155

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

                                       156

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

                                       157

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

                                       158

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

                                       159

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

                                       160

      In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

                                       161

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction

                                       162

generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance

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may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                       164

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

                                       165

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

                                       166

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o     fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury

                                       167

Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

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            2.    the sum of:

                  o     normal administration fees, and

                  o     interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                       169

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

                                       170

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of

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all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                       172

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

                                       173

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

                                       174

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of

                                       175

the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of

                                       176

original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

                                       177

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      These regulations are proposed to be effective on January 1, 2004.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                       179

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

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      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that Plan, or

      o     provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then

                                       181

the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

                                       182

UNDERWRITER'S EXEMPTION

      The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the
Underwriter Exemption to a predecessor in interest to Citigroup Global Markets
Inc. Subject to the satisfaction of the conditions specified in the Underwriter
Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
            Markets Inc. or any person affiliated with Citigroup Global Markets
            Inc., such as particular classes of the offered certificates.

      Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

      Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees

                                       183

thereof: (a) has investment discretion with respect to the investment of such
Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue
Code.

CONSULTATION WITH COUNSEL

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that
Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or

                                       184

review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented by those securities; and

      o     federal credit unions may invest in "mortgage related securities"
            and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
            (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation

                                       185

that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

                                       186

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

                                       187

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc.
is our affiliate and an affiliate of CGMRC.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Sidley Austin LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this

                                       188

prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       189

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking Luxembourg.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "DTC" means The Depository Trust Company.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "EPA" means the Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                       190

      "ECSPLC" means Euroclear Clearance System Public Limited Company.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

                                       191

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                       192

      "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction
Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

      "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

                                       193

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2006-C4 Annex A.xls", a Microsoft Excel(1) spread- sheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

Important Notice About the Information
   Contained in this Prospectus Supplement

Capitalized Terms Used in this Prospectus

Affiliations and Certain Relationships and
   Related Transactions .........................   S-120
The Series 2006-C4 Pooling and Servicing

ANNEX A-1--Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ....................   A-1-1
ANNEX A-2--Summary Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ....................   A-2-1
ANNEX A-3--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 1 and the Related Mortgaged Real
   Properties ...................................   A-3-1
ANNEX A-4--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 2 and the Related Mortgaged Real
   Properties ...................................   A-4-1
ANNEX A-5--Characteristics of the
   Multifamily and Manufactured Housing
   Mortgaged Real Properties ....................   A-5-1
ANNEX B--Description of Ten Largest
   Mortgage Loans and/or Groups of
   Cross-Collateralized Mortgage Loans ..........   B-1
ANNEX C--Decrement Tables .......................   C-1
ANNEX D--Form of Distribution Date
   Statement ....................................   D-1
ANNEX E--Class A-SB Planned Principal
   Balance Schedule .............................   E-1
ANNEX F--Global Clearance, Settlement and
   Tax Documentation Procedures .................   F-1

UNTIL SEPTEMBER 24, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

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                                 $2,082,453,000
                                 (APPROXIMATE)

                              CITIGROUP COMMERCIAL
                             MORTGAGE TRUST 2006-C4

                       COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2006-C4

                              CLASS A-1, CLASS A-2,
                             CLASS A-SB, CLASS A-3,
                             CLASS A-1A, CLASS A-M,
                               CLASS A-J, CLASS B,
                               CLASS C AND CLASS D

                             PROSPECTUS SUPPLEMENT

                                   CITIGROUP
                                BARCLAYS CAPITAL
                            PNC CAPITAL MARKETS LLC
                         BANC OF AMERICA SECURITIES LLC
                            DEUTSCHE BANK SECURITIES

                                 JUNE 20, 2006

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